========================================================================



                            UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, D. C. 20549


                        ----------------------
                              FORM 8-K
                        ----------------------


                           CURRENT REPORT
                  PURSUANT TO SECTION 13 or 15(d) OF
                 THE SECURITIES EXCHANGE ACT OF 1934

 Date of Report (Date of earliest event reported)  December 24, 1997


                        E-Z SERVE CORPORATION
      (Exact name of registrant as specified in its charter)

                  Commission File Number:  1-10717

                Delaware                       75-2168773
    (State or other jurisdiction of         (I.R.S. Employer
     incorporation or organization)        Identification No.)


         2550 N. Loop West, Suite 600, Houston, TX 77092
   (Address of principal executive offices, including ZIP code)


                             713/684-4300
      (Registrant's telephone number, including area code)




========================================================================

Item 5.  Other Events
         ------------

In the first quarter of 1997, EZ Serve Corporation (the "Company") implemented a plan to divest itself of its Marketer operations and of various convenience stores that did not fit its strategic plan, or were outside of its primary market area. The plan included the sale of the Company's wholly owned subsidiary, EZ Serve Petroleum Marketing Company and 170 convenience stores located primarily in Texas, Florida, Kansas and Missouri. Sales from this divestiture program began closing in April 1997 and were completed in January 1998. The completion of the divestiture program enabled the Company to refinance its Term Debt, which was to mature on October 1, 1998.

On December 24, 1997, the Company entered into a term credit facility with FFCA Acquisition Corporation ("FFCA"). The FFCA credit facility provided for a $51,912,000 mortgage loan (the "Mortgage Loan") and an $8,088,000 equipment loan (the "Equipment Loan"). The Mortgage Loan is comprised of individual floating interest rate mortgages on 100 fee properties and fixed rate mortgages on 48 fee properties. The floating interest rate, which was set at 9.46% at closing, is adjusted monthly and is equal to LIBOR plus 3.5%. The fixed rate is 9.27%. The Mortgage Loan is amortized over 20 years. The Equipment Loan is secured by equipment located at 104 leasehold sites and mortgages on 49 fee properties. The Equipment Loan also has a floating interest rate with the same terms as the Mortgage Loan and is amortized over 7 years. The FFCA credit facility requires monthly payments on the first day of each month. These monthly payments currently total approximately $613,000.

Also, on December 24, 1997 the Company entered into a credit facility with Congress Financial Corporation and Madeleine L.L.C. The facility provides a $25,000,000 Revolving Line of Credit ("Revolver") for working capital and letters of credit subject to a borrowing base limitation. The Revolver is secured by substantially all of the Company's inventories and receivables and some store equipment. The Revolver matures on December 23, 1999. The Revolver bears interest on outstanding cash draws at 2.5% plus the greater of the prime lending rate or 8.5%.

Proceeds from the credit facilities were used (i) to retire the $45,600,000 balance outstanding under the Company's term loan, (ii) to retire the $3,500,000 outstanding under the Company's revolving line of credit, (iii) to redeem for approximately $15,700,000 all of the outstanding shares of the Company's Series H Preferred Stock and (iv) to pay costs associated with the financing transactions.

Item 7.  Financial Statements and Exhibits
         ---------------------------------

         (c)  Exhibits.

Exhibit
Number          Description of Exhibit
------          ----------------------
 4.1            Certificate of Elimination for Series H Preferred
                Stock filed December 29,1997.

99.1 Equipment Loan Agreement dated December 24, 1997 between E-Z Serve Corporation and FFCA Acquisition
                Corporation.

99.2 Unconditional Guaranty of Payment and Performance dated December 24, 1997 between E-Z Serve Corporation and FFCA Corporation.

99.3 Unconditional Guaranty of Payment and Performance dated December 24, 1997 between E-Z Serve Corporation and FFCA Corporation.

99.4            Loan Agreement dated December 24, 1997 between
                E-Z Serve Corporation and FFCA Acquisition
                Corporation.

99.5            Guarantee Agreement dated December 24, 1997 between
                E-Z Serve Corporation and Congress Financial
                Corporation and Madeleine L.L.C.

99.6 Loan and Security Agreement dated December 24, 1997 between E-Z Serve Corporation and Madeleine L.L.C.
                and Congress Financial Corporation (Southwest).















                           E-Z SERVE CORPORATION



                               SIGNATURES
                             --------------


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   E-Z SERVE CORPORATION
                                   ---------------------
                                       (Registrant)







DATE:  March 4, 1998                     /s/ Elizabeth L. Marshall
       ----------------                  --------------------------
                                         Elizabeth L. Marshall
                                         Controller

                           EXHIBIT INDEX

 4.1            Certificate of Elimination for Series H Preferred
                Stock filed December 29,1997.

99.1 Equipment Loan Agreement dated December 24, 1997 between E-Z Serve Corporation and FFCA Acquisition Corporation.

99.2 Unconditional Guaranty of Payment and Performance dated December 24, 1997 between E-Z Serve Corporation and FFCA Corporation.

99.3 Unconditional Guaranty of Payment and Performance dated December 24, 1997 between E-Z Serve Corporation and FFCA Corporation.

99.4            Loan Agreement dated December 24, 1997 between
                E-Z Serve Corporation and FFCA Acquisition
                Corporation.

99.5 Guarantee Agreement dated December 24, 1997 between E-Z Serve Corporation and Congress Financial
                Corporation and Madeleine L.L.C.

99.6 Loan and Security Agreement dated December 24, 1997 between E-Z Serve Corporation and Madeleine L.L.C. and Congress Financial Corporation (Southwest).


























	CERTIFICATE OF ELIMINATION
	FOR SERIES H PREFERRED STOCK
	OF E-Z SERVE CORPORATION



E-Z Serve Corporation, a Delaware corporation (the "Company"), hereby certifies that:

FIRST: At a meeting of the Board of Directors of the Company, a resolution was duly adopted concerning the elimination of the Company's Series H Preferred Stock, Series H ("Series H Preferred
Stock").  The resolution is as follows:

WHEREAS, upon the redemption of the Series H Preferred
Stock, there shall be no shares of Series H Preferred Stock outstanding, no shares of Series H Preferred Stock will be issued, and pursuant to the terms of the Certificate of Designation, Preferences and Rights of the Series H Preferred Stock ("Series H Certificate") all shares of Series H Preferred Stock will have the status of authorized but unissued shares of the Company=s preferred stock, unclassified as to series;

NOW, THEREFORE, IT IS RESOLVED, that the Board of
Directors directs the President or any Vice President of the Company to file a Certificate of Elimination with the Secretary of State of Delaware after the redemption of all of the shares of the Series H Preferred Stock to eliminate from the Company=s Amended and Restated Certificate of Incorporation, as amended, all matters set forth in the Series H Certificate.

SECOND: Pursuant to the provisions of Section 151(g) of the Delaware General Corporation Law, upon the effective date of the filing of this certificate, the elimination of all matters set forth in the Series H Certificate from the Company's Amended and Restated Certificate of Incorporation, as amended, shall be effected.

IN WITNESS WHEREOF, the Company has caused this certificate to be signed by John T. Miller, its Senior Vice President, on December 19, 1997.


E-Z SERVE CORPORATION



By: /s/ John T. Miller

John T. Miller
									Senior Vice
President






EQUIPMENT LOAN AGREEMENT

 	THIS EQUIPMENT LOAN AGREEMENT (this "Agreement") is made as of December 24, 1997, by and between FFCA ACQUISITION CORPORATION, a Delaware corporation ("FFCA"), whose address is 17207 North Perimeter Drive, Scottsdale, Arizona 85255, and E-Z SERVE CONVENIENCE STORES, INC., a Delaware corporation ("Debtor"), whose address is 2550 North Loop West, Suite 600, Houston, Texas 77092.

PRELIMINARY STATEMENT:

Unless otherwise expressly provided herein, all defined terms used in this Agreement shall have the meanings set forth in
Section 1. Debtor has requested from FFCA, and applied for, the Equipment Loan to provide long-term financing for the Equipment, and for no other purpose whatsoever. The Equipment Loan will be evidenced by the Equipment Note and secured by a first priority security interest in the Equipment and the Additional Premises.
 FFCA has committed to make the Equipment Loan pursuant to the terms and conditions of the Commitment, this Agreement and the other Loan Documents.


	AGREEMENT:

In consideration of the mutual covenants and provisions of this Agreement, the parties agree as follows:

1.	Definitions.  The following terms shall have the
following meanings for all purposes of this Agreement:

"Action" has the meaning set forth in Section 10.A(4).

"Additional Mortgages" means those deeds of trust, deeds to secure debt and mortgages to be executed by Debtor for the benefit of FFCA with respect to the Additional Premises.

"Additional Premises" means the parcel or parcels of real estate corresponding to the addresses identified on Exhibit A-
1 attached hereto, together with all rights, privileges and appurtenances associated therewith, and all buildings, fixtures and other improvements now or hereafter located thereon (whether or not affixed to such real estate). As used herein, the term "Additional Premises" shall mean either a particular property or all of the properties collectively, as the context may require.


"Affiliate" means any Person which directly or indirectly controls, is under common control with, or is controlled by any other Person. For purposes of this definition, "controls", "under common control with" and "controlled by" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person or entity, whether through ownership of voting securities or otherwise.

"Closing" shall have the meaning set forth in Section 4.

"Closing Date" shall have the meaning set forth in
Section 4.

"Code" means the United States Bankruptcy Code, 11 U.S.C.
Sec. 101 et seq., as amended.

"Commitment" means that certain Commitment Letter dated
October 22, 1997 between FFCA and Guarantor, and any amendments or supplements thereto.

"Counsel" means legal counsel to Debtor and Guarantor, licensed in the states in which (i) the Equipment and the Additional Premises are located, and (ii) Debtor and Guarantor maintain their respective chief executive offices, as applicable, as selected by Debtor and Guarantor and approved by FFCA.

"Debtor Entities" means, collectively, Debtor, Guarantor and any Affiliate of Debtor or Guarantor.

"De Minimis Amounts" shall mean, with respect to any given level or Hazardous Materials, that level or quantity of Hazardous Materials in any form or combination of forms which does not constitute a material violation of any Environmental Laws and is customarily employed in, or associated with, similar businesses located in the states in which the Additional Premises are located, including, without limitation, the retail sale of petroleum products by Debtor in the ordinary course of business.

"Disclosures" has the meaning set forth in Section 14.P.


"Environmental Condition" means any condition with respect to soil, surface waters, groundwaters, land, stream sediments, surface or subsurface strata, ambient air and any environmental medium comprising the Additional Premises, whether or not yet discovered, which could or does result in any damage, loss, cost, expense, claim, demand, order or liability to or against Debtor or FFCA by any third party (including, without limitation, any Governmental Authority, including, without limitation, any condition resulting from the operation of Debtor's business, business at the Additional Premises and/or any activity or operation formerly conducted by any person or entity on the Additional Premises.

"Environmental Indemnity Agreement" or "Environmental
Indemnity Agreements" means, as the context may require, the environmental indemnity agreement dated as of the date of this Agreement to be executed by Debtor for the benefit of FFCA with respect to each Additional Premises or the environmental indemnity agreements dated as of the date of this Agreement to be executed by Debtor for the benefit of FFCA with respect to all of the Additional Premises, as the same may be amended from time to time.
 An Environmental Indemnity Agreement will be executed for each Additional Premises.

"Environmental Insurer" means such environmental insurance company as FFCA may select in its sole discretion.


"Environmental Laws" means any present and future federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law, relating to Hazardous Materials, Regulated Substances or USTs and/or the protection of human health or the environment by reason of a Release or a Threatened Release of Hazardous Materials or relating to liability for or costs of Remediation or prevention of Releases. "Environmental Laws" includes, but is not limited to, the following statutes, as amended, any successor thereto, and any regulations promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations and the like addressing similar issues: the Comprehensive Environmental Response, Compensation and Liability Act; the Emergency Planning and Community Right-to-Know Act; the Hazardous Materials Transportation Act; the Resource Conservation and Recovery Act (including but not limited to Subtitle I relating to USTs); the Solid Waste Disposal Act; the Clean Water Act; the Clean Air Act; the Toxic Substances Control Act; the Safe Drinking Water Act; the Occupational Safety and Health Act; the Federal Water Pollution Control Act; the Federal Insecticide, Fungicide and Rodenticide Act; the Endangered Species Act; the National Environmental Policy Act; and the River and Harbors Appropriation Act. "Environmental Laws" also includes, but is not limited to, any present and future federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law: conditioning transfer of property upon a negative declaration or other approval of a Governmental Authority with respect to Hazardous Materials; requiring notification or disclosure of Releases or other environmental condition of the Additional Premises to any Governmental Authority or other person or entity, whether or not in connection with transfer of title to or interest in property; imposing conditions or requirements relating to Hazardous Materials, Regulated Substances or USTs in connection with permits or other authorization for lawful activity; relating to the handling and disposal of solid or hazardous waste; relating to nuisance, trespass or other causes of action related to Hazardous Materials, Regulated Substances or USTs; and relating to wrongful death, personal injury, or property or other damage in connection with the physical condition or use of the Additional Premises by reason of the presence of Hazardous Materials, Regulated Substances or USTs in, on, under or above the Additional Premises.

"Environmental Policies" means those certain environmental insurance policies issued by Environmental Insurer to FFCA with respect to the Additional Premises, which Environmental Policies shall be in form and substance satisfactory to FFCA in its sole discretion.

"Equipment" means the equipment, trade fixtures, appliances and other personal property defined in the Equipment Security
Agreement as "Collateral".

"Equipment Loan" means the loan in the Equipment Loan Amount and described in Section 2.

"Equipment Loan Amount" means $8,088,000.00.

"Equipment Note" means the promissory note dated as of the date of this Agreement to be executed by Debtor in favor of FFCA in the Equipment Loan Amount, as the same may be amended from time to time.

"Equipment Security Agreement" means the equipment security agreement dated as of the date of this Agreement between Debtor and FFCA with respect to the Equipment, as the same may be amended from time to time.

"Escrow Agent" means Lawyers Title Insurance Corporation.

"Event of Default" has the meaning set forth in Section 10.

"Excluded Property" means any books, records or computer systems other than those located at the Additional Premises and related specifically to the Additional Premises, any inventory wherever located, any Intangibles (as defined in the Additional Mortgages) relating to or necessary or desirable in connection with the sale or other disposition of inventory and any leases of equipment at the Additional Premises with third-parties.

"E-Z Serve Facility" means the convenience store and gasoline station concepts operated by Debtor at the Premises and the Additional Premises as of the Closing Date, or such other concept of convenience store and gasoline station owned or operated by Debtor and approved by FFCA as contemplated by Section 14.Q.

"Fee" means an underwriting, site assessment, valuation, processing and commitment fee equal to 1% of the Equipment Loan
Amount, which Fee shall be payable as set forth in Section 3.


"FFCA Entities" means, collectively, FFCA, Franchise Finance and any Affiliate of FFCA or Franchise Finance.

"Franchise Finance" means Franchise Finance Corporation of
America, a Delaware corporation, and its successors.

"Governmental Authority" means any governmental authority, agency, department, commission, bureau, board, instrumentality, court or quasi-governmental authority of the United States, the states where the Equipment and the Additional Premises are located or any political subdivision thereof.

"Guarantor" means E-Z Serve Corporation, a Delaware corporation.

"Guaranty" means the unconditional guaranty of payment and performance dated as of the date of this Agreement with respect to the Equipment Loan to be executed by Guarantor for the benefit of FFCA, as the same may be amended from time to time.

"Hazardous Materials" means (a) any toxic substance or hazardous waste, substance, solid waste or related material, or any pollutant or contaminant; (b) radon gas, asbestos in any form which is or could become friable, urea formaldehyde foam insulation, transformers or other equipment which contains dielectric fluid containing levels of polychlorinated biphenyls in excess of federal, state or local safety guidelines, whichever are more stringent, or any petroleum product; (c) any substance, gas, material or chemical which is or may be defined as or included in the definition of "hazardous substances," "toxic substances," "hazardous materials," hazardous wastes", "regulated substances" or words of similar import under any Environmental Laws; and (d) any other chemical, material, gas or substance the exposure to or release of which is or may be prohibited, limited or regulated by any Governmental Authority that asserts or may assert jurisdiction over the Additional Premises or the operations or activity at the Additional Premises, or any chemical, material, gas or substance that does or may pose a hazard to the health and/or safety of the occupants of the Additional Premises or the owners and/or occupants of property adjacent to or surrounding the Additional Premises.

"Indemnified Parties" has the meaning set forth in Section
12.

"Leases" means the leases of the Premises by Debtor, as lessee.

"Lessors" means the landlords under the Leases.


"Loan Agreement" means that certain Loan Agreement dated as of the date of this Agreement between FFCA and Debtor with respect to certain mortgage loan financing, as the same may be amended from time to time.

"Loan Documents" means, collectively, this Agreement, the Equipment Note, the Equipment Security Agreement, the Guaranty, the Additional Mortgages, the UCC Financing Statements and all other documents executed in connection therewith or contemplated thereby.

"Material Adverse Effect" means a material adverse effect on
(i) the contemplated business, condition, worth or operations of Debtor or the Equipment at any Premises or the Additional Premises, including, without limitation, the use of the Equipment in connection with the operation of an E-Z Serve Facility, the operation of an Additional Premises as an E-Z Serve Facility and/or the value of the Equipment at any Premises or any Additional Premises, or (ii) Debtor's ability to perform its obligations under the Loan Documents.

"Mortgage Loan Documents" means the "Loan Documents" as defined in the Loan Agreement.

"Mortgage Notes" means the "Notes" as defined in the Loan
Agreement.

"Other Agreements" means, collectively, all agreements and instruments between, among or by (1) any of the Debtor Entities, and, or for the benefit of, (2) any of the FFCA Entities, including, without limitation, promissory notes and guaranties but excluding the Loan Documents and the Mortgage Loan Documents.

"Participation" has the meaning set forth in Section 14.P.

"Paydown Amount" means the product of (i) the then outstanding principal amount of the Equipment Note multiplied by
(ii) a fraction, the numerator of which shall be 1 and the denominator of which shall be the number of Premises which are then subject to the Equipment Security Agreement.

"Permitted Encumbrances" means

(a)	liens for taxes, assessments or other
governmental charges not yet due and payable or being contested in good faith, for which appropriate reserves have been made or indemnities provided (which reserves and indemnities shall be subject to FFCA's reasonable approval) and the failure to pay such taxes, assessments and/or governmental charges or levies will not result in imminent danger of any Equipment or Additional Premises being sold, foreclosed upon, forfeited or lost; and


(b)	liens of landlords, carriers, warehousemen,
mechanics, materialmen and other similar liens for sums not more than 60 days delinquent or which are being contested in good faith, have been satisfactorily bonded over or for which appropriate reserves have been made or indemnities provided (which reserves and indemnities shall be subject to FFCA's reasonable approval) and the failure to pay such sums will not result in imminent danger of any Equipment or Additional Premises being sold, foreclosed upon, forfeited or lost.

"Permitted Exception" means (i) those recorded easements, restrictions, liens and encumbrances set forth as exceptions in the title insurance policies issued by Escrow Agent to FFCA and approved by FFCA in connection with the Equipment Loan, and (ii)
PMSI Liens.

"Person" means any individual, corporation, partnership, limited liability company, trust, unincorporated organization, Governmental Authority or any other form of entity.

"Premises" means the parcel or parcels of real estate corresponding to the addresses identified on Exhibit A attached hereto, together with all rights, privileges and appurtenances associated therewith, and all buildings, fixtures and other improvements now or hereafter located thereon (whether or not affixed to such real estate). As used herein, the term "Premises" shall mean either a particular property or all of the properties collectively, as the context may require.


"PMSI Liens" means purchase money security interests in equipment located at the Premises in favor of third party lenders or vendors.

"Questionnaires" means the environmental questionnaires completed by Debtor with respect to the Additional Premises and submitted to Environmental Insurer in connection with the issuance of the Environmental Policies.

"Release Amount" means the sum of (a) the Paydown Amount, plus (b) all accrued and unpaid interest with respect to the Equipment Note.

"Securitization" has the meaning set forth in Section 14.P.

"Securitized Loan Pool" means any pool or group of loans which are a part of any Securitization transaction.

"Transfer" has the meaning set forth in Section 14.P.


"UCC Financing Statements" means such UCC Financing
Statements as FFCA shall require to be executed and delivered by Debtor with respect to the transactions contemplated by this Agreement.

2.	Transaction.  On the terms and subject to the
conditions set forth in the Loan Documents, FFCA shall make the Equipment Loan. The Equipment Loan will be evidenced by the Equipment Note and secured by the Equipment Security Agreement. Guarantor will provide further security for the Equipment Loan by executing and delivering the Guaranty, and Debtor shall provide further security for the Equipment Loan by executing and delivering the Additional Mortgages. Debtor shall repay the outstanding principal amount of the Equipment Loan together with interest thereon in the manner and in accordance with the terms and conditions of the Equipment Note and the other Loan Documents. The Loan shall be advanced at the Closing in cash or otherwise immediately available funds subject to the terms and conditions of this Agreement.

3.	Underwriting, Site Assessment, Valuation, Processing
and Commitment Fee. Debtor paid FFCA a portion of the Fee pursuant to the Commitment, and such portion was deemed fully earned when received. The remainder of the Fee shall be paid at the Closing and shall be deemed nonrefundable and fully earned upon the Closing. The Fee shall be applied by FFCA in payment of FFCA's in house site inspection costs and fees. The balance of the Fee remaining after payment of such costs and fees constitutes FFCA's underwriting, site assessment, valuation, processing and commitment fee.

4.	Closing.  (a) The Equipment Loan shall be closed (the
"Closing") within 30 days following the satisfaction of all of the terms and conditions contained in this Agreement, but in no event shall the date of the Closing be extended beyond December 31, 1997, unless such extension shall be approved by FFCA in its sole discretion (the date on which the Closing shall occur is referred to herein as the "Closing Date").

(b)	Except for the costs and fees to be paid from the Fee
by FFCA pursuant to Section 3, all costs of the transaction contemplated by this Agreement shall be borne by Debtor, including, without limitation, the attorneys' fees of Debtor, attorneys' fees and expenses of FFCA, stamp taxes, transfer fees, and escrow, filing and recording fees. All personal property and other applicable taxes and assessments and other charges relating to the Equipment which are due and payable on or prior to the Closing Date shall be paid by Debtor at or prior to the Closing. The Closing documents shall be dated as of the Closing Date.


Debtor and FFCA hereby engage Escrow Agent to act as escrow agent in connection with the transaction described in this Agreement. Escrow Agent shall not cause the transactions described in this Agreement to close unless and until it has received written instructions from FFCA and Debtor to do so. Debtor and FFCA will deliver to Escrow Agent all documents, pay to Escrow Agent all sums and do or cause to be done all other things necessary or required by this Agreement, in the reasonable judgment of Escrow Agent, to enable Escrow Agent to comply herewith. Escrow Agent is authorized to pay, from any funds held by it for FFCA's or Debtor's respective credit all amounts necessary to procure the delivery of such documents and to pay, on behalf of FFCA and Debtor, all charges and obligations payable by them, respectively. Debtor will pay all charges payable by it to Escrow Agent. Escrow Agent is authorized, in the event any conflicting demand is made upon it concerning these instructions or the escrow, at its election, to hold any documents and/or funds deposited hereunder until an action shall be brought in a court of competent jurisdiction to determine the rights of Debtor and FFCA or to interplead such documents and/or funds in an action brought in any such court. Deposit by Escrow Agent of such documents and funds, after deducting therefrom its charges and its expenses and attorneys' fees incurred in connection with any such court action, shall relieve Escrow Agent of all further liability and responsibility for such documents and funds.
 Escrow Agent's receipt of this Agreement and opening of an escrow pursuant to this Agreement shall be deemed to constitute conclusive evidence of Escrow Agent's agreement to be bound by the terms and conditions of this Agreement pertaining to Escrow Agent. Disbursement of any funds shall be made by check, certified check or wire transfer, as directed by FFCA. Escrow Agent shall be under no obligation to disburse any funds represented by check or draft, and no check or draft shall be payment to Escrow Agent in compliance with any of the requirements hereof, until it is advised by the bank in which such check or draft is deposited that such check or draft has been honored. Escrow Agent is authorized to act upon any statement furnished by the holder or payee, or a collection agent for the holder or payee, of any lien on or charge or assessment in connection with the Equipment, concerning the amount of such charge or assessment or the amount secured by such lien, without liability or responsibility for the accuracy of such statement.

5.	Representations and Warranties of FFCA.  The
representations and warranties of FFCA contained in this Section are being made by FFCA as of the date of this Agreement and the Closing Date to induce Debtor to enter into this Agreement and consummate the transaction contemplated herein, and Debtor has relied, and will continue to rely, upon such representations and warranties from and after the execution of this Agreement and the Closing. FFCA represents and warrants to Debtor as follows:

A.	Organization of FFCA.  FFCA has been duly
formed, is validly existing and has taken all necessary action to authorize the execution, delivery and performance by FFCA of this Agreement.

B.	Authority of FFCA.  The person who has executed
this Agreement on behalf of FFCA is duly authorized so to do.


C.	Enforceability.  Upon execution by FFCA, this
Agreement shall constitute the legal, valid and binding obligation of FFCA, enforceable against FFCA in accordance with its terms.

All representations and warranties of FFCA made in this Agreement shall survive the Closing.

6.	Representations and Warranties of Debtor.  The
representations and warranties of Debtor contained in this Section are being made by Debtor as of the date of this Agreement and the Closing Date to induce FFCA to enter into this Agreement and consummate the transaction contemplated herein, and FFCA has relied, and will continue to rely, upon such representations and warranties from and after the execution of this Agreement and the Closing. Debtor represents and warrants to FFCA as follows:

A.	Information and Financial Statements.  Debtor
has delivered to FFCA audited financial statements concerning itself and Guarantor and certain other information concerning itself and Guarantor, which financial statements and other information are true, correct and complete in all material respects; and no material adverse change has occurred with respect to any such financial statements and other information provided to FFCA since the date such financial statements and other information were prepared or delivered to FFCA. Debtor understands that FFCA is relying upon such financial statements and information and Debtor represents that such reliance is reasonable. All such financial statements were prepared in accordance with generally accepted accounting principles consistently applied and accurately reflect as of the date of this Agreement and the Closing Date, the financial condition of each individual or entity to which they pertain.

B.	Organization and Authority.  (1) Debtor is duly
organized, validly existing and in good standing under the laws of its state of incorporation, and qualified as a foreign corporation to do business in each of the states where the Premises and the Additional Premises are located.
 All necessary corporate action has been taken to authorize the execution, delivery and performance of this Agreement and of the other documents, instruments and agreements provided for herein.

(2)	The person(s) who have executed this Agreement
on behalf of Debtor are duly authorized so to do.


C.	Enforceability of Documents.  Upon execution by
Debtor and Guarantor, this Agreement and the other documents, instruments and agreements to be executed in connection with this Agreement, shall constitute the legal, valid and binding obligations of Debtor and Guarantor, enforceable against Debtor and Guarantor in accordance with their respective terms, except as may be effected by any bankruptcy, insolvency, moratorium, fraudulent conveyance or similar laws now or hereafter in effect for the benefit of creditors and general principles of equity.

D.	Litigation.  There are no suits, actions,
proceedings or investigations pending or threatened against or involving Debtor, Guarantor, the Equipment, the Premises or the Additional Premises before any arbitrator or Governmental Authority which might reasonably result in any material adverse change in the contemplated business, condition, worth or operations of Debtor, Guarantor, the Equipment or the Additional Premises.

E.	Absence of Breaches or Defaults.  Neither Debtor
nor Guarantor is, and the authorization, execution, delivery and performance of this Agreement and the documents, instruments and agreements provided for herein will not result, in any breach or default under any other document, instrument or agreement to which Debtor or Guarantor is a party or by which Debtor, Guarantor, the Equipment, the Premises, or the Additional Premises or any of the property of Debtor or Guarantor is subject or bound. The authorization, execution, delivery and performance of this Agreement and the documents, instruments and agreements provided for herein will not violate any applicable law, statute, regulation, rule, ordinance, code, rule or order.

F.	Compliance With Laws.  Debtor intends the
Equipment and the Additional Premises to be used solely in connection with the operation of E-Z Serve Facilities. The Equipment and the Additional Premises are in material compliance with all applicable statutes, regulations, rules, ordinances, codes, licenses, permits, orders and approvals of each Governmental Authority having jurisdiction over the Equipment and the Additional Premises, including, without limitation, all health, building, fire, safety and other codes, ordinances and requirements, all applicable standards of the National Board of Fire Underwriters and the Americans With Disabilities Act of 1990 and all policies or rules of common law, in each case, as amended, and any judicial or administrative interpretation thereof, including any judicial order, consent, decree or judgment applicable to Debtor, except such failures to comply as would not have a Material Adverse Effect.

G.	Licenses and Permits.  Debtor has all required
licenses and permits, both governmental and private, to use and operate the Equipment and the Additional Premises in the intended manner, except such licenses and permits the failure of which to maintain would not have a Material Adverse Effect.

H.	Condition of Equipment and Additional Premises.
 The Equipment and Additional Premises are of such workmanship and materials, fully operational and in such condition and repair as is consistent with Debtor's standards currently in effect for E-Z Serve convenience stores and gasoline stations.

I.	Title; First Priority Lien.  Debtor is (i) the
holder of a leasehold interest in each Premises, and (ii) the holder of fee title to each Additional Premises, free and clear of all liens, encumbrances, charges and security interests of any nature whatsoever except the Permitted Exceptions. Debtor is the owner of all equipment, trade fixtures, appliances and other tangible personal property located on or at each of the Premises and each Additional Premises, free and clear of all liens, encumbrances, charges and security interests of any nature whatsoever, including, without limitation, mechanics' liens, except PMSI Liens, Permitted Encumbrances, Excluded Property and liens on inventory. Upon Closing, FFCA shall have a first priority lien on and security interest in the Equipment and each of the Additional Premises subject only to the PMSI Liens, Permitted Encumbrances and the Permitted Exceptions, respectively.

J.	No Other Agreements and Options.  Neither
Debtor, Guarantor, the Equipment nor the Additional Premises are subject to any commitment, obligation, or agreement, including, without limitation, any right of first refusal, option to purchase or lease granted to a third party, which could or would prevent or hinder FFCA in making the Equipment Loan or prevent or hinder Debtor or Guarantor from fulfilling its obligations under this Agreement or the other Loan Documents.

K.	Environmental.  The information and disclosures
in the Questionnaires are true, correct and complete in all material respects, FFCA and Environmental Insurer may rely on such information and disclosures, and the person or persons executing the Questionnaires were duly authorized to do so.


L.	Leases.  Debtor has delivered to FFCA true,
correct and complete copies of the Leases. The Leases have not been modified, amended, supplemented or otherwise revised. The Leases are the only leases or agreements between the Lessors and Debtor with respect to the Premises.
 The Leases are in full force and effect and constitute the legal, valid and binding obligations of Debtor and the Lessors, enforceable against Debtor and the Lessors in accordance with their terms, except as may be effected by any bankruptcy, insolvency, moratorium, fraudulent conveyance, or similar laws now or hereafter in effect for the benefit of creditors and general principles of equity.
 Debtor has not assigned, transferred, mortgaged or hypothecated any of the Leases or any interest therein, and Debtor has not received any written notice that any of the Lessors have made any assignment, pledge or hypothecation of all or any part of their interests in the Leases. All rent due under the Leases has been paid by Debtor through the end of the month in which this Agreement is dated. Debtor has not received any notice of default from any of the Lessors which has not been cured or given any notice of default to any of the Lessors which has not been cured. No event has occurred and no condition exists which, with the giving of notice or the lapse of time or both, would constitute a default by Debtor or, to the best of Debtor's knowledge, Lessor, under any of the Leases. Each of the Leases has a remaining term which is at least equal in duration to the term of the Equipment Note. No consents are required from any of the Lessors to (a) Debtor granting a security interest in the Equipment, or (b) FFCA entering the Premises for the purpose of exercising its rights and remedies under the Equipment Security Agreement including, without limitation, removing the Equipment from the Premises. None of the Lessors have any liens against or security interests in the Equipment, including, without limitation, any liens provided for in the Leases or any statutory or possessory liens, or rights of levy or distraint for rent, which liens or security interests would have priority over the security interest in the Equipment to be granted by Debtor to FFCA at Closing, except as otherwise disclosed on the attached
Schedule I. There are no mortgages encumbering the Premises which grant the mortgagees thereunder a lien against or security interest in any of the Equipment, which lien or security interest would have priority over the security interest in the Equipment to be granted by Debtor to FFCA at Closing or would in any manner limit or restrict the exercise of FFCA's rights and remedies under the Loan Documents.

M.	No Mechanics' or Construction Liens.  There are
no outstanding past due accounts payable in favor of any materialman, laborer, or any other person or entity in connection with labor or materials furnished to or performed on any portion of the Additional Premises; Debtor shall be responsible for any and all claims for mechanics' or construction liens and accounts payable that have arisen or may subsequently arise due to agreements entered into for and/or any work performed on, or materials supplied to the Additional Premises prior to the Closing Date; and Debtor shall and does hereby agree to defend, indemnify and forever hold FFCA and FFCA's designees harmless from and against any and all such mechanics' and construction lien claims, accounts payable or other commitments relating to the Additional Premises.

All representations and warranties of Debtor made in this Agreement shall be and will remain true and complete as of and subsequent to the Closing Date as if made and restated in full as of such time and shall survive the Closing. Debtor acknowledges and agrees that Environmental Insurer may rely on the environmental representations and warranties set forth in the preceding subsection K, that Environmental Insurer is an intended third-party beneficiary of such representations and warranties and that Environmental Insurer shall have all rights and remedies available at law or in equity as a result of a breach of such representations and warranties, including, to the extent applicable, the right of subrogation.

7.	Covenants.  Debtor covenants to FFCA from and after
the Closing Date as follows:


A.	Inspections.  Debtor shall, at all reasonable
times, (i) provide FFCA and FFCA's officers, employees, agents, advisors, attorneys, accountants, architects, and engineers with access to the Premises, the Additional Premises and the Equipment, and the financial books and records, including lists of delinquencies, relating to the ownership, operation, and maintenance of the Equipment and the Additional Premises, and (ii) allow such persons to make such inspections, tests, copies, and verifications as FFCA considers necessary.

B.	Removal of Equipment.  Debtor shall not remove
or allow to be removed from the Premises the Equipment, or any part thereof, other than in the ordinary course of business. Debtor shall promptly give written notice to FFCA of any substantial change in the character of business conducted at the Premises and of the cessation of all or any part thereof and of any loss or damage by fire or other casualty to any substantial part of the Equipment.

C.	No Additional Encumbrances; Perfected Security
Interest. Debtor is and shall remain the owner of the Equipment (whether acquired prior to or after the date hereof), unless removed or replaced in accordance with the provisions of this Agreement, free from any lien, security interest or encumbrance except those in favor of FFCA and Debtor shall not execute or permit the filing of any financing statement thereon other than the UCC Financing Statements. Debtor shall defend the Equipment against all claims and demands of all persons. Debtor shall take no action which would adversely affect the value of the Equipment or which would encumber, dilute or cloud Debtor's title or interest therein. FFCA shall at all times have a perfected security interest in the Equipment which shall be prior to any other interests therein. Debtor shall do all acts and things, shall execute and file all instruments (including security agreements, UCC financing statements, continuation statements, etc.) requested by FFCA to establish, maintain and continue the perfected security interest of FFCA in the Equipment, and shall promptly on demand pay all costs and expenses of (a) filing and recording, including the costs of any searches deemed necessary by FFCA from time to time to establish and determine the validity and the continuing priority of the security interest of FFCA, and (b) all other claims and charges that in the opinion of FFCA might prejudice, imperil or otherwise affect the Equipment, or the security interest therein of FFCA. Debtor agrees that a carbon, photographic or other reproduction of a security agreement or financing statement shall be sufficient as a financing statement.
FFCA is hereby irrevocably appointed Debtor's attorney-in-fact to take any of the foregoing actions requested of Debtor by FFCA if Debtor should fail to take such actions, which appointment shall be deemed coupled with an interest.


D.	Maintenance and Repair.  Debtor shall at all
times keep and maintain the Equipment, or shall cause the Equipment to be kept and maintained, in good order, repair and condition and shall promptly replace, or cause the prompt replacement of, any part thereof that from time to time may become obsolete, dilapidated, badly worn or in a state of disrepair. FFCA shall have a lien on and security interest in all replacements and all replacements shall be free of any other lien, security interest or encumbrance of any nature, provided that, FFCA's lien on and security interest in such replacements shall be subordinate to any purchase money security interests granted by Debtor with respect to such replacements and shall not apply to any replacements which are leased by Debtor. Except as expressly provided herein, Debtor shall not transfer or permit any transfer of any part of the Equipment to be made or any interest therein to be created by way of a sale, by way of a grant of a security interest, or by way of a levy or other judicial process. Debtor may sell or dispose of only that part of the Equipment that Debtor is obliged to replace, provided the proceeds are invested in replacement property of like kind and of equal or greater value unless such sold or disposed of Equipment is not longer used or useful in the operation of E-Z Serve Facilities.

E.	Notices.  Debtor shall promptly notify FFCA of
any levy, distraint or other seizure by legal process or otherwise of any part of the Equipment and of any threatened or filed claims or proceedings that might in any way affect or impair any of the Equipment.

F.	Insurance.  Debtor shall obtain and maintain in
force insurance policies, naming FFCA as sole loss payee and as additional insured, covering losses or damage to the Equipment due to fire (with extended coverage), theft, physical damage and other such risks at its full replacement cost from time to time. FFCA is hereby irrevocably appointed Debtor's attorney-in-fact to endorse any check or draft that may be payable to Debtor, alone or jointly with other payees, so that FFCA may collect the proceeds payable for any loss under such insurance, which appointment shall be deemed coupled with an interest. The proceeds of such insurance, less any costs and expenses incurred or paid by FFCA in the collection thereof, shall be applied toward the cost of repair or replacement of the items damaged or destroyed, unless an Event of Default shall have occurred and be continuing, in which event FFCA may, in its sole discretion, elect to apply all or a portion of such insurance proceeds toward any sums secured by the Equipment Security Agreement, whether or not then due or payable.


G. 	Actions by FFCA.  (i)  Debtor agrees that FFCA
may, at its option, and without any obligation to do so, pay, perform, and discharge any and all amounts, costs, expenses and liabilities that are the responsibility of Debtor under the Loan Documents if Debtor fails to timely, pay, perform or discharge the same, and all amounts expended by FFCA in so doing or in respect of or in connection with the Equipment shall become part of the obligations secured by the Loan Documents and shall be immediately due and payable by Debtor to FFCA upon demand therefor and shall bear interest at the Default Rate (as defined in the Equipment Note).

(ii)	Debtor agrees that the Loan Documents shall
remain in full force and effect, without waiver or surrender of any of FFCA's rights thereunder, notwithstanding any one or more of the following:

(1)	Extension of the time of payment of the
whole or any part of the Equipment Note;

(2)	Any change in the terms and conditions of
the Equipment Note;

(3)	Substitution of any indebtedness for the
Equipment Note;

(4)	Acceptance by FFCA of any collateral or
security of any kind for the payment of the Equipment
Note;

(5)	Surrender, release, exchange or alteration
of any Equipment, collateral or other security, either in whole or in part; or

(6)	Release, settlement, discharge,
compromise, change or amendment, in whole or in part, of any claim of FFCA against Debtor or of any claim against any guarantor or other party secondarily or additionally liable for the payment of the Equipment
Note.

H.	Net Worth.  At all times while the obligations
of Debtor to FFCA pursuant to the Loan Documents and the Mortgage Loan Documents are outstanding, Debtor and
Guarantor shall maintain a consolidated net worth of at least $25,000,000.00, as determined in accordance with generally accepted accounting principles consistently applied.


I.	Leases.  Debtor shall (i) fulfill, perform and
observe in all respects each and every condition and covenant of Debtor contained in the Leases; (ii) give prompt notice to FFCA of any claim or event of default under any of the Leases given to Debtor by any of the Lessors or given by Debtor to any of the Lessors, together with a complete copy or statement of any information submitted or referenced in support of such claim or event of default; (iii) at the sole cost and expense of Debtor, enforce the performance and observance of each and every covenant and condition of the Leases to be performed or observed by any other party to the Leases unless such enforcement is waived in writing by FFCA; and (iv) appear in and defend any action challenging the validity or enforceability of any of the Leases. The Leases shall not be cancelled or surrendered by Debtor without FFCA's prior written consent. The Leases shall not be modified or amended without FFCA's prior written consent if such modification or amendment would reduce the remaining term of any of the Leases or otherwise affect the Equipment or the security interests of FFCA in such Equipment.
Debtor shall not assign, transfer, mortgage, pledge or hypothecate any of the Leases or any interest therein without FFCA's prior written consent.

IF ANY LEASE REQUIRES DEBTOR TO DELIVER A NOTICE TO
THE LESSOR EXTENDING THE TERM OF SUCH LEASE, AND DEBTOR FAILS TO DELIVER SUCH NOTICE AT LEAST THIRTY DAYS BEFORE THE DATE BY WHICH THE EXTENSION NOTICE MUST BE DELIVERED, OR IF NO SUCH DATE IS SET FORTH IN SUCH LEASE, IF DEBTOR FAILS TO DELIVER SUCH NOTICE AT LEAST THIRTY DAYS BEFORE THE EXPIRATION OF THE THEN CURRENT TERM OF SUCH LEASE, FFCA SHALL HAVE, AND IS HEREBY GRANTED, A POWER OF ATTORNEY ON BEHALF OF DEBTOR TO EXECUTE AND DELIVER SUCH EXTENSION NOTICE, IT BEING STIPULATED THAT SUCH POWER OF ATTORNEY IS COUPLED WITH AN INTEREST AND IRREVOCABLE. UPON THE REQUEST OF FFCA, DEBTOR SHALL EXECUTE ANY DOCUMENTS OR INSTRUMENTS REASONABLY REQUIRED BY FFCA OR LESSOR IN ORDER TO CONFIRM THE EXISTENCE OF THE POWER OF ATTORNEY SET FORTH IN THIS SUBSECTION I, INCLUDING, WITHOUT LIMITATION, A SEPARATE POWER OF ATTORNEY IN RECORDABLE FORM WITH RESPECT TO THE MATTERS COVERED BY THIS SUBSECTION I.

8.	Transaction Characterization.  This Agreement is a
contract to extend a financial accommodation (as such term is used in the Code) for the benefit of Debtor. It is the intent of the parties hereto that the business relationship created by this Agreement, the Equipment Note, the Equipment Security Agreement, the Additional Mortgages and the other Loan Documents is solely that of creditor and debtor and has been entered into by both parties in reliance upon the economic and legal bargains contained in the Loan Documents. None of the agreements contained in the Loan Documents is intended, nor shall the same be deemed or construed, to create a partnership between Debtor and FFCA, to make them joint venturers, to make Debtor an agent, legal representative, partner, subsidiary or employee of FFCA, nor to make FFCA in any way responsible for the debts, obligations or losses of Debtor.

9.	Conditions of Closing.  The obligation of FFCA to
consummate the transaction contemplated by this Agreement is subject to the fulfillment or waiver of each of the following conditions:


A.	Title.  Debtor shall be the holder of a
leasehold interest in each Premises and the holder of a fee interest in each of the Additional Premises. Debtor shall be the owner of all equipment, trade fixtures, appliances and other personal property located on or at each of the Premises and the Additional Premises, free of all liens, encumbrances, restrictions, encroachments and easements, except the liens created by the Equipment Security
Agreement, the Additional Mortgages, the UCC Financing
Statements, PMSI Liens, Permitted Encumbrances, Excluded
Property and liens on inventory. Upon Closing, FFCA will obtain a valid and perfected first priority lien upon and security interest in the Equipment and each of the Additional Premises, subject to, as applicable, Permitted
Exceptions, PMSI Liens, Permitted Encumbrances and liens on inventory.

B.	Condition of Equipment.  FFCA shall have
inspected and approved the Equipment and the Additional Premises and the Equipment and the Additional Premises shall be in such condition and repair and of such workmanship and materials as is consistent with Debtor's standards currently in effect for E-Z Serve convenience stores and gasoline stations.

C.	Compliance With Representations, Warranties and
Covenants. All obligations of Debtor under this Agreement shall have been fully performed and complied with, and no event shall have occurred or condition shall exist which would, upon the Closing Date, or, upon the giving of notice and/or passage of time, constitute a breach or default hereunder or under the other Loan Documents, or any other agreement between or among FFCA, Debtor and Guarantor pertaining to the subject matter hereof, and no event shall have occurred or condition shall exist or information shall have been disclosed by Debtor or discovered by FFCA which has had or would have a material adverse effect on the Premises, the Additional Premises, the Equipment, Debtor, Guarantor or FFCA's willingness to consummate the transaction contemplated by this Agreement, as determined by FFCA in its sole and absolute discretion.

D.	Proof of Insurance.  Debtor shall have delivered
to FFCA copies of insurance policies showing that all insurance required by the Loan Documents and providing coverage and limits satisfactory to FFCA are in full force and effect.

E.	Opinion of Counsel to Debtor and Guarantor.
Debtor and Guarantor shall have caused Counsel to prepare and deliver an opinion in form and substance satisfactory to FFCA and its counsel.


F.	Availability of Funds.  FFCA presently has
sufficient funds to discharge its obligations under this Agreement. In the event that the transaction contemplated by this Agreement does not close on or before the date established for Closing under Section 4(a) hereof, FFCA does not warrant that it will thereafter have sufficient funds to consummate the transaction contemplated by this Agreement.

G.	Closing of Loan Agreement.  The transaction
described in the Loan Agreement shall have closed prior to or concurrently with the Closing of the transactions described in this Agreement.

H.	Invoices.  To the extent requested by FFCA and
available, Debtor shall have provided FFCA with invoices issued by all of the vendors for the Equipment and copies of all contracts with such vendors with respect to the Equipment.

I.	Evidence of Ownership.  Debtor shall have
provided FFCA with evidence reasonably satisfactory to FFCA that the Equipment is owned by Debtor free and clear of all liens and encumbrances, which evidence shall include, without limitation, certified UCC financing statement searches, and to the extent requested by FFCA and obtainable, bills of sale executed and delivered by the vendors of the Equipment.

J.	Leases.  Each of the Leases shall be in full
force and effect and shall entitle Debtor to occupy the Premises corresponding thereto. FFCA shall have approved each Lease in its sole discretion.

K.	Evidence of Title.  FFCA shall have received for
each of the Additional Premises a preliminary title report and irrevocable commitment to insure title by means of a mortgagee's, ALTA extended coverage policy of title insurance (or its equivalent, in the event such form is not issued in the jurisdiction where the Additional Premises is located) issued by Escrow Agent showing good and marketable fee, in such Additional Premises in Debtor, committing to insure FFCA's first priority lien upon and security interest in such Additional Premises subject only to liens, encumbrances, restrictions and easements approved by FFCA, containing such endorsements as FFCA may require, and deleting the standard survey and mechanics' lien exceptions.
 FFCA shall also have received evidence reasonably satisfactory to FFCA that Debtor is the owner of all of the equipment, trade fixtures, appliances and other personal property located on or at each of the Additional Premises free and clear of all liens, encumbrances, charges and security interests, except the liens created by the Additional Mortgages and the UCC Financing Statements, PMSI Liens, Permitted Encumbrances, Excluded Property and liens in inventory.


L.	Survey.  FFCA shall have received a current ALTA
survey of each of the Additional Premises, the form and substance of which shall be satisfactory to FFCA in its sole discretion. Debtor shall have provided FFCA with evidence satisfactory to FFCA that the location of each of the Additional Premises is not within the 100-year flood plain or identified as a special flood hazard area as defined by the Federal Insurance Administration (which evidence may include a satisfactory statement to that effect on the face of each ALTA survey described in the preceding sentence), or if any Additional Premises is in such a flood plain or special flood hazard area, Debtor shall provide FFCA with evidence of flood insurance maintained on such Additional Premises in amounts and on terms and conditions satisfactory to FFCA.

M.	Environmental.  FFCA shall have received (i) a
Phase I environmental report (and a Phase II environmental report, if necessary, as determined by FFCA in its sole discretion) for each of the Additional Premises, the form, substance and conclusions of which shall be satisfactory to FFCA in its sole discretion, and/or (ii) an Environmental
Policy with respect to each of the Additional Premises.

N.	Zoning.  Debtor shall have provided FFCA with
evidence satisfactory to FFCA that each of the Additional
Premises is properly zoned for use as a E-Z Serve Facility and that such use constitutes a legal, conforming use under applicable zoning requirements.

O.	Guaranty. Debtor shall have caused to be
delivered to FFCA the Guaranty executed by Guarantor with respect to the Equipment Loan.

P.	Closing Documents.  At or prior to the Closing
Date, FFCA and/or Debtor, as may be appropriate, shall execute and deliver or cause to be executed and delivered to Escrow Agent or FFCA, as may be appropriate, all documents required to be delivered by this Agreement, and such other documents, payments, instruments and certificates, as FFCA may require in form acceptable to FFCA, including, without limitation, the following:

(1)	Equipment Note;
(2)	Equipment Security Agreement;
(3)	Additional Mortgages;
(4)	Guaranty;
(5)	Proof of Insurance;
(6)	Opinion of Counsel to Debtor; and
(7)	UCC Financing Statements.

Upon fulfillment or waiver of all of the above conditions, FFCA shall deposit funds necessary to close this transaction with the Escrow Agent and this transaction shall close in accordance with the terms and conditions of this Agreement.


10.	Default and Remedies.  A. Each of the following shall
be deemed an event of default by Debtor (each, an "Event of Default"):

(1)	If any representation or warranty of Debtor or
Guarantor set forth in any of the Loan Documents is false in any material respect, or if Debtor or Guarantor renders any false statement or account.

(2)	If any principal, interest or other monetary sum
due under the Equipment Note, the Equipment Security Agreement or any other Loan Document is not paid within five days after the date when due; provided, however, notwithstanding the occurrence of such an Event of Default, FFCA shall not be entitled to exercise its rights and remedies set forth below unless and until FFCA shall have given Debtor notice thereof and a period of five days from the delivery of such notice shall have elapsed without such Event of Default being cured.

(3)	If Debtor fails to observe or perform any of the
other covenants, conditions, or obligations of this Agreement; provided, however, if any such failure does not involve the payment of any monetary sum, is not willful or intentional, does not place any rights or property of FFCA in immediate jeopardy, and is within the reasonable power of Debtor to promptly cure after receipt of notice thereof, all as determined by FFCA in its reasonable discretion, then such failure shall not constitute an Event of Default hereunder, unless otherwise expressly provided herein, unless and until FFCA shall have given Debtor notice thereof and a period of 30 days shall have elapsed, during which period Debtor may correct or cure such failure, upon failure of which an Event of Default shall be deemed to have occurred hereunder without further notice or demand of any kind being required. If such failure cannot reasonably be cured within such 30-day period, as determined by FFCA in its reasonable discretion, and Debtor is diligently pursuing a cure of such failure, then Debtor shall have a reasonable period to cure such failure beyond such 30-day period, which shall not exceed 90 days after receiving notice of the failure from FFCA. If Debtor shall fail to correct or cure such failure within such 90-day period, an Event of Default shall be deemed to have occurred hereunder without further notice or demand of any kind being required.

(4)	If Debtor or Guarantor becomes insolvent within
the meaning of the Code, files or notifies FFCA that it intends to file a petition under the Code, initiates a proceeding under any similar law or statute relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts (collectively, an "Action"), becomes the subject of either a petition under the Code or an Action, or is not generally paying its debts as the same become due.


(5)	If there is an "Event of Default" under any Loan
Document other than the monetary defaults described in subitem (2) above.

(6)	If there is an "Event of Default" under the Loan
Agreement.

(7)	If any Lease terminates or expires prior to the
scheduled maturity date of the Equipment Note and Debtor does not pay FFCA the Release Amount for the Premises corresponding to such terminated or expired Lease within 30 days of such termination or expiration.

Notwithstanding the foregoing, the occurrence of the events described in subitems (1), (3) and (5) above shall constitute an Event of Default under this Agreement only if such events are continuing and involve, in the aggregate, at any one time more than 10% in number of the Premises and the Additional Premises; provided, however, such limitation shall not limit the occurrence of an "Event of Default" as expressly provided for under any document described in such subitems nor FFCA's ability to exercise its rights and remedies under any such document following such an "Event of Default."

B.	Upon the occurrence of an Event of Default, subject to
the limitations set forth in subsection A, FFCA may declare all or any part of the obligations of Debtor under the Equipment Note, the Equipment Security Agreement, this Agreement, any other Loan Document and any Mortgage Loan Documents to be due and payable, and the same shall thereupon become due and payable without any presentment, demand, protest or notice of any kind, and Debtor hereby waives notice of intent to accelerate the obligations secured by such documents and notice of acceleration. Thereafter, FFCA may exercise, at its option, concurrently, successively or in any combination, all remedies available at law or in equity, including without limitation any one or more of the remedies available under the Equipment Note, the Equipment Security Agreement or any other Loan Document or any Mortgage Loan Document.
 Neither the acceptance of this Agreement nor its enforcement shall prejudice or in any manner affect FFCA's right to realize upon or enforce any other security now or hereafter held by FFCA, it being agreed that FFCA shall be entitled to enforce this Agreement and any other security now or hereafter held by FFCA in such order and manner as it may in its absolute discretion determine. No remedy herein conferred upon or reserved to FFCA is intended to be exclusive of any other remedy given hereunder or now or hereafter existing at law or in equity or by statute. Every power or remedy given by any of the Loan Documents to FFCA, or to which FFCA may be otherwise entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by FFCA.


11.	Assignments.  A. FFCA may assign in whole or in part
its rights under this Agreement, including, without limitation, in connection with any Transfer, Participation and/or Securitization.
 Upon any unconditional assignment of FFCA's entire right and interest hereunder, FFCA shall automatically be relieved, from and after the date of such assignment, of liability for the performance of any obligation of FFCA contained herein.

B.	Debtor shall not, without the prior written consent of
FFCA, sell, assign, transfer, mortgage, pledge, hypothecate, convey, encumber or grant any easements or other rights or interests of any kind in the Equipment, any of Debtor's rights under this Agreement or any interest in Debtor, whether voluntarily, involuntarily or by operation of law or otherwise, including, without limitation, by merger, consolidation, dissolution or otherwise, except as contemplated by Section 7.B, and FFCA's prior written consent shall not be required (i) for a transfer by devise, descent or by operation of law upon the death of a stockholder of Debtor, or (ii) for Debtor to convey the Equipment and the Additional Premises to a wholly owned subsidiary of Debtor or Guarantor provided Debtor complies with the following:
 (1) Debtor shall give FFCA prior notice of any such proposed conveyance, (2) Debtor shall not be released from the Obligations (as defined in the Equipment Security Agreement) and Guarantor shall not be released from any of its obligations under the Guaranty as a result of such conveyance, as evidenced by the acknowledgment of Debtor and Guarantor in an assignment and assumption agreement between Debtor and the grantee of the Equipment and Additional Premises in form and substance reasonably acceptable to FFCA, (3) the grantee of the Equipment and Additional Premises shall assume the Obligations with respect to the Equipment and Additional Premises pursuant to such assignment and assumption agreement and other documents, and in such forms, as FFCA shall reasonably request, (4) Debtor shall have caused the delivery of such legal opinions as FFCA shall reasonably request with respect to the formation and authority of such grantee and the enforceability of the Loan Documents assumed by such grantee, which opinion shall be in form and substance substantially similar to those delivered to FFCA simultaneously with the closing of the Equipment Loan, and (5) Debtor and such grantee shall have satisfied such other reasonable requirements as FFCA may impose with respect to such conveyance. FFCA shall not unreasonably withhold or delay its consent to the (i) grant of any easement affecting any of the Additional Premises or license to access a portion of any Additional Premises provided any such easement or license does not have a Material Adverse Effect (as defined in the Additional Mortgages) on such Additional Premises, or (ii) the lease of a portion of any Additional Premises to a third-party provided such lease is subordinate to the applicable Additional Mortgage.



12.	Indemnity.  Debtor agrees to indemnify, hold harmless
and defend FFCA and its directors, officers, shareholders, employees, successors, assigns, agents, contractors, subcontractors, experts, licensees, affiliates, lessees, lenders, mortgagees, trustees and invitees, as applicable (collectively, the "Indemnified Parties"), from and against any and all losses, costs, claims, liabilities, damages and expenses, including, without limitation, reasonable attorneys' fees, arising as the result of a breach of any of the representations, warranties, covenants, agreements or obligations of Debtor set forth in this Agreement.
 Without limiting the generality of the foregoing, such indemnity shall include, without limitation, any engineering, governmental inspection and reasonable attorneys' fees and expenses that the Indemnified Parties may incur by reason of any representation set forth in this Agreement being false, or by reason of any investigation or claim of any Governmental Authority in connection therewith.

13. Release. Provided that no Event of Default shall have occurred under any of the Loan Documents or the Mortgage Loan Documents, Debtor shall have the right to obtain the release of the security interest encumbering the Equipment located at any Premises, by paying to FFCA the Release Amount, in which case, FFCA will credit the Paydown Amount towards the outstanding principal balance of the Equipment Note and will release, or cause to be released, at Debtor's sole cost and expense, the Equipment relating to the corresponding Premises from the lien of the Equipment Security Agreement.

14.	Miscellaneous Provisions.

A.	Notices.  All notices, consents, approvals or
other instruments required or permitted to be given by either party pursuant to this Agreement shall be in writing and given by (i) hand delivery, (ii) facsimile,
(iii) express overnight delivery service or (iv) certified or registered mail, return receipt requested, and shall be deemed to have been delivered upon (a) receipt, if hand delivered, (b) transmission, if delivered by facsimile, (c) the next business day, if delivered by express overnight delivery service, or (d) the third business day following the day of deposit of such notice with the United States
Postal Service, if sent by certified or registered mail, return receipt requested. Notices shall be provided to the parties and addresses (or facsimile numbers, as applicable) specified below:

If to Debtor:			E-Z Serve Corporation
2550 North Loop West
Suite 600
Houston, TX 77092
Attention:	Mr. Bob E. Bailey
Treasurer
Telephone:	(713) 684-4318
Telecopy:	(713) 684-4367


If to FFCA:			Dennis L. Ruben, Esq.
Executive Vice President and
General Counsel
FFCA Acquisition Corporation
17207 North Perimeter Drive
Scottsdale, AZ  85255
Telephone:	(602) 585-4500
Telecopy:	(602) 585-2226

B.	Brokerage Commission.  FFCA and Debtor represent
and warrant to each other that they have dealt with no broker, agent, finder or other intermediary in connection with the transactions contemplated by this Agreement. FFCA and Debtor shall indemnify and hold each other harmless from and against any costs, claims or expenses, including attorneys' fees, arising out of the breach of their respective representations and warranties contained within this Section.

C.	Waiver and Amendment.  No provisions of this
Agreement shall be deemed waived or amended except by a written instrument unambiguously setting forth the matter waived or amended and signed by the party against which enforcement of such waiver or amendment is sought. Waiver of any matter shall not be deemed a waiver of the same or any other matter on any future occasion.

D.	Captions.  Captions are used throughout this
Agreement for convenience of reference only and shall not be considered in any manner in the construction or interpretation hereof.

E.	FFCA's Liability.  Notwithstanding anything to
the contrary provided in this Agreement, it is specifically understood and agreed, such agreement being a primary consideration for the execution of this Agreement by FFCA, that (i) there shall be absolutely no personal liability on the part of any shareholder, director, officer or employee of FFCA, with respect to any of the terms, covenants and conditions of this Agreement or the other Loan Documents,
(ii) Debtor waives all claims, demands and causes of action against FFCA's officers, directors, employees and agents in the event of any breach by FFCA of any of the terms, covenants and conditions of this Agreement or the other Loan Documents to be performed by FFCA and (iii) Debtor shall look solely to the assets of FFCA for the satisfaction of each and every remedy of Debtor in the event of any breach by FFCA of any of the terms, covenants and conditions of this Agreement or the other Loan Documents to be performed by FFCA, such exculpation of liability to be absolute and without any exception whatsoever.


F.	Severability.  The provisions of this Agreement
shall be deemed severable. If any part of this Agreement shall be held unenforceable, the remainder shall remain in full force and effect, and such unenforceable provision shall be reformed by such court so as to give maximum legal effect to the intention of the parties as expressed therein.

G.	Construction Generally.  This is an agreement
between parties who are experienced in sophisticated and complex matters similar to the transaction contemplated by this Agreement and is entered into by both parties in reliance upon the economic and legal bargains contained herein and shall be interpreted and construed in a fair and impartial manner without regard to such factors as the party which prepared the instrument, the relative bargaining powers of the parties or the domicile of any party. Debtor and FFCA were each represented by legal counsel competent in advising them of their obligations and liabilities hereunder.

H.	Other Documents.  Each of the parties agrees to
sign such other and further documents as may be appropriate to carry out the intentions expressed in this Agreement.

I.	Attorneys' Fees.  In the event of any judicial
or other adversarial proceeding between the parties concerning this Agreement, the prevailing party shall be entitled to recover its attorneys' fees and other costs in addition to any other relief to which it may be entitled.
 References in this Agreement to the attorneys' fees and/or costs of FFCA shall mean both the fees and costs of independent outside counsel retained by FFCA with respect to this transaction and the fees and costs of FFCA's in-house counsel incurred in connection with this transaction.

J.	Entire Agreement.  This Agreement and the other
Loan Documents, together with any other certificates, instruments or agreements to be delivered in connection therewith, constitute the entire agreement between the parties with respect to the subject matter hereof, and there are no other representations, warranties or agreements, written or oral, between Debtor and FFCA with respect to the subject matter of this Agreement. Notwithstanding anything in this Agreement to the contrary, upon the execution and delivery of this Agreement by Debtor and FFCA, the Commitment shall be deemed to be null and void and of no further force and effect and the terms and conditions of this Agreement shall control notwithstanding that such terms and conditions may be inconsistent with or vary from those set forth in the Commitment.


K.	Forum Selection; Jurisdiction; Venue; Choice of
Law. Debtor acknowledges that this Agreement was substantially negotiated in the State of Arizona, this Agreement was signed by FFCA and Debtor in the State of Arizona and delivered by Debtor in the State of Arizona, all payments under the Equipment Note will be delivered in the State of Arizona and there are substantial contacts between the parties and the transactions contemplated herein and the State of Arizona. For purposes of any action or proceeding arising out of this Agreement, the parties hereto hereby expressly submit to the jurisdiction of all federal and state courts located in the State of Arizona and Debtor consents that it may be served with any process or paper by registered mail or by personal service within or without the State of Arizona in accordance with applicable law. Furthermore, Debtor waives and agrees not to assert in any such action, suit or proceeding that it is not personally subject to the jurisdiction of such courts, that the action, suit or proceeding is brought in an inconvenient forum or that venue of the action, suit or proceeding is improper.
 It is the intent of the parties hereto that all provisions of this Agreement shall be governed by and construed under the laws of the State of Arizona. To the extent that a court of competent jurisdiction finds Arizona law inapplicable with respect to any provisions hereof, then, as to those provisions only, the laws of the states where the Equipment is located shall be deemed to apply. Nothing in this Section shall limit or restrict the right of FFCA to commence any proceeding in the federal or state courts located in the states in which the Equipment is located to the extent FFCA deems such proceeding necessary or advisable to exercise remedies available under this Agreement or the other Loan Documents.

L.	Counterparts.  This Agreement may be executed in
one or more counterparts, each of which shall be deemed an original.

M.	Binding Effect.  This Agreement shall be binding
upon and inure to the benefit of Debtor and FFCA and their respective successors and permitted assigns, including, without limitation, any United States trustee, any debtor in possession or any trustee appointed from a private panel.

N.	Survival.  Except for the conditions of Closing
set forth in Section 9, which shall be satisfied or waived as of the Closing Date, all representations, warranties, agreements, obligations and indemnities of Debtor and FFCA set forth in this Agreement shall survive the Closing.


O.	Waiver of Jury Trial and Punitive,
Consequential, Special and Indirect Damages. DEBTOR AND FFCA HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY AND ALL ISSUES PRESENTED IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER OR ITS SUCCESSORS WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY DOCUMENT CONTEMPLATED HEREIN OR RELATED HERETO. THIS WAIVER BY THE PARTIES HERETO OF ANY RIGHT EITHER MAY HAVE TO A TRIAL BY JURY HAS BEEN NEGOTIATED AND IS AN ESSENTIAL ASPECT OF THEIR BARGAIN. FURTHERMORE, DEBTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT IT MAY HAVE TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL AND INDIRECT DAMAGES FROM FFCA WITH RESPECT TO ANY AND ALL ISSUES PRESENTED IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY DEBTOR AGAINST FFCA OR ITS SUCCESSORS WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY DOCUMENT CONTEMPLATED HEREIN OR RELATED HERETO. THE WAIVER BY DEBTOR OF ANY RIGHT IT MAY HAVE TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL AND INDIRECT DAMAGES HAS BEEN NEGOTIATED BY THE PARTIES HERETO AND IS AN ESSENTIAL ASPECT OF THEIR BARGAIN.

P.	Transfers, Participations and Securitization.
 (1) A material inducement to FFCA's willingness to complete the transaction contemplated by the Loan Documents is Debtor's agreement that FFCA may, at any time, sell, transfer or assign the Equipment Note, the Equipment Security Agreement and any of the other Loan Documents, and any or all servicing rights with respect thereto (each, a "Transfer"), or grant participations therein (each, a "Participation"), or complete an asset securitization vehicle selected by FFCA, in accordance with all requirements which may be imposed by the investors or the rating agencies involved in such securitized financing transaction, as selected by FFCA, or which may be imposed by applicable securities, tax or other laws or regulations, including, without limitation, laws relating to FFCA's status as a real estate investment trust (each, a "Securitization").


(2)	Debtor agrees to cooperate in good faith with
FFCA in connection with any Transfer, Participation and/or Securitization, including, without limitation, (i) providing such documents, financial and other data, and other information and materials (the "Disclosures") which would typically be required with respect to Debtor and Guarantor by a purchaser, transferee, assignee, servicer, participant, investor or rating agency involved with respect to such Transfer, Participation and/or the Securitization, as applicable; provided, however, Debtor and Guarantor shall not be required to make Disclosures of any confidential information or any information which has not previously been made public unless required by applicable federal or state securities laws; and (ii) amending the terms of the transaction evidenced by the Loan Documents to the extent necessary so as to satisfy the requirements of purchasers, transferees, assignees, servicers, participants, investors or selected rating agencies involved in any such Transfers, Participations or Securitization, so long as such amendments would not alter in any manner the economic terms of the transactions contemplated by this Agreement or have a material adverse effect upon Debtor or Guarantor or the transaction contemplated hereunder.

(3)	Debtor consents to FFCA providing the
Disclosures, as well as any other information which FFCA may now have or hereafter acquire with respect to the Premises, the Equipment or the financial condition of Debtor or Guarantor, to each purchaser, transferee, assignee, servicer, participant, investor or rating agency involved with respect to each Transfer, Participation and/or Securitization, as applicable. FFCA and Debtor (and their respective Affiliates) shall each pay their own attorneys fees and other out-of-pocket expenses incurred in connection with the performance of their respective obligations under this Section.

(4)	Notwithstanding anything to the contrary
contained in this Agreement or the other Loan Documents, from and after the Closing of a Securitization with respect to the Equipment Loan or any loan evidenced by any Mortgage
Loan Document or Other Agreement:

(a) 	in the event that the Equipment Loan
becomes the subject of a Securitization, a breach or default, after the passage of all applicable notice and cure or grace periods, under any Mortgage Loan
Document or Other Agreement which relates to any loan and/or sale/leaseback transaction which is not part of the same Securitized Loan Pool as the Equipment Loan shall not constitute an Event of Default under the Loan Documents;

(b) 	in the event that any loan between any of
the Debtor Entities on the one hand and any of the FFCA Entities on the other hand (other than the Equipment Loan) becomes the subject of a Securitization transaction, an Event of Default under the Loan Documents shall not constitute a breach or default under any Mortgage Loan Document or Other
Agreement which relates to such loan unless the Equipment Loan is part of the same Securitized Loan
Pool as such loan;

(c) 	in the event that the Equipment Loan
becomes the subject of a Securitization transaction, the Loan Documents shall only secure indebtedness and obligations relating to the Equipment Loan and any other loans between any of the Debtor Entities on the one hand and any of the FFCA Entities on the other hand which are part of the same Securitized Loan Pool as the Equipment Loan; and


(d) 	in the event that any loans between any of
the Debtor Entities on the one hand and any of the FFCA Entities on the other hand (other than the Equipment Loan) becomes the subject of a Securitization transaction, the Loan Documents shall not secure any indebtedness and obligations relating to such loans unless the Equipment Loan is part of the same Securitized Loan Pool as such loans.

Q.	Change of Use.  FFCA agrees that,
notwithstanding the terms of any Loan Document, it will not unreasonably withhold or delay its consent to a request from Debtor to change the use of any of the Premises or Additional Premises from the concept of convenience store and gasoline station operated by Debtor at such Premises or Additional Premises as of the Closing Date to another concept of convenience store and gasoline station owned or operated by Debtor; provided, however, such consent, if granted, shall be granted on the condition that such change in use shall not cause any of the rating agencies to withdraw or downgrade the ratings initially granted to the certificates issued in connection with any securitized financing transaction involving the Equipment Loan (it being understood and agreed that, if FFCA's consent is granted and such a withdrawal or downgrading shall occur, FFCA's consent shall be of no force and effect).

IN WITNESS WHEREOF, Debtor and FFCA have entered into this Agreement as of the date first above written.

FFCA:

FFCA ACQUISITION CORPORATION,
a Delaware corporation


By
Stephen Y. Schwanz
Vice President


DEBTOR:

E-Z SERVE CONVENIENCE STORES,
INC.
 a Delaware corporation


By
John T. Miller
Senior Vice President




	WITNESS

In accordance with the requirements of Arizona Revised
Statutes Section 14-5503, the undersigned has executed this Agreement for the purpose of witnessing the grant of the powers of attorney by Debtor to FFCA.




STATE OF ARIZONA	]
] SS.
COUNTY OF MARICOPA	]


The foregoing instrument was acknowledged before me on
December    , 1997 by Stephen Y. Schwanz, Vice President of FFCA
Acquisition Corporation, a Delaware corporation, on behalf of the corporation.



Notary Public

My Commission Expires:





STATE OF ARIZONA	]
] SS.
COUNTY OF MARICOPA	]


The foregoing instrument was acknowledged before me on
December    , 1997 by John T. Miller, Senior Vice President of E-Z
Serve Convenience Stores, Inc., a Delaware corporation, on behalf of the corporation.



Notary Public

My Commission Expires:




	EXHIBIT A

	DESCRIPTION OF PREMISES


	EXHIBIT A-1

	DESCRIPTION OF ADDITIONAL PREMISES

	SCHEDULE I





05/58881.4
FFCA No. 8000-5853
Rev. 01/29/97



05/58881.4
FFCA No. 8000-5853
30
Rev. 01/29/97



05/58881.4
FFCA No. 8000-5853
Rev. 01/29/97



05/58881.4
FFCA No. 8000-5853
Rev. 01/29/97



05/58881.4
FFCA No. 8000-5853
Rev. 01/29/97




















































































	UNCONDITIONAL GUARANTY
	OF PAYMENT AND PERFORMANCE


1.	FOR VALUABLE CONSIDERATION, the receipt of which is
hereby acknowledged, the undersigned ("Guarantor"), unconditionally, absolutely and irrevocably guarantees and promises to pay to FFCA ACQUISITION CORPORATION, a Delaware corporation ("FFCA"), or order, any and all amounts, including, without limitation, principal and interest, taxes, insurance premiums, impounds, reimbursements, late charges, default interest, damages and all other amounts, costs, fees, expenses and charges of any kind or type whatsoever, which may or at any time be due to FFCA pursuant to the following agreements (collectively, the "Documents"):

A.	Equipment Loan Agreement (the "Loan Agreement"),
dated as of the date hereof, between FFCA and E-Z SERVE
CONVENIENCE STORES, INC., a Delaware corporation ("Debtor");

B.	Promissory Note (the "Note"), dated as of the date
hereof, in the principal amount of $8,088,000.00 executed by Debtor and payable to FFCA;

C.	Equipment Security Agreement (the "Equipment
Security Agreement"), dated as of the date hereof, executed by Debtor for the benefit of FFCA, providing a lien upon and security interest in the personal property described therein
(the "Equipment");

D.	(49) Deeds of Trust, Deeds to Secure Debt or
Mortgages, as applicable, Assignment of Rents and Leases, Security Agreement and Fixture Filing (collectively, the "Mortgages"), dated as of the date hereof, executed by Debtor for the benefit of FFCA, providing a lien upon and security interest in the property described therein (the "Additional Premises");

E.	(49) Environmental Indemnity Agreements, dated as
of the date hereof, executed by Debtor for the benefit of FFCA with respect to the Additional Premises;

F.	Any other document, agreement, instrument or
certificate contemplated by any of the foregoing agreements, or any other documents, agreements, instruments or certificates now or hereafter entered into between FFCA and Debtor; and


G.	Any amendment of the foregoing agreements or other
documents, agreements, instruments or certificates now or hereafter entered into between FFCA and Debtor.

2.	Guarantor also unconditionally guarantees the
truthfulness and accuracy of all representations, warranties and certifications of Debtor, the satisfaction of all conditions by Debtor and the full and timely performance of all obligations to be performed by Debtor, under or pursuant to the Documents (the matters that are guaranteed pursuant to Sections 1 and 2 are hereinafter collectively referred to as the "Obligations").

3.	The obligations of Guarantor under this Guaranty are
primary, joint and several and independent of the obligations of Debtor and any and every other guarantor of the Obligations, and a separate action or actions may be brought and executed against Guarantor or any other such guarantor, whether or not such action is brought against Debtor or any other such guarantor and whether or not Debtor or any other such guarantor be joined in such action or actions.

4.	This is an absolute and unconditional guaranty of payment
and performance and not of collection and Guarantor unconditionally
(a) waives any requirement that FFCA first make demand upon, or seek to enforce or exhaust remedies against, Debtor or any other person or entity (including any other guarantor) or any of the collateral or property of Debtor or such other person or entity before demanding payment from, or seeking to enforce this Guaranty against, Guarantor;
(b) waives and agrees not to assert any and all rights, benefits and defenses which might otherwise be available under the provisions of Ariz. Rev. Stat. '' 12-1641 et seq., 44-141, 44-142 or 47-3605,
Arizona Rules of Civil Procedure Rule 17(f), or any other Arizona statutes or rules (including any statutes or rules amending, supplementing or supplanting same) which might operate, contrary to Guarantor's agreements in this Guaranty, to limit Guarantor's liability under, or the enforcement of, this Guaranty; (c) covenants that this Guaranty will not be discharged until all of the Obligations are fully satisfied; and (d) agrees that this Guaranty shall remain in full effect without regard to, and shall not be affected or impaired by, any invalidity, irregularity or unenforceability in whole or in part of any of the Documents, or any limitation of the liability of Debtor or Guarantor thereunder, or any limitation on the method or terms of payment thereunder which may now or hereafter be caused or imposed in any manner whatsoever.


Guarantor stipulates and agrees not to terminate this Guaranty, whether as contemplated by Louisiana Statutes Article 3061 or otherwise, and Guarantor unconditionally waives and agrees not to assert any or all rights, benefits and defenses which may be available under Louisiana Statutes Articles 3061 and 3062. Guarantor further agrees that to the extent a court of competent jurisdiction does not recognize the validity of all or any of the stipulations, agreements and waivers set forth in the preceding sentence, any purported termination of the Guaranty by Guarantor shall not be effective unless such termination is delivered in writing to FFCA in accordance with the notice provision of this Guaranty and a period of 60 days has elapsed following such delivery without such termination notice being withdrawn. Guarantor further acknowledges and agrees that FFCA is making the loan evidenced by the Equipment
Note in reliance on the stipulations, agreements and waivers of Guarantors set forth in this Guaranty and that it is Guarantor's intention that Debtor, by executing and delivering the documents evidencing such loan, has presently incurred the Obligations and that a termination of this Guaranty by Guarantor shall not affect Guarantor's liability to pay FFCA the Obligations, upon acceleration or otherwise.

5.	This Guaranty is a continuing guaranty, and the
obligations, undertakings and conditions to be performed or observed by Guarantor under this Guaranty shall not be affected or impaired by reason of the happening from time to time of the following with respect to the Documents, all without notice to, or the further consent of, Guarantor:

(a)	the waiver by FFCA of the observance or
performance by Debtor or Guarantor of any of the obligations, undertakings, conditions or other provisions contained in any of the Documents, except to the extent of such waiver;

(b)	the extension, in whole or in part, of the time
for payment of any amount owing or payable under the Documents;

(c)	the modification or amendment (whether material or
otherwise) of any of the obligations of Debtor under, or any other provisions of, any of the Documents, except to the extent of such modification or amendment;

(d)	the taking or the omission of any of the actions
referred to in any of the Documents (including, without limitation, the giving of any consent referred to therein);

(e)	any failure, omission, delay or lack on the part
of FFCA to enforce, assert or exercise any provision of the Documents, including any right, power or remedy conferred on FFCA in any of the Documents or any action on the part of FFCA granting indulgence or extension in any form;

(f)	the assignment to or assumption by any third party
of any or all of the rights or obligations of Debtor under all or any of the Documents;


(g)	the release or discharge of Debtor from the
performance or observance of any obligation, undertaking or condition to be performed by Debtor under any of the Documents by operation of law, including any rejection or disaffirmance of any of the Documents in any bankruptcy or similar proceedings;

(h)	the receipt and acceptance by FFCA or any other
person or entity of notes, checks or other instruments for the payment of money and extensions and renewals thereof;

(i)	any action, inaction or election of remedies by
FFCA which results in any impairment or destruction of any subrogation rights of Guarantor, or any rights of Guarantor to proceed against any other person or entity for reimbursement;

(j)	any setoff, defense, counterclaim, abatement,
recoupment, reduction, change in law or any other event or circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor, indemnitor or surety under the laws of the State of Arizona, the states in which the Equipment and the Additional Premises are located or any other jurisdiction; and

(k)	the termination or renewal of any of the
Obligations or any other provision thereof.

6.	Guarantor represents and warrants to FFCA that:

(a)	Neither the execution nor delivery of this
Guaranty nor fulfillment of nor compliance with the terms and provisions hereof will conflict with, or result in a breach of the terms or conditions of, or constitute a default under, any agreement or instrument to which Guarantor is now a party or by which Guarantor may be bound, or result in the creation of any lien, charge or encumbrance upon any property or assets of Guarantor, which conflict, breach, default, lien, charge or encumbrance could result in a material adverse change in the financial condition of Guarantor;

(b)	No further consents, approvals or authorizations
are required for the execution and delivery of this Guaranty by Guarantor or for Guarantor's compliance with the terms and provisions of this Guaranty;

(c)	This Guaranty is the legal, valid and binding
agreement of Guarantor and is enforceable against Guarantor in accordance with its terms, except as may be affected by any bankruptcy, insolvency, moratorium, fraudulent conveyance or similar laws now or hereafter in effect for the benefit of creditors and general principles of equity;


(d)	Guarantor has the full power, authority, capacity
and legal right to execute and deliver this Guaranty, and, to the extent Guarantor is a corporation, partnership, limited liability company or other form of entity, the parties executing this Guaranty on behalf of Guarantor are fully authorized and directed to execute the same to bind Guarantor;

(e)	Guarantor is not a "foreign corporation," "foreign
partnership," "foreign trust," or "foreign estate," as those terms are defined in the U.S. Internal Revenue Code and the regulations promulgated thereunder. Guarantor's Social Security Number or Federal Tax Identification Number is accurately set forth herein next to the signature of Guarantor;

(f)	Guarantor has delivered to FFCA either audited
financial statements or, if Guarantor does not have audited financial statements, certified financial statements. Such financial statements and other information relating to Guarantor heretofore delivered to FFCA are true, correct and complete in all material respects as of the date of this Guaranty. Guarantor understands that FFCA is relying upon such information, and Guarantor represents that such reliance is reasonable. The financial statements of Guarantor delivered by Debtor to FFCA pursuant to the Loan Agreement have been prepared in accordance with generally accepted accounting principles consistently applied and accurately reflect, as of the date of such financial statements, the financial condition of Guarantor;

(g)	During the term of this Guaranty, (i) Guarantor
will not transfer or dispose of any material part of its assets except in the ordinary course of business for full and fair consideration and reasonably equivalent value and (ii) Guarantor shall not, without the prior written consent of FFCA, sell, assign, transfer, mortgage, pledge, convey or encumber any interest in Guarantor (or the interest of any entity directly or indirectly controlling Guarantor), whether voluntarily, involuntarily or by operation of law or otherwise, including, without limitation, by merger, consolidation, dissolution, voluntary or involuntary sale or by the creation or issuance of new stock of Guarantor by which an aggregate of more than 10% of the stock in Guarantor shall be vested in a party or parties who are not stockholders on the date of this Guaranty; notwithstanding the foregoing, a transfer by devise or descent or by operation of law upon the death of a stockholder of Guarantor shall not be deemed to be a violation of this paragraph.

(h)	Guarantor will furnish FFCA annually, within
ninety (90) days after the close of each calendar year, a financial statement consisting of a balance sheet and such other financial information as FFCA may reasonably request; and


(i)	The Documents are conclusively presumed to have
been signed in reliance on this Guaranty, and the assumption by Guarantor of its obligations under this Guaranty results in direct financial benefit to Guarantor.

7.	This Guaranty shall commence upon execution and delivery
of any of the Documents and shall continue in full force and effect until all of the Obligations are duly, finally and permanently paid, performed and discharged and are not subject to any right of reborrowing or extension by Debtor, and FFCA gives Guarantor written notice of the full and final satisfaction of the Obligations. The Obligations shall not be considered fully paid, performed and discharged unless and until all payments by Debtor to FFCA are no longer subject to any right on the part of any person whomsoever, including but not limited to Debtor, Debtor as a debtor-in-possession and/or any trustee in bankruptcy, to disgorge such payments or seek to recoup the amount of such payments or any part thereof. The foregoing shall include, by way of example and not by way of limitation, all rights to recover preferences voidable under Title
11 of the United States Bankruptcy Code, 11 U.S.C. Sec. 101 et seq., as amended (the "Code"). In the event that any such payments by Debtor to FFCA are disgorged after the making thereof, in whole or in part, or settled without litigation, to the extent of such disgorgement or settlement, Guarantor shall be liable for the full amount FFCA is required to repay plus interest, late charges, attorney's fees and any and all expenses paid or incurred by FFCA in connection therewith.

8.	Guarantor shall neither have any right of subrogation,
indemnity or reimbursement nor hold any other claim against Debtor, and Guarantor does hereby release Debtor from any and all claims by Guarantor now or hereafter arising against Debtor. Furthermore, Guarantor hereby unconditionally and irrevocably waives (a) any right to participate in any security now or hereafter held by FFCA or in any claim or remedy of FFCA or any other person against Debtor with respect to the Obligations, (b) any statute of limitations affecting Guarantor's liability hereunder, (c) all principles and provisions of law which conflict with the terms of this Guaranty, and
(d) diligence, presentment, protest, demand for performance, notice of nonperformance, notice of intent to accelerate and acceleration, notice of protest, notice of dishonor, notice of execution of any Documents, notice of extension, renewal, alteration or amendment, notice of acceptance of this Guaranty, notice of defaults under any of the Documents and all other notices whatsoever.

9.	Notwithstanding the preceding Section 8, in the event
that Guarantor shall have any claims against Debtor, any indebtedness of Debtor now or hereafter held by Guarantor is hereby subordinated to the indebtedness of Debtor to FFCA. Any such indebtedness of Debtor to Guarantor, if FFCA so requests, shall be collected, enforced and received by Guarantor as trustee for FFCA and be paid over to FFCA on account of the Obligations, but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Guaranty.


10.	It is not necessary for FFCA to inquire into the powers
of Debtor or its officers, directors, partners or agents acting or purporting to act on its behalf, and Guarantor shall be liable for the obligations of Debtor in accordance with their terms notwithstanding any lack of authorization or defect in execution or delivery by Debtor.

11.	In addition to the amounts guaranteed under this
Guaranty, Guarantor agrees to pay (i) all of FFCA's attorneys' fees and other costs and expenses which may be incurred by FFCA in the enforcement of this Guaranty and (ii) interest (including postpetition interest to the extent a petition is filed by or against Debtor under the Code) at the Default Rate (as defined in the Note) on any Obligations not paid when due.

12.	This Guaranty shall apply to the parties hereto and their
successors and assigns according to the context hereof and without regard to the number or gender of words or expressions used herein.

13.	Guarantor hereby agrees to indemnify and hold harmless
FFCA from any loss, cause of action, claim, cost, expense or fee, including but not limited to attorney's fees, suffered or occasioned by the failure of Debtor to satisfy its obligations under the Documents. The agreement to indemnify FFCA contained in this paragraph shall be enforceable notwithstanding the invalidity or unenforceability of the Documents or any of them or the invalidity or unenforceability of any other paragraph contained in this Guaranty.

14.	All moneys available to FFCA for application in payment
or reduction of the liabilities of Debtor under the Documents may be applied by FFCA to the payment or reduction of such liabilities of Debtor, in such manner, in such amounts and at such time or times as FFCA may elect.

15.	All notices, demands, requests, consents, approvals or
other instruments required or permitted to be given pursuant to this Guaranty shall be in writing and given by (i) hand delivery,
(ii) facsimile, (iii) express overnight delivery service or (iv) certified or registered mail, return receipt requested, and shall be deemed to have been delivered upon (a) receipt, if hand delivered,
(b) transmission, if delivered by facsimile, (c) the next business day, if delivered by express overnight delivery service or (d) the third business day following the day of deposit of such notice with the United States Postal Service, if sent by certified or registered mail, return receipt requested. Notices shall be provided to the addresses (or facsimile numbers, as applicable) specified below:


If to Guarantor:	E-Z Serve Corporation
2550 North Loop West
Suite 600
Houston, TX 77092
Attention: 	Mr. Bob E. Bailey
Treasurer
Telephone:	(713) 684-4318
Telecopy:	(713) 684-4367

If to FFCA:	Dennis L. Ruben, Esq.
Executive Vice President and General
Counsel
FFCA Acquisition Corporation
17207 North Perimeter Drive
Scottsdale, AZ  85255
Telephone:	(602) 585-4500
Telecopy:	(602) 585-2226

or to such other address or such other person as either Guarantor or FFCA may from time to time hereafter specify to the other party in a notice delivered in the manner provided above.

16.	This Guaranty is made, executed and delivered in the
State of Arizona, and it is the intent of Guarantor and FFCA that this Guaranty shall be deemed to be a contract made under and governed by the internal laws of the State of Arizona. For purposes of any action or proceeding involving this Guaranty, Guarantor submits to the jurisdiction of all federal and state courts located in the State of Arizona and consents that it may be served with any process or paper by registered mail or by personal service within or without the State of Arizona in accordance with applicable law. Furthermore, Guarantor waives and agrees not to assert in any such action, suit or proceeding that it is not personally subject to the jurisdiction of such courts, that the action, suit or proceeding is brought in an inconvenient forum or that venue of the action, suit or proceeding is improper. Nothing contained in this section shall limit or restrict the right of FFCA to commence any proceeding in the federal or state courts located in the states in which the Equipment and the Additional Premises are located and/or where Guarantor maintains its chief executive office to the extent FFCA deems such proceeding necessary or advisable to exercise remedies available under the Documents.


17.	Guarantor intends that the business relationship created
between Debtor and FFCA by the Loan Agreement, the Note, the Equipment Security Agreement, the Mortgages and the other Documents is solely that of creditor and debtor and has been entered into by such parties in reliance upon the economic and legal bargains contained in the Documents. Furthermore, Guarantor shall support the intent of Guarantor, Debtor and FFCA that the loan evidenced by the Documents (the "Loan") does not create a joint venture, partnership, trust, trust agreement or the like, if, and to the extent that, any challenge occurs, and Guarantor shall not assert that the Loan creates a joint venture, partnership, trust, trust agreement or the like.

18.	Guarantor acknowledges that FFCA did not prepare or
assist in the preparation of any of the projected financial figures used by Debtor in analyzing the economic viability and feasibility of the transactions contemplated by the Loan Agreement. Furthermore, Guarantor acknowledges that Debtor has not relied upon, nor may it hereafter rely upon, the analysis undertaken by FFCA in determining the amount of the Loan and that such analysis will not be made available to Debtor.

19.	All of FFCA's rights and remedies under the Documents and
this Guaranty are intended to be distinct, separate and cumulative and no such right and remedy is intended to be in exclusion of or a waiver of any of the others.

20.	This Guaranty is solely for the benefit of FFCA, its
successors and assigns and is not intended to nor shall it be deemed to be for the benefit of any third party, including, without limitation, Debtor.

21.	If any provision of this Guaranty is unenforceable, the
enforceability of the other provisions shall not be affected and they shall remain in full force and effect.

22.	Guarantor agrees to take such action and to sign such
other documents as may be appropriate to carry out the intent of this Guaranty.

23.	Guarantor shall be liable under this Guaranty for the
maximum amount of such liability that can be incurred hereby without rendering this Guaranty, as it relates to Guarantor, voidable under applicable laws relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount. Guarantor agrees that the Obligations may at any time and from time to time exceed the amount of the liability of Guarantor hereunder without impairing this Guaranty or affecting the rights and remedies of FFCA hereunder.


24.	FFCA, BY ACCEPTING THIS GUARANTY, AND GUARANTOR HEREBY
KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT THEY MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY AND ALL ISSUES PRESENTED IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY FFCA OR GUARANTOR AGAINST THE OTHER OR THEIR SUCCESSORS WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS GUARANTY, THE RELATIONSHIP OF FFCA, DEBTOR AND/OR GUARANTOR, DEBTOR'S USE OR OCCUPANCY OF THE EQUIPMENT OR THE ADDITIONAL PREMISES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE, OR ANY EMERGENCY OR STATUTORY REMEDY.
 THIS WAIVER BY FFCA AND GUARANTOR OF ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY HAS BEEN NEGOTIATED AND IS A MATERIAL INDUCEMENT FOR FFCA ACCEPTING THIS GUARANTY. FURTHERMORE, GUARANTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT IT MAY HAVE TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL AND INDIRECT DAMAGES FROM FFCA WITH RESPECT TO ANY AND ALL ISSUES PRESENTED IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY GUARANTOR AGAINST FFCA OR ITS SUCCESSORS WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS GUARANTY OR ANY DOCUMENTS CONTEMPLATED HEREIN
OR RELATED HERETO. THE WAIVER BY GUARANTOR OF ANY RIGHT IT MAY HAVE TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL AND INDIRECT DAMAGES HAS BEEN NEGOTIATED AND IS A MATERIAL INDUCEMENT FOR FFCA ACCEPTING THIS GUARANTY.

25.	At all times while the Obligations are outstanding,
Guarantor and Debtor shall maintain a consolidated net worth of at least $25,000,000.00, as determined in accordance with generally accepted accounting principles consistently applied.


The laws of the State of South Carolina provide that in any real estate foreclosure proceeding, a defendant against whom a personal judgement is taken or asked may within thirty (30) days after the sale of the Additional Premises apply to the court for an order of appraisal. The statutory appraisal value as approved by the court would be substituted for the high bid and may decrease the amount of any deficiency owing in connection with the transaction. THE UNDERSIGNED HEREBY WAIVES AND RELINQUISHES THE STATUTORY APPRAISAL RIGHTS WHICH MEANS THE HIGH BID AT THE JUDICIAL FORECLOSURE SALE WILL BE APPLIED TO THE OBLIGATIONS REGARDLESS OF ANY APPRAISED VALUE OF THE ADDITIONAL PREMISES.

IN WITNESS WHEREOF, the undersigned Guarantor has executed this
Guaranty effective as of the        day of December, 1997.


GUARANTOR:

Federal Tax I.D. Number:		E-Z SERVE CORPORATION, a
Delaware
75-2168773		 corporation


By
Bob E. Bailey
Treasurer

STATE OF ARIZONA		]
] SS.
COUNTY OF MARICOPA		]


The foregoing instrument was acknowledged before me on this
     day of December, 1997, by Bob E. Bailey, Treasurer of E-Z Serve Corporation, a Delaware corporation, on behalf of the corporation.



Notary Public
My Commission Expires:








05/60196.2
FFCA No. 8000-5853




05/60196.2
FFCA No. 8000-5853
10




05/60196.2
FFCA No. 8000-5853






















	UNCONDITIONAL GUARANTY
	OF PAYMENT AND PERFORMANCE


1.	FOR VALUABLE CONSIDERATION, the receipt of which is hereby
acknowledged, the undersigned ("Guarantor"), unconditionally, absolutely and irrevocably guarantees and promises to pay to FFCA ACQUISITION CORPORATION, a Delaware corporation ("FFCA"), or order, any and all amounts, including, without limitation, principal and interest, taxes, insurance premiums, impounds, reimbursements, late charges, default interest, damages and all other amounts, costs, fees, expenses and charges of any kind or type whatsoever, which may or at any time be due to FFCA pursuant to the following agreements (collectively, the "Documents"):

A.	Loan Agreement (the "Loan Agreement"), dated as of
the date hereof, between FFCA and E-Z SERVE CONVENIENCE STORES, INC., a Delaware corporation ("Debtor");

B.	Promissory Note (the "Note"), dated as of the date
hereof, executed by Debtor and payable to FFCA, corresponding to the real property legally described on the attached Exhibit A
(the "Premises");

C.	Deed of Trust, Deed to Secure Debt or Mortgage, as
applicable, Assignment of Rents and Leases, Security Agreement and Fixture Filing (the "Mortgage"), dated as of the date hereof, executed by Debtor for the benefit of FFCA, providing a lien upon and security interest in the Premises;

D.	Environmental Indemnity Agreement, dated as of the
date hereof, executed by Debtor for the benefit of FFCA;

E.	Any other document, agreement, instrument or
certificate contemplated by any of the foregoing agreements, or any other documents, agreements, instruments or certificates now or hereafter entered into between FFCA and Debtor; and

F.	Any amendment of the foregoing agreements or other
documents, agreements, instruments or certificates now or hereafter entered into between FFCA and Debtor.


2.	Guarantor also unconditionally guarantees the truthfulness
and accuracy of all representations, warranties and certifications of Debtor, the satisfaction of all conditions by Debtor and the full and timely performance of all obligations to be performed by Debtor, under or pursuant to the Documents (the matters that are guaranteed pursuant to Sections 1 and 2 are hereinafter collectively referred to as the "Obligations").

3.	The obligations of Guarantor under this Guaranty are
primary, joint and several and independent of the obligations of Debtor and any and every other guarantor of the Obligations, and a separate action or actions may be brought and executed against Guarantor or any other such guarantor, whether or not such action is brought against Debtor or any other such guarantor and whether or not Debtor or any other such guarantor be joined in such action or actions.

4.	This is an absolute and unconditional guaranty of payment
and performance and not of collection and Guarantor unconditionally
(a) waives any requirement that FFCA first make demand upon, or seek to enforce or exhaust remedies against, Debtor or any other person or entity (including any other guarantor) or any of the collateral or property of Debtor or such other person or entity before demanding payment from, or seeking to enforce this Guaranty against, Guarantor;
(b) waives and agrees not to assert any and all rights, benefits and defenses which might otherwise be available under the provisions of Ariz. Rev. Stat. '' 12-1641 et seq., 44-141, 44-142 or 47-3605,
Arizona Rules of Civil Procedure Rule 17(f), or any other Arizona statutes or rules (including any statutes or rules amending, supplementing or supplanting same) which might operate, contrary to Guarantor's agreements in this Guaranty, to limit Guarantor's liability under, or the enforcement of, this Guaranty; (c) covenants that this Guaranty will not be discharged until all of the Obligations are fully satisfied; and (d) agrees that this Guaranty shall remain in full effect without regard to, and shall not be affected or impaired by, any invalidity, irregularity or unenforceability in whole or in part of any of the Documents, or any limitation of the liability of Debtor or Guarantor thereunder, or any limitation on the method or terms of payment thereunder which may now or hereafter be caused or imposed in any manner whatsoever.

5.	This Guaranty is a continuing guaranty, and the
obligations, undertakings and conditions to be performed or observed by Guarantor under this Guaranty shall not be affected or impaired by reason of the happening from time to time of the following with respect to the Documents, all without notice to, or the further consent of, Guarantor:

(a)	the waiver by FFCA of the observance or performance
by Debtor or Guarantor of any of the obligations, undertakings, conditions or other provisions contained in any of the Documents, except to the extent of such waiver;

(b)	the extension, in whole or in part, of the time for
payment of any amount owing or payable under the Documents;

(c)	the modification or amendment (whether material or
otherwise) of any of the obligations of Debtor under, or any other provisions of, any of the Documents, except to the extent of such modification or amendment;

(d)	the taking or the omission of any of the actions
referred to in any of the Documents (including, without limitation, the giving of any consent referred to therein);

(e)	any failure, omission, delay or lack on the part of
FFCA to enforce, assert or exercise any provision of the Documents, including any right, power or remedy conferred on FFCA in any of the Documents or any action on the part of FFCA granting indulgence or extension in any form;

(f)	the assignment to or assumption by any third party
of any or all of the rights or obligations of Debtor under all or any of the Documents;

(g)	the release or discharge of Debtor from the
performance or observance of any obligation, undertaking or condition to be performed by Debtor under any of the Documents by operation of law, including any rejection or disaffirmance of any of the Documents in any bankruptcy or similar proceedings;

(h)	the receipt and acceptance by FFCA or any other
person or entity of notes, checks or other instruments for the payment of money and extensions and renewals thereof;

(i)	any action, inaction or election of remedies by FFCA
which results in any impairment or destruction of any subrogation rights of Guarantor, or any rights of Guarantor to proceed against any other person or entity for reimbursement;

(j)	any setoff, defense, counterclaim, abatement,
recoupment, reduction, change in law or any other event or circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor, indemnitor or surety under the laws of the State of Arizona, the state in which the Premises is located or any other jurisdiction; and

(k)	the termination or renewal of any of the Obligations
or any other provision thereof.

6.	Guarantor represents and warrants to FFCA that:


(a)	Neither the execution nor delivery of this Guaranty
nor fulfillment of nor compliance with the terms and provisions hereof will conflict with, or result in a breach of the terms or conditions of, or constitute a default under, any agreement or instrument to which Guarantor is now a party or by which Guarantor may be bound, or result in the creation of any lien, charge or encumbrance upon any property or assets of Guarantor, which conflict, breach, default, lien, charge or encumbrance could result in a material adverse change in the financial condition of Guarantor;

(b)	No further consents, approvals or authorizations are
required for the execution and delivery of this Guaranty by Guarantor or for Guarantor's compliance with the terms and provisions of this Guaranty;

(c)	This Guaranty is the legal, valid and binding
agreement of Guarantor and is enforceable against Guarantor in accordance with its terms, except as may be affected by any bankruptcy, insolvency, moratorium, fraudulent conveyance or similar laws now or hereafter in effect for the benefit of creditors and general principles of equity;

(d)	Guarantor has the full power, authority, capacity
and legal right to execute and deliver this Guaranty, and, to the extent Guarantor is a corporation, partnership, limited liability company or other form of entity, the parties executing this Guaranty on behalf of Guarantor are fully authorized and directed to execute the same to bind Guarantor;

(e)	Guarantor is not a "foreign corporation," "foreign
partnership," "foreign trust," or "foreign estate," as those terms are defined in the U.S. Internal Revenue Code and the regulations promulgated thereunder. Guarantor's Social Security Number or Federal Tax Identification Number is accurately set forth herein next to the signature of Guarantor;

(f)	Guarantor has delivered to FFCA either audited
financial statements or, if Guarantor does not have audited financial statements, certified financial statements. Such financial statements and other information relating to Guarantor heretofore delivered to FFCA are true, correct and complete in all material respects as of the date of this Guaranty.
Guarantor understands that FFCA is relying upon such information, and Guarantor represents that such reliance is reasonable. The financial statements of Guarantor delivered by Debtor to FFCA pursuant to the Loan Agreement have been prepared in accordance with generally accepted accounting principles consistently applied and accurately reflect, as of the date of such financial statements, the financial condition of Guarantor;

(g)	During the term of this Guaranty, (i) Guarantor will
not transfer or dispose of any material part of its assets except in the ordinary course of business for full and fair consideration and reasonably equivalent value and (ii) Guarantor shall not, without the prior written consent of FFCA, sell, assign, transfer, mortgage, pledge, convey or encumber any interest in Guarantor (or the interest of any entity directly or indirectly controlling Guarantor), whether voluntarily, involuntarily or by operation of law or otherwise, including, without limitation, by merger, consolidation, dissolution, voluntary or involuntary sale or by the creation or issuance of new stock of Guarantor by which an aggregate of more than 10% of the stock in Guarantor shall be vested in a party or parties who are not stockholders on the date of this Guaranty; notwithstanding the foregoing, a transfer by devise or descent or by operation of law upon the death of a stockholder of Guarantor shall not be deemed to be a violation of this paragraph.

(h)	Guarantor will furnish FFCA annually, within ninety
(90) days after the close of each calendar year, a financial statement consisting of a balance sheet and such other financial information as FFCA may reasonably request; and

(i)	The Documents are conclusively presumed to have been
signed in reliance on this Guaranty, and the assumption by Guarantor of its obligations under this Guaranty results in direct financial benefit to Guarantor.

7.	This Guaranty shall commence upon execution and delivery
of any of the Documents and shall continue in full force and effect until all of the Obligations are duly, finally and permanently paid, performed and discharged and are not subject to any right of reborrowing or extension by Debtor, and FFCA gives Guarantor written notice of the full and final satisfaction of the Obligations. The Obligations shall not be considered fully paid, performed and discharged unless and until all payments by Debtor to FFCA are no longer subject to any right on the part of any person whomsoever, including but not limited to Debtor, Debtor as a debtor-in-possession and/or any trustee in bankruptcy, to disgorge such payments or seek to recoup the amount of such payments or any part thereof. The foregoing shall include, by way of example and not by way of limitation, all rights to recover preferences voidable under Title 11 of the United States Bankruptcy Code, 11 U.S.C. Sec. 101 et seq., as amended (the "Code"). In the event that any such payments by Debtor to FFCA are disgorged after the making thereof, in whole or in part, or settled without litigation, to the extent of such disgorgement or settlement, Guarantor shall be liable for the full amount FFCA is required to repay plus interest, late charges, attorney's fees and any and all expenses paid or incurred by FFCA in connection therewith.


8.	Guarantor shall neither have any right of subrogation,
indemnity or reimbursement nor hold any other claim against Debtor, and Guarantor does hereby release Debtor from any and all claims by Guarantor now or hereafter arising against Debtor. Furthermore, Guarantor hereby unconditionally and irrevocably waives (a) any right to participate in any security now or hereafter held by FFCA or in any claim or remedy of FFCA or any other person against Debtor with respect to the Obligations, (b) any statute of limitations affecting Guarantor's liability hereunder, (c) all principles and provisions of law which conflict with the terms of this Guaranty, and (d) diligence, presentment, protest, demand for performance, notice of nonperformance, notice of intent to accelerate and acceleration, notice of protest, notice of dishonor, notice of execution of any Documents, notice of extension, renewal, alteration or amendment, notice of acceptance of this Guaranty, notice of defaults under any of the Documents and all other notices whatsoever.

9.	Notwithstanding the preceding Section 8, in the event that
Guarantor shall have any claims against Debtor, any indebtedness of Debtor now or hereafter held by Guarantor is hereby subordinated to the indebtedness of Debtor to FFCA. Any such indebtedness of Debtor to Guarantor, if FFCA so requests, shall be collected, enforced and received by Guarantor as trustee for FFCA and be paid over to FFCA on account of the Obligations, but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Guaranty.

10.	It is not necessary for FFCA to inquire into the powers of
Debtor or its officers, directors, partners or agents acting or purporting to act on its behalf, and Guarantor shall be liable for the obligations of Debtor in accordance with their terms notwithstanding any lack of authorization or defect in execution or delivery by Debtor.

11.	In addition to the amounts guaranteed under this Guaranty,
Guarantor agrees to pay (i) all of FFCA's attorneys' fees and other costs and expenses which may be incurred by FFCA in the enforcement of this Guaranty and (ii) interest (including postpetition interest to the extent a petition is filed by or against Debtor under the Code) at the Default Rate (as defined in the Note) on any Obligations not paid when due.

12.	This Guaranty shall apply to the parties hereto and their
successors and assigns according to the context hereof and without regard to the number or gender of words or expressions used herein.

13.	Guarantor hereby agrees to indemnify and hold harmless
FFCA from any loss, cause of action, claim, cost, expense or fee, including but not limited to attorney's fees, suffered or occasioned by the failure of Debtor to satisfy its obligations under the Documents. The agreement to indemnify FFCA contained in this paragraph shall be enforceable notwithstanding the invalidity or unenforceability of the Documents or any of them or the invalidity or unenforceability of any other paragraph contained in this Guaranty.


14.	All moneys available to FFCA for application in payment or
reduction of the liabilities of Debtor under the Documents may be applied by FFCA to the payment or reduction of such liabilities of Debtor, in such manner, in such amounts and at such time or times as FFCA may elect.

15.	All notices, demands, requests, consents, approvals or
other instruments required or permitted to be given pursuant to this Guaranty shall be in writing and given by (i) hand delivery,
(ii) facsimile, (iii) express overnight delivery service or (iv) certified or registered mail, return receipt requested, and shall be deemed to have been delivered upon (a) receipt, if hand delivered,
(b) transmission, if delivered by facsimile, (c) the next business day, if delivered by express overnight delivery service or (d) the third business day following the day of deposit of such notice with the United States Postal Service, if sent by certified or registered mail, return receipt requested. Notices shall be provided to the addresses (or facsimile numbers, as applicable) specified below:

If to Guarantor:	E-Z Serve Corporation
2550 North Loop West
Suite 600
Houston, TX 77092
Attention: 	Mr. Bob E. Bailey
Treasurer
Telephone:	(713) 684-4318
Telecopy:	(713) 684-4367

If to FFCA:	Dennis L. Ruben, Esq.
Executive Vice President and General
Counsel
FFCA Acquisition Corporation
17207 North Perimeter Drive
Scottsdale, AZ  85255
Telephone:	(602) 585-4500
Telecopy:	(602) 585-2226

or to such other address or such other person as either Guarantor or FFCA may from time to time hereafter specify to the other party in a notice delivered in the manner provided above.


16.	This Guaranty is made, executed and delivered in the State
of Arizona, and it is the intent of Guarantor and FFCA that this Guaranty shall be deemed to be a contract made under and governed by the internal laws of the State of Arizona. For purposes of any action or proceeding involving this Guaranty, Guarantor submits to the jurisdiction of all federal and state courts located in the State of Arizona and consents that it may be served with any process or paper by registered mail or by personal service within or without the State of Arizona in accordance with applicable law. Furthermore, Guarantor waives and agrees not to assert in any such action, suit or proceeding that it is not personally subject to the jurisdiction of such courts, that the action, suit or proceeding is brought in an inconvenient forum or that venue of the action, suit or proceeding is improper. Nothing contained in this section shall limit or restrict the right of FFCA to commence any proceeding in the federal or state courts located in the state in which the Premises is located and/or where Guarantor maintains its chief executive office to the extent FFCA deems such proceeding necessary or advisable to exercise remedies available under the Documents.

17.	Guarantor intends that the business relationship created
between Debtor and FFCA by the Loan Agreement, the Note, the Mortgage and the other Documents is solely that of creditor and debtor and has been entered into by such parties in reliance upon the economic and legal bargains contained in the Documents. Furthermore, Guarantor shall support the intent of Guarantor, Debtor and FFCA that the loan as evidenced by the Documents (the "Loan") does not create a joint venture, partnership, trust, trust agreement or the like, if, and to the extent that, any challenge occurs, and Guarantor shall not assert that the Loan creates a joint venture, partnership, trust, trust agreement or the like.

18.	Guarantor acknowledges that FFCA did not prepare or assist
in the preparation of any of the projected financial figures used by Debtor in analyzing the economic viability and feasibility of the transactions contemplated by the Loan Agreement. Furthermore, Guarantor acknowledges that Debtor has not relied upon, nor may it hereafter rely upon, the analysis undertaken by FFCA in determining the amount of the Loan and that such analysis will not be made available to Debtor.

19.	All of FFCA's rights and remedies under the Documents and
this Guaranty are intended to be distinct, separate and cumulative and no such right and remedy is intended to be in exclusion of or a waiver of any of the others.

20.	This Guaranty is solely for the benefit of FFCA, its
successors and assigns and is not intended to nor shall it be deemed to be for the benefit of any third party, including, without limitation, Debtor.

21.	If any provision of this Guaranty is unenforceable, the
enforceability of the other provisions shall not be affected and they shall remain in full force and effect.


22.	Guarantor agrees to take such action and to sign such
other documents as may be appropriate to carry out the intent of this Guaranty.

23.	Guarantor shall be liable under this Guaranty for the
maximum amount of such liability that can be incurred hereby without rendering this Guaranty, as it relates to Guarantor, voidable under applicable laws relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount. Guarantor agrees that the Obligations may at any time and from time to time exceed the amount of the liability of Guarantor hereunder without impairing this Guaranty or affecting the rights and remedies of FFCA hereunder.

24.	FFCA, BY ACCEPTING THIS GUARANTY, AND GUARANTOR HEREBY
KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT THEY MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY AND ALL ISSUES PRESENTED IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY FFCA OR GUARANTOR AGAINST THE OTHER OR THEIR SUCCESSORS WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS GUARANTY, THE RELATIONSHIP OF FFCA, DEBTOR AND/OR GUARANTOR, DEBTOR'S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE, OR ANY EMERGENCY OR STATUTORY REMEDY. THIS WAIVER BY FFCA AND GUARANTOR OF ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY HAS BEEN NEGOTIATED AND IS A MATERIAL INDUCEMENT FOR FFCA ACCEPTING THIS GUARANTY. FURTHERMORE, GUARANTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT IT MAY HAVE TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL AND INDIRECT DAMAGES FROM FFCA WITH RESPECT TO ANY AND ALL ISSUES PRESENTED IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY GUARANTOR AGAINST FFCA OR ITS SUCCESSORS WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS GUARANTY OR ANY DOCUMENTS CONTEMPLATED HEREIN OR RELATED HERETO. THE WAIVER BY GUARANTOR OF ANY RIGHT IT MAY HAVE TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL AND INDIRECT DAMAGES HAS BEEN NEGOTIATED AND IS A MATERIAL INDUCEMENT FOR FFCA ACCEPTING THIS GUARANTY.

25.	At all times while the Obligations are outstanding,
Guarantor and Debtor shall maintain a consolidated net worth of at least $25,000,000.00, as determined in accordance with generally accepted accounting principles consistently applied.

IN WITNESS WHEREOF, the undersigned Guarantor has executed this
Guaranty effective as of the        day of December, 1997.


GUARANTOR:

Federal Tax I.D. Number:		E-Z SERVE CORPORATION, a
Delaware
 corporation
75-2168773

By
Bob E. Bailey
Treasurer

STATE OF ARIZONA		]
] SS.
COUNTY OF MARICOPA		]


The foregoing instrument was acknowledged before me on this
   day of December, 1997, by Bob E. Bailey, Treasurer of E-Z Serve Corporation, a Delaware corporation, on behalf of the corporation.



Notary Public
My Commission Expires:








05/58905.3
FFCA No. 8000-
Unit No.
[City, State]



05/58905.3
FFCA No. 8000-
Unit No.
10
[City, State]



05/58905.3
FFCA No. 8000-
Unit No.
[City, State]

















	LOAN AGREEMENT

THIS LOAN AGREEMENT (this "Agreement") is made as of
December 24, 1997, by and between FFCA ACQUISITION CORPORATION, a Delaware corporation ("FFCA"), whose address is 17207 North Perimeter Drive, Scottsdale, Arizona 85255, and E-Z SERVE CONVENIENCE STORES, INC., a Delaware corporation ("Debtor"), whose address is 2550 North Loop West, Suite 600, Houston, Texas 77092.

PRELIMINARY STATEMENT:

Unless otherwise expressly provided herein, all defined terms used in this Agreement shall have the meanings set forth in Section 1.
 Debtor has requested from FFCA, and applied for, the Loans to provide refinancing for the Premises, and for no other purpose whatsoever.
 Each Loan will be evidenced by a Note and secured by a first priority security interest in the corresponding Premises pursuant to a Mortgage. FFCA has committed to make the Loans pursuant to the terms and conditions of the Commitment, this Agreement and the other Loan Documents.

	AGREEMENT:

In consideration of the mutual covenants and provisions of this Agreement, the parties agree as follows:

1.	Definitions.  The following terms shall have the
following meanings for all purposes of this Agreement:

"Action" has the meaning set forth in Section 10.A(4).

"Additional Premises" shall have the meaning set forth in the Equipment Loan Agreement.

"Affiliate" means any Person which directly or indirectly controls, is under common control with, or is controlled by any other Person. For purposes of this definition, "controls", "under common control with" and "controlled by" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person or entity, whether through ownership of voting securities or otherwise.

"Closing" shall have the meaning set forth in Section 4.

"Closing Date" shall have the meaning set forth in Section 4.


"Code" means the United States Bankruptcy Code, 11 U.S.C.
Sec. 101 et seq., as amended.

"Commitment" means that certain Commitment Letter dated
October 22, 1997 between FFCA and Guarantor, and any amendments or supplements thereto.

"Counsel" means legal counsel to Debtor and Guarantor, licensed in the states in which (i) the Premises are located and (ii) Debtor and Guarantor maintain their respective chief executive offices, as selected by Debtor and Guarantor and approved by FFCA.

"Debtor Entities" means, collectively, Debtor, Guarantor and any Affiliate of Debtor or Guarantor.

"De Minimis Amounts" shall mean, with respect to any given level of Hazardous Materials, that level or quantity of Hazardous Materials in any form or combination of forms which does not constitute a material violation of any Environmental Laws and is customarily employed in, or associated with, similar businesses located in the states in which the Premises are located, including, without limitation, the retail sale of petroleum products by Debtor in the ordinary course of business.

"Disclosures" has the meaning set forth in Section 14.P.

"Environmental Condition" means any condition with respect to soil, surface waters, groundwaters, land, stream sediments, surface or subsurface strata, ambient air and any environmental medium comprising the Premises, whether or not yet discovered, which could or does result in any damage, loss, cost, expense, claim, demand, order or liability to or against Debtor or FFCA by any third party (including, without limitation, any Governmental Authority), including, without limitation, any condition resulting from the operation of Debtor's business, business at the Premises and/or any activity or operation formerly conducted by any person or entity on or off the Premises.

"Environmental Disclosure" means that information set forth in the attached Schedule I with respect to the Environmental Condition of the Premises.

"Environmental Indemnity Agreement" or "Environmental Indemnity Agreements" means, as the context may require, the environmental indemnity agreement dated as of the date of this Agreement to be executed by Debtor for the benefit of FFCA with respect to a Premises or the environmental indemnity agreements dated as of the date of this Agreement to be executed by Debtor for the benefit of FFCA with respect to all of the Premises, as the same may be amended from time to time. An Environmental Indemnity Agreement will be executed for each Premises.


"Environmental Insurer" means such environmental insurance company as FFCA may select in its sole discretion.

"Environmental Laws" means any present and future federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law, relating to Hazardous Materials, Regulated Substances or USTs and/or the protection of human health or the environment by reason of a Release or a Threatened Release of Hazardous Materials or relating to liability for or costs of Remediation or prevention of Releases. "Environmental Laws" includes, but is not limited to, the following statutes, as amended, any successor thereto, and any regulations promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations and the like addressing similar issues: the Comprehensive Environmental Response, Compensation and Liability Act; the Emergency Planning and Community Right-to-Know Act; the Hazardous Materials Transportation Act; the Resource Conservation and Recovery Act (including but not limited to Subtitle I relating to USTs); the Solid Waste Disposal Act; the Clean Water Act; the Clean Air Act; the Toxic Substances Control Act; the Safe Drinking Water Act; the Occupational Safety and Health Act; the Federal Water Pollution Control Act; the Federal Insecticide, Fungicide and Rodenticide Act; the Endangered Species Act; the National Environmental Policy Act; and the River and Harbors Appropriation Act. "Environmental Laws" also includes, but is not limited to, any present and future federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law: conditioning transfer of property upon a negative declaration or other approval of a Governmental Authority with respect to Hazardous Materials; requiring notification or disclosure of Releases or other environmental condition of the Premises to any Governmental Authority or other person or entity, whether or not in connection with transfer of title to or interest in property; imposing conditions or requirements relating to Hazardous Materials, Regulated Substances or USTs in connection with permits or other authorization for lawful activity; relating to the handling and disposal of solid or hazardous waste; relating to nuisance, trespass or other causes of action related to Hazardous Materials, Regulated Substances or USTs; and relating to wrongful death, personal injury, or property or other damage in connection with the physical condition or use of the Premises by reason of the presence of Hazardous Materials, Regulated Substances or USTs in, on, under or above the Premises.

"Environmental Policies" means those certain environmental insurance policies issued by Environmental Insurer to FFCA with respect to the Premises, which Environmental Policies shall be in form and substance satisfactory to FFCA in its sole discretion.

"Equipment Loan Agreement" means that certain Equipment Loan
Agreement dated as of the date of this Agreement between FFCA and Debtor, as the same may be amended from time to time.

"Equipment Loan" means the loan evidenced by the Equipment
Note.


"Equipment Loan Documents" means the "Loan Documents" as defined in the Equipment Loan Agreement.

"Equipment Note" has the meaning set forth in the Equipment
Loan Agreement.

"Equipment Premises" means the "Premises" as defined in the Equipment Loan Agreement.

"Event of Default" has the meaning set forth in Section 10.

"Excluded Property" means any books, records or computer systems other than those located at the Premises related specifically to the Premises, any inventory wherever located, any Intangibles (as defined in the Mortgages) relating to or necessary or desirable in connection with the sale or other disposition of inventory and any leases of equipment at the Premises with third-parties.

"E-Z Serve Facility" means the convenience store and gasoline station concepts operated by Debtor at the Premises as of the Closing Date, or such other concept of convenience store and gasoline station owned or operated by Debtor and approved by FFCA as contemplated by
Section 14.Q.

"FCCR Amount" has the meaning set forth in Section 10.A(6).

"Fee" means an underwriting, site assessment, valuation, processing and commitment fee equal to 1% of the sum of the Loan
Amounts for all of the Premises, which Fee shall be payable as set forth in Section 3.

"FFCA Entities" means, collectively, FFCA, Franchise Finance and any Affiliate of FFCA or Franchise Finance.

"Franchise Finance" means Franchise Finance Corporation of
America, a Delaware corporation, and its successors.

"Governmental Authority" means any governmental authority, agency, department, commission, bureau, board, instrumentality, court or quasi-governmental authority of the United States, the states where the Premises are located or any political subdivision thereof.

"Guarantor" means E-Z Serve Corporation, a Delaware corporation.


"Guaranty" or "Guaranties" means, as the context may require, the unconditional guaranty of payment and performance dated as of the date of this Agreement to be executed by Guarantor for the benefit of FFCA with respect to each Loan corresponding to a Premises or the unconditional guaranties of payment and performance dated as of the date of this Agreement to be executed by Guarantor for the benefit of FFCA with respect to all of the Loans, as the same may be amended from time to time. A Guaranty will be executed by Guarantor with respect to each Loan.

"Hazardous Materials" means (a) any toxic substance or hazardous waste, substance, solid waste or related material, or any pollutant or contaminant; (b) radon gas, asbestos in any form which is or could become friable, urea formaldehyde foam insulation, transformers or other equipment which contains dielectric fluid containing levels of polychlorinated biphenyls in excess of federal, state or local safety guidelines, whichever are more stringent, or any petroleum product; (c) any substance, gas, material or chemical which is or may be defined as or included in the definition of "hazardous substances," "toxic substances," "hazardous materials," hazardous wastes" or words of similar import under any Environmental Laws; and
(d) any other chemical, material, gas or substance the exposure to or release of which is or may be prohibited, limited or regulated by any Governmental Authority that asserts or may assert jurisdiction over the Premises or the operations or activity at the Premises, or any chemical, material, gas or substance that does or may pose a hazard to the health and/or safety of the occupants of the Premises or the owners and/or occupants of property adjacent to or surrounding the Premises.

"Indemnified Parties" has the meaning set forth in Section 12.

"Loan" or "Loans" means, as the context may require, the loan for each Premises, or the loans for all of the Premises, described in
Section 2.

"Loan Amount" or "Loan Amounts" means, as the context may require, the aggregate amount set forth in Section 2 or, with respect to each Premises, the individual amount set forth in Exhibit A.

"Loan Documents" means, collectively, this Agreement, the Notes, the Mortgages, the Environmental Indemnity Agreements, the UCC Financing Statements, the Guaranties and all other documents executed in connection therewith or contemplated thereby.

"Material Adverse Effect" means a material adverse effect on
(i) the contemplated business, condition, worth or operations of Debtor or the Premises, or (ii) Debtor's ability to perform its obligations under the Loan Documents.

"Modified FCCR Amount" has the meaning set forth in Section
10.A(6).


"Mortgage" or "Mortgages" means, as the context may require, the deed of trust, deed to secure debt or mortgage dated as of the date of this Agreement to be executed by Debtor for the benefit of FFCA with respect to a Premises or the deeds of trust, deeds to secure debt or mortgages dated as of the date of this Agreement to be executed by Debtor for the benefit of FFCA with respect to all of the Premises, as the same may be amended from time to time. A Mortgage will be executed for each Premises.

"Note" or "Notes" means, as the context may require, the promissory note dated as of the date of this Agreement to be executed by Debtor in favor of FFCA with respect to a Premises or the promissory notes dated as of the date of this Agreement to be executed by Debtor in favor of FFCA with respect to all of the Premises, as the same may be amended from time to time, including, without limitation, as a result of the payment of the FCCR Amount or the Modified FCCR Amount pursuant to Section 10. A Note will be executed for each Premises in the Loan Amount corresponding to such Premises. Certain of the Notes will provide for the calculation of interest at a fixed-rate of interest and the remainder of the Notes will provide for the calculation of interest at a variable rate of interest, as indicated on the attached Exhibit A.

"Other Agreements" means, collectively, all agreements and instruments between, among or by (1) any of the Debtor Entities, and, or for the benefit of, (2) any of the FFCA Entities, including, without limitation, promissory notes and guaranties, but excluding the Loan Documents and the Equipment Loan Documents.

"Participation" has the meaning set forth in Section 14.P.

"Permitted Encumbrances" means

(a)	liens for taxes, assessments or other governmental
charges not yet due and payable or being contested in good faith, for which appropriate reserves have been made or indemnities provided (which reserves and indemnities shall be subject to FFCA's reasonable approval) and the failure to pay such taxes, assessments and/or governmental charges or levies will not result in imminent danger of any Premises being sold, foreclosed upon, forfeited or lost; and

(b)	liens of landlords, carriers, warehousemen,
mechanics, materialmen and other similar liens for sums not more than 60 days delinquent or which are being contested in good faith, have been satisfactorily bonded over or for which appropriate reserves have been made or indemnities provided (which reserves and indemnities shall be subject to FFCA's reasonable approval) and the failure to pay such sums will not result in imminent danger of any Premises being sold, foreclosed upon, forfeited or lost.

"Permitted Exceptions" means (i) those recorded easements, restrictions, liens and encumbrances set forth as exceptions in the title insurance policies issued by Title Company to FFCA and approved by FFCA in connection with the Loans, (ii) Permitted Encumbrances, and
(iii) PMSI Liens.


"Person" means any individual, corporation, partnership, limited liability company, trust, unincorporated organization, Governmental Authority or any other form of entity.

"PMSI Liens" means purchase money security interests in equipment located at the Premises in favor of third party lenders or vendors.

"Premises" means the parcel or parcels of real estate corresponding to the FFCA File Numbers and addresses identified on Exhibit A attached hereto, together with all rights, privileges and appurtenances associated therewith and all buildings, fixtures and other improvements, equipment, trade fixtures, appliances and other tangible personal property now or hereafter located thereon (whether or not affixed to such real estate), provided, that, the Premises shall not include inventory or any other Excluded Property. As used herein, the term "Premises" shall mean either a singular property or all of the properties collectively, as the context may require.

"Questionnaires" means the environmental questionnaires completed by Debtor with respect to the Premises and submitted to Environmental Insurer in connection with the issuance of the Environmental Policies.

"Regulated Substances" means "petroleum" and "petroleum-based substances" or any similar terms described or defined in any Environmental Laws and any applicable federal, state, county or local laws applicable to or regulating USTs.

"Release" means any presence, release, deposit, discharge, emission, leaking, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Materials, Regulated Substances or USTs.

"Remediation" means any response, remedial, removal, or corrective action, any activity to cleanup, detoxify, decontaminate, contain or otherwise remediate any Hazardous Material, Regulated Substances or USTs, any actions to prevent, cure or mitigate any Release, any action to comply with any Environmental Laws or with any permits issued pursuant thereto, any inspection, investigation, study, monitoring, assessment, audit, sampling and testing, laboratory or other analysis, or any evaluation relating to any Hazardous Materials, Regulated Substances or USTs.

"Securitization" has the meaning set forth in Section 14.P.

"Securitized Loan Pool" means any pool or group of loans that are a part of any Securitization transaction.


"Substitute Premises" means one or more parcels of real property substituted for a Premises in accordance with the requirements of Section 13, together with all rights, privileges and appurtenances associated therewith, and all buildings, fixtures and other improvements located thereon (whether or not affixed to such real estate). Where two or more parcels of real property comprise a Substitute Premises, such parcels or interests shall be aggregated and deemed to constitute the Substitute Premises for all purposes of this Agreement.

"Threatened Release" means a substantial likelihood of a Release which requires action to prevent or mitigate damage to the soil, surface waters, groundwaters, land, stream sediments, surface or subsurface strata, ambient air or any other environmental medium comprising or surrounding the Premises which may result from such Release.

"Title Company" means the title insurance company described in
Section 4.

"Transfer" has the meaning set forth in Section 14.P.

"UCC Financing Statements" means such UCC Financing Statements as FFCA shall require to be executed and delivered by Debtor with respect to the transactions contemplated by this Agreement.

"USTs" means any one or combination of tanks and associated piping systems used in connection with the storage, dispensing and general use of Regulated Substances.

2.	Transaction; Prepayment of Notes.  (a) On the terms and
subject to the conditions set forth in the Loan Documents, FFCA shall make the Loans. The Loans will be evidenced by the Notes and secured by the Mortgages. Guarantor will provide further security for the Loans by executing and delivering the Guaranties. Debtor shall repay the outstanding principal amount of the Loans together with interest thereon in the manner and in accordance with the terms and conditions of the Notes and the other Loan Documents. The aggregate Loan Amount shall be $51,912,000.00, allocated among the Premises as set forth on the attached Exhibit A. The Loans shall be advanced at the Closing in cash or otherwise immediately available funds subject to the terms and conditions of this Agreement.

(b) The Notes may be prepaid subject to the satisfaction of the conditions precedent to prepayment set forth in the Notes and provided:

(i) no Event of Default shall have occurred and be continuing under this Agreement; and


(ii) except as contemplated by the following sentence, all of Debtor's obligations under the Equipment Note and the other Equipment Loan Documents shall have been satisfied and discharged in full. FFCA agrees that if the conditions precedent to prepayment set forth in the Notes and in the preceding subitem (i) are satisfied, Debtor may (A) prepay up to 30 of the Notes prior to Debtor's obligations under the Equipment Note and the other Equipment Loan Documents being satisfied and discharged in full; and (B) prepay up to an additional 30 of the Notes prior to Debtor's obligations under the Equipment Note and the other Equipment Loan Documents being satisfied and discharged in full if Debtor shall have first paid down at least $2,000,000.00 of the principal balance of the Equipment Note prior to the prepayment of any such additional 30 Notes.

3.	Underwriting, Site Assessment, Valuation, Processing and
Commitment Fee. Debtor paid FFCA a portion of the Fee pursuant to the Commitment, and such portion was deemed fully earned when received.
 The remainder of the Fee shall be paid at the Closing and shall be deemed nonrefundable and fully earned upon the Closing. The Fee shall be applied by FFCA in payment of FFCA's in house site inspection costs and fees. The balance of the Fee remaining after payment of such costs and fees constitutes FFCA's underwriting, site assessment, valuation, processing and commitment fee. In the event the transaction set forth in this Agreement fails to close due to a breach or default by Debtor under this Agreement, FFCA shall retain the portion of the Fee received by FFCA (without affecting or limiting FFCA's remedies set forth in this Agreement).

4.	Closing.  (a) The Loans shall be closed (the "Closing")
within 30 days following the satisfaction of all of the terms and conditions contained in this Agreement, but in no event shall the date of the Closing be extended beyond December 31, 1997, unless such extension shall be approved by FFCA in its sole discretion (the date on which the Closing shall occur is referred to herein as the "Closing Date").

(b)	FFCA has ordered a title insurance commitment for each
Premises from Lawyers Title Insurance Corporation ("Title Company").
 Prior to the Closing Date, the parties hereto shall deposit with Title Company all documents and moneys necessary to comply with their obligations under this Agreement. Title Company shall not cause the transaction to close unless and until it has received written instructions from FFCA and Debtor to do so. Except for the fees, expenses and costs to be paid from the Fee by FFCA pursuant to
Section 3, all costs of such transaction shall be borne by Debtor, including, without limitation, the cost of title insurance and endorsements, survey charges, the attorneys' fees of Debtor, attorneys' fees and expenses of FFCA, the cost of the environmental reports to be delivered pursuant to Section 9.E, stamp taxes, mortgage taxes, transfer fees, escrow fees and recording fees. All real and personal property and other applicable taxes and assessments and other charges relating to the Premises which are due and payable on or prior to the Closing Date as well as taxes and assessments due and payable subsequent to the Closing Date but which Title Company requires to be paid at Closing as a condition to the issuance of the title insurance policy described in Section 9.C, shall be paid by Debtor at or prior to the Closing. The Closing documents shall be dated as of the Closing Date.


Debtor and FFCA hereby employ Title Company to act as escrow agent in connection with this transaction. Debtor and FFCA will deliver to Title Company all documents, pay to Title Company all sums and do or cause to be done all other things necessary or required by this Agreement, in the reasonable judgment of Title Company, to enable Title Company to comply herewith and to enable any title insurance policy provided for herein to be issued. Title Company is authorized to pay, from any funds held by it for FFCA's or Debtor's respective credit all amounts necessary to procure the delivery of such documents and to pay, on behalf of FFCA and Debtor, all charges and obligations payable by them, respectively. Debtor will pay all charges payable by it to Title Company. Title Company is authorized, in the event any conflicting demand is made upon it concerning these instructions or the escrow, at its election, to hold any documents and/or funds deposited hereunder until an action shall be brought in a court of competent jurisdiction to determine the rights of Debtor and FFCA or to interplead such documents and/or funds in an action brought in any such court. Deposit by Title Company of such documents and funds, after deducting therefrom its charges and its expenses and attorneys' fees incurred in connection with any such court action, shall relieve Title Company of all further liability and responsibility for such documents and funds. Title Company's receipt of this Agreement and opening of an escrow pursuant to this Agreement shall be deemed to constitute conclusive evidence of Title Company's agreement to be bound by the terms and conditions of this Agreement pertaining to Title Company. Disbursement of any funds shall be made by check, certified check or wire transfer, as directed by FFCA. Title Company shall be under no obligation to disburse any funds represented by check or draft, and no check or draft shall be payment to Title Company in compliance with any of the requirements hereof, until it is advised by the bank in which such check or draft is deposited that such check or draft has been honored. Title Company is authorized to act upon any statement furnished by the holder or payee, or a collection agent for the holder or payee, of any lien on or charge or assessment in connection with the Premises, concerning the amount of such charge or assessment or the amount secured by such lien, without liability or responsibility for the accuracy of such statement. The employment of Title Company as escrow agent shall not affect any rights of subrogation under the terms of any title insurance policy issued pursuant to the provisions thereof.

5.	Representations and Warranties of FFCA.  The
representations and warranties of FFCA contained in this Section are being made by FFCA as of the date of this Agreement and the Closing Date to induce Debtor to enter into this Agreement and consummate the transaction contemplated herein, and Debtor has relied, and will continue to rely, upon such representations and warranties from and after the execution of this Agreement and the Closing. FFCA represents and warrants to Debtor as follows:

A.	Organization of FFCA.  FFCA has been duly formed,
is validly existing and has taken all necessary action to authorize the execution, delivery and performance by FFCA of this Agreement.

B.	Authority of FFCA.  The person who has executed
this Agreement on behalf of FFCA is duly authorized so to do.


C.	Enforceability.  Upon execution by FFCA, this
Agreement shall constitute the legal, valid and binding obligation of FFCA, enforceable against FFCA in accordance with its terms.

All representations and warranties of FFCA made in this Agreement shall survive the Closing.

6.	Representations and Warranties of Debtor.  The
representations and warranties of Debtor contained in this Section are being made by Debtor as of the date of this Agreement and the Closing Date to induce FFCA to enter into this Agreement and consummate the transaction contemplated herein, and FFCA has relied, and will continue to rely, upon such representations and warranties from and after the execution of this Agreement and the Closing. Debtor represents and warrants to FFCA as follows:

A.	Information and Financial Statements.  Debtor has
delivered to FFCA audited financial statements concerning itself and Guarantor and certain other information concerning itself and Guarantor, which financial statements and other information are true, correct and complete in all material respects; and no material adverse change has occurred with respect to any such financial statements and other information provided to FFCA since the date such financial statements and other information were prepared or delivered to FFCA. Debtor understands that FFCA is relying upon such financial statements and information and Debtor represents that such reliance is reasonable. All such financial statements were prepared in accordance with generally accepted accounting principles consistently applied and accurately reflect as of the date of this Agreement and the Closing Date, the financial condition of each entity to which they pertain.

B.	Organization and Authority.  (1)  Debtor is duly
organized, validly existing and in good standing under the laws of its state of incorporation, and qualified as a foreign corporation to do business in each of the states where the Premises are located. All necessary corporate action has been taken to authorize the execution, delivery and performance of this Agreement and of the other documents, instruments and agreements provided for herein.

(2)	The person(s) who have executed this Agreement on
behalf of Debtor are duly authorized so to do.


C.	Enforceability of Documents.  Upon execution by
Debtor and Guarantor, as applicable, this Agreement and the other documents, instruments and agreements to be executed in connection with this Agreement, shall constitute the legal, valid and binding obligations of Debtor and Guarantor, as applicable, enforceable against Debtor and Guarantor, as applicable, in accordance with their respective terms, except as may be affected by any bankruptcy, insolvency, moratorium, fraudulent conveyance or similar laws now or hereafter in effect for the benefit of creditors and general principles of equity.

D.	Litigation.  There are no suits, actions,
proceedings or investigations pending or threatened against or involving Debtor, Guarantor or the Premises before any arbitrator or Governmental Authority which could reasonably result in any material adverse change in the contemplated business, condition, worth or operations of Debtor, Guarantor or the Premises.

E.	Absence of Breaches or Defaults.  Neither Debtor
nor Guarantor is, and the authorization, execution, delivery and performance of this Agreement and the documents, instruments and agreements provided for herein will not result, in any breach or default under any other document, instrument or agreement to which Debtor or Guarantor, as applicable, is a party or by which Debtor, Guarantor, the Premises or any of the property of Debtor or Guarantor is subject or bound, except such breaches or defaults as would not have a Material Adverse Effect. The authorization, execution, delivery and performance of this Agreement and the documents, instruments and agreements provided for herein will not violate any applicable law, statute, regulation, rule, ordinance, code, rule or order.

F.	Utilities.  The Premises are served by ample public
utilities to permit full utilization of the Premises for their intended purpose and all utility connection fees and use charges due as of the Closing Date have been paid in full.

G.	Intended Use and Zoning; Compliance With Laws.
Debtor intends to use the Premises solely for the operation of E-Z Serve Facilities, and related ingress, egress and parking, and for no other purposes. Each of the Premises is in material compliance with all applicable zoning requirements and the use of each of the Premises as an E-Z Serve Facility does not constitute a nonconforming use under applicable zoning requirements, except such nonconforming uses which have been approved by all applicable Governmental Authorities. The Premises comply with all applicable statutes, regulations, rules, ordinances, codes, licenses, permits, orders and approvals of each Governmental Authority having jurisdiction over the Premises, including, without limitation, all health, building, fire, safety and other codes, ordinances and requirements, all applicable standards of the National Board of Fire Underwriters and the Americans With Disabilities Act of 1990 and all policies or rules of common law, in each case, as amended, and any judicial or administrative interpretation thereof, including any judicial order, consent, decree or judgment applicable to Debtor, except such failures to comply as would not have a Material Adverse Effect.


H.	Area Development; Wetlands.  No condemnation or
eminent domain proceedings affecting the Premises have been commenced or, to the best of Debtor's knowledge, are contemplated. To the best of Debtor's knowledge, the areas where the Premises are located have not been declared blighted by any Governmental Authority. The Premises and/or the real property bordering the Premises are not designated by any Governmental Authority as a wetlands.

I.	Access.  There are adequate rights of access to
public roads and ways available to the Premises to permit full utilization of the Premises for their intended purposes and, to Debtor's knowledge, all such public roads and ways have been completed and dedicated to public use.

J.	Condition of Premises.  The Premises, including the
equipment located thereon, are of such workmanship and materials, fully equipped and operational, in good condition and repair, free from material structural defects, orderly and sanitary, safe, well-lit, decorated and well-maintained as is consistent with Debtor's standards currently in effect for E-Z Serve convenience stores and gasoline stations.

K.	Environmental.  The information and disclosures in
the Questionnaires are true, correct and complete in all material respects, FFCA and Environmental Insurer may rely on such information and disclosures, and the person or persons executing the Questionnaires were duly authorized to do so.

L.	Title to Premises; First Priority Lien.  Fee title
to each of the Premises is vested in Debtor, free and clear of all liens, encumbrances, charges and security interests of any nature whatsoever, except the Permitted Exceptions. Debtor is the owner of all equipment, trade fixtures, appliances and other personal property located on or at each of the Premises free and clear of all liens, encumbrances, charges and security interests of any nature whatsoever except PMSI Liens, Permitted Encumbrances and Excluded Property. Upon Closing, FFCA shall have a first priority lien upon and security interest in each of the Premises pursuant to the Mortgages and the UCC Financing Statements, subject only to the Permitted Exceptions and Permitted Encumbrances.

M.	No Other Agreements and Options.  Neither Debtor,
Guarantor nor the Premises are subject to any commitment, obligation, or agreement, including, without limitation, any right of first refusal, option to purchase or lease granted to a third party, which could or would prevent or hinder FFCA in making the Loans or prevent or hinder Debtor or Guarantor from fulfilling their respective obligations under this Agreement or the other Loan Documents.


N.	No Mechanics' or Construction Liens.  There are no
outstanding past due accounts payable in favor of any materialman, laborer, or any other person or entity in connection with labor or materials furnished to or performed on any portion of the Premises; Debtor shall be responsible for any and all claims for mechanics' or construction liens and accounts payable that have arisen or may subsequently arise due to agreements entered into for and/or any work performed on, or materials supplied to the Premises prior to the Closing Date; and Debtor shall and does hereby agree to defend, indemnify and forever hold FFCA and FFCA's designees harmless from and against any and all such mechanics' and construction lien claims, accounts payable or other commitments relating to the Premises.

O.	No Reliance.  Debtor acknowledges that FFCA did not
prepare or assist in the preparation of any of the projected financial information used by Debtor in analyzing the economic viability and feasibility of the transaction contemplated by this Agreement. Furthermore, Debtor acknowledges that it has not relied upon, nor may it hereafter rely upon, the analysis undertaken by FFCA in determining the Loan Amounts, and such analysis will not be made available to Debtor.

All representations and warranties of Debtor made in this Agreement shall be and will remain true and complete as of and subsequent to the Closing Date as if made and restated in full as of such time and shall survive the Closing. Debtor acknowledges and agrees that Environmental Insurer may rely on the environmental representations and warranties set forth in the preceding subsection K, that Environmental Insurer is an intended third-party beneficiary of such representations and warranties and that Environmental Insurer shall have all rights and remedies available at law or in equity as a result of a breach of such representations and warranties, including, to the extent applicable, the right of subrogation.

7.	Covenants.  Debtor covenants to FFCA from and after the
Closing Date as follows:

A.	Inspections.  Debtor shall, at all reasonable
times, (i) provide FFCA and FFCA's officers, employees, agents, advisors, attorneys, accountants, architects, and engineers with access to the Premises, all drawings, plans, and specifications for the Premises in possession of Debtor or Guarantor, all engineering reports relating to the Premises in the possession of Debtor or Guarantor, the files and correspondence relating to the Premises, and the financial books and records, including lists of delinquencies, relating to the ownership, operation, and maintenance of the Premises, and (ii) allow such persons to make such inspections, tests, copies, and verifications as FFCA considers necessary.


B.	Fixed Charge Coverage Ratio.  Until such time as
all of Debtor's obligations under the Notes and the other Loan Documents are paid, satisfied and discharged in full, Debtor shall maintain an aggregate Fixed Charge Coverage Ratio at all of the Premises and the Equipment Premises of at least 1.25:1, as determined on the last day of each fiscal year of Debtor.
 For purposes of this Section, the term "Fixed Charge Coverage Ratio" shall mean with respect to the twelve month period of time immediately preceding the last Sunday of each calendar year, the ratio calculated for such period of time of (a) the sum of Net Income, Depreciation and Amortization, Interest Expense and Operating Lease Expense, less a corporate overhead allocation in an amount equal to $30,000 per Premises and Equipment Premises, to (b) the sum of, without duplication, the FFCA Payments, Operating Lease Expense and the Equipment Payment Amount.

For purposes of this Section, the following terms shall be defined as set forth below:

"Capital Lease" shall mean any lease of any property (whether real, personal or mixed) by Debtor with respect to one or more of the Premises and the Equipment
Premises which lease would, in conformity with generally accepted accounting principles consistently applied, be required to be accounted for as a capital lease on the balance sheet of Debtor. The term "Capital Lease" shall not include any operating lease.

"Debt" shall mean as directly related to all of the Premises and the Equipment Premises and the period of determination (i) indebtedness for borrowed money, (ii) obligations evidenced by bonds, indentures, notes or similar instruments, (iii) obligations to pay the deferred purchase price of property or services, (iv) obligations under leases which should be, in accordance with generally accepted accounting principles consistently applied, recorded as Capital Leases, and
(v) obligations under direct or indirect guarantees in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses
(i) through (iv) above.

"Depreciation and Amortization" shall mean with respect to all of the Premises and the Equipment Premises the depreciation and amortization accruing during any period of determination with respect to Debtor as determined in accordance with generally accepted accounting principles consistently applied.

"Equipment Payment Amount" shall mean for any period of determination the sum of all amounts payable during such period of determination under all (i) leases for equipment located at one or more of the Premises and the Equipment Premises and (ii) all loans secured by equipment located at one or more of the Premises and the Equipment Premises.

"FFCA Payments" shall mean with respect to the period of determination, the sum of all amounts payable under the Notes and the Equipment Note.


"Interest Expense" shall mean for any period of determination, the sum of all interest accrued or which should be accrued in respect of all Debt of Debtor allocable to one or more of the Premises and the Equipment Premises and all business operations thereon during such period (including interest attributable to Capital Leases), as determined in accordance with generally accepted accounting principles consistently applied.

"Net Income" shall mean with respect to the period of determination, the net income or net loss of Debtor allocable to all of the Premises and the Equipment
Premises. In determining the amount of Net Income, (i) adjustments shall be made for nonrecurring gains and losses allocable to the period of determination, (ii) deductions shall be made for, among other things, Depreciation and Amortization, Interest Expense and
Operating Lease Expense allocable to the period of determination, and (iii) no deductions shall be made for
(x) income taxes or charges equivalent to income taxes allocable to the period of determination, as determined in accordance with generally accepted accounting principles consistently applied, or (y) corporate overhead expense allocable to the period of determination.

"Operating Lease Expense" shall mean the expenses incurred by Debtor under any operating leases with respect to one or more of the Premises and the Equipment
Premises and the business operations thereon during the period of determination, as determined in accordance with generally accepted accounting principles consistently applied.


Notwithstanding the foregoing, FFCA shall have the right to divide the Loans (and the corresponding Loan Documents) and the Equipment Loan (and the corresponding Equipment Loan Documents) into one or more Securitized Loan Pools in connection with one or more Securitizations. If any Securitized Loan Pool does not include all of the Loans and the Equipment Loan, Debtor shall, upon notice from FFCA, maintain with respect to each Securitized Loan Pool for which such notice is given an aggregate Fixed Charge Coverage Ratio, as determined on the date set forth above, of at least 1.25:1 for all of the Premises and the Equipment Premises corresponding to the Loans and the Equipment Loan in such Securitized Loan Pool, which Fixed Charge Coverage Ratio requirement shall be in addition to the requirement to maintain an aggregate Fixed Charge Coverage Ratio of at least 1:25:1 for all of the Premises and the Equipment Premises which are not included in a Securitized Loan Pool, and shall apply until such time as all of the Debtor's obligations under the Notes, the Equipment Notes, the other Loan Documents and the other Equipment Loan Documents, as applicable, corresponding to such Loans and the Equipment Loan are paid, satisfied and discharged in full; provided, however, FFCA agrees that at the time of any Securitization, the Loans included in the corresponding Securitized Loan Pool will not have an aggregate Fixed Charge Coverage Ratio which is materially different than the lesser of the aggregate Fixed Charge Coverage Ratio with respect to the Premises and the Equipment Premises corresponding to the Loans and Equipment Loan, if applicable, which are not included in such Securitized Loan Pool as of the Closing Date and the date of such Securitization; provided further that, to the extent FFCA is unable to include any Loan or the Equipment Loan in such Securitized Loan Pool because of any problem relating to the corresponding Premises or the Equipment Premises which is beyond the control of FFCA, then such Loan or Equipment Loan, if applicable, shall not be taken into account for purposes of comparing the aggregate Fixed Charge Coverage Ratio for the Premises and the Equipment Premises corresponding to the Loans and Equipment Loan, if applicable, which are included in such Securitized Loan Pool against the aggregate Fixed Charge Coverage Ratio for the Premises and the Equipment Premises corresponding to the Loans and Equipment Loan, if applicable, which are not included in such Securitized Loan Pool. To the extent that one or more such additional aggregate Fixed Charge Coverage Ratio requirements are imposed by FFCA, for the purposes of determining whether or not such Fixed Charge Coverage Ratio requirements have been satisfied, the definitions relating to the Fixed Charge Coverage Ratio shall be deemed to be modified as applicable to provide for the calculation of the aggregate Fixed Charge Coverage Ratio for all of the Premises and the Equipment Premises corresponding to each Securitized Loan Pool on the one hand and all of the Premises and the Equipment Premises which are not included in a Securitized Loan Pool on the other.

C.	Lost Note.  Debtor shall, if any Note is mutilated,
destroyed, lost or stolen (a "Lost Note"), promptly deliver to FFCA, upon receipt of an affidavit from FFCA stipulating that such Note has been mutilated, destroyed, lost or stolen, in substitution therefor, a new promissory note containing the same terms and conditions as such Lost Note with a notation thereon of the unpaid principal and accrued and unpaid interest. Debtor shall provide fifteen (15) days' prior notice to FFCA before making any payments to third parties in connection with a Lost Note. Except as a result of the gross negligence or intentional misconduct of Debtor, FFCA shall indemnify Debtor for all reasonable costs, expenses, damages, claims and liabilities incurred by Debtor as a result of a Lost Note.

D.	Net Worth.  At all times while the obligations of
Debtor to FFCA pursuant to the Loan Documents are outstanding, Debtor and Guarantor shall maintain a consolidated net worth of at least $25,000,000.00, as determined in accordance with generally accepted accounting principles consistently applied.

E.	Affiliate Transactions.  Unless otherwise approved
by FFCA, all transactions between Debtor and any of its Affiliates shall be on terms substantially as advantageous to Debtor as those which could be obtained by Debtor in a comparable arm's length transaction with a non-Affiliate of Debtor.


8.	Transaction Characterization.  This Agreement is a
contract to extend a financial accommodation (as such term is used in the Code) for the benefit of Debtor. It is the intent of the parties hereto that the business relationship created by this Agreement, the Notes, the Mortgages and the other Loan Documents is solely that of creditor and debtor and has been entered into by both parties in reliance upon the economic and legal bargains contained in the Loan Documents. None of the agreements contained in the Loan Documents is intended, nor shall the same be deemed or construed, to create a partnership between Debtor and FFCA, to make them joint venturers, to make Debtor an agent, legal representative, partner, subsidiary or employee of FFCA, nor to make FFCA in any way responsible for the debts, obligations or losses of Debtor.

9.	Conditions of Closing.  The obligation of FFCA to
consummate the transaction contemplated by this Agreement is subject to the fulfillment or waiver of each of the following conditions:

A.	Title.  Fee title to each of the Premises shall be
vested in Debtor, free of all liens, encumbrances, restrictions, encroachments and easements, except the Permitted Exceptions and the liens created by the Mortgages and the UCC Financing Statements. Debtor shall be the owner of all of the equipment, trade fixtures, appliances and other personal property located on or at each of the Premises free and clear of all liens, encumbrances, charges and security interests, except the liens created by the Mortgages and the UCC Financing Statements, PMSI Liens, liens in inventory, Permitted Encumbrances and Excluded Property. Upon Closing, FFCA will obtain a valid and perfected first priority lien upon and security interest in each of the Premises subject to the Permitted Exceptions.

B.	Condition of Premises.  FFCA shall have inspected
and approved the Premises, and the Premises and the equipment located thereon shall be in such condition and repair, of good workmanship and materials, fully equipped and operational, orderly, sanitary, safe, well-lit, decorated and with a suitable layout, physical plant, traffic pattern and location as is consistent with Debtor's standards currently in effect for E-Z Serve convenience stores and gasoline stations.


C.	Evidence of Title.  FFCA shall have received for
each of the Premises a preliminary title report and irrevocable commitment to insure title by means of a mortgagee's, ALTA extended coverage policy of title insurance (or its equivalent, in the event such form is not issued in the jurisdiction where the Premises is located) issued by Title Company showing good and marketable fee title in such Premises in Debtor, committing to insure FFCA's first priority lien upon and security interest in such Premises subject only to liens, encumbrances, restrictions and easements approved by FFCA, deleting the standard survey and mechanics' lien exceptions and containing such endorsements as FFCA may require. FFCA shall also have received evidence reasonably satisfactory to FFCA that Debtor is the owner of all of the equipment, trade fixtures, appliances and other personal property located on or at each of the Premises free and clear of all liens, encumbrances, charges and security interests, except the liens created by the Mortgages and the UCC Financing Statements, PMSI Liens, Permitted Encumbrances and Excluded Property.

D.	Survey.  FFCA shall have received a current ALTA
survey of each of the Premises, the form and substance of which shall be satisfactory to FFCA in its sole discretion. Debtor shall have provided FFCA with evidence satisfactory to FFCA that the location of each of the Premises is not within the 100-year flood plain or identified as a special flood hazard area as defined by the Federal Insurance Administration (a statement to that effect on the face of each ALTA survey described in the preceding sentence shall be sufficient evidence), or if any Premises is in such a flood plain or special flood hazard area, Debtor shall provide FFCA with evidence of flood insurance maintained on such Premises in amounts and on terms and conditions satisfactory to FFCA.

E.	Environmental.  FFCA shall have received (i) a
Phase I environmental report (and a Phase II environmental report, if necessary, as determined by FFCA in its sole discretion) for each of the Premises, the form, substance and conclusions of which shall be satisfactory to FFCA in its sole discretion, and/or (ii) an Environmental Policy with respect to each of the Premises.

F.	Zoning.  FFCA shall have received evidence
satisfactory to FFCA that each of the Premises is properly zoned for use as an E-Z Serve Facility and that such use constitutes a legal, conforming use under applicable zoning requirements.

G.	Compliance With Representations, Warranties and
Covenants. All obligations of Debtor under this Agreement shall have been fully performed and complied with, and no event shall have occurred or condition shall exist which would, upon the Closing Date, or, upon the giving of notice and/or passage of time, constitute a breach or default hereunder or under the Loan Documents or any other agreement between or among FFCA, Debtor and Guarantor pertaining to the subject matter hereof, and no event shall have occurred or condition shall exist or information shall have been disclosed by Debtor or discovered by FFCA which has had or would have a material adverse effect on the Premises, Debtor, Guarantor or FFCA's willingness to consummate the transaction contemplated by this Agreement, as determined by FFCA in its sole and absolute discretion.

H.	Proof of Insurance.  Debtor shall have delivered to
FFCA copies of insurance policies showing that all insurance required by the Loan Documents and providing coverage and limits satisfactory to FFCA are in full force and effect.

I.	Opinion of Counsel to Debtor and Guarantor.  Debtor
and Guarantor shall have caused Counsel to prepare and deliver an opinion to FFCA in form and substance satisfactory to FFCA and its counsel.

J.	Availability of Funds.  FFCA presently has
sufficient funds to discharge its obligations under this Agreement. In the event that the transaction contemplated by this Agreement does not close on or before the date established for Closing under Section 4(a) hereof, FFCA does not warrant that it will thereafter have sufficient funds to consummate the transaction contemplated by this Agreement.

K.	Closing of Equipment Loan Agreement.  All of the
transactions described in the Equipment Loan Agreement shall have closed prior to or concurrently with the Closing of the transaction described in this Agreement.

L.	Divestitures.  Debtor shall have substantially (i)
completed its divestiture of those certain 134 fee and leasehold convenience store properties recently sold by Debtor at auction, and (ii) closed the sale of 36 convenience store properties located in the State of Florida.

M.	Guaranty.  Debtor shall have caused to be delivered
to FFCA a Guaranty executed by Guarantor with respect to each of the Loans.

N.	Closing Documents.  At or prior to the Closing
Date, FFCA and/or Debtor, as may be appropriate, shall execute and deliver or cause to be executed and delivered to Title Company or FFCA, as may be appropriate, all documents required to be delivered by this Agreement, and such other documents, payments, instruments and certificates, as FFCA may require in form acceptable to FFCA, including, without limitation, the following:

(1)	Notes;
(2)	Mortgages;
(3)	Guaranties;
(4)	Proof of Insurance;
(5)	Opinion of Counsel to Debtor;
(6)	Evidence of satisfactory zoning;
(7)	UCC Financing Statements; and
(8)	Environmental Indemnity Agreements.

Upon fulfillment or waiver of all of the above conditions, FFCA shall deposit funds necessary to close this transaction with the Title
Company and this transaction shall close in accordance with the terms and conditions of this Agreement.

10.	Default and Remedies.  A. Each of the following shall be
deemed an event of default by Debtor (each, an "Event of Default"):


(1)	If any representation or warranty of Debtor or
Guarantor set forth in any of the Loan Documents is false in any material respect, or if Debtor or Guarantor renders any false statement or account.

(2)	If any principal, interest or other monetary sum
due under the Notes, the Mortgages, any other Loan Document or the Equipment Note is not paid within five days after the date when due; provided, however, notwithstanding the occurrence of such an Event of Default, FFCA shall not be entitled to exercise its rights and remedies set forth below unless and until FFCA shall have given Debtor notice thereof and a period of five days from the delivery of such notice shall have elapsed without such Event of Default being cured.

(3)	If Debtor fails to observe or perform any of the
other covenants (except with respect to a breach of the Fixed Charge Coverage Ratio, which breach is addressed in subitem (6) below), conditions, or obligations of this Agreement; provided, however, if any such failure does not involve the payment of any monetary sum, is not willful or intentional, does not place any rights or property of FFCA in immediate jeopardy, and is within the reasonable power of Debtor to promptly cure after receipt of notice thereof, all as determined by FFCA in its reasonable discretion, then such failure shall not constitute an Event of Default hereunder, unless otherwise expressly provided herein, unless and until FFCA shall have given Debtor notice thereof and a period of 30 days shall have elapsed, during which period Debtor may correct or cure such failure, upon failure of which an Event of Default shall be deemed to have occurred hereunder without further notice or demand of any kind being required. If such failure cannot reasonably be cured within such 30-day period, as determined by FFCA in its reasonable discretion, and Debtor is diligently pursuing a cure of such failure, then Debtor shall have a reasonable period to cure such failure beyond such 30-day period, which shall not exceed 90 days after receiving notice of the failure from FFCA.
 If Debtor shall fail to correct or cure such failure within such 90-day period, an Event of Default shall be deemed to have occurred hereunder without further notice or demand of any kind being required.

(4)	If Debtor or Guarantor becomes insolvent within the
meaning of the Code, files or notifies FFCA that it intends to file a petition under the Code, initiates a proceeding under any similar law or statute relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts (collectively, an "Action"), becomes the subject of either a petition under the Code or an Action, or is not generally paying its debts as the same become due.

(5)	If there is an "Event of Default" under any Loan
Document other than the monetary defaults described in subitem
(2) above.


(6)	If there is a breach of the Fixed Charge Coverage
Ratio requirement and FFCA shall have given Debtor notice thereof and Debtor shall have failed within a period of 30 days from the delivery of such notice (the "Cure Period") to:

(i)	pay to FFCA the FCCR Amount (without premium
or penalty) with respect to such of the Premises
(starting with the Premises with the lowest Fixed Charge
Coverage Ratio and proceeding in ascending order to the Premises with the next lowest Fixed Charge Coverage
Ratio) as is necessary to cure the breach of the Fixed
Charge Coverage Ratio requirement and for which the then
Fixed Charge Coverage Ratio (with the definitions in
Section 7.B being deemed to be modified as applicable to provide for the calculation of the Fixed Charge Coverage
Ratio for each such Premises on an individual basis rather than on an aggregate basis with the other
Premises) is below 1.25:1 (each, a "Subject Premises").
 For purposes of the preceding sentence, "FCCR Amount" means that sum of money which, when subtracted from the outstanding principal amount of the Note corresponding to a Subject Premises, and assuming the resulting principal balance is reamortized over the remaining term of such Note, will result in an adjusted aggregate Fixed Charge
Coverage Ratio for all of the Premises of at least 1.25:1 based on the prior year's operations. Promptly after Debtor's payment of the FCCR Amount, Debtor and FFCA agree to execute an amendment to each such Note in form and substance reasonably acceptable to FFCA reducing the principal amount payable to FFCA under such Note and reamortizing the principal amount of such Note over the then remaining term of such Note;

(ii)	prepay the Note or Notes, in whole but not in
part (without premium or penalty), corresponding to the Premises with the lowest Fixed Charge Coverage Ratio and proceeding in ascending order to the Premises with the next lowest Fixed Charge Coverage Ratio (with the definitions relating to the Fixed Charge Coverage Ratio being deemed to be modified as applicable to provide for the calculation of the Fixed Charge Coverage Ratio for each such Premises on an individual basis rather than on an aggregate basis) as is necessary to cure the breach of the aggregate Fixed Charge Coverage Ratio requirement; or

(iii)	substitute a Substitute Premises in
accordance with the terms of Section 13 for each of the Premises with the lowest Fixed Charge Coverage Ratio and proceeding in ascending order to the Premises with the next lowest Fixed Charge Coverage Ratio (with the definitions relating to the Fixed Charge Coverage Ratio being deemed to be modified as applicable to provide for the calculation of the Fixed Charge Coverage Ratio for each such Premises on an individual basis rather than on an aggregate basis) as is necessary to cure the breach of the aggregate Fixed Charge Coverage Ratio.


Notwithstanding the foregoing, to the extent that, in accordance with the provisions of Section 7.B, FFCA shall have imposed one or more additional aggregate Fixed Charge Coverage Ratio requirements, then, in order to prevent an Event of Default from occurring by reason of a breach of such additional aggregate Fixed Charge Coverage Ratio requirement(s), Debtor must, prior to the end of the Cure Period:

(i)	pay to FFCA the Modified FCCR Amount (without
premium or penalty) with respect to such of the Premises corresponding to the Loans in any Securitized Loan Pool or which were not included in a Securitized Loan Pool
(starting with the Premises with the lowest Fixed Charge
Coverage Ratio and proceeding in ascending order to the Premises with the next lowest Fixed Charge Coverage
Ratio) as is necessary to cure the breach of such aggregate Fixed Charge Coverage Ratio requirement(s) and for which the then Fixed Charge Coverage Ratio (with the definitions relating to the Fixed Charge Coverage Ratio being deemed to be modified as applicable to provide for the calculation of the Fixed Charge Coverage Ratio for each such Premises on an individual basis rather than on an aggregate basis with the other Premises corresponding to the Loans in such Securitized Loan Pool or which were not included in a Securitized Loan Pool, as applicable) is below 1.25:1 (each a "Selected Premises"). For purposes of the preceding sentence, "Modified FCCR
Amount" means that sum of money which, when subtracted from the outstanding principal amount of the Note corresponding to a Selected Premises, and assuming the resulting principal balance is reamortized over the remaining term of such Note, will result in an adjusted aggregate Fixed Charge Coverage Ratio for all of the Premises corresponding to the Loans in such Securitized
Loan Pool or which were not included in a Securitized
Loan Pool, as applicable, of at least 1.25:1 based on the prior year's operations. Promptly after Debtor's payment of the Modified FCCR Amount, Debtor and FFCA agree to execute an amendment to each such Note in form and substance reasonably acceptable to FFCA reducing the principal amount payable to FFCA under such Note and reamortizing the principal amount of such Note over the then remaining term of such Note;


(ii)	prepay the Notes corresponding to such of the
Loans in any Securitized Loan Pool or which were not included in a Securitized Loan Pool, as applicable, in whole but not in part (without premium or penalty), starting with the Premises with the lowest Fixed Charge
Coverage Ratio and proceeding in ascending order to the Premises with the next lowest Fixed Charge Coverage Ratio
(with the definitions relating to the Fixed Charge
Coverage Ratio being deemed to be modified as applicable to provide for the calculation of the Fixed Charge
Coverage Ratio for each such Premises on an individual basis rather than on an aggregate basis with the other
Premises corresponding to the Loans in such Securitized
Loan Pool or which were not included in a Securitized
Loan Pool, as applicable), as is necessary to cure the breach of such aggregate Fixed Charge Coverage Ratio requirement(s); or

(iii)	substitute a Substitute Premises in
accordance with the terms of Section 13 for such of the Premises corresponding to the Loans in any Securitized
Loan Pool or which were not included in a Securitized
Loan Pool, as applicable with the lowest Fixed Charge
Coverage Ratio and proceeding in ascending order to the Premises with the next lowest Fixed Charge Coverage Ratio
(with the definitions relating to the Fixed Charge
Coverage Ratio being deemed to be modified as applicable to provide for the calculation of the Fixed Charge
Coverage Ratio for each such Premises on an individual basis rather than on an aggregate basis with the other
Premises corresponding to the Loans in such Securitized
Loan Pool or which were not included in a Securitized
Loan Pool, as applicable) as is necessary to cure the breach of such aggregate Fixed Charge Coverage Ratio requirement(s).

(7)	If there is a breach or default, after the passage
of all applicable notice and cure or grace periods, under any of the Other Agreements, which breach or default could have a Material Adverse Effect.

(8)	If a final, nonappealable judgment is rendered by
a court against Debtor in the amount of $3,000,000 or more, and which is not discharged or provision made for such discharge within 60 days from the date of entry thereof.

(9)	If there is an "Event of Default" under any
Mortgage as a result of a final, nonappealable judgment rendered by a court against Debtor.

(10) If there is an "Event of Default" under that certain Loan and Security Agreement dated on or about
December 23, 1997 by and among Debtor, Guarantor, Madeline
L.L.C., as Administrative Agent, and Congress Financial
Corporation (Southwest), as Collateral Agent, and The Financial
Institutions Named Therein, as Lenders, as such agreement may be amended or supplemented from time to time.

Notwithstanding the foregoing, the occurrence of the events described in subitems (1), (3), (5) and (9) above shall constitute an Event of Default under this Agreement only if such events are continuing and involve, in the aggregate, at any one time more than 10% of the number of:

(i)	prior to a Securitization, all of the Premises; and

(ii)	subsequent to a Securitization:


(A)	the Premises corresponding to Loans
included in any Securitized Loan Pool; or

(B)	the Premises corresponding to Loans not
included in any Securitized Loan Pool;

provided, however, the fact that this paragraph limits the circumstances under which the occurrence of any event described in subitems (1), (3), (5) and (9) above shall be deemed to be an Event of Default under this Agreement is not intended to limit in any manner the fact that the occurrence of such event may result in an "Event of Default" under the terms of any Note, Mortgage or Environmental Indemnity Agreement nor limit FFCA's rights and remedies under any such documents following such an "Event of Default."

B.	Upon and during the continuance of an Event of Default,
subject to the limitations set forth in subsection A, FFCA may declare all or any part of the obligations of Debtor under the Notes, this Agreement and any other Loan Document to be due and payable, and the same shall thereupon become due and payable without any presentment, demand, protest or notice of any kind except as otherwise expressly provided herein, and Debtor hereby waives notice of intent to accelerate the obligations secured by the Mortgages and notice of acceleration. Thereafter, FFCA may exercise, at its option, concurrently, successively or in any combination, all remedies available at law or in equity, including without limitation any one or more of the remedies available under the Notes, the Mortgages or any other Loan Document. Neither the acceptance of this Agreement nor its enforcement shall prejudice or in any manner affect FFCA's right to realize upon or enforce any other security now or hereafter held by FFCA, it being agreed that FFCA shall be entitled to enforce this Agreement and any other security now or hereafter held by FFCA in such order and manner as it may in its absolute discretion determine. No remedy herein conferred upon or reserved to FFCA is intended to be exclusive of any other remedy given hereunder or now or hereafter existing at law or in equity or by statute. Every power or remedy given by any of the Loan Documents to FFCA, or to which FFCA may be otherwise entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by FFCA.

11.	Assignments.  A. FFCA may assign in whole or in part its
rights under this Agreement, including, without limitation, in connection with any Transfer, Participation and/or Securitization.
 Upon any unconditional assignment of FFCA's entire right and interest hereunder, FFCA shall automatically be relieved, from and after the date of such assignment, of liability for the performance of any obligation of FFCA contained herein.


B.	Debtor shall not, without the prior written consent of
FFCA, sell, assign, transfer, mortgage, convey, encumber or grant any easements or other rights or interests of any kind in the Premises, any of Debtor's rights under this Agreement or any interest in Debtor, whether voluntarily, involuntarily or by operation of law or otherwise, including, without limitation, by merger, consolidation, dissolution or otherwise, except, subsequent to the Closing, as expressly permitted by the Mortgages. FFCA shall not unreasonably withhold or delay its consent to the (i) grant of any easement affecting any of the Premises or license to access a portion of any Premises provided any such easement or license does not have a Material Adverse Effect (as defined in the Mortgages) on such Premises, or (ii) lease of a portion of any Premises to a third-party provided such lease is subordinate to the applicable Mortgage.

12.	Indemnity.  Debtor agrees to indemnify, hold harmless and
defend FFCA and its directors, officers, shareholders, employees, successors, assigns, agents, contractors, subcontractors, experts, licensees, affiliates, lessees, lenders, mortgagees, trustees and invitees, as applicable (collectively, the "Indemnified Parties"), from and against any and all losses, costs, claims, liabilities, damages and expenses, including, without limitation, reasonable attorneys' fees, arising as the result of an Environmental Condition and/or a breach of any of the representations, warranties, covenants, agreements or obligations of Debtor set forth in this Agreement. Without limiting the generality of the foregoing, such indemnity shall include, without limitation, any engineering, governmental inspection and reasonable attorneys' fees and expenses that the Indemnified Parties may incur by reason of any representation set forth in this Agreement being false, or by reason of any investigation or claim of any Governmental Authority in connection therewith.

13.	Substitution.  Debtor shall have the right to obtain a
release of a Premises by substituting a Substitute Premises for such Premises if permitted by the terms of Section 10.A(6), subject to fulfillment of the following conditions:

(i)	Debtor must provide for the substitution of a
Substitute Premises, and the proposed Substitute Premises must:

(1)	be an E-Z Serve Facility, in good condition
and repair, ordinary wear and tear excepted;

(2)	have for the twelve month period preceding
the date of the closing of such substitution a Fixed
Charge Coverage Ratio (with the definitions of Section
7.B being deemed to be modified if necessary and as applicable to provide for a calculation of the Fixed
Charge Coverage Ratio for each of the Premises on an individual basis rather than on an aggregate basis with the other Premises) at least equal to the Fixed Charge
Coverage Ratio for the Premises being replaced and the substitution must not cause a breach of any Fixed Charge
Coverage Ratio requirement otherwise set forth in this Agreement;

(3)	be owned by and vested in Debtor, free and
clear of all liens and encumbrances, except such matters as are acceptable to FFCA (the "Substitute Premises
Permitted Exceptions"); and

(4)	have a fair market value no less than the
greater of the then fair market value of the Premises to be replaced or the fair market value of such Premises as of the Closing, all as reasonably determined by FFCA's in-house inspectors and underwriters.

(ii)	FFCA shall have inspected and approved the
Substitute Premises utilizing FFCA customary site inspection and underwriting approval criteria. Debtor shall have reimbursed FFCA for all of its costs and expenses incurred with respect to such proposed substitution, including, without limitation, FFCA's third-party and/or in-house site inspectors' costs and expenses with respect to the proposed Substitute Premises. Debtor shall be solely responsible for the payment of all costs and expenses resulting from such proposed substitution, including, without limitation, the cost of title insurance and endorsements, survey charges, stamp taxes, mortgage taxes, transfer fees, escrow and recording fees, the cost of environmental reports and the environmental policy, as applicable, and the attorneys' fees and expenses of counsel to Debtor and FFCA.

(iii)	FFCA shall have received a preliminary title report
and irrevocable commitment to insure title by means of a mortgagee's ALTA extended coverage policy of title insurance (or its equivalent, in the event such form is not issued in the jurisdiction where the proposed Substitute Premises is located) for such proposed Substitute Premises issued by Title Company showing good and marketable title in Debtor and committing to insure FFCA's first priority lien upon and security interest in the proposed Substitute Premises, subject only to the Substitute Premises Permitted Exceptions and containing endorsements substantially comparable to those required by FFCA at the Closing.

(iv)	FFCA shall have received a current ALTA survey of
such proposed Substitute Premises, the form of which shall be comparable to those received by FFCA at the Closing and sufficient to cause the standard survey exceptions set forth in the title policy referred to in the preceding subsection to be deleted.

(v)	FFCA shall have received a Phase I environmental
report and/or an environmental insurance policy with respect to such proposed Substitute Premises, which (A) phase I environmental report shall conform in scope to the then customary standards for lenders making loans secured by commercial real estate, which shall conclude that there is no Environmental Condition affecting the proposed Substitute Premises, and (B) environmental insurance policy shall be in form and substance and issued by such environmental insurance company as are acceptable to FFCA in its sole discretion.

(vi)	Debtor shall deliver, or cause to be delivered,
with respect to Debtor and the Substitute Premises, opinions of Counsel in form and substance comparable to those received at Closing (but also addressing such matters unique to the Substitute Premises as may be reasonably required by FFCA).

(vii)	no Event of Default shall have occurred and be
continuing under any of the Loan Documents.

(viii)	Debtor shall have executed such documents, or
caused to be executed, as applicable, as are comparable to the security documents executed and delivered at Closing, as applicable (but with such revisions as may be reasonably required by FFCA to address matters unique to the Substitute Premises) or amendments to such documents, including, without limitation, a Mortgage, UCC Financing Statements and a Guaranty (the "Substitute Documents"), to provide FFCA with a first priority lien on the proposed Substitute Premises, subject only to the Substitute Premises Permitted Exceptions, and all other rights, remedies and benefits with respect to the proposed Substitute Premises which FFCA holds in the Premises to be replaced, all of which documents shall be in form and substance reasonably satisfactory to FFCA.

(ix)	the representations and warranties set forth in the
Substitute Documents and Section 6 of this Agreement applicable to the proposed Substitute Premises shall be true and correct in all material respects as of the date of substitution, and Debtor shall have delivered to FFCA an officer's certificate certifying to that effect.

(x)	Debtor shall have delivered to FFCA certificates of
insurance showing that insurance required by the Substitute
Documents is in full force and effect.

Upon satisfaction of the foregoing conditions with respect to the release of a Premises:

(a)	the proposed Substitute Premises shall be deemed
substituted for the Premises to be replaced;

(b)	the Loan Amount for the Substitute Premises shall
be the same as for the replaced Premises;

(c)	the Substitute Premises shall be referred to herein
as a "Premises" and included within the definition of "Premises" and shall secure the same Obligations (as defined in the Mortgages) as were secured by the Premises that were replaced;

(d)	the Substitute Documents shall be dated as of the
date of the substitution; and

(e)	FFCA will release, or cause to be released, the
lien of the Mortgage, UCC Financing Statements and any other
Loan Documents encumbering the replaced Premises.

14.	Miscellaneous Provisions.


A.	Notices.  All notices, consents, approvals or other
instruments required or permitted to be given by either party pursuant to this Agreement shall be in writing and given by
(i) hand delivery, (ii) facsimile, (iii) express overnight delivery service or (iv) certified or registered mail, return receipt requested, and shall be deemed to have been delivered upon (a) receipt, if hand delivered, (b) transmission, if delivered by facsimile, (c) the next business day, if delivered by express overnight delivery service, or (d) the third business day following the day of deposit of such notice with the United States Postal Service, if sent by certified or registered mail, return receipt requested. Notices shall be provided to the parties and addresses (or facsimile numbers, as applicable) specified below:

If to Debtor:			E-Z Serve Convenience
Stores, Inc.
2550 North Loop West
Suite 600
Houston, TX  77092
Attention: 	Mr. Bob E. Bailey
Treasurer
Telephone:	(713) 684-4318
Telecopy:	(713) 684-4367

If to FFCA:			Dennis L. Ruben, Esq.
Executive Vice President and
General Counsel
FFCA Acquisition Corporation
17207 North Perimeter Drive
Scottsdale, AZ  85255
Telephone:	(602) 585-4500
Telecopy:	(602) 585-2226

B.	Real Estate Commission.  FFCA and Debtor represent
and warrant to each other that they have dealt with no real estate or mortgage broker, agent, finder or other intermediary in connection with the transaction contemplated by this Agreement. FFCA and Debtor shall indemnify and hold each other harmless from and against any costs, claims or expenses, including attorneys' fees, arising out of the breach of their respective representations and warranties contained within this Section.

C.	Waiver and Amendment.  No provisions of this
Agreement shall be deemed waived or amended except by a written instrument unambiguously setting forth the matter waived or amended and signed by the party against which enforcement of such waiver or amendment is sought. Waiver of any matter shall not be deemed a waiver of the same or any other matter on any future occasion.


D.	Captions.  Captions are used throughout this
Agreement for convenience of reference only and shall not be considered in any manner in the construction or interpretation hereof.

E.	FFCA's Liability.  Notwithstanding anything to the
contrary provided in this Agreement, it is specifically understood and agreed, such agreement being a primary consideration for the execution of this Agreement by FFCA, that
(i) there shall be absolutely no personal liability on the part of any shareholder, director, officer or employee of FFCA, with respect to any of the terms, covenants and conditions of this Agreement or the other Loan Documents, (ii) Debtor waives all claims, demands and causes of action against FFCA's officers, directors, employees and agents in the event of any breach by FFCA of any of the terms, covenants and conditions of this Agreement or the other Loan Documents to be performed by FFCA and (iii) Debtor shall look solely to the assets of FFCA for the satisfaction of each and every remedy of Debtor in the event of any breach by FFCA of any of the terms, covenants and conditions of this Agreement or the other Loan Documents to be performed by FFCA, such exculpation of liability to be absolute and without any exception whatsoever.

F.	Severability.  The provisions of this Agreement
shall be deemed severable. If any part of this Agreement shall be held unenforceable, the remainder shall remain in full force and effect, and such unenforceable provision shall be reformed by such court so as to give maximum legal effect to the intention of the parties as expressed therein.

G.	Construction Generally.  This is an agreement
between parties who are experienced in sophisticated and complex matters similar to the transaction contemplated by this Agreement and is entered into by both parties in reliance upon the economic and legal bargains contained herein and shall be interpreted and construed in a fair and impartial manner without regard to such factors as the party which prepared the instrument, the relative bargaining powers of the parties or the domicile of any party. Debtor and FFCA were each represented by legal counsel competent in advising them of their obligations and liabilities hereunder.

H.	Other Documents.  Each of the parties agrees to
sign such other and further documents as may be appropriate to carry out the intentions expressed in this Agreement.

I.	Attorneys' Fees.  In the event of any judicial or
other adversarial proceeding between the parties concerning this Agreement, the prevailing party shall be entitled to recover its attorneys' fees and other costs in addition to any other relief to which it may be entitled. References in this Agreement to the attorneys' fees and/or costs of FFCA shall mean both the fees and costs of independent outside counsel retained by FFCA with respect to this transaction and the fees and costs of FFCA's in-house counsel incurred in connection with this transaction.

J.	Entire Agreement. This Agreement and the other Loan
Documents, together with any other certificates, instruments or agreements to be delivered in connection therewith, constitute the entire agreement between the parties with respect to the subject matter hereof, and there are no other representations, warranties or agreements, written or oral, between Debtor and FFCA with respect to the subject matter of this Agreement. Notwithstanding anything in this Agreement to the contrary, upon the execution and delivery of this Agreement by Debtor and FFCA, the Commitment shall be deemed null and void and of no further force and effect and the terms and conditions of this Agreement shall control notwithstanding that such terms may be inconsistent with or vary from those set forth in the Commitment.

K.	Forum Selection; Jurisdiction; Venue; Choice of
Law. Debtor acknowledges that this Agreement was substantially negotiated in the State of Arizona, this Agreement was signed by FFCA and Debtor in the State of Arizona and delivered by Debtor in the State of Arizona, all payments under the Notes will be delivered in the State of Arizona and there are substantial contacts between the parties and the transaction contemplated herein and the State of Arizona. For purposes of any action or proceeding arising out of this Agreement, the parties hereto hereby expressly submit to the jurisdiction of all federal and state courts located in the State of Arizona and Debtor consents that it may be served with any process or paper by registered mail or by personal service within or without the State of Arizona in accordance with applicable law.
 Furthermore, Debtor waives and agrees not to assert in any such action, suit or proceeding that it is not personally subject to the jurisdiction of such courts, that the action, suit or proceeding is brought in an inconvenient forum or that venue of the action, suit or proceeding is improper. It is the intent of the parties hereto that all provisions of this Agreement shall be governed by and construed under the laws of the State of Arizona. To the extent that a court of competent jurisdiction finds Arizona law inapplicable with respect to any provisions hereof, then, as to those provisions only, the laws of the states where the Premises are located shall be deemed to apply. Nothing in this Section shall limit or restrict the right of FFCA to commence any proceeding in the federal or state courts located in the states in which the Premises are located to the extent FFCA deems such proceeding necessary or advisable to exercise remedies available under this Agreement or the other Loan Documents.

L.	Counterparts.  This Agreement may be executed in
one or more counterparts, each of which shall be deemed an original.

M.	Binding Effect.  This Agreement shall be binding
upon and inure to the benefit of Debtor and FFCA and their respective successors and permitted assigns, including, without limitation, any United States trustee, any debtor in possession or any trustee appointed from a private panel.


N.	Survival.  Except for the conditions of Closing set
forth in Section 9, which shall be satisfied or waived as of the Closing Date, all representations, warranties, agreements, obligations and indemnities of Debtor and FFCA set forth in this Agreement shall survive the Closing.

O.	Waiver of Jury Trial and Punitive, Consequential,
Special and Indirect Damages. DEBTOR AND FFCA HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY AND ALL ISSUES PRESENTED IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER OR ITS SUCCESSORS WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY DOCUMENT CONTEMPLATED HEREIN OR RELATED HERETO. THIS WAIVER BY THE PARTIES HERETO OF ANY RIGHT EITHER MAY HAVE TO A TRIAL BY JURY HAS BEEN NEGOTIATED AND IS AN ESSENTIAL ASPECT OF THEIR BARGAIN. FURTHERMORE, DEBTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT IT MAY HAVE TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL AND INDIRECT DAMAGES FROM FFCA WITH RESPECT TO ANY AND ALL ISSUES PRESENTED IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY DEBTOR AGAINST FFCA OR ITS SUCCESSORS WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY DOCUMENT CONTEMPLATED HEREIN OR RELATED HERETO. THE WAIVER BY DEBTOR OF ANY RIGHT IT MAY HAVE TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL AND INDIRECT DAMAGES HAS BEEN NEGOTIATED BY THE PARTIES HERETO AND IS AN ESSENTIAL ASPECT OF THEIR BARGAIN.

P.	Transfers, Participations and Securitization.  (1)
	A material inducement to FFCA's willingness to complete the transaction contemplated by the Loan Documents is Debtor's agreement that FFCA may, at any time, sell, transfer or assign any Note, Mortgage and any of the other Loan Documents, and any or all servicing rights with respect thereto (each, a "Transfer"), or grant participations therein (each, a "Participation"), or complete an asset securitization vehicle selected by FFCA, in accordance with all requirements which may be imposed by the investors or the rating agencies involved in such securitized financing transaction, as selected by FFCA, or which may be imposed by applicable securities, tax or other laws or regulations, including, without limitation, laws relating to FFCA's status as a real estate investment trust (each, a "Securitization").


(2)	Debtor agrees to cooperate in good faith with FFCA
in connection with any Transfer, Participation and/or Securitization, including, without limitation, (i) providing such documents, financial and other data, and other information and materials (the "Disclosures") which would typically be required with respect to Debtor or Guarantor by a purchaser, transferee, assignee, servicer, participant, investor or rating agency involved with respect to such Transfer, Participation and/or the Securitization, as applicable; provided, however, Debtor and Guarantor shall not be required to make Disclosures of any confidential information or any information which has not previously been made public unless required by applicable federal or state securities laws; and (ii) amending the terms of the transaction evidenced by the Loan Documents to the extent necessary so as to satisfy the requirements of purchasers, transferees, assignees, servicers, participants, investors or selected rating agencies involved in any such Transfers, Participations or Securitization, so long as such amendments would not have a material adverse effect upon Debtor or Guarantor or the transaction contemplated hereunder.

(3)	Debtor consents to FFCA providing the Disclosures,
as well as any other information which FFCA may now have or hereafter acquire with respect to the Premises or the financial condition of Debtor or Guarantor, to each purchaser, transferee, assignee, servicer, participant, investor or rating agency involved with respect to each Transfer, Participation and/or Securitization, as applicable. FFCA and Debtor (and their respective Affiliates) shall each pay their own attorneys fees and other out-of-pocket expenses incurred in connection with the performance of their respective obligations under this Section.

(4)	Notwithstanding anything to the contrary contained
in this Agreement or the other Loan Documents, from and after the closing of a Securitization with respect to some or all of the Loans, the Equipment Loan or any loan evidenced by any Other Agreement:

(a) 	a breach or default, after the passage of all
applicable notice and cure or grace periods, under any Loan Document, any Equipment Loan Document or Other
Agreement which relates to a loan or sale/leaseback transaction which has not been the subject of a Securitization shall not constitute an Event of Default under any Loan Document, any Equipment Loan Document or
Other Agreement which relates to a loan which has been the subject of a Securitization;

(b) 	a breach or default, after the passage of all
applicable notice and cure or grace periods, under any Loan Document, any Equipment Loan Document or Other
Agreement which relates to a loan which has been the subject of a Securitization transaction shall not constitute an Event of Default under any Loan Document, any Equipment Loan Document or Other Agreement which relates to a loan which has been the subject of a different Securitization transaction;


(c) 	the Loan Documents corresponding to the Loans
and/or the Equipment Loan in any Securitized Loan Pool shall not secure the obligations of Debtor and/or its Affiliates contained in any Loan Document, Equipment Loan
Document or Other Agreement which does not correspond to a loan in such Securitized Loan Pool; and

(d) 	the Loan Documents, Equipment Loan Document
and Other Agreements which do not correspond to a loan in any Securitized Loan Pool shall not secure the obligations of Debtor and/or its Affiliates contained in any Loan Document, Equipment Loan Document or Other
Agreement which does correspond to a loan in such Securitized Loan Pool.

Q.	Change of Use.  FFCA agrees that, notwithstanding
the terms of any Loan Document, it will not unreasonably withhold or delay its consent to a request from Debtor to change the use of any of the Premises from the concept of convenience store and gasoline station operated by Debtor at such Premises as of the Closing Date to another concept of convenience store and gasoline station owned or operated by Debtor; provided, however, such consent, if granted, shall be granted on the condition that such change in use shall not cause any of the rating agencies to withdraw or downgrade the ratings initially granted to the certificates issued in connection with any securitized financing transaction involving the applicable Loan (it being understood and agreed that, if FFCA's consent is granted and such a withdrawal or downgrading shall occur, FFCA's consent shall be of no force and effect).

IN WITNESS WHEREOF, Debtor and FFCA have entered into this Agreement as of the date first above written.

FFCA:

FFCA ACQUISITION CORPORATION,
a Delaware corporation


By
Stephen Y. Schwanz
Vice President


DEBTOR:

E-Z SERVE CONVENIENCE STORES,
INC.,
a Delaware corporation


By
John T. Miller
Senior Vice President


STATE OF ARIZONA	]
] SS.
COUNTY OF MARICOPA	]

The foregoing instrument was acknowledged before me on
December        , 1997 by Stephen Y. Schwanz, Vice President, of FFCA
Acquisition Corporation, a Delaware corporation, on behalf of the corporation.



Notary Public

My Commission Expires:





STATE OF ARIZONA 	]
] SS.
COUNTY OF MARICOPA	]

The foregoing instrument was acknowledged before me on December
       , 1997 by John T. Miller, Senior Vice President of E-Z Serve Convenience Stores, Inc., a Delaware corporation, on behalf of the corporation.



Notary Public

My Commission Expires:




	EXHIBIT A

	DESCRIPTION OF PREMISES; ALLOCATED LOAN AMOUNT


	SCHEDULE I

	ENVIRONMENTAL DISCLOSURES


"Environmental Disclosures" means the information set forth in the Questionnaires.

	SCHEDULE II

	INSURANCE PROVISIONS

Debtor shall maintain business interruption insurance in the amount of $3,000,000 per occurrence. The deductibles under the policies of insurance Debtor is required to maintain under the Loan Documents and the Equipment Loan Documents shall not exceed the amount applicable to the particular coverage set forth in the attached
Schedule II-A.



05/58795.6
FFCA No. 8000-
Rev. 10/03/97



05/58795.6
FFCA No. 8000-
36
Rev. 10/03/97



05/58795.6
FFCA No. 8000-
Rev. 10/03/97



05/58795.6
FFCA No. 8000-
Rev. 10/03/97



05/58795.6
FFCA No. 8000-
Rev. 10/03/97

















	[Execution Copy]



	GUARANTEE


	December 24, 1997


Congress Financial Corporation
  (Southwest), individually and as Collateral Agent, on behalf of the Lenders as referred to below
1201 Main Street
Dallas, Texas 75202

Madeleine L.L.C.,
  individually and as Administrative Agent on behalf of the Lenders referred to below
450 Park Avenue
New York, New York 10022


Re:	E-Z Serve Convenience Stores, Inc. ("Borrower")


Gentlemen:


Borrower has entered into certain financing arrangements with Congress Financial Corporation (Southwest), in its capacity as collateral agent pursuant to the Loan Agreement (as hereinafter defined) acting for and on behalf of the financial institutions which are parties thereto as lenders (in such capacity, "Collateral Agent"), Madeleine L.L.C., in its capacity as administrative agent pursuant to the Loan Agreement acting for and on behalf of the financial institutions which are parties thereto as lenders (in such capacity, "Administrative Agent" and together with Collateral Agent, collectively, "Agents") and the financial institutions which are parties to the Loan Agreement as lenders (collectively, "Lenders") pursuant to which Collateral Agent and Lenders may make loans and advances and provide financial accommodations to Borrower as set forth in the Loan and Security Agreement, dated of even date herewith, by and among Borrower, Guarantor (as hereinafter defined), Agents and Lenders (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the "Loan Agreement"), and other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto, including, but not limited to, this Guarantee (all of the foregoing, together with the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the "Financing Agreements").

Due to the close business and financial relationships between Borrower and the undersigned ("Guarantor"), in consideration of the benefits which will accrue to Guarantor and as an inducement for and in consideration of Collateral Agent and Lenders making loans and advances and providing other financial accommodations to Borrower pursuant to the Loan Agreement and the other Financing Agreements, Guarantor hereby agrees in favor of Collateral Agent, Administrative Agent and Lenders as follows:

1.  Guarantee.

(a) Guarantor absolutely and unconditionally guarantees and agrees to be liable for the full and indefeasible payment and performance when due of the following (all of which are collectively referred to herein as the "Guaranteed Obligations"): (i) all obligations, liabilities and indebtedness of every kind, nature and description of Borrower to either or both Agents or any Lender and/or any of their affiliates, including principal, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise arising under the Loan Agreement or any of the other Financing Agreements, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of the Loan Agreement or after the commencement of any case with respect to Borrower under the United States Bankruptcy Code or any similar statute (including, without limitation, the payment of interest and other amounts, which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in any such case and including loans, interest, fees, charges and expenses related thereto and all other obligations of Borrower or its successors to either or both Agents or any Lender arising after the commencement of such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, and however acquired by any Agent or any Lender and
(ii) all expenses (including, without limitation, attorneys' fees and legal expenses) incurred by Lender in connection with the preparation, execution, delivery, recording, administration, collection, liquidation, enforcement and defense of Borrower's obligations, liabilities and indebtedness as aforesaid to either or both Agents or any Lender, the rights of either or both Agents or any Lender in any collateral or under this Guarantee and all other Financing Agreements or in any way involving claims by or against Lender directly or indirectly arising out of or related to the relationships between Borrower, Guarantor or any other Obligor (as hereinafter defined) and Agents or Lenders, whether such expenses are incurred before, during or after the initial or any renewal term of the Loan Agreement and the other Financing Agreements or after the commencement of any case with respect to Borrower or Guarantor under the United States Bankruptcy Code or any similar statute; provided, that, such expenses shall not include any expenses incurred as a result of the gross negligence or wilful misconduct of Agents and Lenders as determined pursuant to a final non-applicable order of a court of competent jurisdiction.


(b) This Guarantee is a guaranty of payment and not of collection. Guarantor agrees that Collateral Agent or Lenders need not attempt to collect any Guaranteed Obligations from Borrower, Guarantor or any other Obligor or to realize upon any collateral, but may require Guarantor to make immediate payment of all of the Guaranteed Obligations to Collateral Agent when due, whether by maturity, acceleration or otherwise, or at any time thereafter. Collateral Agent, for itself and the ratable benefit of Lenders, may apply any amounts received in respect of the Guaranteed Obligations to any of the Guaranteed Obligations, in whole or in part (including attorneys' fees and legal expenses incurred by any Agent or any Lender with respect thereto or otherwise chargeable to Borrower or Guarantor) and in such order as Lender may elect.

(c)  Payment by Guarantor shall be made to
Collateral Agent, for itself and the ratable benefit of Lenders, at the office of Collateral Agent from time to time on demand as Guaranteed Obligations become due. Guarantor shall make all payments to Collateral Agent on the Guaranteed Obligations free and clear of, and without deduction or withholding for or on account of, any setoff, counterclaim, defense, duties, taxes, levies, imposts, fees, deductions, withholding, restrictions or conditions of any kind. One or more successive or concurrent actions may be brought hereon against Guarantor either in the same action in which Borrower or any other Obligor is sued or in separate actions. In the event any claim or action, or action on any judgment, based on this Guarantee is brought against Guarantor, Guarantor agrees not to deduct, set-off, or seek any counterclaim for or recoup any amounts which are or may be owed by any Agent or any Lender to Guarantor.

2.  Waivers and Consents.


(a) Notice of acceptance of this Guarantee, the making of loans and advances and providing other financial accommodations to Borrower and presentment, demand, protest, notice of protest, notice of nonpayment or default and all other notices to which Borrower or Guarantor is entitled are hereby waived by Guarantor. Guarantor also waives notice of and hereby consents to, (i) any amendment, modification, supplement, extension, renewal, or restatement of the Loan Agreement and any of the other Financing Agreements, including, without limitation, extensions of time of payment of or increase or decrease in the amount of any of the Guaranteed Obligations, the interest rate, fees, other charges, or any collateral, and the guarantee made herein shall apply to the Loan Agreement and the other Financing Agreements and the Guaranteed Obligations as so amended, modified, supplemented, renewed, restated or extended, increased or decreased, (ii) the taking, exchange, surrender and releasing of collateral or guarantees now or at any time held by or available to Collateral Agent, for itself and the ratable benefit of Lenders, for the obligations of Borrower or any other party at any time liable on or in respect of the Guaranteed Obligations or who is the owner of any property which is security for the Guaranteed Obligations (individually, an "Obligor" and collectively, the "Obligors"), (iii) the exercise of, or refraining from the exercise of any rights against Borrower or any other Obligor or any collateral, (iv) the settlement, compromise or release of, or the waiver of any default with respect to, any of the Guaranteed Obligations and (v) any financing by Agents or Lenders of Borrower under Section 364 of the United States Bankruptcy Code or consent to the use of cash collateral by Agents or Lenders under Section 363 of the United States Bankruptcy Code. Guarantor agrees that the amount of the Guaranteed Obligations shall not be diminished and the liability of Guarantor hereunder shall not be otherwise impaired or affected by any of the foregoing.

(b)  No invalidity, irregularity or
unenforceability of all or any part of the Guaranteed Obligations shall affect, impair or be a defense to this Guarantee, nor shall any other circumstance which might otherwise constitute a defense available to or legal or equitable discharge of Borrower in respect of any of the Guaranteed Obligations, or Guarantor in respect of this Guarantee, affect, impair or be a defense to this Guarantee. Without limitation of the foregoing, the liability of Guarantor hereunder shall not be discharged or impaired in any respect by reason of any failure by Collateral Agent for itself and the ratable benefit of Lenders to perfect or continue perfection of any lien or security interest in any collateral or any delay by Collateral Agent in perfecting any such lien or security interest. As to interest, fees and expenses, whether arising before or after the commencement of any case with respect to Borrower under the United States Bankruptcy Code or any similar statute, Guarantor shall be liable therefor, even if Borrower's liability for such amounts does not, or ceases to, exist by operation of law. Guarantor acknowledges that Agents and Lenders have not made any representations to Guarantor with respect to Borrower, any other Obligor or otherwise in connection with the execution and delivery by Guarantor of this Guarantee and Guarantor is not in any respect relying upon any Agent or any Lender or any statements by any Agent or any Lender in connection with this Guarantee.

(c)  Until the Loan Agreement and all of the other
Financing Agreements have been terminated and all Guaranteed Obligations have been indefeasibly paid and satisfied in full
(i) Guarantor hereby irrevocably and unconditionally waives and relinquishes all statutory, contractual, common law, equitable and all other claims against Borrower, any collateral for the Guaranteed Obligations or other assets of Borrower or any other Obligor, for subrogation, reimbursement, exoneration, contribution, indemnification, setoff or other recourse in respect to sums paid or payable to any Agent or any Lender by Guarantor hereunder and (ii) Guarantor hereby further irrevocably and unconditionally waives and relinquishes any and all other benefits which Guarantor might otherwise directly or indirectly receive or be entitled to receive by reason of any amounts paid by or collected or due from Guarantor, Borrower or any other Obligor upon the Guaranteed Obligations or realized from their property.

3. Subordination. Payment of all amounts now or hereafter owed to Guarantor by Borrower or any other Obligor is hereby subordinated in right of payment to the indefeasible payment in full to Agents and Lenders of the Guaranteed
Obligations and all such amounts and any security and guarantees therefor are hereby assigned to Collateral Agent as security for the Guaranteed Obligations.


4. Acceleration. Notwithstanding anything to the contrary contained herein or any of the terms of any of the other Financing Agreements, the liability of Guarantor for the entire Guaranteed Obligations shall mature and upon demand by any Agent or Lender become immediately due and payable, even if the liability of Borrower or any other Obligor therefor does not, upon the occurrence of any act, condition or event which constitutes an Event of Default as such term is defined in the Loan Agreement (provided, that, upon the occurrence of any Event of Default described in Sections 10.1(g) and 10.1(h) of the Loan Agreement, all Guaranteed Obligations shall automatically become immediately due and payable).

5. Account Stated. The books and records of any Agent or any Lender showing the account between any Agent or any Lender and Borrower shall be admissible in evidence in any action or proceeding against or involving Guarantor as prima facie proof of the items therein set forth, and the monthly statements of Collateral Agent rendered to Borrower, to the extent to which no written objection is made within thirty (30) days from the date of sending thereof to Borrower, shall be deemed conclusively correct and constitute an account stated between Agents, Lenders and Borrower and be binding on Guarantor.

6. Termination. This Guarantee is continuing, unlimited, absolute and unconditional. All Guaranteed Obligations shall be conclusively presumed to have been created in reliance on this Guarantee. Guarantor shall continue to be liable hereunder until one of Collateral Agent's officers actually receives a written termination notice from Guarantor sent to Collateral Agent at its address set forth above by certified mail, return receipt requested and thereafter as set forth below. Revocation or termination hereof by Guarantor shall not affect, in any manner, the rights of any Agent or any Lender or any obligations or duties of Guarantor under this Guarantee with respect to (a) Guaranteed Obligations which have been created, contracted, assumed or incurred prior to the receipt by Collateral Agent of such written notice of revocation or termination as provided herein, including, without limitation, (i) all amendments, extensions, renewals and modifications of such Guaranteed Obligations (whether or not evidenced by new or additional agreements, documents or instruments executed on or after such notice of revocation or termination), (ii) all interest, fees and similar charges accruing or due on and after revocation or termination, and
(iii) all attorneys' fees and legal expenses, costs and other expenses paid or incurred on or after such notice of revocation or termination in attempting to collect or enforce any of the Guaranteed Obligations against Borrower, Guarantor or any other Obligor (whether or not suit be brought), or (b) Guaranteed Obligations which have been created, contracted, assumed or incurred after the receipt by Collateral Agent of such written notice of revocation or termination as provided herein pursuant to any contract entered into by any Agent or any Lender prior to receipt of such notice. The sole effect of such revocation or termination by Guarantor shall be to exclude from this Guarantee the liability of Guarantor for those Guaranteed Obligations arising after the date of receipt by Collateral Agent of such written notice which are unrelated to Guaranteed Obligations arising or transactions entered into prior to such date. Without limiting the foregoing, this Guarantee may not be terminated and shall continue so long as the Loan Agreement shall be in effect (whether during its original term or any renewal, substitution or extension thereof).


7. Reinstatement. If after receipt of any payment of, or proceeds of collateral applied to the payment of, any of the Guaranteed Obligations, any Agent or any Lender is required to surrender or return such payment or proceeds to any Person for any reason, then the Guaranteed Obligations intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Guarantee shall continue in full force and effect as if such payment or proceeds had not been received by Collateral Agent. Guarantor shall be liable to pay to Collateral Agent, and does indemnify and hold Agents and Lenders harmless for the amount of any payments or proceeds surrendered or returned. This Section 7 shall remain effective notwithstanding any contrary action which may be taken by Lender in reliance upon such payment or proceeds. This Section 7 shall survive the termination or revocation of this Guarantee.

8. Amendments and Waivers. Neither this Guarantee nor any provision hereof shall be amended, modified, waived, discharged or terminated orally or by course of conduct, but only by a written agreement signed by an authorized officer of Collateral Agent, Administrative Agent, Lenders, or the Majority Lenders (as such term is defined in the Loan Agreement) in accordance with the Loan Agreement, and if such written agreement constitutes an amendment or modification, then also by an authorized officer of Guarantor. Agents or Lenders shall not by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of their rights, powers and/or remedies unless such waiver shall be in writing and signed by an authorized officer of Agents and Lenders in accordance with the Loan Agreement. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by Agents or Lenders of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which Agents or Lenders would otherwise have on any future occasion, whether similar in kind or otherwise.

9. Corporate Existence, Power and Authority. Guarantor is a corporation duly organized and in good standing under the laws of its state or other jurisdiction of incorporation and is duly qualified as a foreign corporation and in good standing in all states or other jurisdictions where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary, except for those jurisdictions in which the failure to so qualify would not have a material adverse effect on the financial condition, results of operation or businesses of Guarantor or the rights of Agents and Lenders hereunder or under any of the other Financing Agreements. The execution, delivery and performance of this Guarantee is within the corporate powers of Guarantor, have been duly authorized and are not in contravention of law or the terms of the certificates of incorporation, by-laws, or other organizational documentation of Guarantor, or any indenture, agreement or undertaking to which Guarantor is a party or by which Guarantor or its property are bound. This Guarantee constitutes the legal, valid and binding obligation of Guarantor enforceable in accordance with its terms.

10.  Governing Law; Choice of Forum; Service of Process;
Jury Trial Waiver.

(a) The validity, interpretation and enforcement of this Guarantee and any dispute arising out of the relationship between Guarantor and Lender, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York (without giving effect to principles of conflicts of law).

(b) Guarantor hereby irrevocably consents and submits to the non-exclusive jurisdiction of the Supreme Court of the State of New York for New York County and the United States District Court for the Southern District of New York and waives any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Guarantee or any of the other Financing Agreements or in any way connected with or related or incidental to the dealings of Guarantor and Agents and Lenders in respect of this Guarantee or any of the other Financing Agreements or the transactions related hereto or thereto, in each case whether now existing or hereafter arising and whether in contract, tort, equity or otherwise, and agrees that any dispute arising out of the relationship between Guarantor or Borrower and Agents or Lenders or the conduct of any such persons in connection with this Guarantee, the other Financing Agreements or otherwise shall be heard only in the courts described above (except that Collateral Agent shall have the right to bring any action or proceeding against Guarantor or its property in the courts of any other jurisdiction which Collateral Agent deems necessary or appropriate in order to realize on any collateral at any time granted by Borrower or Guarantor to Collateral Agent for itself and the ratable benefit of Lenders or to otherwise enforce its rights against Guarantor or its property).

(c) Guarantor hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified mail (return receipt requested) directed to its address set forth on the signature pages hereof and service so made shall be deemed to be completed ten (10) days after the same shall have been so deposited in the U.S. mails, or, at Collateral Agent's option, by service upon Guarantor in any other manner provided under the rules of any such courts. Within thirty (30) days after such service, Guarantor shall appear in answer to such process, failing which Guarantor shall be deemed in default and judgment may be entered by Collateral Agent against Guarantor for the amount of the claim and other relief requested.

(d)  GUARANTOR HEREBY WAIVES ANY RIGHT TO TRIAL BY
JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS GUARANTEE OR ANY OF THE OTHER FINANCING AGREEMENTS OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF GUARANTOR AND AGENTS OR LENDERS IN RESPECT OF THIS GUARANTEE OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. GUARANTOR HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT GUARANTOR OR AGENTS OR LENDERS MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF GUARANTOR, AGENTS AND LENDERS TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.


(e)  Agents and Lenders shall not have any
liability to Guarantor (whether in tort, contract, equity or otherwise) for losses suffered by Guarantor in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Guarantee, or any act, omission or event occurring in connection herewith, unless it is determined by a final and non-appealable judgment or court order binding on such Agent or such Lender that the losses were the result of acts or omissions constituting gross negligence or willful misconduct. In any such litigation, each Agent and each Lender shall be entitled to the benefit of the rebuttable presumption that it acted in good faith and with the exercise of ordinary care in the performance by it of the terms of the Loan Agreement and the other Financing Agreements.

11. Notices. All notices, requests and demands hereunder shall be in writing and (a) made to Collateral Agent at its address set forth above and to Guarantor at its chief executive office set forth below, or to such other address as either party may designate by written notice to the other in accordance with this provision, and (b) deemed to have been given or made: if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next business day, one (1) business day after sending; and if by certified mail, return receipt requested, five (5) days after mailing.

12. Partial Invalidity. If any provision of this Guarantee is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Guarantee as a whole, but this Guarantee shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

13. Entire Agreement. This Guarantee represents the entire agreement and understanding of this parties concerning the subject matter hereof, and supersedes all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written.

14. Successors and Assigns. This Guarantee shall be binding upon Guarantor and its successors and assigns and shall inure to the benefit of Agents and Lenders and their successors, endorsees, transferees and assigns. The liquidation, dissolution or termination of Guarantor shall not terminate this Guarantee as to such entity or as to Guarantor.

15. Construction. for purposes of this Guarantee, the following terms shall have the respective meanings given to them below:

(a) "Agents" shall mean each and all of Agents and their respective successors and assigns.


(b)  "Borrower" shall mean Borrower and its
successors and assigns (including, without limitation, any receiver, trustee or custodial for Borrower or any of its assets or in its capacity as debtor or debtor-in-possession under the United States Bankruptcy Code.

(c) "Guarantor" shall mean Guarantor and its successors and assigns (including, without limitation, any receiver, trustee or custodian for Guarantor or any of its assets or in its capacity as debtor or debtor-in-possession under the United States Bankruptcy Code).

(d) "Lenders" shall mean each and all of Lenders and their respective successors and assigns (and including any financial institution which may after the date hereof become a party to the Loan Agreement pursuant to an Assignment and Acceptance or otherwise).

(e)  "Person" or "person" shall mean any
individual, sole proprietorship, partnership, corporation (including, without limitation, any corporation which elects subchapter S status under the Internal Revenue Code of 1986, as amended), limited liability company, limited liability partnership, business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity or any government or any agency or instrumentality or political subdivision thereof.

(f) All references to the plural shall also mean the singular and to the singular shall also meant he plural, unless the context requires otherwise.


	[REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK]

IN WITNESS WHEREOF, Guarantor has executed and delivered this Guarantee as of the day and year first above written.

ATTEST:



	E-Z SERVE CORPORATION

________________________
	By: ________________________________

Title:
______________________________
[CORPORATE SEAL]
Chief Executive Office

2550 North Loop West, Suite
600
Houston, Texas 77092



STATE OF NEW YORK	)
)  ss.:
COUNTY OF NEW YORK	)


On this ____ day of December 1997, before me personally came _____________________, to me known, who stated that he is the ____________________ of E-Z SERVE CORPORATION, the corporation described in and which executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.


_____________________
______
       Notary Public


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S18\CONGRESS\E-ZSERVE\GUAR-3.MJM
- 12 -
fmw














































                                  [Execution] PRIVATE







	LOAN AND SECURITY AGREEMENT

	by and among

	E-Z SERVE CONVENIENCE STORES, INC.,
	as Borrower

	E-Z SERVE CORPORATION,
	as Guarantor

	MADELEINE L.L.C.,
	as Administrative Agent

	and

	CONGRESS FINANCIAL CORPORATION (SOUTHWEST), as Collateral Agent

	and

	THE FINANCIAL INSTITUTIONS NAMED HEREIN, as Lenders







	Dated:  December 24, 1997

	TABLE OF CONTENTS

	Page
SECTION 1.  DEFINITIONS	 1

SECTION 2.  CREDIT FACILITIES	 18

	2.1  Loans	 18
	2.2  Letter of Credit Accommodations	 18
	2.3  Commitments	 21

SECTION 3.  INTEREST AND FEES	 21

	3.1  Interest	 21
	3.2  Closing Fee	 22
	3.3  Servicing Fee	 22

SECTION 4.  CONDITIONS PRECEDENT	 23

	4.1  Conditions Precedent to Initial Loans
		and Letter of Credit Accommodations	 23
	4.2  Conditions Precedent to All Loans and
		Letter of Credit Accommodations	 25

SECTION 5.  SECURITY INTEREST	 26

SECTION 6.  COLLECTION AND ADMINISTRATION	 27

	6.1  Borrower's Loan Account	 27
	6.2  Statements	 27
	6.3  Collection of Accounts	 27
	6.4  Mandatory Prepayments	 29
	6.5  Payments	 30
	6.6  Authorization to Make Loans	 30
	6.7  Use of Proceeds	 31
	6.8  Sharing of Payments, Etc.	 31
	6.9  Settlement Procedures	 32


SECTION 7.  COLLATERAL REPORTING AND COVENANTS	 34

	7.1  Collateral Reporting	 34
	7.2  Accounts Covenants	 35
	7.3  Inventory Covenants	 37
	7.4  Equipment Covenants	 38
	7.5  Power of Attorney	 39
	7.6  Right to Cure	 39
	7.7  Access to Premises	 40

SECTION 8.  REPRESENTATIONS AND WARRANTIES	 40

	8.1  Corporate Existence, Power and Authority;
Subsidiaries	 40
	8.2  Financial Statements; No Material Adverse
Change.	 41
	8.3  Chief Executive Office; Collateral Locations.	 41
	8.4  Priority of Liens; Title to Properties	 41
	8.5  Tax Returns	 41
	8.6  Litigation	 42
	8.7  Compliance with Other Agreements and Applicable
Laws	 42
	8.8  Environmental Compliance.	 43
	8.9  Credit Card Agreements	 44
	8.10 Employee Benefits	 44
	8.11 Bank Accounts	 45
	8.12 Intellectual Property	 45
	8.13 Financial Statements	 46
	8.14 Disclosure	 46
	8.15 Governmental Authority	 46
	8.16 Capitalization	 47
	8.17 Labor Disputes	 47
	8.18 Corporate Name; Prior Transactions	 47
	8.19 Accuracy and Completeness of Information	 47
	8.20 Survival of Warranties; Cumulative	 48

SECTION 9.  AFFIRMATIVE AND NEGATIVE COVENANTS	 48

	9.1  Maintenance of Existence	 48
	9.2  New Collateral Locations	 48
	9.3  Compliance with Laws, Regulations, Etc	 48
	9.4  Payment of Taxes and Claims	 50
	9.5  Insurance	 50
	9.6  Financial Statements and Other Information	 51
	9.7  Sale of Assets, Consolidation, Merger,
Dissolution, Etc	 53
	9.8  Encumbrances	 55
	9.9  Indebtedness	 56
	9.10 Loans, Investments, Guarantees, Etc	 60
	9.11 Dividends and Redemptions	 62
	9.12 Transactions with Affiliates	 62
	9.13 Minimum Consolidated Net Worth	 63
	9.14 Fixed Charge Coverage Ratio	 63
	9.15 Current Ratio.  	 63
	9.16 Changes in Business	 63
	9.17 Sale and Leasebacks	 64
	9.18 Credit Card Agreements	 64
	9.19 Compliance with ERISA	 64
	9.20 Additional Bank Accounts.	 65
	9.21 Costs and Expenses.	 65
	9.22 Further Assurances	 66

SECTION 10.  EVENTS OF DEFAULT AND REMEDIES	 66

	10.1 Events of Default	 66
	10.2 Remedies	 68

SECTION 11.  JURY TRIAL WAIVER; OTHER WAIVERS
		AND CONSENTS; GOVERNING LAW 	 71

	11.1 Governing Law; Choice of Forum; Service of
Process;
		Jury Trial Waiver	 71
	11.2 Waiver of Notices	 73
	11.3 Amendments and Waivers	 73
	11.4 Confidentiality	 75
	11.5 Waiver of Counterclaims	 75
	11.6 Indemnification	 75


SECTION 12.  THE AGENT	 75

	12.1  Appointment, Powers and Immunities	 75
	12.2  Reliance by Agent	 76
	12.3  Events of Default	 76
	12.4  Madeleine in its Individual Capacity	 77
	12.5  Congress in is Individual Capacity	 77
	12.6  Indemnification	 78
	12.7  NonReliance on Agents and Other Lenders	 78
	12.8  Failure to Act	 78
	12.9  Additional Loans	 79
	12.10 Concerning the Collateral and
		the Related Financing Agreements	 79
	12.11 Field Audit, Examination Reports and
		other Information; Disclaimer by Lenders	 79
	12.12 Collateral Matters	 80
	12.13 Agency for Perfection	 82

SECTION 13.  TERM OF AGREEMENT; MISCELLANEOUS	 82

	13.1  Term	 82
	13.2  Notices	 83
	13.3  Partial Invalidity	 83
	13.4  Successors	 83
	13.5  Assignments; Participations.	 84
	13.6  Participant's Security Interests	 87
	13.7  Entire Agreement	 87
	13.8  Nonapplicability of Article 506915.01 et seq.	 87
	13.9  DTPA WAIVER	 87
	13.10 ORAL AGREEMENTS INEFFECTIVE	 88



	INDEX TO
	EXHIBITS AND SCHEDULES


		Exhibit A		Form of Assignment and Acceptance

		Schedule 1.34	Locations of Eligible Equipment

		Schedule 1.42	Existing Letters of Credit

		Schedule 1.68	Permitted Holders

		Schedule 1.79	Term Loan Lender Collateral

		Schedule 6.3		Bank Accounts

		Schedule 8.1		Subsidiaries

		Schedule 8.3		List of Locations

		Schedule 8.4		Existing Liens

		Schedule 8.6		Pending Litigation

		Schedule 8.8		Environmental Matters

		Schedule 8.9		Credit Card Agreements

		Schedule 8.17	Labor Disputes

		Schedule 8.18	Corporate Name; Prior Transactions

		Schedule 9.7		List of Stores to be Sold

		Schedule 9.9		Existing Indebtedness

		Schedule 9.10	Loans, Investments, Guarantees

	LOAN AND SECURITY AGREEMENT


	This Loan and Security Agreement, dated December 24, 1997, is entered into by and among E-Z Serve Convenience Stores, Inc., a Delaware corporation ("Borrower"), E-Z Serve Corporation, a Delaware corporation ("Guarantor"), the financial institutions from time to time parties hereto as lenders, whether by execution of this Agreement or an Assignment and Acceptance (each individually, a "Lender" and, collectively, "Lenders"), Madeleine L.L.C., a New York limited liability company, in its capacity as administrative agent for Lenders (in such capacity, "Administrative Agent"), Congress Financial Corporation (Southwest), a Texas corporation, in its capacity as collateral agent for Lenders (in such capacity, "Collateral Agent", and together with Administrative Agent, collectively, "Agents" and sometimes referred to individually as an "Agent").


	W I T N E S S E T H:


	WHEREAS, Borrower and Guarantor have requested that Agents and Lenders enter into certain financing arrangements with Borrower pursuant to which Lenders may make loans and provide other financial accommodations to Borrower; and

	WHEREAS, each Lender is willing to agree (severally and not jointly) to make such loans and provide such financial accommodations to Borrower on a pro rata basis according to its Commitment (as defined below) on the terms and conditions set forth herein and Administrative Agent is willing to act as administrative agent for Lenders on the terms and conditions set forth herein and the other Financing Agreements and Collateral Agent is willing to act as collateral agent for Lenders on the terms and conditions set forth herein and the other Financing Agreements;

	NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


 PRIVATE  SECTION 1.   DEFINITIONS tc  \l 1 "SECTION 1.
DEFINITIONS"

	All terms used herein which are defined in Article 1 or
Article 9 of the Uniform Commercial Code shall have the meanings given therein unless otherwise defined in this Agreement. All references to the plural herein shall also mean the singular and to the singular shall also mean the plural unless the context otherwise requires. All references to Borrower, Agents and Lenders pursuant to the definitions set forth in the recitals hereto, or to any other person herein, shall include their respective successors and assigns. The words "hereof", "herein", "hereunder", "this Agreement" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement and as this Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced. The word "including" when used in this Agreement shall mean "including, without limitation". The words "ratable" or ratably" or words of similar import when used in this Agreement shall refer to a sharing or allocation based on the respective Pro Rata Shares (as defined below) of Lenders. An Event of Default shall exist or continue or be continuing until such Event of Default is waived in accordance with Section 11.3 hereof or cured in a manner reasonably satisfactory to Administrative Agent. Any accounting term used herein unless otherwise defined in this Agreement shall have the meanings customarily given to such term in accordance with GAAP. For purposes of this Agreement, the following terms shall have the respective meanings given to them below:

	1.1 "Accounts" shall mean all present and future rights of Borrower to payment for goods sold or leased or for services rendered, which are not evidenced by instruments or chattel paper, and whether or not earned by performance, and including, without limitation, Credit Card Receivables.

	1.2 "Administrative Agent" shall mean Madeleine in its capacity as administrative agent on behalf of Lenders pursuant to the terms hereof and any replacement or successor administrative agent hereunder.

	1.3 "Affiliates" shall mean, with respect to a specified Person, a partnership, corporation or any other person which directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with such Person, and without limiting the generality of the foregoing, includes (a) any Person which beneficially owns or holds five (5%) percent or more of any class of voting securities of such Person or other equity interests in such Person, (b) any Person of which such Person beneficially owns or holds five (5%) percent or more of any class of voting securities or in which such Person beneficially owns or holds five (5%) percent or more of the equity interests and (c) any director or officer of such Person.
 For the purposes of this definition, the term "control" (including with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

	1.4 "Appraised Equipment Value" shall mean the orderly liquidation value of the Eligible Equipment as determined pursuant to the most recent appraisal of the Equipment delivered to Agents in accordance with Section 1.34 hereof.

	1.5 "Assignment and Acceptance" shall mean an Assignment and Acceptance substantially in the form of Exhibit A attached hereto (with blanks appropriately completed) delivered to Administrative Agent in connection with an assignment of a Lender's interest hereunder in accordance with the provisions of
Section 13.5 hereof.

	1.6  "Blocked Accounts" shall have the meaning set forth in
Section 6.3 hereof.

	1.7 "Borrowing Base" shall mean at any time: (a) the lesser of: (i) $25,000,000, or (ii) the sum of: (A) eighty (80%) percent of the Net Amount of Eligible Accounts, plus
(B) seventy-five (75%) percent of the Value of Eligible Inventory consisting of merchandise and gasoline, plus (C) the lesser of:
(1) $2,000,000 or (2) one hundred (100%) percent of the Appraised Equipment Value, minus (b) amounts drawn under the Letter of Credit Accommodations to the extent not already included in the Loans and one hundred (100%) percent of the undrawn amount of all Letter of Credit Accommodations, minus (c) reserves for shrinkage and spoilage of Inventory (which reserve is $500,000 as of the date hereof and may be increased or decreased after the date hereof based on increases or decreases of shrinkage and/or spoilage of Inventory as a percentage of Inventory as determined by either Agent), minus (d) all other reserves (including, without limitation, reserves with respect to security interests or liens of third parties permitted hereunder or in connection with litigation) which either Agent in its reasonable discretion deems necessary or desirable to maintain, including, without limitation, reserves for any amounts which either Agent or any Lender may need to pay in the future for the account of Borrower or Guarantor.

	1.8 "Business Day" shall mean any day other than a Saturday, Sunday, or other day on which commercial banks are authorized or required to close under the laws of the State of New York or the Commonwealth of Pennsylvania, and a day on which each Agent is open for the transaction of business.

	1.9 "Capital Expenditures" shall mean all expenditures for any fixed or capital assets or improvements, or for replacements, substitutions or additions thereto, which have a useful life of more than one (1) year, including, but not limited to, the direct or indirect acquisition of such assets by way of increased product service charges, offset items or otherwise and shall include capitalized lease payments.

	1.10 "Capitalized Lease Obligations" shall mean any obligation to pay rent or other amounts under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a capital lease obligation under GAAP, and, for the purposes of this Agreement, the amount of such obligation at any date shall be capitalized amount thereof at such date, determined in accordance with GAAP.

	1.11 "Capital Stock" shall mean, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's capital stock at any time outstanding, and any and all rights, warrants or options exchangeable for or convertible into such capital stock (but excluding any debt security that is exchangeable for or convertible into such capital stock).

	1.12  "Cash Equivalents" shall mean any of the following:
(a) any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof; (b) investments in time deposit accounts, certificates of deposit and money market deposits maturing within one hundred eighty (180) days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50,000,000 (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Exchange Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor;
(c) repurchase obligations with a term of not more than thirty
(30) days for underlying securities of the types described in clause (a) above entered into with a bank meeting the qualifications described in clause (b) above; (d) investments in commercial paper, maturing not more than ninety (90) days after the date of acquisition, issued by a corporation (other than an Affiliate of Borrower) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investor Service, Inc. or "A-1" (or higher) according to Standard & Poor's Ratings Group, a division of McGraw Hill Companies, Inc.; and (e) investments in securities with maturities of six (6) months or less from the date of acquisition issued or fully guaranteed by any State, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by Standard & Poor's Ratings Group, a division of McGraw Hill Companies, Inc. or "A" by Moody's Investor Service, Inc.

	1.13 "Change of Control" shall mean the occurrence of any of the following: (a) the failure of the Permitted Holders at any time (i) to own beneficially free and clear of all security interests, liens, pledges or other encumbrances at all times, at least fifty-one (51%) percent of the issued and outstanding shares of common stock of Guarantor (both voting and non-voting), on a fully diluted basis and (ii) to have and exercise voting power for the election of at least a majority of the board of directors of Guarantor; (b) the direct or indirect acquisition by any Person or a group (as such term is defined in Section
13(d)(3) of the Securities Exchange Act), other than Permitted Holders, of beneficial ownership (as such term is defined in Rule 13D-3 promulgated under the Securities Exchange Act) of twenty-five (25%) percent or more of the outstanding shares of common stock of Guarantor; (c) the failure of Guarantor at any time to own beneficially one hundred (100%) percent of the issued and outstanding shares of common stock of Borrower (both voting and non-voting) free and clear of all security interests, liens, pledges or other encumbrances (other than security interests and pledges in favor of Collateral Agent) on a fully diluted basis;
or (d) a change in the majority of the board of directors of Guarantor unless approved by the then majority of the board of directors of Guarantor.

	1.14 "Code" shall mean the Internal Revenue Code of 1986, as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

	1.15  "Collateral" shall have the meaning set forth in
Section 5 hereof.

	1.16 "Collateral Agent" shall mean Congress in its capacity as collateral agent on behalf of Lenders pursuant to the terms hereof and any replacement or successor collateral agent hereunder.

	1.17  "Commitment" shall have the meaning set forth in
Section 2.3 hereof.

	1.18 "Commitment Percentage" shall mean, as to each Lender, the percentage of the Maximum Credit provided for hereunder represented by such Lender's Commitment. The Commitment Percentage of each Lender signing this Agreement is set forth on the signature pages hereto below each Lender's respective signature.

	1.19 "Congress" shall mean Congress Financial Corporation (Southwest), a Texas corporation, in its individual capacity and its successors and assigns.

	1.20 "Consolidated Net Income" shall mean, with respect to any Person for any period, the aggregate of the net income (loss) of such Person and its Subsidiaries, on a consolidated basis, for such period (excluding to the extent included therein any extraordinary and/or unusual and non-recurring gains or losses in excess of $100,000) after deducting all charges which should be deducted before arriving at the net income (loss) for such period and, without duplication, after deducting the Provision for Taxes for such period, all as determined in accordance with GAAP; provided, that, (a) the net income of any Person that is not a wholly-owned Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid or payable to such Person or a wholly-owned Subsidiary of such Person; (b) except to the extent included pursuant to the foregoing clause, the net income of any Person accrued prior to the date it becomes a wholly-owned Subsidiary of such Person or is merged into or consolidated with such Person or any of its wholly-owned Subsidiaries or that Person's assets are acquired by such Person or by its wholly-owned Subsidiaries shall be excluded; and (c) the net income (if positive) of any wholly-owned Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such wholly-owned Subsidiary to such Person or to any other wholly-owned Subsidiary of such Person is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such wholly-owned Subsidiary shall be excluded. For the purposes of this definition, (i) net income excludes any gain (or loss) together with any related Provision for Taxes for such gain (or loss) realized upon the sale or other disposition of any assets that are not sold in the ordinary course of business (including, without limitation, dispositions pursuant to sale and leaseback transactions) or of any Capital Stock of such Person or a Subsidiary of such Person and any net income realized or loss incurred as a result of changes in accounting principles or the application thereof to such Person, and (ii) the term "Provision for Taxes" shall mean an amount equal to all taxes imposed on or measured by net income, whether Federal, State, Provincial, county or local, and whether foreign or domestic, that are paid or payable by any Person in respect of any period in accordance with GAAP.

	1.21 "Consolidated Net Worth" shall mean, as to any Person at any time, in accordance with GAAP, consistently applied, on a consolidated basis for such Person and its Subsidiaries, the amount equal to (a) the difference between (i) the aggregate net book value of all assets of such Person and its Subsidiaries, calculating the book value of inventory for this purpose using the average cost method of accounting in accordance with GAAP, after deducting from such book value all appropriate reserves in accordance with GAAP, consistently applied (including all reserves for doubtful receivables, obsolescence, depreciation and amortization) and (ii) the total aggregate Indebtedness and other liabilities of such Person and its Subsidiaries, including accruals for taxes, workmen's compensation liability and other accruals (other than contingent liabilities which would not be included in the balance sheet under GAAP) of such Person and its Subsidiaries; provided, that, as to Guarantor, no assets other than the Capital Stock of Borrower (to the extent that Guarantor is the direct and beneficial owner and holder thereof) and cash or Cash Equivalents and deferred tax assets shall be considered an asset of Guarantor for purposes of calculating the Consolidated Net Worth of Guarantor.

	1.22 "Consolidated Working Capital" shall mean as to any Person, at any time, in accordance with GAAP, on a consolidated basis for such Person and its Subsidiaries (if any), the amount equal to the difference between: (a) the aggregate net book value of all current assets of such Person and its Subsidiaries (as determined in accordance with GAAP), calculating the book value of inventory for this purpose on an average cost basis, and
(b) all current liabilities of such Person and its Subsidiaries (as determined in accordance with GAAP), provided, that, as to Guarantor, for purposes of Section 9.15, the liabilities of Guarantor and its Subsidiaries to Agents and Lenders under this Agreement shall not be considered current liabilities (whether or not classified as current liabilities in accordance with GAAP).

	1.23 "Credit Card Acknowledgments" shall mean, individually and collectively, the agreements by Credit Card Issuers or Credit Card Processors who are parties to Credit Card Agreements in favor of Collateral Agent acknowledging the first priority security interest of Collateral Agent, for itself and the ratable benefit of Lenders, in the monies due and to become due to Borrower (including, without limitation, credits and reserves) under the Credit Card Agreements, and agreeing to transfer all such amounts to the Blocked Accounts, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

	1.24 "Credit Card Agreements" shall mean all agreements now or hereafter entered into by Borrower with any Credit Card Issuer or any Credit Card Processor, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, including, but not limited to, the agreements set forth on Schedule 8.9 hereto.

	1.25 "Credit Card Issuer" shall mean any person (other than Borrower) who issues or whose members issue credit cards, including, without limitation, MasterCard or VISA bank credit or debit cards or other bank credit or debit cards issued through MasterCard International, Inc., Visa U.S.A., Inc. or Visa International, Inc. and American Express, Discover, Diners Club, Carte Blanche and other non-bank credit or debit cards, including, without limitation, credit or debit cards issued by or through American Express Travel Related Services Company, Inc. and Novus Services, Inc.

	1.26 "Credit Card Processor" shall mean any servicing or processing agent or any factor or financial intermediary who facilitates, services, processes or manages the credit authorization, billing transfer and/or payment procedures with respect to any of Borrower's sales transactions involving credit card or debit card purchases by customers using credit cards or debit cards issued by any Credit Card Issuer, (including, but not limited to EFS National Bank).

	1.27  "Credit Card Receivables" shall mean collectively,
(a) all present and future rights of Borrower to payment from any Credit Card Issuer, Credit Card Processor or other third party arising from sales of goods or rendition of services to customers who have purchased such goods or services using a credit or debit card and (b) all present and future rights of Borrower to payment from any Credit Card Issuer, Credit Card Processor or other third party in connection with the sale or transfer of Accounts arising pursuant to the sale of goods or rendition of services to customers who have purchased such goods or services using a credit card or a debit card, including, but not limited to, all amounts at any time due or to become due from any Credit Card Issuer or Credit Card Processor under the Credit Card Agreements or otherwise.

	1.28 "Credit Facility" shall mean, collectively, the secured Loans and Letter of Credit Accommodations provided for hereunder and under the other Financing Agreements.

	1.29 "Current Assets" shall mean, as to any Person, at any time, the aggregate net book value of all assets of such Person and its Subsidiaries, calculating the book value of inventory for this purpose on an average cost basis, on a consolidated basis, which would, in accordance with GAAP, be classified as current assets.

	1.30 "Current Liabilities" shall mean, as to any Person, at any time, all Indebtedness of such Person and its Subsidiaries, on a consolidated basis, which would, in accordance with GAAP, be classified as current liabilities; provided, that, as to Borrower for purposes of this definition, all Indebtedness of Borrower to Lenders hereunder shall not be considered current liabilities (whether or not classified as current liabilities in accordance with GAAP).

	1.31 "Defaulting Lender" shall have the meaning set forth in Section 6.9 hereof.

	1.32 "EBITDA" shall mean, as to any Person, with respect to any period, an amount equal to: (a) the Consolidated Net Income of such Person and its Subsidiaries for such period determined in accordance with GAAP, plus (b) depreciation, amortization and other non-cash charges (including, but not limited to, imputed interest and deferred compensation) for such period (to the extent deducted in the computation of Consolidated Net Income of such Person), all in accordance with GAAP, plus (c) Interest Expense for such period (to the extent deducted in the computation of Consolidated Net Income of such Person), plus (d) charges for Federal, State, local and foreign income taxes for such period (to the extent deducted in the computation of Consolidated Net Income of such Person).

	1.33 "Eligible Accounts" shall mean Accounts created by Borrower which are and continue to be acceptable to Collateral
Agent based on the criteria set forth below. In general, Accounts shall be Eligible Accounts if:

		(a) such Accounts arise from the actual and bona fide sale and delivery of goods by Borrower or rendition of services by Borrower in the ordinary course of its business which transactions are completed in accordance with the terms and provisions contained in any documents related thereto;

		(b) such Accounts do not remain unpaid after the original due date for them in accordance with their terms;

		(c)  such Accounts comply with the terms and
conditions contained in Section 7.2(c) of this Agreement;

		(d) such Accounts do not arise from sales on consignment, guaranteed sale, sale and return, sale on approval, or other terms under which payment by the account debtor may be conditioned or contingent;

		(e) the chief executive office or other principal office of the account debtor with respect to such Accounts is located in the United States of America;

		(f) the account debtor with respect to such Accounts has not asserted a counterclaim, defense or dispute and does not have, and does not engage in transactions which may give rise to, any right of setoff against such Accounts, except (i) to the extent of Accounts due from vendors who sell merchandise to Borrower which are subject to offset which may be approved by Collateral Agent, provided, that, in no event shall the aggregate amount of such Eligible Accounts exceed $1,000,000 and (ii) the portion of the Accounts of such account debtor in excess of the amount at any time and from time to time owed by Borrower to such account debtor or claimed owed by such account debtor may be deemed Eligible Accounts;

		(g) there are no facts, events or occurrences which would impair the validity, enforceability or collectability of such Accounts or reduce the amount payable or delay payment thereunder;

		(h) such Accounts are subject to the first priority, valid and perfected security interest of Collateral Agent (for itself and the ratable benefit of Lenders) and any goods giving rise thereto are not, and were not at the time of the sale thereof, subject to any liens except those permitted in this Agreement;

		(i) neither the account debtor nor any officer or employee of the account debtor with respect to such Accounts is an Affiliate of Borrower;

		(j) the account debtors with respect to such Accounts are not any foreign government, the United States of America, any State, political subdivision, department, agency or instrumentality thereof;

		(k) there are no proceedings or actions which are threatened or pending against the account debtors with respect to such Accounts which might result in any material adverse change in any such account debtor's financial condition;

		(l) such Accounts of a single account debtor or its affiliates do not constitute more than ten (10%) percent of all otherwise Eligible Accounts (but the portion of the Accounts not in excess of such percentage may be deemed Eligible Accounts);

		(m) such Accounts are owed by account debtors whose total indebtedness to Borrower does not exceed the credit limit with respect to such account debtors as determined by Borrower from time to time in the ordinary course of business, to the extent such credit limits are satisfactory to Collateral Agent
(but the portion of the Accounts not in excess of such credit limit which is satisfactory to Collateral Agent may be deemed Eligible Accounts); and

		(n) such Accounts are owed by account debtors deemed creditworthy at all times by Collateral Agent, as determined by Collateral Agent in good faith.

General criteria for Eligible Accounts may be established and revised from time to time by Collateral Agent in its reasonable, good faith judgment, with the consent or at the direction of Administrative Agent in its reasonable, good faith judgment, based on an event, condition or other circumstance arising after the date hereof, or existing on the date hereof to the extent Collateral Agent has no written notice thereof from Borrower, which adversely affects or could be expected to adversely affect the Accounts in the reasonable, good faith determination of either Agent. Any Accounts which are not Eligible Accounts shall nevertheless be part of the Collateral.

	1.34 "Eligible Equipment" shall mean Equipment owned by Borrower which is in order, repair, running and marketable condition and acceptable to Collateral Agent in all respects. In general, Eligible Equipment shall not include: (a) Equipment at premises other than those set forth on Schedule 1.34 hereto and Equipment at the premises set forth on Schedule 1.34 to the extent such premises are not owned or leased by Borrower;
(b) Equipment which is not subject to an appraisal thereof, in form, scope and methodology acceptable to each Agent and by an appraiser acceptable to Administrative Agent and addressed to each Agent and upon which each Agent is permitted to rely;
(c) Equipment subject to a security interest or lien in favor of any person other than the security interest of Collateral Agent, for itself and the ratable benefit of Lenders, except those permitted in this Agreement; (d) Equipment which is not subject to the first priority, valid and perfected security interest of Collateral Agent, for itself and the ratable benefit of Lenders, or (e) worn-out, obsolete, damaged or defective Equipment or Equipment not used or usable in the ordinary course of Borrower's business as presently conducted. General criteria for Eligible Equipment may be established and revised from time to time by Collateral Agent in its reasonable, good faith judgment, with the consent or at the direction of Administrative Agent in its reasonable, good faith judgment, based on an event, condition or circumstance arising after the date hereof, or existing on the date hereof to the extent Collateral Agent has no notice thereof from Borrower, which adversely affects or could reasonably be expected to adversely affect the Equipment in the reasonable, good faith determination of either Agent. Any Equipment which is not Eligible Equipment shall nevertheless be part of the Collateral, provided, that, the Collateral shall not include Equipment described on Schedule 1.79 hereto constituting part of the Term Loan Lender Collateral to the extent subject to the perfected security interest of Term Loan Lender or otherwise excluded from the Collateral pursuant to Section 5.2 hereof.

	1.35 "Eligible Inventory" shall mean Inventory consisting of merchandise and gasoline held by Borrower for resale in the ordinary course of the business of Borrower that are acceptable to Collateral Agent based on the criteria set forth below. In general, Eligible Inventory shall not include (a) packaging and shipping materials; (b) supplies used or consumed in Borrower's business; (c) Inventory at premises other than those owned and controlled by Borrower, except for Inventory at retail store locations of Borrower; (d) Inventory subject to a security interest or lien in favor of any person other than Collateral Agent, for itself and the ratable benefit of Lenders, except those permitted in this Agreement; (e) bill and hold goods;
(f) unserviceable, obsolete or slow moving Inventory; (g) Inventory which is not subject to the first priority, valid and perfected security interest of Collateral Agent, for itself and the ratable benefit of Lenders; (h) damaged and/or defective Inventory (i) returned Inventory that is not held for resale; (j) Inventory to be returned to vendors; (k) Inventory held after the applicable expiration date thereof; and (l) Inventory purchased or sold on consignment. General criteria for Eligible Inventory may be established and revised from time to time by Collateral Agent in its reasonable, good faith judgment, with the consent or at the direction of Administrative Agent, in its reasonable, good faith judgment, based on an event, condition or other circumstance arising after the date hereof, or existing on the date hereof to the extent Collateral Agent has no written notice thereof from Borrower, which adversely affects or could be expected to adversely affect the Inventory in the reasonable, good faith determination of either Agent. Any Inventory which is not Eligible Inventory shall nevertheless be part of the Collateral.

	1.36 "Eligible Transferee" shall mean (a) any Lender; (b) any Affiliate of a Lender; and (c) any other commercial bank, financial institution or "accredited investor" (as defined in Regulation D under the Securities Exchange Act) approved by Administrative Agent and Collateral Agent and, unless an Event of Default has occurred and is continuing at the time any assignment is effected hereunder, Borrower, such approval not to be unreasonably withheld or delayed by Borrower, and such approval to be deemed given by Borrower if no objection from Borrower is received by the assigning Lender and Administrative Agent within five (5) Business Days after notice of such proposed assignment has been provided by the assigning Lender or Administrative Agent to Borrower; provided, that, neither Borrower nor any Affiliate of Borrower shall qualify as an Eligible Transferee.

	1.37 "Environmental Laws" shall mean all foreign, Federal, State and local laws (including common law), legislation, rules, codes, licenses, permits (including any conditions imposed therein), authorizations, judicial or administrative decisions, injunctions or agreements between Borrower and any governmental authority, (a) relating to pollution and the protection, preservation or restoration of the environment (including air, water vapor, surface water, ground water, drinking water, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety, (b) relating to the exposure to, or the use, storage, recycling, treatment, generation, manufacture, processing, distribution, transportation, handling, labeling, production, release or disposal, or threatened release, of Hazardous
Materials, or (c) relating to all laws with regard to recordkeeping, notification, disclosure and reporting requirements respecting Hazardous Materials. The term "Environmental Laws" includes (i) the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Federal Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act of 1972, the Federal Clean Water Act, the Federal Clean Air Act, the Federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the Federal Solid Waste Disposal and the Federal Toxic Substances Control Act, the
Federal Insecticide, Fungicide and Rodenticide Act, and the
Federal Safe Drinking Water Act of 1974, (ii) applicable state counterparts to such laws, and (iii) any common law or equitable doctrine that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Materials.

	1.38 "Equipment" shall mean all of Borrower's now owned and hereafter acquired equipment, machinery, computers and computer hardware and software (whether owned or licensed), vehicles, tools, furniture, fixtures, all attachments, accessions and property now or hereafter affixed thereto or used in connection therewith, and substitutions and replacements thereof, wherever located.

	1.39  "ERISA" shall mean the United States Employee
Retirement Income Security Act of 1974, as the same now exists or may hereafter from time to time be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

	1.40 "ERISA Affiliate" shall mean any person required to be aggregated with Borrower or any of its Subsidiaries under Sections 414(b), 414(c), 414(m) or 414(o) of the Code.

	1.41 "Excess Availability" shall mean the amount, as determined by Collateral Agent, calculated at any time, equal to:
(a) the Borrowing Base, minus (b) the sum of: (i) the amount of all then outstanding and unpaid Obligations, plus (ii) the aggregate amount of all trade payables of Borrower which are more than thirty (30) days past due as of such time.

	1.42 "Existing Letters of Credit" shall mean the letters of credit outstanding as of the date hereof issued by Societe
Generale for the account of Borrower listed on Schedule 1.42 hereto.

	1.43 "Event of Default" shall mean the occurrence or existence of any event or condition described in Section 10.1 hereof.

	1.44 "Final Maturity Date" shall mean the date which is the second anniversary of the date hereof; provided, that, to the extent Borrower may exercise its option to extend the Final Maturity Date in accordance with the terms of Section 13.1 hereof, the term "Final Maturity Date" shall mean the date which is the third anniversary of the date hereof.

	1.45 "Financing Agreements" shall mean, collectively, this Agreement and all notes, guarantees, security agreements and other agreements, documents and instruments now or at any time hereafter executed and/or delivered by Borrower or any Obligor in connection with this Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

	1.46 "Fixed Charge Coverage Ratio" for any period shall mean the ratio of (a) EBITDA of Guarantor and its Subsidiaries for such period to (b) Fixed Charges of Guarantor and its Subsidiaries for such period.

	1.47 "Fixed Charges" for any period shall mean the sum of, without duplication, (a) all Interest Expense, (b) all scheduled (as determined at the beginning of the respective period) mandatory principal payments of Indebtedness (including principal payments with respect to all Capitalized Lease Obligations) made by Borrower, Guarantor or their Subsidiaries during such period, and (c) all cash payments of income taxes made by Borrower, Guarantor and their Subsidiaries during such period, including, without duplication, any payments made pursuant to any tax sharing arrangements by and among Borrower, Guarantor and their Subsidiaries.

	1.48 "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Boards which are applicable to the circumstances as of the date of determination consistently applied, except that, if any change in generally accepted accounting principles after the date hereof affects the calculation of compliance with the financial covenants in Sections 9.13, 9.14 and 9.15 hereof, Borrower may by notice to each Agent, or Collateral Agent may, or at the request of Majority Lenders shall, by notice to Borrower require that such covenants thereafter be calculated in accordance with generally accepted accounting principles as in effect, and applied by Borrower immediately before such change in generally accepted accounting principles occurred. If such notice is given, the financial statements delivered pursuant to Section 9.6 hereof after such change occurs shall be accompanied by reconciliations of the difference between the calculation set forth therein and a calculation made in accordance with generally accepted accounting principles as in effect from time to time after such change occurs.

	1.49 "Governmental Authority" shall mean any nation or government, any state, province, or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

	1.50  "Guarantor" shall mean E-Z Serve Corporation, a
Delaware corporation, and its successors and assigns.

	1.51 "Hedging Obligations" shall mean, with respect to any Person, the obligations of such Person under any of the following agreements or arrangements to the extent that the primary purpose thereof is the reduction of risk for fluctuations in interest rates or currency or commodity values relating to its customary business and not for speculative purposes: (a) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (b) other agreements or arrangements designed to protect such person against fluctuations in interest rates or currency or commodity values.

	1.52 "Indebtedness" shall mean, with respect to any Person, any liability (a) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof) or evidenced by bonds, notes, indentures or similar instruments; (b) representing the balance deferred and unpaid of the purchase price of any property or services (except any such balance that constitutes an account payable to a trade supplier in the ordinary course of business of such Person in connection with obtaining goods, materials or services, to the extent such balance is not more than ninety (90) days past due); (c) all Capitalized Lease Obligations; (d) any contractual obligations, contingent or otherwise, of such Person to pay or be liable for the payment of any indebtedness described in this definition of another Person, including, without limitation, any such indebtedness, directly or indirectly guaranteed, endorsed (other than for collection or deposit in the ordinary course of business), co-made or discounted or sold with recourse by such Person, or in respect of which such Person is otherwise directly or indirectly liable, including contractual obligations (contingent or otherwise) arising through any agreement to purchase, repurchase, or otherwise acquire such indebtedness, obligation or liability or any security therefor, or to provide funds for the payment or discharge thereof (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, or other financial condition, or to make payment other than for value received; (e) all obligations with respect to redeemable stock and redemption or repurchase obligations under any Capital Stock or other equity securities issued by such Person; (f) all reimbursement obligations and other liabilities, contingent or otherwise, of such Person with respect to bonds, letters of credit, banker's acceptances or similar documents or instruments issued for such Person's account; (g) all indebtedness of such Person in respect of indebtedness of another Person for borrowed money or indebtedness of another Person otherwise described in this definition which is secured by any security interest in, or mortgage or lien upon the interest in any asset of such Person, whether or not such obligations, liabilities or indebtedness are assumed by or are a personal liability of such Person, all as of such time; and (h) all obligations, liabilities and indebtedness of such Person (marked to market) constituting Hedging Obligations.

	1.53 "Inventory" shall mean all of Borrower's now owned and hereafter existing or acquired raw materials, work in process, finished goods and all other inventory of whatsoever kind or nature, wherever located.

	1.54 "Interest Expense" shall mean, for any period, as to any Person and its Subsidiaries, all of the following as determined in accordance with GAAP: (a) total interest expense, whether paid or accrued (including the interest component of Capitalized Lease Obligations for such period), including, without limitation, all bank fees, commissions, discounts and other fees and charges owed with respect to letters of credit, banker's acceptances or similar instruments, but excluding
(i) amortization of discount and amortization of deferred financing fees and closing costs, (ii) interest paid in property other than cash and (iii) any other interest expense not payable in cash, minus (b) any net payments received during such period as interest income received in respect of its investments in cash and Cash Equivalents.

	1.55 "Lenders" shall mean the financial institutions who are signatories hereto as lenders and other persons made a party to this Agreement as Lenders in accordance with Section 13.5 hereof, and their respective successors and assigns.

	1.56 "Letter of Credit Accommodations" shall mean the letters of credit, merchandise purchase or other guaranties which are from time to time either (a) issued or opened by Collateral Agent or any Lender for the account of Borrower or any Obligor or
(b) with respect to which Collateral Agent on behalf of Lenders has agreed to indemnify the issuer or guaranteed to the issuer the performance by Borrower of its obligations to such issuer (including, without limitation, the Existing Letters of Credit).

	1.57 "Loans" shall mean the loans made to or for the benefit of Borrower by Lenders or by Collateral Agent for the ratable account of Lenders, on a revolving basis pursuant to the Credit Facility (involving advances, repayments and readvances) as set forth in Section 2.1 hereof.

	1.58 "Majority Lenders" shall mean as of any date of determination thereof, Lenders holding more than fifty (50%) percent of the aggregate outstanding principal amount of Loans and outstanding Letter of Credit Accommodations, or, if there are no Loans or Letter of Credit Accommodations outstanding, then such term shall mean Lenders having aggregate Commitment Percentage of more than fifty (50%) percent.

	1.59 "Material Adverse Effect" shall mean a material adverse effect on (a) the financial condition, business, performance, operations or properties of Borrower and Guarantor, taken as a whole; (b) the legality, validity or enforceability of this Agreement or any of the other Financing Agreements; (c) the legality, validity, enforceability, perfection or priority of the security interests and liens of Collateral Agent or any Lender upon the Collateral or any other property which is security for the Obligations; (d) the Collateral (taken as a whole) or any other property which is security for the Obligations (taken as a whole), or the value of the Collateral or such other property;
(e) the ability of Borrower to repay the Obligations or of Borrower or any Obligor to perform its obligations under this Agreement or any of the other Financing Agreements; or (f) the ability of any Agent or Lender to enforce the Obligations or realize upon the Collateral or otherwise with respect to the rights and remedies of any Agent or Lender under this Agreement or any of the other Financing Agreements.

	1.60  "Maximum Credit" shall mean $25,000,000.

	1.61 "Maximum Interest Rate" shall mean the maximum non-usurious rate of interest under applicable Federal or State law as in effect from time to time that may be contracted for, taken, reserved, charged or received in respect of the Obligations.

	1.62 "Net Amount of Eligible Accounts" shall mean the gross amount of Eligible Accounts less (a) sales, excise or similar taxes included in the amount thereof and (b) returns, discounts, claims, credit and allowances of any nature at any time issued, owing, granted, outstanding or claimed with respect thereto.

	1.63 "Obligations" shall mean any and all Loans, Letter of Credit Accommodations and all other obligations, liabilities and indebtedness of every kind, nature and description owing by Borrower to either or both of Agents and any Lender and/or any of their Affiliates, including principal, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, arising under this Agreement or any of the other Financing Agreements, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of this Agreement or after the commencement of any case with respect to Borrower under the United States Bankruptcy Code or any similar statute (including, without limitation, the payment of interest and other amounts which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, and however acquired by any Agent or Lender.

	1.64 "Obligor" shall mean any guarantor, endorser, acceptor, surety or other person liable on or with respect to the Obligations or who is the owner of any property which is security for the Obligations (including, without limitation, Guarantor), other than Borrower.

	1.65 "Participant" shall mean any financial institution that acquires and holds a participation in the interest of any Lender in any of the Loans and Letter of Credit Obligations in conformity with the provisions of Section 13.5 of this Agreement governing participations.

	1.66  "Payment Account" shall have the meaning set forth in
Section 6.3 hereof.

	1.67  "Permits" shall have the meaning set forth in Section
8.7 hereof.

	1.68  "Permitted Holders" shall mean the persons listed on
Schedule 1.68 hereof.

	1.69 "Person" or "person" shall mean any individual, sole proprietorship, partnership, corporation (including, without limitation, any corporation which elects subchapter S status under the Code), limited liability company, limited liability partnership, business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity or any government or any agency or instrumentality or political subdivision thereof.

	1.70 "Pro Rata Share" shall mean, with respect to any Lender, a fraction (expressed as a percentage), the numerator of which shall be the amount of such Lender's Commitment and the denominator of which shall be the aggregate amount of all of the Lenders' Commitments, as adjusted from time to time in accordance with the provisions of Section 13.5 hereof; provided, that, if the Commitments have been terminated, the numerator shall be the unpaid amount of such Lender's Loans and its interest in the Letter of Credit Accommodations and the denominator shall be the aggregate amount of all unpaid Loans and Letter of Credit Accommodations.

	1.71 "Real Property" shall mean all now owned and hereafter acquired real property of Borrower, including leasehold interests, together with all buildings, structures, and other improvements located thereon and all licenses, easements and appurtenances relating thereto, wherever located.

	1.72 "Records" shall mean all of Borrower's present and future books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to the Collateral or any account debtor, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of Borrower with respect to the foregoing maintained with or by any other person).

	1.73 "Reference Rate" shall mean the greater of: (a) the rate from time to time publicly announced by CoreStates Bank, N.A., or its successors, at its office in Philadelphia, Pennsylvania, as its prime rate, whether or not such announced rate is the best rate available at such bank and (b) eight and one-half (8 1/2%) percent.

	1.74  "Register" shall have the meaning set forth in
Section 13.5 hereof.

	1.75  "Securities Exchange Act" shall mean the Securities
Exchange Act of 1934, as the same now exists or may hereafter from time to time be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

	1.76 "Special Agent Advances" shall have the meaning set forth in Section 12.12 hereof.

	1.77 "Subsidiary" shall mean, with respect to any Person, any corporation, limited or general partnership, trust, association or other business entity of which an aggregate of at least a majority of the outstanding Capital Stock or other interests entitled to vote in the election of the board of directors of such corporation (irrespective of whether, at the time, Capital Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency), managers, trustees or other controlling persons, or an equivalent controlling interest therein, of such Person is, at the time, directly or indirectly, owned by such Person and/or one ore more Subsidiaries of such Person.

	1.78  "Term Loan Lender" shall mean FFCA Acquisition
Corporation, a Delaware corporation, and its successors and assigns.

	1.79 "Term Loan Lender Collateral" shall mean the assets and properties of Borrower described on Schedule 1.79 hereto, provided, that, in no event shall the Term Loan Lender Collateral include any of the Collateral.

	1.80 "Value" shall mean, with respect to Inventory, the lower of (a) cost computed on a average cost basis in accordance with the historical practices of Borrower previously disclosed to Collateral Agent and in accordance with GAAP or (b) market value in accordance with GAAP, as determined by Borrower in its reasonable, good faith judgment so long as the final determination is acceptable to each Agent.


 PRIVATE  SECTION 2.   CREDIT FACILITIES tc  \l 1 "SECTION 2.
CREDIT FACILITIES"

	 PRIVATE  2.1  Loans tc  \l 2 "2.1  Loans" .

		(a) Subject to and upon the terms and conditions contained herein, each of the Lenders severally (and not jointly) agrees to fund its Pro Rata Share of Loans to Borrower from time to time under the Credit Facility in amounts requested by Borrower, up to the amount at any one time outstanding equal to the Borrowing Base.

		(b) Collateral Agent may, in its reasonable, good faith discretion, with the consent of Administrative Agent, or shall upon the direction of Administrative Agent, in its reasonable, good faith determination, from time to time, upon not less than ten (10) days prior notice to Borrower, (i) reduce the lending formula with respect to Eligible Accounts to the extent that such Agent determines in its reasonable good faith, judgment that the likelihood of collection of such Accounts has decreased or there has been a deterioration in the performance of such Accounts from historical levels or (ii) reduce the lending formula(s) with respect to Eligible Inventory to the extent that such Agent determines in its reasonable, good faith judgment that: (A) the number of days of the turnover of the Inventory for any reasonable period as determined in the reasonable, good faith judgment of Collateral Agent has changed in any material respect or (B) the quality or mix of the Inventory has deteriorated in any material respect. In determining whether to reduce the lending formula(s), Agents may consider events, conditions, contingencies or risks which are also considered in determining Eligible Accounts, Eligible Inventory or in establishing reserves. The amount of any reduction in any lending formula by Collateral Agent pursuant to this Section 2.1(b) shall have a proportional relationship to the matter described herein which is the basis for such reduction in the good faith determination of Collateral Agent. To the extent reserve shall have been established which is sufficient to address any event, condition or matter in a manner satisfactory to each Agent, in its reasonable, good faith determination, Agents shall not exercise their rights under this Section 2.1(b) to reduce the lending formulas, to address such event, condition or matter.

		(c) Except in Administrative Agent's discretion, with the consent of all of the Lenders, the aggregate amount of the Loans and the Letter of Credit Accommodations outstanding at any time shall not exceed the Maximum Credit.

	 PRIVATE  2.2  Letter of Credit Accommodations tc  \l 2
"2.2  Letter of Credit Accommodations" .

		(a) Subject to, and upon the terms and conditions contained herein, at the request of Borrower, Collateral Agent agrees, for the ratable risk of each Lender according to its Pro Rata Share, to provide or arrange for Letter of Credit Accommodations for the account of Borrower containing terms and conditions acceptable to each Agent and the issuer thereof. Any payments made by Collateral Agent or any Lender to any issuer thereof and/or related parties in connection with the Letter of Credit Accommodations shall constitute additional Loans to Borrower pursuant to this Section 2.

		(b) In addition to any customary charges, fees or expenses charged by any bank or issuer in connection with the Letter of Credit Accommodations, Borrower shall pay to Collateral Agent, for the benefit of Lenders, a letter of credit fee at a rate equal to two and one-half (2 1/2%) percent per annum on the daily outstanding balance of the Letter of Credit Accommodations for the immediately preceding month (or part thereof), payable in arrears as of the first day of each succeeding month, except that Collateral Agent may, and upon the written direction of Administrative Agent or Majority Lenders shall, require Borrower to pay to Collateral Agent such letter of credit fee at a rate equal to five and one-half (5 1/2%) percent per annum for (i) the period from and after the date of the termination of this Agreement until Collateral Agent, for the ratable benefit of Lenders, has received full and final payment of all Obligations (notwithstanding entry of a judgment against Borrower) and (ii) the period from and after the date of the occurrence of an Event of Default and for so long as such Event of Default is continuing. Such letter of credit fee shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed and the obligation of Borrower to pay such fee shall survive the termination or non-renewal of this Agreement.

		(c) No Letter of Credit Accommodations shall be available unless on the date of the proposed issuance of any Letter of Credit Accommodations, the Loans then available to Borrower (subject to the Maximum Credit) are equal to or greater than an amount equal to one hundred (100%) percent of the face amount thereof and all other commitments and obligations made or incurred by any Agent or Lender with respect thereto.

		(d) Except in Administrative Agent's discretion, with the consent of all of the Lenders, the amount of all outstanding Letter of Credit Accommodations and all other commitments and obligations made or incurred by any Agent or Lender in connection therewith, shall not at any time exceed $15,000,000. At any time an Event of Default exists or has occurred and is continuing, upon the request of either Agent, Borrower will either furnish cash collateral to secure the reimbursement obligations to the issuer in connection with any Letter of Credit Accommodations or furnish cash collateral to Collateral Agent, for the ratable benefit of Lenders, for the Letter of Credit Accommodations.

		(e) Borrower shall indemnify and hold Agents and Lenders harmless from and against any and all losses, claims, damages, liabilities, costs and expenses which any Agent or Lender may suffer or incur in connection with any Letter of Credit Accommodations and any documents, drafts or acceptances relating thereto, including, but not limited to, any losses, claims, damages, liabilities, costs and expenses due to any action taken by any issuer or correspondent with respect to any Letter of Credit Accommodation. Borrower assumes all risks with respect to the acts or omissions of the drawer under or beneficiary of any Letter of Credit Accommodation and for such purposes the drawer or beneficiary shall be deemed Borrower's agent. Borrower assumes all risks for, and agrees to pay, all foreign, Federal, State and local taxes, duties and levies relating to any goods subject to any Letter of Credit Accommodations or any documents, drafts or acceptances thereunder. Borrower hereby releases and holds Agents and Lenders harmless from and against any acts, waivers, errors, delays or omissions, whether caused by Borrower, by any issuer or correspondent or otherwise with respect to or relating to any Letter of Credit Accommodation, except for any losses, claims, damages, liabilities, costs and expenses suffered by Borrower as a result of the gross negligence or willful misconduct of Agents and Lenders as determined pursuant to final non-appealable order of a court of competent jurisdiction. The provisions of this
Section 2.2(e) shall survive the payment of Obligations and the termination or non-renewal of this Agreement.

		(f) Nothing contained herein shall be deemed or construed to grant Borrower any right or authority to pledge the credit of Agents or Lenders in any manner. Agents and Lenders shall have no liability of any kind with respect to any Letter of Credit Accommodation provided by an issuer other than Agents or Lenders unless Collateral Agent has duly executed and delivered to such issuer the application or a guarantee or indemnification in writing with respect to such Letter of Credit Accommodation. Borrower shall be bound by any interpretation made in good faith by Collateral Agent, or any other issuer or correspondent under or in connection with any Letter of Credit Accommodation or any documents, drafts or acceptances thereunder, notwithstanding that such interpretation may be inconsistent with any instructions of Borrower.

			(i) Collateral Agent shall have the sole and exclusive right and authority to, and Borrower shall not at any time an Event of Default exists or has occurred and is continuing, (A) approve or resolve any questions of non-compliance of documents, (B) give any instructions as to acceptance or rejection of any documents or goods, or (C) execute any and all applications for steamship or airway guaranties, indemnities or delivery orders, or (D) grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents, or (E) agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letter of Credit Accommodations, or documents, drafts or acceptances thereunder or any letters of credit included in the Collateral.

			(ii)  Borrower may, with the consent of
Collateral Agent, so long as no Event of Default exists or has occurred and is continuing, (A) grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents, and (B) agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letter of Credit Accommodations, or documents, drafts or acceptances thereunder or any letters of credit included in the Collateral. Collateral Agent may take such actions under clause (i) or clause (ii) above either in its own name, Lenders' name, or in Borrower's name.

		(g) Any rights, remedies, duties or obligations granted or undertaken by Borrower to any issuer or correspondent in any application for any Letter of Credit Accommodation, or any other agreement in favor of any issuer or correspondent relating to any Letter of Credit Accommodation, shall be deemed to have been granted or undertaken by Borrower to Collateral Agent, for the ratable benefit of Lenders. Any duties or obligations undertaken by Collateral Agent to any issuer or correspondent in any application for any Letter of Credit Accommodation, or any other agreement by Collateral Agent in favor of any issuer or correspondent relating to any Letter of Credit Accommodation, shall be deemed to have been undertaken by Borrower to Collateral Agent, for the ratable benefit of Lenders, and to apply in all respects to Borrower.

	 PRIVATE 2.3 Commitments tc \l 2 "2.3 Commitments" . The aggregate amount of each Lender's share of the Loans and Letter of Credit Accommodations shall not exceed the amount set forth below such Lender's signature on the signature pages hereto, as the same may from time to time be amended with the written acknowledgment of Administrative Agent. Such amount set forth below each Lender's signature on the signature pages hereto is referred to herein as such Lender's "Commitment".


 PRIVATE  SECTION 3.   INTEREST AND FEES tc  \l 1 "SECTION 3.
INTEREST AND FEES"

	 PRIVATE  3.1  Interest tc  \l 2 "3.1  Interest" .

		(a) Borrower shall pay to Collateral Agent, for the benefit of Lenders, interest on the outstanding principal amount of the non-contingent Obligations at the rate equal to two and one-half (2 1/2%) percent per annum in excess of the Reference
Rate, except that, upon the request of the Majority Lenders, without notice, Borrower shall pay to Collateral Agent, for the benefit of Lenders, interest at the rate three (3%) percent per annum greater than the rate otherwise payable as provided above:
 (i) on the non-contingent Obligations for (A) the period from and after the date of termination hereof until such time as Collateral Agent has received full and final payment of all such Obligations on behalf of Lenders (notwithstanding entry of any judgment against Borrower), and (B) the period from and after the date of the occurrence of an Event of Default for so long as such Event of Default is continuing as determined by Administrative
Agent and (ii) on the Loans at any time outstanding in excess of the Borrowing Base (whether or not such excess(es), arise or are made with or without either Agent's knowledge or consent and whether made before or after an Event of Default). All interest accruing hereunder on and after the date of any Event of Default or termination or non-renewal hereof shall be payable on demand.

		(b) Interest shall be payable by Borrower to Collateral Agent, for the benefit of Lenders, monthly in arrears not later than the first day of each calendar month and shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed. The interest rate shall increase or decrease by an amount equal to each increase or decrease in the Reference Rate effective on the first day of the month after any change in such Reference Rate is announced based on the Reference Rate in effect on the last day of the month in which any such change occurs. No agreements, conditions, provisions or stipulations contained in this Agreement or any of the other Financing Agreements or any Event of Default, or the exercise by any Agent or Lender of the right to accelerate the payment or the maturity of all or any portion of the Obligations, or the exercise by any Agent or Lender of any option whatsoever contained in this Agreement or any of the other Financing Agreements, or the prepayment by Borrower of any of the Obligations, or the occurrence of any event or contingency whatsoever, shall entitle Agents and Lenders to contract for, charge or receive, in any event, interest exceeding the Maximum Interest Rate. In no event shall Borrower be obligated to pay interest exceeding such Maximum Interest Rate. All agreements, conditions or stipulations, if any, which may in any event or contingency whatsoever operate to bind, obligate or compel Borrower to pay a rate of interest exceeding the Maximum Interest Rate shall be without binding force or effect, at law or in equity, to the extent of the excess of interest over such Maximum Interest Rate. In the event any interest is contracted for, charged or received in excess of the Maximum Interest Rate ("Excess"), Borrower acknowledges and stipulates that any such contract, charge or receipt shall be the result of an accident and bona fide error, and that any Excess received by any Agent or Lender shall be applied, first, to the payment of the then outstanding and unpaid principal hereunder; second, to the payment of the other Obligations then outstanding and unpaid; and third, returned to Borrower, it being the intent of the parties hereto not to enter at any time into a usurious or otherwise illegal relationship. Borrower recognizes that, with fluctuations in the rate of interest set forth in Section 3.1 of this Agreement and the Maximum Interest Rate, such an unintentional result could inadvertently occur. By the execution of this Agreement, Borrower agrees that (i) the credit or return of any Excess shall constitute the acceptance by Borrower of such Excess, and (ii) Borrower shall not seek or pursue any other remedy, legal or equitable, against any Agent or Lender, based in whole or in part upon contracting for, charging or receiving of any interest in excess of the Maximum Interest Rate. For the purpose of determining whether or not any Excess has been contracted for, charged or received by any Agent or Lender, all interest at any time contracted for, charged or received by any Agent or Lender in connection with this Agreement or any of the other Financing Agreements shall be amortized, prorated, allocated and spread during the entire term of this Agreement in accordance with the amounts outstanding from time to time hereunder and the Maximum Interest Rate from time to time in effect in order to lawfully charge the maximum amount of interest permitted under applicable law.

	 PRIVATE 3.2 Closing Fee tc \l 2 "3.2 Closing Fee" . Borrower shall pay to Collateral Agent, for the benefit of Lenders, as a closing fee the amount of one and one-quarter (1 1/4%) percent of the Maximum Credit which shall be fully earned as of and payable on the date hereof (less any amounts paid by Borrower to either Agent as a commitment fee upon the issuance by Agents of a commitment letter to Borrower in connection with the financing arrangements provided for herein).

	 PRIVATE 3.3 Servicing Fee tc \l 2 "3.3 Servicing Fee" . Borrower shall pay to Collateral Agent, for the benefit of Lenders, monthly a servicing fee in an amount equal to $5,000 for each month (or part thereof) while this Agreement is in effect and for so long thereafter as any of the Obligations are outstanding, which fee shall be fully earned as of and payable in advance on the date hereof and on the first day of each month hereafter.


 PRIVATE  SECTION 4.  CONDITIONS PRECEDENT tc  \l 1 "SECTION 4.
CONDITIONS PRECEDENT"

	 PRIVATE 4.1 Conditions Precedent to Initial Loans and Letter of Credit Accommodations tc \l 2 "4.1 Conditions Precedent to Initial Loans and Letter of Credit Accommodations" . Each of the following is a condition precedent to Lenders (or Collateral Agent on behalf of Lenders) making the initial Loans and providing the initial Letter of Credit Accommodations hereunder:

		(a)  Agents shall have received, in form and
substance satisfactory to each Agent, all releases, terminations and such other documents as such Agent may request to evidence and effectuate the termination by Societe Generale and the other lenders under the existing credit facility provided by Societe Generale and such other lenders to Borrower and Guarantor and the termination and release by them of any interest in and to any assets and properties of Borrower and each Obligor, duly authorized, executed and delivered by it, including, but not limited to, UCC termination statements for all UCC financing statements previously filed by it or its predecessors, as secured party and Borrower or any Obligor, as debtor;

		(b) Agents shall have received evidence, in form and substance satisfactory to each Agent, that Collateral Agent, for itself and the ratable benefit of Lenders, has valid perfected and first priority security interests in and liens upon the Collateral and any other property which is intended to be security for the Obligations or the liability of any Obligor in respect thereof, subject only to the security interests and liens permitted herein or in the other Financing Agreements;

		(c) all requisite corporate action and proceedings in connection with this Agreement and the other Financing Agreements shall be satisfactory in form and substance to each Agent, and each Agent shall have received all information and copies of all documents, including, without limitation, records of requisite corporate action and proceedings which such Agent may have requested in connection therewith, such documents where requested by such Agent or its counsel to be certified by appropriate corporate officers or governmental authorities;

		(d) no material adverse change shall have occurred in the assets, business or prospects of Borrower since the date of Collateral Agent's latest field examination and no change or event shall have occurred which would impair the ability of Borrower or any Obligor to perform its obligations hereunder or under any of the other Financing Agreements to which it is a party or of Agents to enforce the Obligations or realize upon the Collateral;

		(e) Collateral Agent shall have completed a field review of the Records and such other information with respect to the Collateral as Collateral Agent and Administrative Agent may require to determine the amount of Loans available to Borrower including, without limitation, current agings of receivables, current perpetual inventory records and/or roll-forwards of Accounts and Inventory through the date of closing, together with such supporting documentation as may be necessary or appropriate, and other documents and information that will enable Collateral Agent to accurately identify and verify the Collateral, the results of which shall be satisfactory to each Agent, not more than three (3) Business Days prior to the date hereof;

		(f) Borrower shall have established the Blocked Accounts and Agents shall have received, in form and substance satisfactory to each Agent, all agreements with the depository banks and Borrower with respect to such Blocked Accounts as such Agent may require pursuant to Section 6.3 hereof, duly authorized, executed and delivered by such depository banks and Borrower;

		(g) Agents shall have received evidence, in form and substance satisfactory to each Agent, that Borrower has
(i) directed the banks at which Borrower maintains deposit accounts for the initial receipt of cash, checks and other items from Borrower's retail store locations to transfer all immediately available funds deposited in such bank only to the Blocked Accounts as required pursuant to Section 6.3 hereof or as otherwise directed by Administrative Agent and (ii) notified such banks of the security interests of Collateral Agent in such funds and the other Collateral;

		(h)  Agents shall have received Credit Card
Acknowledgements in each case, duly authorized, executed and delivered by American Express Travel Related Services Company,
Inc., Novus Services, Inc. and EFS National Bank;

		(i) the Excess Availability as determined by Collateral Agent, as of the date hereof, shall not be less than $3,000,000 after giving effect to the initial Loans made or to be made and Letter of Credit Accommodations issued or to be issued in connection with the initial transactions hereunder;

		(j) Agents shall received, in form and substance to each Agent, an agreement by and among Term Loan Lender, Agents and Lenders, as acknowledged and agreed to by Borrower and Guarantor, duly authorized, executed and delivered by Term Loan
Lender, Borrower and Guarantor;

		(k)  Agents shall have received, in form and
substance satisfactory to each Agent, the Term Loan Agreement, duly authorized, and delivered by Term Loan Lender, Borrower and Guarantor;

		(l) Agents shall have received evidence, in form and substance satisfactory to each Agent, that Borrower has received not less than $60,000,000 of gross proceeds from the initial term loans by Term Loan Lender to Borrower pursuant to the Term Loan Agreement;

		(m) Agents shall have received evidence, in form and substance satisfactory to each Agent, that all of the Series H
Preferred Stock of Guarantor (together with all warrants issued in connection therewith) have been redeemed and cancelled with a portion of the proceeds of the initial term loans by Term Loan
Lender to Borrower pursuant to the Term Loan Agreement of not more than $15,800,000, and that Borrower and Guarantor have no further obligations or liabilities in respect of such Capital
Stock or any agreement related thereto;

		(n) Agents shall have received evidence of insurance and loss payee endorsements required hereunder and under the other Financing Agreements, in form and substance satisfactory to each Agent, and certificates of insurance policies and/or endorsements naming Collateral Agent as loss payee;

		(o)  Agents shall have received, in form and
substance satisfactory to each Agent, the opinion letter of counsel(s) to Borrower with respect to the Financing Agreements and the security interests and liens of Collateral Agent with respect to the Collateral and such other matters as either Agent may request; and

		(p)  the other Financing Agreements and all
instruments and documents hereunder and thereunder shall have been duly executed and delivered to Agents, in form and substance satisfactory to each Agent.

	 PRIVATE 4.2 Conditions Precedent to All Loans and Letter of Credit Accommodations tc \l 2 "4.2 Conditions Precedent to
All Loans and Letter of Credit Accommodations" . Each of the following is an additional condition precedent to Loans and Letters of Credit Accommodation to Borrower, including the initial Loans and Letter of Credit Accommodations and any future Loans and Letter of Credit Accommodations:

		(a) all representations and warranties contained herein and in the other Financing Agreements shall be true and correct in all respects with the same effect as through such representations and warranties had been made on and as of the date of the making of each such Loan or providing each such Letter of Credit Accommodations and after giving effect thereto, except to the extent that such representations and warranties expressly related solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date);

		(b) no law, regulation, order, judgment or decree of any Governmental Authority shall, and neither of Agents nor any Lender shall have received any notice that any action, suit, investigation, litigation or proceeding is pending or threatened in any court or before any arbitrator or Governmental Authority which (i) purports to enjoin, prohibit, restrain or otherwise affect (A) the making of the Loans or (B) the consummation of the transactions contemplated pursuant to the terms hereof of the Financing Agreements or (ii) has or could reasonably be expected to have a Material Adverse Effect; and

		(c) no Event of Default and no act, condition or event which, with notice or passage of time or both, would constitute an Event of Default, shall exist or have occurred and be continuing on and as of the date of the making of such Loan or providing each such Letter of Credit Accommodations and after giving effect thereto.


 PRIVATE  SECTION 5.   SECURITY INTEREST tc  \l 1 "SECTION 5.
SECURITY INTEREST"

	5.1 To secure payment and performance of all Obligations, Borrower hereby grants to Collateral Agent, for itself and the ratable benefit of Lenders, a continuing security interest in, a lien upon, and a right of set off against, and hereby assigns to Collateral Agent, for itself and the ratable benefit of Lenders, as security, the following property and interests in property of Borrower, whether now owned or hereafter acquired or existing, and wherever located (collectively, the "Collateral"):

		(a)  Accounts;

		(b) all present and future contract rights, general intangibles (including, but not limited to, tax and duty refunds, registered and unregistered patents, trademarks, service marks, copyrights, trade names, applications for the foregoing, trade secrets, goodwill, processes, drawings, blueprints, customer lists, prescription files, licenses, whether as licensor or licensee, choses in action and other claims and existing and future leasehold interests in equipment, real estate and fixtures), chattel paper, documents, instruments, securities and other investment property, credit card sales drafts, credit card sales slips or charge slips or receipts and other forms of store receipts, letters of credit, bankers' acceptances and guaranties;

		(c) all present and future monies, credit balances, deposits, deposit accounts and other property of Borrower now or hereafter held or received by or in transit to any Agent, Lender or its Affiliates or at any other depository or other institution from or for the account of Borrower, whether for safekeeping, pledge, custody, transmission, collection or otherwise, and all present and future liens, security interests, rights, remedies, title and interest in, to and in respect of Accounts and other Collateral, including, without limitation, (i) rights and remedies under or relating to guaranties, contracts of suretyship, letters of credit and credit and other insurance related to the Collateral, (ii) rights of stoppage in transit, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, (iii) goods described in invoices, documents, credit card sales drafts, credit card sales slips or charge slips or receipts and other forms of store receipts, contracts or instruments with respect to, or otherwise representing or evidencing, Accounts or other Collateral, including, without limitation, returned, repossessed and reclaimed goods, and (iv) deposits by and property of account debtors or other persons securing the obligations of account debtors;

		(d)  Inventory;

		(e) Equipment at any time and from time to time at the locations set forth on Schedule 1.34 hereto;

		(f)  Records; and

		(g) all products and proceeds of the foregoing, in any form, including, without limitation, insurance proceeds and all claims against third parties for loss or damage to or destruction of any or all of the foregoing.

	5.2  Notwithstanding anything to the contrary set forth in
Section 5.1 above, the types or items of Collateral described in such Section shall not include any lease of a new retail store location of Borrower entered into after the date hereof (but not including for this purpose any new lease or extension or renewal of an existing lease of any existing retail store location).


 PRIVATE  SECTION 6.   COLLECTION AND ADMINISTRATION tc  \l 1
"SECTION 6.   COLLECTION AND ADMINISTRATION"

	 PRIVATE 6.1 Borrower's Loan Account tc \l 2 "6.1 Borrower's Loan Account" . Collateral Agent shall maintain one or more loan account(s) on its books in which shall be recorded
(a) all Loans, Letter of Credit Accommodations and other Obligations and the Collateral, (b) all payments made by or on behalf of Borrower and (c) all other appropriate debits and credits as provided in this Agreement, including, without limitation, fees, charges, costs, expenses and interest. All entries in the loan account(s) shall be made in accordance with Collateral Agent's customary practices as in effect from time to time.

	 PRIVATE 6.2 Statements tc \l 2 "6.2 Statements" . Collateral Agent shall render to Borrower each month a statement setting forth the balance in the Borrower's loan account(s) maintained by such Agent for Borrower pursuant to the provisions of this Agreement, including principal, interest, fees, costs and expenses. Each such statement shall be subject to subsequent adjustment by Collateral Agent but shall, absent manifest errors or omissions, be considered correct and deemed accepted by Borrower and conclusively binding upon Borrower as an account stated except to the extent that Collateral Agent receives a written notice from Borrower of any specific exceptions of Borrower thereto within thirty (30) days after the date such statement has been mailed by Collateral Agent. Until such time as Collateral Agent shall have rendered to Borrower a written statement as provided above, the balance in Borrower's loan account(s) shall be presumptive evidence of the amounts due and owing to Agents and Lenders by Borrower.

	 PRIVATE  6.3  Collection of Accounts tc  \l 2 "6.3
Collection of Accounts" .

		(a) Borrower shall establish and maintain, at its expense, deposit account arrangements and merchant payment arrangements with the banks set forth on Schedule 6.3 hereto and after prior written notice to Agents, subject to Section 9.20, such other banks as Borrower may hereafter select as are acceptable to each Agent. The banks set forth on Schedule 6.3 constitute all of the banks with whom Borrower has deposit account arrangements and merchant payment arrangements as of the date hereof and identifies each of the deposit accounts at such banks to a retail store location of Borrower or otherwise describes the nature of the use of such deposit account by Borrower.

			(i) Borrower shall deposit all proceeds from sales of Inventory in every form, including, without limitation, cash, checks, credit card sales drafts, credit card sales or charge slips or receipts and other forms of daily store receipts, from each retail store location of Borrower on each Business Day into the deposit accounts of Borrower used solely for such purpose and identified to each retail store location as set forth on Schedule 6.3. All such funds deposited into the separate deposit accounts shall be sent through the automated clearing house network (ACH) or by wire transfer on a daily basis, or in any event not later than the next Business Day after the deposit thereof in such deposit accounts of Borrower, and all other proceeds of Collateral shall be sent by wire transfer, to the Blocked Accounts as provided in Section 6.3(a)(ii) below.
Borrower shall irrevocably authorize and direct in writing, in form and substance satisfactory to each Agent, each of the banks into which proceeds from sales of Inventory from each retail store location of Borrower are at any time deposited as provided above to send all funds deposited in such account by wire transfer or through the automated clearing house network (ACH) on a daily basis to the Blocked Accounts. Such authorization and direction shall not be rescinded, revoked or modified without the prior written consent of Agents.

			(ii) Borrower shall establish and maintain, at its expense, deposit accounts with such banks as are acceptable to each Agent (the "Blocked Accounts") into which Borrower shall promptly either cause all amounts on deposit in its deposit accounts used by each retail store location to be sent as provided in Section 6.3(a)(i) above or shall itself deposit or cause to be deposited all proceeds from sales of Inventory, all amounts payable to Borrower from Credit Card Issuers and Credit
Card Processors and all other proceeds of Collateral. The banks at which the Blocked Accounts are established shall enter into an agreement, in form and substance satisfactory to each Agent, providing that all items received or deposited in the Blocked
Accounts are the property of Collateral Agent, for itself and the ratable benefit of Lenders, that the depository bank has no lien upon, or right of setoff against the Blocked Accounts, the items received for deposit therein, or the funds from time to time on deposit therein (other than for customary bank charges that may be permitted to be setoff under such agreement among Collateral
Agent, Borrower and such bank with respect to such Blocked
Account) and that the depository bank will wire, or otherwise transfer, in immediately available funds, on a daily basis, all funds received or deposited into the Blocked Accounts to such bank account of Collateral Agent, as Collateral Agent may from time to time designate for such purpose ("Payment Account").
Borrower agrees that all amounts deposited in such Blocked
Accounts or other funds received and collected by Collateral
Agent, whether as proceeds of Inventory or other Collateral or otherwise shall be the property of Collateral Agent, for the ratable benefit of itself and Lenders to the extent of the security interests of Collateral Agent therein.

		(b) For purposes of calculating interest on the Obligations, such payments or other funds received will be applied (conditional upon final collection) to the Obligations one (1) Business Day following the date of receipt of immediately available funds by Collateral Agent in the Payment Account (the "Collection Period"). For purposes of calculating the amount of the Loans available to Borrower such payments will be applied (conditional upon final collection) to the Obligations on the Business Day of receipt by Collateral Agent in the Payment Account, if such payments are received within sufficient time (in accordance with Collateral Agent's usual and customary practices as in effect from time to time) to credit Borrower's loan account on such day, and if not, then on the next Business Day.

		(c) Borrower and all of its employees, agents and Subsidiaries shall, acting as trustee for Collateral Agent, receive, as the property of Collateral Agent, any cash, checks, credit card sales drafts, credit card sales or charge slips or receipts, notes, drafts, all forms of store receipts or any other payment relating to and/or proceeds of Accounts or other Collateral which come into their possession or under their control and immediately upon receipt thereof, shall deposit or cause the same to be deposited in the Blocked Accounts, or remit the same or cause the same to be remitted, in kind, to Collateral Agent, provided, that, if at any time Excess Availability during the period from and including the first (1st) day of any month to and including the tenth (10th) day of such month shall be less than $4,800,000, or Excess Availability during the period from and including the eleventh (11th) day of any month to and including the twentieth (20th) day of such month shall be less than $6,200,000, or Excess Availability during the period from and including the twenty-first (21st) day of any month to and including the last day of such month shall be less than $3,400,000, Borrower shall promptly upon the request of either Agent (i) cause the portion thereof representing excise taxes, sales taxes and/or use taxes payable in connection with such sales or otherwise, and any amounts then and thereafter held by Borrower in connection with the sale of lottery tickets or the sale of money orders to be deposited into a separate bank account or accounts established for such purpose (unless and until Administrative Agent shall request otherwise) and (ii) provide Collateral Agent each week with a report of the amount of estimated excise taxes, sales taxes and/or use taxes payable in connection with all sales during the immediately preceding week (which estimate shall be within five (5%) percent of the actual amount payable). In the event Borrower shall fail to so establish such separate bank account or accounts upon either Agent's request, without limiting any other rights or remedies of Agents and Lenders, Collateral Agent may establish reserves with respect to the liabilities of Borrower in connection with such taxes and sales of lottery tickets and money orders. In no event shall and such cash, checks, credit card sales drafts, credit card sales or charge slips or receipts, notes, drafts or other payments be commingled with Borrower's own funds. Borrower agrees to reimburse Collateral Agent on demand for any amounts owed or paid to any bank at which a Blocked Account is established or any other bank or person involved in the transfer of funds to or from the Blocked Accounts arising out of Collateral Agent's payments to or indemnification of such bank or person. The obligation of Borrower to reimburse Collateral Agent for such amounts pursuant to this Section 6.3 shall survive the termination or non-renewal of this Agreement.

	 PRIVATE 6.4 Mandatory Prepayments tc \l 2 "6.4 Mandatory Prepayments" . In the event that the aggregate amount of the Loans and the Letter of Credit Accommodations outstanding at any time shall exceed the Borrowing Base, or the aggregate amount of the outstanding Letter of Credit Accommodations exceed the sublimit for Letter of Credit Accommodations set forth in
Section 2.3(d), or the aggregate amount of the Loans and the Letter of Credit Accommodations outstanding at any time shall exceed the Maximum Credit, such event shall not limit, waive or otherwise affect any rights of Agents and Lenders in that circumstance or on any future occasions and Borrower shall, upon demand by either Agent, which may be made at any time or from time to time, immediately pay to Collateral Agent, for the ratable benefit of Lenders, the entire amount of any such excess(es) for which payment is demanded or provide cash collateral up to such amount as may be required by Collateral Agent.

	 PRIVATE 6.5 Payments tc \l 2 "6.5 Payments" . All Obligations shall be payable to the Payment Account as provided in Section 6.3 or such other place as Collateral Agent may designate from time to time. Collateral Agent may apply payments received or collected from Borrower or for the account of Borrower (including, without limitation, the monetary proceeds of collections or of realization upon any Collateral) to such of the Obligations, whether or not then due, in such order and manner as Collateral Agent determines. Collateral Agent may, at its option, and shall upon the direction of Administrative Agent, charge all principal, interest, fees, costs, expenses and other charges provided for in this Agreement or the other Financing Agreements directly to the loan account(s) of Borrower. Borrower shall make all payments to Agents and Lenders, on the Obligations free and clear of, and without deduction or withholding for or on account of, any setoff, counterclaim, defense, duties, taxes, levies, imposts, fees, deductions, withholding, restrictions or conditions of any kind. If after receipt of any payment of, or proceeds of Collateral applied to the payment of, any of the Obligations, any Agent or Lender is required to surrender or return such payment or proceeds to any Person for any reason, then the Obligations intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Agreement shall continue in full force and effect as if such payment or proceeds had not been received by such Agent or Lender. Borrower shall be liable to pay to Collateral Agent, for the ratable benefit of Lenders, and does hereby indemnify and hold Agents and Lenders harmless for the amount of any payments or proceeds surrendered or returned. This Section 6.5 shall remain effective notwithstanding any contrary action which may be taken by any Agent or Lender in reliance upon such payment or proceeds. This
Section 6.5 shall survive the payment of the Obligations and the termination of this Agreement.

	 PRIVATE 6.6 Authorization to Make Loans tc \l 2 "6.6 Authorization to Make Loans" . Collateral Agent is authorized to make the Loans and provide the Letter of Credit Accommodations, for the account and risk of Lenders, based upon telephonic or other instructions received from anyone purporting to be an officer of Borrower or other authorized person or, at the discretion of Collateral Agent, if such Loans are necessary to satisfy any Obligations. All requests for Loans or Letter of Credit Accommodations hereunder shall specify the date on which the requested advance is to be made or Letter of Credit Accommodations established (which day shall be a Business Day) and the amount of the requested Loan. Requests received after 11:00 a.m. Dallas time on any day shall be deemed to have been made as of the opening of business on the immediately following Business Day. All Loans and Letter of Credit Accommodations under this Agreement shall be conclusively presumed to have been made to, and at the request of and for the benefit of, Borrower when deposited to the credit of Borrower or otherwise disbursed or established in accordance with the instructions of Borrower or in accordance with the terms and conditions of this Agreement.

	 PRIVATE 6.7 Use of Proceeds tc \l 2 "6.7 Use of Proceeds" . Borrower shall use the initial proceeds of the Loans provided by Collateral Agent or any Lender to Borrower hereunder only for: (a) payments to each of the Persons listed in the disbursement direction letter furnished by Borrower to Agents on or about the date hereof and (b) costs, expenses and fees in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Financing Agreements. All other Loans made or Letter of Credit Accommodations provided by Collateral Agent or any Lender to Borrower pursuant to the provisions hereof shall be used by Borrower only for general operating, working capital and other proper corporate purposes of Borrower not otherwise prohibited by the terms hereof. None of the proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security or for the purposes of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Loans to be considered a "purpose credit" within the meaning of Regulation G of the Board of Governors of the Federal Reserve System, as amended.

	 PRIVATE  6.8  Sharing of Payments, Etc. tc  \l 2 "6.8
Sharing of Payments, Etc."

		(a) Borrower agrees that, in addition to (and without limitation of) any right of setoff, banker's lien or counterclaim any Agent or Lender may otherwise have, each Lender shall be entitled, at its option (but subject, as among Agents and Lenders, to the provisions of Section 12.3(b) hereof), to offset balances held by it for the account of Borrower at any of its offices, in dollars or in any other currency, against any principal of or interest on any Loans owed to such Lender or any other amount payable to such Lender hereunder, that is not paid when due (regardless of whether such balances are then due to Borrower), in which case it shall promptly notify Borrower and Agents thereof; provided, that, such Lender's failure to give such notice shall not affect the validity thereof.

		(b) If any Lender (including either Agent) shall obtain from Borrower payment of any principal of or interest on any Loan owing to it or payment of any other amount under this Agreement or any other Financing Agreement through the exercise of any right of setoff, banker's lien or counterclaim or similar right or otherwise (other than from Collateral Agent as provided herein), and, as a result of such payment, such Lender shall have received more than its Pro Rata Share of the principal of the Loans or more than its share of such other amounts then due hereunder or thereunder by Borrower to such Lender than the percentage thereof received by any other Lender, it shall promptly pay to Collateral Agent, for the benefit of Lenders, the amount of such excess and simultaneously purchase from such other Lenders a participation in the Loans or such other amounts, respectively, owing to such other Lenders (or such interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all Lenders shall share the benefit of such excess payment (net of any expenses that may be incurred by such Lender in obtaining or preserving such excess payment) in accordance with their respective Pro Rata Shares or as otherwise agreed by Lenders. To such end all Lenders shall make appropriate adjustments among themselves (by the resale of participation sold or otherwise) if such payment is rescinded or must otherwise be restored.

		(c) Borrower agrees that any Lender so purchasing such a participation (or direct interest) may exercise, in a manner consistent with this Section 6.8, all rights of setoff, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans or other amounts (as the case may be) owing to such Lender in the amount of such participation.

		(d) Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of Borrower. If, under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section 6.8 applies, such Lender shall, to the extent practicable, assign such rights to Collateral Agent for the benefit of Lenders and, in any event, exercise its rights in respect of such secured claim in a manner consistent with the rights of Lenders entitled under this Section
6.8 to share in the benefits of any recovery on such secured claim.

	 PRIVATE  6.9  Settlement Procedures tc  \l 2 "6.9
Settlement Procedures" .

		(a) In order to administer the Credit Facility in an efficient manner and to minimize the transfer of funds between Agents and Lenders, Collateral Agent may, subject to the terms of this Section 6.9, make available, on behalf of Lenders, the full amount of the Loans requested or charged to Borrower's loan account(s) or otherwise to be advanced by Lenders pursuant to the terms hereof, without any requirement of prior notice to Lenders of the proposed Loans.

		(b) With respect to all Loans made by Collateral Agent on behalf of Lenders as provided in this Section 6.9, the amount of each Lender's Pro Rata Share of the outstanding Loans shall be computed weekly, and shall be adjusted upward or downward on the basis of the amount of the outstanding Loans as of 5:00 p.m. New York City time on the Business Day immediately preceding the date of each settlement computation; provided, that, Collateral Agent retains the absolute right at any time or from time to time to make the above described adjustments at intervals more frequent than weekly, but in no event more than twice in any week. Collateral Agent shall deliver to each of the Lenders after the end of each week, or at such lesser period or periods as Collateral Agent shall determine (subject to the consent of Administrative Agent), a summary statement of the amount of outstanding Loans for such period (such week or lesser period or periods being hereinafter referred to as a "Settlement Period"). If the summary statement is sent by Collateral Agent and received by a Lender prior to 2:00 p.m. York City time, then such Lender shall make the settlement transfer described in this Section by no later than 2:00 p.m. New York City time on the next Business Day following the date of receipt. If, as of the end of any Settlement Period, the amount of a Lender's Pro Rata Share of the outstanding Loans is more than such Lender's Pro Rata Share of the outstanding Loans as of the end of the previous Settlement Period, then such Lender shall forthwith (but in no event later than the time set forth in the preceding sentence) transfer to Collateral Agent by wire transfer in immediately available funds the amount of the increase. Alternatively, if the amount of a Lender's Pro Rata Share of the outstanding Loans in any Settlement Period is less than the amount of such Lender's Pro Rata Share of the outstanding Loans for the previous Settlement Period, Collateral Agent shall forthwith transfer to such Lender by wire transfer in immediately available funds the amount of the decrease. The obligation of each of the Lenders to transfer such funds and effect such settlement shall be irrevocable and unconditional and without recourse to or warranty by Collateral Agent. Each of Agents and Lenders agrees to mark its books and records at the end of each Settlement Period to show at all times the dollar amount of its Pro Rate Share of the outstanding Loans and Letter of Credit Accommodations. Each Lender shall only be entitled to receive interest on its Pro Rata Share of the Loans to the extent such Loans have been funded by such Lender.
Because the Collateral Agent on behalf of Lenders may be advancing and/or may be repaid Loans prior to the time when Lenders will actually advance and/or be repaid such Loans, interest with respect to Loans shall be allocated by Collateral Agent in accordance with the amount of Loans actually advanced by and repaid to each Lender and the Collateral Agent and shall accrue from and including the date such Loans are so advanced to but excluding the date such Loans are either repaid by Borrower or actually settled with the applicable Lender as described in this Section 6.9.

		(c) To the extent that Collateral Agent has made any such amounts available and the settlement described above shall not yet have occurred, upon repayment of any Loans by Borrower, Collateral Agent may apply such amounts repaid directly to any amounts made available by Collateral Agent pursuant to this
Section 6.9. In lieu of weekly or more frequent settlements, Collateral Agent may at any time require each Lender to provide Collateral Agent with immediately available funds representing its Pro Rata Share of each Loan, prior to Collateral Agent's disbursement of such Loan to Borrower. In such event, all Loans under this Agreement shall be made by the Lenders simultaneously and proportionately to their Pro Rata Shares. No Lender shall be responsible for any default by any other Lender in the other
Lender's obligation to make a Loan requested hereunder nor shall the Commitment of any Lender be increased or decreased as a result of the default by any other Lender in the other Lender's obligation to make a Loan hereunder.

		(d) If Collateral Agent is not funding a particular Loan pursuant to Section 6.9(a) above on any day, Collateral
Agent may assume that each Lender will make available to Collateral Agent such Lender's Pro Rata Share of the Loan requested or otherwise made on such day and Collateral Agent may, in its discretion, but shall not obligated to, cause a corresponding amount to be made available to Borrower on such day. If Collateral Agent makes such corresponding amount available to Borrower and such corresponding amount is not in fact made available to Collateral Agent by such Lender, Collateral Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon for each day from the date such payment was due until the date such amount is paid to Collateral Agent at the interest rate provided for in Section 3.1 hereof. During the period in which such Lender has not paid such corresponding amount to Collateral Agent, notwithstanding anything to the contrary contained in this Agreement or any of the other Financing Agreements, the amount so advanced by Collateral Agent to a Borrower shall, for all purposes hereof, be a Loan made by Collateral Agent for its own account. Upon any such failure by a Lender to pay Collateral
Agent, Collateral Agent shall promptly thereafter notify Borrower of such failure and the Borrower shall immediately pay such corresponding amount to Collateral Agent for its own account. A Lender who fails to pay Collateral Agent its Pro Rata Share of any Loans made available by the Collateral Agent on such Lender's behalf, or any Lender who fails to pay any other amount owing by its Collateral Agent, is a "Defaulting Lender". Collateral Agent shall not be obligated to transfer to a Defaulting Lender any payments made by or on behalf of Borrower or any Obligor to Collateral Agent for the Defaulting Lender's benefit, nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder. Amounts payable to a Defaulting Lender shall instead be paid to or retained by Collateral Agent. Collateral Agent may hold and, in its discretion, relend to Borrower the amount of all such payments received or retained by it for the account of such Defaulting Lender. For purposes of voting or consenting to matters with respect to this Agreement and the other Financing Agreements and determining Pro Rata Shares, such Defaulting
Lender shall be deemed not to be a "Lender" and such Lender's Commitment shall be deemed to be zero (0). This Section shall remain effective with respect to a Defaulting Lender until such default is cured. The operation of this Section shall not be construed to increase or otherwise affect the Commitment of any Lender, or relieve or excuse the performance by Borrower or any Obligor of their duties and obligations hereunder.

		(e) Nothing in this Section 6.9 or elsewhere in this Agreement or the other Financing Agreements shall be deemed to require Collateral Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its Commitment hereunder or to prejudice any rights that Borrower may have against any Lender as a result of any default by any Lender hereunder in fulfilling its Commitment.


 PRIVATE  SECTION 7.   COLLATERAL REPORTING AND COVENANTS tc  \l
1 "SECTION 7.   COLLATERAL REPORTING AND COVENANTS"

	 PRIVATE  7.1  Collateral Reporting tc  \l 2 "7.1
Collateral Reporting" .

		(a) Borrower shall provide Collateral Agent with the following documents in a form satisfactory to Collateral Agent:

			(i) on a monthly basis, or at any time an Event of Default exists or has occurred and is continuing more frequently as Collateral Agent may request, (A) monthly rollforward inventory reports, reports as to shrinkage, purchase product mix reports, reports of gasoline sales and merchandise sales and margins for sales of merchandise and gasoline,
(B) reports of accounts payable, (C) reports on excise and sales and use tax collections, deposits and payments, including monthly sales and use tax accruals, (D) reports of amounts of consigned
Inventory held by Borrower by category and consignor, and (E) a schedule of Accounts by category, credits issued and cash received,

			(ii) on a weekly basis, or at any time an Event of Default exists or has occurred and is continuing more frequently as Collateral Agent may request, (A) weekly rollforward inventory reports (including a report of merchandise sales and gasoline sales), (B) reports of sales of Inventory, indicating gross sales and net sales, (C) reports of aggregate
Inventory purchases (including all costs related thereto), and
(D) reports of amounts received and held by Borrower in connection with sales of lottery tickets and money orders and payables related to the handling of lottery tickets and money orders by Borrower,

			(iii) upon Collateral Agent's reasonable request, (A) copies of customer statements and credit memos, remittance advices and reports, and copies of deposit slips and bank statements, (B) copies of shipping and delivery documents,
(C) copies of purchase orders, invoices and delivery documents for Inventory and Equipment acquired by Borrower and (D) reports by retail store location of sales and operating profits for each such retail store location,

			(iv) upon Collateral Agent's request, the monthly statements received by Borrower from any Credit Card Issuers or Credit Card Processors, together with such additional information with respect thereto as shall be sufficient to enable Agents to monitor the transactions pursuant to the Credit Card Agreements, and

			(v) such other reports as to the Collateral as either Agent may reasonably request from time to time.

		(b) If any of Borrower's records or reports of the Collateral are prepared or maintained by an accounting service, contractor, shipper or other agent, Borrower hereby irrevocably authorizes such service, contractor, shipper or agent to deliver such records, reports, and related documents to Collateral Agent and to follow Collateral Agent's instructions with respect to further services at any time that an Event of Default exists or has occurred and is continuing.

	 PRIVATE  7.2  Accounts Covenants tc  \l 2 "7.2  Accounts
Covenants" .

		(a) Borrower shall notify Collateral Agent promptly of (i) the assertion of any material claims, offsets, defenses or counterclaims by any account debtor, Credit Card Issuer or Credit Card Processor or any disputes with any of such persons or any settlement, adjustment or compromise thereof and (ii) all material adverse information relating to the financial condition of any account debtor, Credit Card Issuer or Credit Card
Processor. No credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any account debtor, Credit Card Issuer or Credit Card Processor except in the ordinary course of Borrower's business in accordance with the current practices of Borrower as in effect on the date hereof. So long as no Event of Default exists or has occurred and is continuing, Borrower shall settle, adjust or compromise any claim, offset, counterclaim or dispute with any account debtor, Credit Card Issuer, Credit Card Processor. At any time that an Event of Default exists or has occurred and is continuing, Collateral Agent shall, at its option (but only with the consent of Administrative Agent), have the exclusive right to settle, adjust or compromise any claim, offset, counterclaim or dispute with account debtors, Credit Card Issuers or Credit Card Processors or grant any credits, discounts or allowances.

		(b) Borrower shall notify Collateral Agent promptly of: (i) any notice of a material default by Borrower under any of the Credit Card Agreements or of any default which might result in the Credit Card Issuer or Credit Card Processor ceasing to make payments or suspending payments to Borrower, (ii) any notice from any Credit Card Issuer or Credit Card Processor that such person is ceasing or suspending, or will cease or suspend, any present or future payments due or to become due to Borrower from such person, or that such person is terminating or will terminate any of the Credit Card Agreements, and (iii) the failure of Borrower to comply with any material terms of the Credit Card Agreements or any terms thereof which might result in the Credit Card Issuer or Credit Card Processor ceasing or suspending payments to Borrower.

		(c) With respect to each Account: (i) the amounts shown on any invoice delivered to Collateral Agent or schedule thereof delivered to Collateral Agent shall be true and complete,
(ii) no payments shall be made thereon except payments delivered to Collateral Agent, for the ratable benefit of Lenders, pursuant to the terms of this Agreement, (iii) no credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any account debtor, Credit Card Issuer or Credit Card Processor, except as reported to Collateral Agent in accordance with this Agreement and except for credits, discounts, allowances or extensions made or given in the ordinary course of Borrower's business in accordance with practices and policies previously disclosed to Collateral Agent, (iv) there shall be no setoffs, deductions, contras, defenses, counterclaims or disputes existing or asserted with respect thereto except as reported to Collateral Agent in accordance with the terms of this Agreement, and (v) none of the transactions giving rise thereto will violate any applicable State or Federal Laws or regulations, all documentation relating thereto will be legally sufficient under such laws and regulations and all such documentation will be legally enforceable in accordance with its terms.

		(d) Collateral Agent shall, upon the direction of Administrative Agent, at any time or times that an Event of Default exists or has occurred and is continuing, (i) notify any or all account debtors, Credit Card Issuers and Credit Card Processors that the Accounts have been assigned to Collateral Agent and that Collateral Agent has a security interest therein for itself and the ratable benefit of Lenders and Collateral
Agent shall, upon the direction of Administrative Agent, direct any or all account debtors, Credit Card Issuers and Credit Card Processors to make payments of Accounts directly to Collateral Agent, (ii) extend the time of payment of, compromise, settle or adjust for cash, credit, return of merchandise or otherwise, and upon any terms or conditions, any and all Accounts or other obligations included in the Collateral and thereby discharge or release the account debtor or any other party or parties in any way liable for payment thereof without affecting any of the Obligations, (iii) demand, collect or enforce payment of any Accounts or such other obligations, but without any duty to do so, and neither Agent nor any Lender shall be liable for its failure to collect or enforce the payment thereof not for the negligence of its agents or attorneys with respect thereto and
(iv) take whatever other action, or cause to be taken whatever other action, Administrative Agent may deem necessary or desirable for the protection of its interests. At any time that an Event of Default exists or has occurred and is continuing, at Administrative Agent's request, all invoices and statements sent to any account debtor, Credit Card Issuer or Credit Card
Processor shall state that the Accounts due from such account debtor, Credit Card Issuer or Credit Card Processor and such other obligations have been assigned to Collateral Agent and are payable directly and only to Collateral Agent and Borrower shall deliver to Collateral Agent or its designee such originals of documents evidencing the sale and delivery of goods or the performance of services giving rise to any Accounts as either Agent may require.

		(e) Agents shall have the right at any time or times, in such Agent's name or in the name of a nominee of such Agent, to verify the validity, amount or any other matter relating to any Account or other Collateral, by mail, telephone, facsimile transmission or otherwise.

		(f) Borrower shall deliver or cause to be delivered to Collateral Agent, with appropriate endorsement and assignment, with full recourse to Borrower, all chattel paper and instruments which Borrower now owns or may at any time acquire immediately upon Borrower's receipt thereof, except as Collateral Agent may otherwise agree.

	 PRIVATE 7.3 Inventory Covenants tc \l 2 "7.3 Inventory Covenants" . With respect to the Inventory: (a) Borrower shall at all times maintain inventory records in accordance with Borrower's current practices as of the date hereof (which practices as of the date hereof are satisfactory to Agents), keeping correct and accurate records itemizing and describing the kind, type and quantity of Inventory, Borrower's cost therefor and daily withdrawals therefrom and additions thereto;
(b) Borrower shall conduct a physical count of the Inventory at least once each year, but at any time or times an Event of Default exists or has occurred and is continuing as either Agent may request and, in each case promptly following such physical inventory shall supply each Agent with a report in the form and with such specificity as may be reasonably satisfactory to each Agent concerning such physical count; (c) Borrower shall not remove any Inventory from the locations set forth or permitted herein, without the prior written consent of Collateral Agent, except (i) for sales of Inventory in the ordinary course of Borrower's business and except to move Inventory directly from one location set forth or permitted herein to another such location and (ii) so long as no Event of Default exists or has occurred and is continuing, returns of Inventory to vendors in the ordinary course of business; (d) upon the request of either Agent, Borrower shall, at any time or times as such Agent may request at such Agent's expense, or at any time or times an Event of Default exists or has occurred and is continuing as such Agent may request at Borrower's expense, deliver or cause to be delivered to each Agent written reports or appraisals as to the Inventory in form, scope and methodology acceptable to each Agent and by an appraiser acceptable to each Agent, addressed to each Agent or upon which each Agent is expressly permitted to rely;
(e) Borrower shall, at its expense, conduct through an inventory counting service acceptable to each Agent, a physical count of the Inventory in form, scope and methodology acceptable to each Agent to the extent and in a manner and with a frequency consistent with the current practices of Borrower as of the date hereof (provided, that, the retail store locations subject to such counts shall be acceptable to Collateral Agent) and at any time or times an Event of Default exists or has occurred and is continuing as either Agent may request, and in either case, the results of which shall be reported directly by such inventory counting service to Agents and Borrower shall promptly deliver confirmation in a form satisfactory to each Agent that appropriate adjustments have been made to the inventory records of Borrower to reconcile the inventory count to Borrower's inventory records; (f) Borrower shall produce, use, store and maintain the Inventory, with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with applicable laws (including, but not limited to, the requirements of the Federal Fair Labor Standards Act of 1938, as amended and all rules, regulations and orders related thereto); (g) Borrower assumes all responsibility and liability arising from or relating to the production, use, sale or other disposition of the Inventory; (h) Borrower shall not sell
Inventory to any customer on approval, or any other basis which entitles the customer to return or may obligate Borrower to repurchase such Inventory except for the right of return given to retail customers of Borrower in the ordinary course of the business of Borrower in accordance with the then current return policy of Borrower; (i) Borrower shall keep the Inventory in and marketable condition; and (j) Borrower shall not acquire or accept any Inventory on consignment or approval, except to the extent such Inventory is reported to Collateral Agent in accordance with the terms hereof.

	 PRIVATE 7.4 Equipment Covenants tc \l 2 "7.4 Equipment Covenants" . With respect to the Equipment: (a) upon either Agent's request, Borrower shall, at its expense, at any time or times an Event of Default exists or has occurred and is continuing, as such Agent may request, deliver or cause to be delivered to each Agent written reports or appraisals as to the Equipment in form, scope and methodology acceptable to Administrative Agent and by an appraiser acceptable to Administrative Agent addressed to each Agent and upon which each Agent is expressly permitted to rely; (b) Borrower shall keep the Equipment in order, repair, running and marketable condition (ordinary wear and tear excepted); (c) Borrower shall use the Equipment with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with all applicable laws; (d) the Equipment is and shall be used in Borrower's business and not for personal, family, household or farming use; (e) Borrower shall not remove any Equipment from the locations set forth or permitted herein, except to the extent necessary to have any Equipment repaired or maintained in the ordinary course of the business of Borrower or to move Equipment directly from one location set forth or permitted herein to another such location and except for the movement of motor vehicles used by or for the benefit of Borrower in the ordinary course of business; provided, that, in no event shall Borrower move any Equipment at any time now or hereafter at any of the locations set forth on Schedule 1.34 hereto having an Appraised Equipment Value of greater than $25,000 in the aggregate to any location of Borrower which is part of the Term Loan Lender Collateral or any other location which is not set forth on
Schedule 1.34 hereto; (f) the Equipment is now and shall remain personal property and Borrower shall not permit any of the Equipment to be or become a part of the Real Property or a fixture; and (g) Borrower assumes all responsibility and liability arising from the use of the Equipment.

	 PRIVATE 7.5 Power of Attorney tc \l 2 "7.5 Power of Attorney" . Borrower hereby irrevocably designates and appoints each Agent (and all persons designated by such Agent) as Borrower's true and lawful attorney-in-fact, and authorizes each Agent, in Borrower's or such Agent's name, to: (a) at any time an Event of Default exists or has occurred and is continuing (i) demand payment on Accounts or other proceeds of Inventory or other Collateral, (ii) enforce payment of Accounts by legal proceedings or otherwise, (iii) exercise all of Borrower's rights and remedies to collect any Account or other Collateral,
(iv) sell or assign any Account upon such terms, for such amount and at such time or times as Collateral Agent (with the consent, or upon the direction, of Administrative Agent deems advisable,
(v) settle, adjust, compromise, extend or renew an Account,
(vi) discharge and release any Account, (vii) prepare, file and sign Borrower's name on any proof of claim in bankruptcy or other similar document against an account debtor, and (viii) do all acts and things which are necessary, in either Agent's determination, to fulfill Borrower's obligations under this Agreement and the other Financing Agreements and (b) at any time to (i) take control in any manner of any item of payment or proceeds thereof deposited or received for credit to the Blocked Accounts or constituting part of the Collateral or otherwise received by any Agent or Lender, (ii) have access to any lockbox or postal box to which remittances from account debtors or other obligors in any respect of any Collateral are sent, (iii) endorse Borrower's name upon any items of payment or proceeds thereof deposited or received for credit to the Blocked Accounts or constituting part of the Collateral or otherwise received by any Agent or Lender and transfer the same to the Collateral Agent's account for application to the Obligations, (iv) endorse Borrower's name upon any chattel paper, document, instrument, invoice, or similar document or agreement relating to any Account or any goods pertaining thereto or any other Collateral, (v) sign Borrower's name on any verification of Accounts and notices thereof to account debtors and (vi) execute in Borrower's name and file any UCC financing statements covering any of the Collateral or amendments thereto (provided, that, Collateral Agent shall provide copies of any such UCC financing statements or amendments executed by Collateral Agent pursuant to its rights under this Section 7.5 to Borrower). Borrower hereby releases Agents, Lenders and their officers, employees and designees from any liabilities arising from any act or acts under this power of attorney and in furtherance thereof, whether of omission or commission, including, without limitation, as a result of any Agent's or Lender's own negligence, except as a result of such Agent's or Lender's own gross negligence or wilful misconduct as determined pursuant to a final non-appealable order of a court of competent jurisdiction.

	 PRIVATE  7.6  Right to Cure tc  \l 2 "7.6  Right to
Cure" .

		(a) Collateral Agent shall upon the direction of Administrative Agent and at the option of Administrative Agent,
(i) cure any default by Borrower under any agreement with a third party or pay or bond on appeal any judgment entered against Borrower, and (ii) discharge taxes, liens, security interests or other encumbrances at any time levied on or existing with respect to the Collateral.

		(b) Collateral Agent may, at its option, and shall upon the direction of Administrative Agent, pay any amount, incur any expense or perform any act which, in such Agent's judgment, is necessary or appropriate to preserve, protect, insure or maintain the Collateral and the rights of Agents and Lenders with respect thereto.

		(c) Collateral Agent shall add any amounts so expended to the Obligations and charge Borrower's account therefor, such amounts to be repayable by Borrower on demand. Agents shall be under no obligation to effect such cure, payment or bonding and shall not, by doing so, be deemed to have assumed any obligation or liability of Borrower. Any payment made or other action taken by Collateral Agent under this Section shall be without prejudice to any right to assert an Event of Default hereunder and to proceed accordingly.

	 PRIVATE 7.7 Access to Premises tc \l 2 "7.7 Access to Premises" . From time to time as requested by either Agent, at the cost and expense of Borrower, (a) such Agent or its designee shall have complete access to all of Borrower's premises during normal business hours and after notice to Borrower, or at any time and without notice to Borrower if an Event of Default exists or has occurred and is continuing, for the purposes of inspecting, verifying and auditing the Collateral and all of Borrower's books and records, including, without limitation, the Records, and (b) Borrower shall promptly furnish to such Agent such copies of such books and records or extracts therefrom as such Agent may request, and (c) use during normal business hours such of Borrower's personnel, equipment, supplies and premises as may be reasonably necessary for the foregoing and if an Event of Default exists or has occurred and is continuing for the collection of Accounts and realization of other Collateral.


 PRIVATE  SECTION 8.   REPRESENTATIONS AND WARRANTIES tc  \l 1
"SECTION 8.   REPRESENTATIONS AND WARRANTIES"

	Borrower and Guarantor hereby jointly and severally represent and warrant to Agents and Lenders the following (which shall survive the execution and delivery of this Agreement), the truth and accuracy of which are a continuing condition of the making of Loans and providing Letter of Credit Accommodations to
Borrower:

	 PRIVATE 8.1 Corporate Existence, Power and Authority; Subsidiaries tc \l 2 "8.1 Corporate Existence, Power and Authority; Subsidiaries" . Each of Borrower, Guarantor and their Subsidiaries is a corporation duly organized and in standing under the laws of its state of incorporation and is duly qualified as a foreign corporation and in standing in all states or other jurisdictions where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary, where the failure to so qualify would have a Material Adverse Effect. The execution, delivery and performance of this Agreement, the other Financing Agreements and the transactions contemplated hereunder and thereunder are all within the corporate powers or Borrower and Guarantor, have been duly authorized and are not in contravention of law or the terms of the certificate of incorporation, by-laws, or other organizational documentation of Borrower or Guarantor, or any indenture, agreement or undertaking to which Borrower or Guarantor is a party or by which Borrower or Guarantor or its property are bound. This Agreement and the other Financing Agreements constitute legal, valid and binding obligations of Borrower and Guarantor enforceable in accordance with their respective terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, or similar law affecting creditors' rights generally and by general principles of equity. Borrower and Guarantor do not have any Subsidiaries except as set forth on Schedule 8.1 hereof.

	 PRIVATE 8.2 Financial Statements; No Material Adverse Change. tc \l 2 "8.2 Financial Statements; No Material Adverse
Change."   All financial statements relating to Borrower and
Guarantor which have been or may hereafter be delivered by Borrower or Guarantor to Agents or Lenders have been prepared in accordance with GAAP and fairly present the financial condition and the results of operation of Borrower and Guarantor as at the dates and for the periods set forth therein. Except as disclosed in any interim financial statements furnished by Borrower or Guarantor to Agents or Lenders prior to the date of this Agreement, there has been no material adverse change in the assets, liabilities, properties and condition, financial or otherwise, of Borrower or Guarantor, since the December 31, 1996 audited financial statements of Borrower and Guarantor, furnished by Borrower or Guarantor to Agents prior to the date of this Agreement.

  	 PRIVATE 8.3 Chief Executive Office; Collateral Locations. tc \l 2 "8.3 Chief Executive Office; Collateral
Locations."   The chief executive office of Borrower and
Borrower's Records concerning Accounts and Inventory are located only at the address set forth below and its only other places of business and the only other locations of Collateral, if any, are the addresses set forth in Schedule 8.3 hereto, subject to the right of Borrower to establish new locations in accordance with
Section 9.2 hereof. Schedule 8.3 hereto correctly identifies any of such locations which are not owned by Borrower and sets forth the owners and/or operators thereof.

	 PRIVATE 8.4 Priority of Liens; Title to Properties tc \l 2 "8.4 Priority of Liens; Title to Properties" . The security interests and liens granted to Administrative Agent, for itself and the ratable benefit of Lenders, under this Agreement and the other Financing Agreements constitute valid and perfected first priority liens and security interests in and upon the Collateral subject only to the liens indicated on Schedule 8.4 hereto and the other liens permitted under Section 9.8 hereof. Borrower has and marketable title to all of its properties and assets subject to no liens, mortgages, pledges, security interests, encumbrances or charges of any kind, except those granted to Collateral Agent, for itself and the ratable benefit of Lenders, and such others as are specifically listed on
Schedule 8.4 hereto or permitted under Section 9.8 hereof.

	 PRIVATE 8.5 Tax Returns tc \l 2 "8.5 Tax Returns" . Each of Borrower and Guarantor has filed, or caused to be filed, in a timely manner all tax returns, reports and declarations which are required to be filed by it (without requests for extension except as previously disclosed in writing to Agents). All information in such tax returns, reports and declarations is complete and accurate in all material respects. Each of Borrower or Guarantor, as the case may be, has paid or caused to be paid all taxes due and payable or claimed due and payable in any assessment received by it, and has collected, deposited and remitted in accordance with all applicable laws, all excise taxes and all sales and/or use taxes applicable to the conduct of its business, except taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Borrower or Guarantor, as the case may be, and with respect to which adequate reserves have been set aside on its books. Adequate provision has been made for the payment of all accrued and unpaid Federal, State, county, local, foreign and other taxes whether or not yet due and payable and whether or not disputed. Each of Borrower and Guarantor has collected and remitted to the appropriate tax authority all excise taxes and sales and/or use taxes applicable to its business required to be collected and remitted under the laws of the United States and each possession or territory thereof, and each State or political subdivision thereof, including any State in which Borrower or Guarantor owns any Inventory or owns or leases any other property.

	 PRIVATE 8.6 Litigation tc \l 2 "8.6 Litigation" . Except as set forth on Schedule 8.6 hereto, there is no present investigation by any Governmental Authority pending, or to the best of the knowledge of Borrower or Guarantor threatened, against or affecting Borrower or Guarantor or its assets or business and there is no action, suit, proceeding or claim by any Person pending, or to the best of the knowledge of Borrower or Guarantor threatened, against Borrower or Guarantor or its assets or will, or against or affecting any transactions contemplated by this Agreement, which if adversely determined against Borrower or Guarantor would have a Material Adverse Effect.

	 PRIVATE  8.7  Compliance with Other Agreements and
Applicable Laws tc \l 2 "8.7 Compliance with Other Agreements and Applicable Laws" .

		(a)  Each of Borrower, Guarantor and their
Subsidiaries is not in default in any respect under, or in violation in any respect of any of the terms of, any agreement, contract, instrument, lease or other commitment to which it is a party or by which it or any of its assets are bound with respect to which the default or violation of which would have a Material Adverse Effect. Each of Borrower, Guarantor and their Subsidiaries is in compliance with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority relating to its business, including, without limitation, those set forth in or promulgated pursuant to the Occupational Safety and Health Act of 1970, as amended, the Fair Labor Standards Act of 1938, as amended, ERISA, the Code, as amended, and the rules and regulations thereunder, all Federal, State and local statutes, regulations, rules and orders relating to consumer credit (including, without limitation, as each has been amended, the Truth-in-Lending Act, the Fair Credit Billing Act, the Equal Credit Opportunity Act and the Fair Credit Reporting Act, and regulations, rules and orders promulgated thereunder), all Federal, State and local statutes, regulations, rules and orders pertaining to sales of consumer goods (including, without limitation, the Consumer Products Safety Act of 1972, as amended, and the Federal Trade Commission Act of 1914, as amended, and all regulations, rules and orders promulgated thereunder) and all Environmental Laws with respect to which the failure to comply would have a Material Adverse Effect.

		(b)  Each of Borrower, Guarantor and their
Subsidiaries has obtained all permits, licenses, approvals, consents, certificates, orders or authorizations of any Governmental Authority (the "Permits") required for the lawful conduct of its business which the failure to obtain would have a Material Adverse Effect. The Permits constitute all permits, licenses, approvals, consents, certificates, orders or authorizations necessary for Borrower, Guarantor and their Subsidiaries to own and operate its business as presently conducted or proposed to be conducted with respect to which the failure to have such Permits would have a Material Adverse Effect. All of the Permits are valid and subsisting and in full force and effect. There are no actions, claims or proceedings pending or threatened that seek the revocation, cancellation, suspension or modification of any of the Permits which would have a Material Adverse Effect.

	 PRIVATE  8.8  Environmental Compliance. tc  \l 2 "8.8
Environmental Compliance."

		(a) Except as set forth on Schedule 8.8 hereto, neither Borrower, Guarantor nor their Subsidiaries has generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Materials, on or off its premises (whether or not owned by it) in any manner which at any time violates any applicable Environmental Law the violation of which would have a Material Adverse Effect or violates any license, permit, certificate, approval or similar authorization issued to Borrower, Guarantor or such Subsidiary thereunder with respect to which the violation thereof would have a Material Adverse Effect. The operations of Borrower, Guarantor and their Subsidiaries comply in all respects with all applicable Environmental Laws and all licenses, permits, certificates, approvals and similar authorizations thereunder with respect to which the failure to comply therewith or the violation thereof would have a Material Adverse Effect.

		(b)  Except as set forth on Schedule 8.8 hereto,
(i) there is no investigation, proceeding, complaint, order, directive, claim, citation or notice by any Governmental Authority or any other person pending or, to the best of the knowledge of Borrower and Guarantor threatened, with respect to any non-compliance with or violation of the requirements of any applicable Environmental Law by Borrower, Guarantor and their Subsidiaries which would have a Material Adverse Effect,
(ii) there has not been any release, spill or discharge of any Hazardous Material on any properties of Borrower, Guarantor or such Subsidiary, or to the best of the knowledge of Borrower and Guarantor, releases, spills or discharges from any properties at which Borrower, Guarantor or such Subsidiary have transported, stored or disposed of any Hazardous Materials which would have a Material Adverse Effect, and (iii) there has not been any generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials or any other environmental matter which affects Borrower or Guarantor or its business, operations or assets in any manner which would have a Material Adverse Effect.

		(c) Except as set forth on Schedule 8.8 hereto, neither Borrower, nor Guarantor nor any of their Subsidiaries has any liability (contingent or otherwise) in connection with a release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials which would have a Material Adverse Effect.

		(d)  Each of Borrower, Guarantor and their
Subsidiaries has all licenses, certificates, approvals, similar authorizations and other Permits required to be obtained or filed in connection with the operations of Borrower, Guarantor and their Subsidiaries under any Environmental Law and all of such licenses, permits, certificates, approvals or similar authorizations and other Permits are valid and in full force and effect in each case where the failure to obtain or maintain such licenses, permits, certificates, approvals or similar authorizations would have a Material Adverse Effect.

	 PRIVATE 8.9 Credit Card Agreements tc \l 2 "8.9 Credit Card Agreements" . Set forth on Schedule 8.9 hereto is a correct and complete list of (a) all of the Credit Card Agreements and all other agreements, documents and instruments existing as of the date hereof between or among Borrower, any of its Affiliates, the Credit Card Issuers, the Credit Card Processors and any of their Affiliates, (b) the percentage of each sale payable to the Credit Card Issuer or Credit Card Processor under the terms of the Credit Card Agreements, (c) all other fees and charges payable by Borrower under or in connection with the Credit Card Agreements and (d) the term of such Credit Card Agreements. The Credit Card Agreements constitute all of such agreements necessary for Borrower to operate its business as presently conducted with respect to credit cards and debit cards and no Accounts of Borrower arise from purchases by customers of Inventory with credit cards or debit cards, other than those which are issued by Credit Card Issuers with whom Borrower has entered into one of the Credit Card Agreements set forth on
Schedule 8.9 hereto or with whom Borrower has entered into a Credit Card Agreement in accordance with Section 9.18 hereof.
Each of the Credit Card Agreements constitutes the legal, valid and binding obligations of Borrower and to the best of Borrower's knowledge, the other parties thereto, enforceable in accordance with their respective terms and are in full force and effect, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, or similar law affecting creditors' rights generally and by general principles of equity. No default or event of default, or act, condition or event which after notice or passage of time or both, would constitute a default or an event of default under any of the Credit Card Agreements exists or has occurred. Borrower and the other parties thereto have complied with all of the terms and conditions of the Credit Card Agreements to the extent necessary for Borrower to be entitled to receive all payments thereunder. Borrower has delivered, or caused to be delivered to Agents, true, correct and complete copies of all of the Credit Card Agreements.

	 PRIVATE  8.10  Employee Benefits tc  \l 2 "8.10  Employee
Benefits" .

		(a) No Borrower or Guarantor has engaged in any transaction in connection with which either Borrower or Guarantor or any of its ERISA Affiliates could be subject to either a civil penalty assessed pursuant to ERISA or a tax imposed by the Code, including any accumulated funding deficiency described in Section 8.10(c) hereof and any deficiency with respect to vested accrued benefits described in Section 8.10(d) hereof.

		(b) No liability to the Pension Benefit Guaranty Corporation has been or is expected by Borrower or Guarantor to be incurred with respect to any employee benefit plan of either Borrower or Guarantor or any of its ERISA Affiliates which has or would have a Material Adverse Effect. There has been no reportable event (within the meaning of ERISA) or any other event or condition with respect to any employee benefit plan of Borrower or Guarantor or any of its ERISA Affiliates which presents a risk of termination of any such plan by the Pension Benefit Guaranty Corporation.

		(c) Full payment has been made of all amounts which either Borrower or Guarantor or any of its ERISA Affiliates is required under ERISA and the Code to have paid under the terms of each employee benefit plan as contributions to such plan as of the last day of the most recent fiscal year of such plan ended prior to the date hereof, and no accumulated funding deficiency
(as defined in ERISA and the Code), whether or not waived, exists with respect to any employee pension benefit plan, including any penalty or tax described in Section 8.10(a) hereof and any deficiency with respect to vested accrued benefits described in
Section 8.10(d) hereof.

		(d) The current value of all vested accrued benefits under all employee pension benefit plans maintained by Borrower or Guarantor that are subject to Title IV of ERISA does not exceed the current value of the assets of such plans allocable to such vested accrued benefits, including any penalty or tax described in Section 8.10(a) hereof and any accumulated funding deficiency described in Section 8.10(d) hereof. The terms
"current value" and "accrued benefit" have the meanings specified in ERISA.

		(e) Neither Borrower or Guarantor, nor any of its ERISA Affiliates is or has ever been obligated to contribute to any "multiemployer plan" (as such term is defined in ERISA) that is subject to Title IV of ERISA.

 PRIVATE  	8.11  Bank Accounts tc  \l 2 "	8.11  Bank
Accounts" . All of the deposit accounts, investment accounts or other accounts in the name of or used by Borrower or Guarantor maintained at any bank or other financial institution are set forth on Schedule 6.3 hereto, subject to the right of Borrower and Guarantor to establish new accounts in accordance with
Section 9.20 below.

	 PRIVATE 8.12 Intellectual Property tc \l 2 "8.12 Intellectual Property" . Each of Borrower and Guarantor owns or licenses all material patents, trademarks, service-marks, logos, trade names, trade secrets, know-how, copyrights, or licenses and other rights with respect to any of the foregoing, which are necessary for the operation of its business as presently conducted or proposed to be conducted. To the best of the knowledge of Borrowers and Guarantors, no product, process, method, substance, part or other material presently contemplated to be sold by or employed by any Borrower or Guarantor infringes any patent, trademark, service-mark, trade name, copyright, license or other right owned by any other Person in any manner which would have a Material Adverse Effect and no claim or litigation is pending or to the best of the knowledge of Borrowers and Guarantors, threatened against or affecting any Borrower or Guarantor contesting its right to sell or use any such product, process, method, substance, part or other material which would have a Material Adverse Effect.

	 PRIVATE  8.13  Financial Statements tc  \l 2 "8.13
Financial Statements" .

		(a) None of the financial statements, reports and other information furnished or to be furnished by Borrower or Guarantor to Agents or any Lender with respect to Guarantor and its Subsidiaries contain, as of their respective dates, any untrue statement of material fact or (taken as a whole) omit to state any material fact necessary to make the information therein not misleading. Such financial statements and reports were and will be prepared in accordance with GAAP consistently applied (other than those unaudited financial statements and reports provided to Agents prior to the date hereof), and shall fairly present the consolidated and consolidating financial condition and results of operations of the applicable Persons, as of the dates and for the periods indicated thereon.

		(b) The pro forma balance sheets and future cash flow projections for Guarantor and its Subsidiaries (together with the summaries of assumptions and projected assumptions, based on historical performance with respect thereto) furnished by Guarantor and Borrower to Agents or any Lender prior to before the date of this Agreement taken as a whole represent the reasonable, good faith opinion of Guarantor, Borrower and their management as to the subject matter thereof and the pro forma balance sheets furnished by Guarantor and Borrower to any Agent or Lender were prepared in accordance with applicable guidelines of the American Institute of Certified Public Accountants.

	 PRIVATE  8.14  Disclosure tc  \l 2 "8.14  Disclosure" .

		(a) The information contained in the representations and warranties of Borrower and Guarantor set forth in this Agreement, the other Financing Agreements, or in any other instrument, document, list, certificate, statement, schedule or exhibit heretofore delivered or to be delivered to any Agent or Lender, as contemplated in this Agreement or in the other
Financing Agreements, does not contain and will not contain any untrue statement of a material fact and (taken as a whole) does not omit and will not omit to state a material fact necessary in order to make the information contained herein or therein not misleading.

		(b)  After giving effect to the transactions
contemplated by this Agreement, the other Financing Agreements, and the other instruments or documents delivered in connection herewith and therewith, there does not exist and there has not occurred any act, condition or event which constitutes an Event of Default or which, with notice or passage of time or both would constitute an Event of Default.

	 PRIVATE 8.15 Governmental Authority tc \l 2 "8.15 Governmental Authority" . No consent, approval or other action of, or filing with, or notice to any Governmental Authority is required in connection with the execution, delivery and performance of this Agreement, the other Financing Agreements or any of the instruments or documents to be delivered pursuant hereto or thereto, except for those consents or approvals already obtained by Borrower and Guarantor and the filing of UCC financing statements.

	 PRIVATE  8.16  Capitalization tc  \l 2 "8.16
Capitalization" .

		(a) All of the issued and outstanding shares of Capital Stock of Borrower are directly and beneficially owned and held by Guarantor and all of such shares have been duly authorized and are fully paid and non-assessable, free and clear of all claims, liens, pledges and encumbrances of any kind, except in favor of Collateral Agent, for itself and the ratable benefit of Lenders, and as permitted hereunder.

		(b) Borrower is solvent and will continue to be solvent after the creation of the Obligations, the security interests of Collateral Agent, for itself and the ratable benefit of Lenders, and the other transactions contemplated hereunder, is able to pay its debts as they mature and has (and has reason to believe it will continue to have) sufficient capital (and not unreasonably small capital) to carry on its business and all businesses in which it is about to engage. The assets and properties of Borrower at a fair valuation and at their present fair salable value are, and will be, greater than the Indebtedness and other liabilities of Borrower, and including subordinated and contingent liabilities computed at the amount which, to the best of the knowledge of Borrower, represents an amount which can reasonably be expected to become an actual or matured liability.

	 PRIVATE 8.17 Labor Disputes tc \l 2 "8.17 Labor Disputes" . There is no collective bargaining agreement or other labor contract covering employees of Borrower, Guarantor or their Subsidiaries as of the date hereof, except as set forth on
Schedule 8.17 hereto. There is no pending or threatened strike, work stoppage, material unfair labor practice claims, or other labor dispute against or affecting Borrower or its Subsidiaries or their respective employees which would have a Material Adverse Effect.

	 PRIVATE 8.18 Corporate Name; Prior Transactions tc \l 2 "8.18 Corporate Name; Prior Transactions" . Borrower has not, during the past five (5) years, been known by or used any other corporate or fictitious name or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any Person, or acquired any of its property or assets out of the ordinary course of business, except as set forth on Schedule
8.18 hereto.

	 PRIVATE 8.19 Accuracy and Completeness of Information tc \l 2 "8.19 Accuracy and Completeness of Information" . All
information furnished by or on behalf of Borrower or Guarantor in writing to Agents or Lenders in connection with this Agreement or any of the other Financing Agreements or any transaction contemplated hereby or thereby, is true and correct in all material respects on the date as of which such information is dated or certified and does not omit any material fact necessary in order to make such information not misleading. No event or circumstance has occurred which has had or could reasonably be expected to have a Material Adverse Effect, which has not been fully and accurately disclosed to Agents or Lenders in writing.

	 PRIVATE 8.20 Survival of Warranties; Cumulative tc \l 2 "8.20 Survival of Warranties; Cumulative" . All representations and warranties contained in this Agreement or any of the other Financing Agreements shall survive the execution and delivery of this Agreement and shall be deemed to have been made again to Agents and Lenders on the date of each additional borrowing or other credit accommodation hereunder and shall be conclusively presumed to have been relied on by Agents and Lenders regardless of any investigation made or information possessed by Agents and Lenders. The representations and warranties set forth herein shall be cumulative and in addition to any other representations or warranties which Borrower shall now or hereafter give, or cause to be given, to Agents and Lenders.


 PRIVATE  SECTION 9.   AFFIRMATIVE AND NEGATIVE COVENANTS tc  \l
1 "SECTION 9.   AFFIRMATIVE AND NEGATIVE COVENANTS"

	 PRIVATE 9.1 Maintenance of Existence tc \l 2 "9.1 Maintenance of Existence" . Each of Borrower and Guarantor shall, and shall cause its Subsidiaries to, at all times preserve, renew and keep in full force and effect its corporate existence and rights and franchises with respect thereto and maintain in full force and effect all licenses, trademarks, tradenames, approvals, authorizations, leases, contracts and Permits necessary to carry on the business as presently or proposed to be conducted, except for those cases in which the failure to preserve, renew, or keep in full force and effect any of the foregoing would not have a Material Adverse Effect. Each of Borrower and Guarantor shall, and shall cause its Subsidiaries to, give Collateral Agent thirty (30) days prior written notice of any proposed change in its corporate name, which notice shall set forth the new name and Borrower and Guarantor shall deliver to Collateral Agent a copy of the amendment to the Certificate of Incorporation of Borrower, Guarantor or such Subsidiary providing for the name change certified by the Secretary of State of the jurisdiction of incorporation of Borrower, Guarantor or such Subsidiary as soon as it is available.

	 PRIVATE 9.2 New Collateral Locations tc \l 2 "9.2 New Collateral Locations" . Each of Borrower and Guarantor may open any new location within the continental United States provided Borrower or Guarantor (a) gives Collateral Agent twenty (20) days prior written notice of the intended opening of any such new location and (b) executes and delivers, or causes to be executed and delivered, to Collateral Agent such agreements, documents, and instruments as Collateral Agent may deem reasonably necessary or desirable to protect the interest of Collateral Agent, for itself and the ratable benefit of Lenders, in the Collateral at such location, including UCC financing statements with respect to the Collateral.

	 PRIVATE  9.3  Compliance with Laws, Regulations, Etc tc
\l 2 "9.3  Compliance with Laws, Regulations, Etc" .

		(a) Each of Borrower and Guarantor shall, and shall cause its Subsidiaries, at all times, to comply in all respects with all laws, rules, regulations, licenses, approvals, orders and Permits applicable to it and duly observe all requirements of any Federal, State or local Governmental Authority, including the Occupational Safety and Health Act of 1970, as amended, the Fair Labor Standards Act of 1938, as amended, ERISA, the Code and all statutes, rules, regulations, orders, permits and stipulations relating to environmental pollution and employee health and safety, including all of the Environmental Laws in each case in which the failure to so comply has or would have a Material
Adverse Effect.

		(b) Borrower and Guarantor shall establish and maintain, and shall cause its Subsidiaries to establish and maintain, at its expense, a system to assure and monitor its continued compliance with all applicable Environmental Laws in all of its operations. Upon the request of either Agent, copies of any environmental surveys, audits, assessments, feasibility studies and results of remedial investigations shall be promptly furnished, or caused to be furnished, by Borrower to such Agent.
 Borrower shall take prompt and appropriate action to respond to any material non-compliance with any of the Environmental Laws and shall regularly report to each Agent on such response.

		(c) Borrower and Guarantor shall give both oral and written notice to each Agent promptly after the receipt by Borrower or Guarantor of any notice of, or Borrower's or Guarantor's otherwise obtaining knowledge of, (i) the occurrence of any event involving the release, spill or discharge, threatened or actual, of any Hazardous Material in violation of any Environmental Law which would have a Material Adverse Effect or (ii) any investigation, proceeding, complaint, order, directive, claims, citation or notice with respect to: (A) any non-compliance with or violation of any Environmental Law by Borrower or Guarantor which would have a Material Adverse Effect or (B) the release, spill or discharge, threatened or actual, of any Hazardous Material which would have a Material Adverse Effect or (C) the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials which would have a Material Adverse Effect or (D) any other environmental, health or safety matter, which materially adversely effects Borrower, Guarantor or its business, operations or assets or any properties at which Borrower or Guarantor transported, stored or disposed of any Hazardous Materials.

		(d)  Without limiting the generality of the
foregoing, whenever either Agent reasonably determines that there is any non-compliance, or any condition which requires any action by or on behalf of Borrower or Guarantor in order to avoid any non-compliance with any Environmental Law in each case in which non-compliance would have a Material Adverse Effect, Borrower and Guarantor shall, at such Agent's reasonable request and Borrower's expense: (i) cause an independent environmental engineer acceptable to such Agent to conduct such tests of the site where Borrower's or Guarantor's non-compliance or alleged non-compliance with such Environmental Laws has occurred as to such non-compliance and prepare and deliver to Lender a report as to such non-compliance setting forth the results of such tests, a proposed plan for responding to any environmental problems described therein, and an estimate of the costs thereof and (ii) provide to each Agent a supplemental report of such engineer whenever the scope of such non-compliance, or Borrower's or Guarantor's response thereto or the estimated costs thereof, shall change in any material respect.

		(e) Borrower and Guarantor shall indemnify and hold harmless Agents, Lenders, their directors, officers, employees, agents, invitees, representatives, successors and assigns, from and against any and all losses, claims, damages, liabilities, costs, and expenses (including reasonable attorneys' fees and legal expenses) arising out of or attributable to the use, generation, manufacture, reproduction, storage, release, threatened release, spill, discharge, disposal or presence of a Hazardous Material on any of the Real Property, including the costs of any repair, cleanup or other remedial work required under any Environmental Law or by any governmental authority with respect to such property of Borrower or Guarantor and the preparation and implementation of any closure, remedial or other required plans except for such losses, claims, damages, liabilities, costs or expenses as a result of the gross negligence or wilful misconduct of such Agent or Lender as determined pursuant to a final non-appealable order of a court of competent jurisdiction. All representations, warranties, covenants and indemnifications in this Section 9.3 shall survive the payment of the Obligations and the termination of this Agreement.

	 PRIVATE 9.4 Payment of Taxes and Claims tc \l 2 "9.4 Payment of Taxes and Claims" . Each of Borrower and Guarantor shall, and shall cause its Subsidiaries to, duly pay and discharge all taxes, assessments, contributions and governmental charges upon or against it or its properties or assets, except for taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Borrower, Guarantor or such Subsidiary, as the case may be, and with respect to which adequate reserves have been set aside on its books. Borrower shall be liable for any tax or penalties imposed on any Agent or Lender as a result of the financing arrangements provided for herein and Borrower agrees to indemnify and hold Agents and Lenders harmless with respect to the foregoing, and to repay to Agents and Lenders on demand the amount thereof, and until paid by Borrower such amount shall be added and deemed part of the Loans; provided, that, nothing contained herein shall be construed to require Borrower to pay any income or franchise taxes attributable to the income of Agents or Lenders from any amounts charged or paid hereunder to any Agent or Lender. The foregoing indemnity shall survive the payment of the Obligations and the termination of this Agreement.

	 PRIVATE 9.5 Insurance tc \l 2 "9.5 Insurance" . Each of Borrower and Guarantor shall, and shall cause its Subsidiaries to, at all times, maintain with financially sound and reputable insurers insurance with respect to the Collateral against loss or damage and all other insurance of the kinds and in the amounts customarily insured against or carried by corporations of established reputation engaged in the same or similar businesses and similarly situated. Such policies of insurance shall be satisfactory to each Agent as to form, amount and insurer. Each Agent acknowledges that such policies of insurance maintained by Borrower and Guarantor delivered to Agents before the date hereof are satisfactory as to form, amount and insurer. If such policies are cancelled or expire, Borrower and Guarantor may obtain new policies from different insurance companies so long as such policies and insurance company are comparable to the insurance policies and insurance company existing on the date hereof regarding form, amount and insurer. Borrower shall furnish certificates, policies or endorsements to each Agent as such Agent shall require as proof of such insurance, and, if Borrower fails to do so, Collateral Agent is authorized, but not required, to obtain such insurance at the expense of Borrower.
All policies shall provide for at least thirty (30) days prior written notice to Collateral Agent of any cancellation or reduction of coverage and that Collateral Agent may act as attorney for Borrower, Guarantor or such Subsidiary in obtaining, and at any time an Event of Default exists or has occurred and is continuing, adjusting, settling, amending and canceling such insurance. Borrower and Guarantor shall cause Collateral Agent to be named as a loss payee and an additional insured (but without any liability for any premiums) under such insurance policies and Borrower and Guarantor shall obtain non-contributory lender's loss payable endorsements to all insurance policies in form and substance satisfactory to each Agent. Such lender's loss payable endorsements shall specify that the proceeds of such insurance shall be payable to Collateral Agent, for the benefit of Lenders, as its interests may appear and further specify that Collateral Agent shall be paid regardless of any act or omission by Borrower or any of its Affiliates. At its option, Administrative Agent may direct Collateral Agent and Collateral Agent shall upon such direction apply any insurance proceeds received by Collateral Agent at any time to the cost of repairs or replacement of Collateral and/or to payment of the Obligations, whether or not then due, in any order and in such manner as Administrative Agent may determine or hold such proceeds as cash collateral for the Obligations.

	 PRIVATE  9.6  Financial Statements and Other
Information tc  \l 2 "9.6  Financial Statements and Other
Information" .

		(a) Each of Borrower and Guarantor shall, and shall cause its Subsidiaries to, keep proper books and records in which true and complete entries shall be made of all dealings or transactions of or in relation to the Collateral and the businesses of Borrower, Guarantor and their Subsidiaries (if any) in accordance with GAAP and Borrower and shall furnish or cause to be furnished to each Agent: (i) within thirty-five (35) days after the end of each fiscal month, monthly unaudited consolidated financial statements of Guarantor and its Subsidiaries, (including in each case balance sheets, statements of income and loss, statements of cash flow and statements of shareholders' equity) all in reasonable detail, fairly presenting the financial position and the results of the operations of Guarantor and its Subsidiaries as of the end of and through such fiscal month, (ii) within forty-five (45) days after the end of each fiscal quarter, quarterly unaudited consolidated financial statements of Guarantor and its Subsidiaries (including in each case, balance sheets, statements of income and loss, statements of cash flow and statements of shareholders' equity) all in reasonable detail, fairly presenting the financial position and the results of operations of Guarantor and its Subsidiaries as of the end of and through such fiscal quarter and (iii) within one hundred twenty (120) days after the end of each fiscal year, audited consolidated financial statements of Guarantor and its Subsidiaries (including in each case balance sheets, statements of income and loss, statements of cash flow and statements of shareholders' equity), and the accompanying notes thereto, all in reasonable detail, fairly presenting the financial position and the results of the operations of Guarantor and its Subsidiaries as of the end of and for such fiscal year, together with the unqualified opinion of independent certified public accountants, which accountants shall be an independent accounting firm selected by Borrower and reasonably acceptable to each Agent, that such financial statements have been prepared in accordance with GAAP, and present fairly the results of operations and financial condition of Guarantor and its Subsidiaries as of the end of and for the fiscal year then ended.

		(b) Borrower and Guarantor shall promptly notify each Agent in writing of the details of (i) any loss, damage, investigation, action, suit, proceeding or claim relating to the Collateral or any other property which is security for the Obligations having a value of $50,000 in any one case or $150,000 in the aggregate or which would have a Material Adverse Effect and (ii) the occurrence of any Event of Default or act, condition or event which, with the passage of time or giving of notice or both, would constitute an Event of Default.

		(c) Borrower and Guarantor shall promptly after the sending or filing thereof furnish or cause to be furnished to each Agent copies of all reports which Borrower or Guarantor sends to its stockholders generally and copies of all reports and registration statements which Borrower or Guarantor files with the Securities and Exchange Commission, any national securities exchange or the National Association of Securities Dealers, Inc.

		(d) Without limiting the rights of Agents or Lenders under any other provision of this Agreement, as soon as available, but in any event not later than thirty-five (35) days after the end of each calendar month, Borrower and Guarantor shall deliver to each Agent, in form and substance satisfactory to each Agent, in each case certified by the chief financial officer of Borrower as true and correct: (i) a statement confirming the payment of rent and other amounts due to owners and lessors of real property used by Borrower in the immediately preceding month, subject to year-end or periodic adjustments,
(ii) the addresses of all new retail store locations of Borrower opened and existing retail store locations closed or sold, in each case since the date of the most recent certificate delivered to Agents containing the information required under this clause
(ii), or if no such certificate has been delivered, then since the date hereof, and (iii) a report of any new deposit account, investment accounts, security accounts or other accounts established or used by Borrower and Guarantor with any bank or other financial institution, including the Borrower or Guarantor in whose name the account is maintained, the account number, the name and address of the financial institution at which such account is maintained, the purpose of such account and, if any, the amount held in such account on or about the date of such report.

		(e) Borrower and Guarantor shall furnish or cause to be furnished to each Agent such budgets, forecasts, projections and other information respecting the Collateral and the business of Borrower, as such Agent may, from time to time, reasonably request. Agents and Lenders are hereby authorized to deliver a copy of any financial statement or any other information relating to the business of Borrower or Guarantor to any court or other Governmental Authority requiring a copy or to any Participant or assignee or prospective Participant or assignee. Borrower and Guarantor hereby irrevocably authorize and direct all accountants or auditors to deliver to each Agent, at Borrower's expense, copies of the financial statements of Borrower and any reports or management letters prepared by such accountants or auditors on behalf of Borrower and to disclose to Agent such information as they may have regarding the business of Borrower. Any documents, schedules, invoices or other papers delivered to either Agent may be destroyed or otherwise disposed of by such Agent one (1) year after the same are delivered to such Agent, except as otherwise designated by Borrower to such Agent in writing.

	 PRIVATE  9.7  Sale of Assets, Consolidation, Merger,
Dissolution, Etc tc  \l 2 "9.7  Sale of Assets, Consolidation,
Merger, Dissolution, Etc" . Each of Borrower and Guarantor shall not, and shall not permit its Subsidiaries to, directly or indirectly:

		(a) merge into or with or consolidate with any other Person or permit any other Person to merge into or with or consolidate with it, or

		(b) sell, assign, lease, transfer, abandon or otherwise dispose of any Capital Stock or Indebtedness to any other Person or any of its assets to any other Person, except for:
			(i) sales of Inventory in the ordinary course of business;

			(ii) the disposition of worn-out or obsolete
Equipment so long as (A) such sales do not involve Equipment having an aggregate fair market value in excess of $250,000 for all such Equipment disposed of during the term of this Agreement and (B) on and after the time that the aggregate amount of the Appraised Equipment Value of any or all of such Equipment constituting Collateral so sold or otherwise disposed of exceeds $100,000, Borrower shall (1) receive, and cause to be paid to Collateral Agent, net cash proceeds from any such sale or other disposition and (2) promptly notify Collateral Agent of each such sale or other disposition;

			(iii) sales by Borrower of assets in connection with the sales of the retail store locations of Borrower listed on Schedule 9.7 hereto consisting of the leasehold interests in the premises of such store, the Equipment, fixtures and Inventory located at such premises, in each case pursuant to the agreement with respect to such sales listed on Schedule 9.7 (as in effect on the date hereof), provided, that, (A) all proceeds of such sales shall be paid to Collateral Agent for application to the Obligations in such order and manner as Collateral Agent shall determine and (B) all such sales shall have occurred by no later than January 31, 1998;

			(iv) sales or other dispositions after the date hereof by Borrower of assets in connection with the closing or sale of a retail store location of Borrower in the ordinary course of Borrower's business which consist of leasehold interests in the premises of such store, the Equipment, fixtures and Inventory located at such premises (other than the sale of retail store locations permitted under Section 9.7(b)(iii) above); provided, that, as to each and all such sales, (A) on the date of, and after giving effect to, any such sale, in any calendar year, Borrower shall not have closed or sold retail store locations accounting for more than ten (10%) percent of all sales of Borrower in the immediately preceding twelve (12) month period (provided, that, for purposes of this clause (iv)(A), the sales of retail store locations by Borrower permitted under
Section 9.7(b)(iii) above shall not be included in the calculation of (1) stores closed or sold or (2) the amount of the sales of Borrower in the immediately preceding twelve (12) month period), (B) each Agent shall have received not less than ten
(10) Business Days prior written notice of such sale, which notice shall set forth in reasonable detail satisfactory to each Agent, the parties to such sale or other disposition, the assets to be sold or otherwise disposed of, the purchase price and the manner of payment thereof and such other information with respect thereto as such Agent may request, (C) as of the date of such sale or other disposition and after giving effect thereto, no Event of Default, or act, condition or event which with notice or passage of time would constitute an Event of Default, shall exist or have occurred, (D) as of the date of such sale or other disposition and after giving effect thereto, Excess Availability shall be not less than the amount of Excess Availability as of the close of business on the Business Day immediately prior to such sale or other disposition (without regard for any collections or other payments received, Loans made or other transactions otherwise occurring as of the date of such sale or other disposition, other than such sale or other disposition and the proceeds thereof received by Collateral Agent as of such date) and in any event, after giving effect to such sale or other disposition, there shall be Excess Availability, (E) such sale shall be on commercially reasonable prices and terms in a bona fide arm's length transaction, and (F) any and all net proceeds payable or delivered to Borrower in respect of such sale or other disposition (other than as to Real Property or Equipment constituting Term Loan Lender Collateral) shall be paid or delivered, or caused to be paid or delivered, to Collateral
Agent, for the ratable benefit of Lenders, in accordance with the terms of this Agreement either for application to the Obligations in accordance with the terms hereof (except to the extent such proceeds are required to be used to make a mandatory prepayment of Indebtedness secured by a properly perfected first priority security interest in the assets sold under the terms of the agreements with respect to such Indebtedness, in which case, such proceeds shall be applied to such Indebtedness secured thereby to the extent permitted under Section 9.9(g) hereof) or to be held by Collateral Agent as cash collateral for the Obligations on terms and conditions acceptable to Collateral Agent, as Administrative Agent shall direct;

			(v) the issuance and sale by Guarantor of Capital Stock of Guarantor after the date hereof; provided, that,
(A) each Agent shall have received not less than ten (10) Business Days prior written notice of such issuance and sale by Guarantor, which notice shall specify the parties to whom such shares are to be sold, the terms of such sale, the total amount which it is anticipated will be realized from the issuance and sale of such stock and the net cash proceeds which it is anticipated will be received by Guarantor from such sale,
(B) Guarantor shall not be required to pay any cash dividends or repurchase or redeem such Capital Stock or make any other payments in respect thereof, except that Guarantor may pay cash dividends in respect of such Capital Stock on terms and conditions and in amounts acceptable to each Agent so long as each Agent shall have received, in form and substance satisfactory to each Agent, an agreement in writing from the holders of such shares of Capital Stock with respect to the rights to payment and other rights of the holder of such shares,
(C) the terms of such Capital Stock, and the terms and conditions of the purchase and sale thereof, shall not include any terms that include any limitation on the right of Borrower to request or receive Loans or Letter of Credit Accommodations or the right of Borrower or Guarantor to amend or modify any of the terms and conditions of this Agreement or any of the other Financing Agreements or otherwise in any way relate to or affect the arrangements of Borrower or Guarantor with Agents and Lenders or are more restrictive or burdensome to Borrower or Guarantor than the terms of any Capital Stock in effect on the date hereof (after giving effect to the cancellation of the Series H Preferred Stock of Guarantor), and (D) as of the date of such issuance and sale and after giving effect thereto, no Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred;

		(c)  form or acquire any Subsidiaries; or

		(d)  wind up, liquidate or dissolve; or

		(e)  agree to do any of the foregoing.

	 PRIVATE 9.8 Encumbrances tc \l 2 "9.8 Encumbrances" . Each of Borrower and Guarantor shall not, and shall not permit its Subsidiaries to, create, incur, assume or suffer to exist any security interest, mortgage, pledge, lien, charge or other encumbrance of any nature whatsoever on any of its assets or properties, including, without limitation, the Collateral, except:

		(a) liens and security interests of Collateral Agent for itself and the ratable benefit of Lenders;

		(b) liens and security interests of Term Loan Lender on the Term Loan Lender Collateral to secure the Indebtedness of Borrower to Term Loan Lender permitted under Section 9.9 hereof;

		(c) liens securing the payment of taxes, either not yet overdue or the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Borrower, Guarantor or such Subsidiary, as the case may be, and with respect to which adequate reserves have been set aside on its books;

		(d) non-consensual statutory liens (other than liens securing the payment of taxes) arising in the ordinary course of the business of Borrower, Guarantor or such Subsidiary, as the case may be, to the extent: (i) such liens secure Indebtedness which is not overdue or (ii) such liens secure Indebtedness relating to claims or liabilities which are fully insured and being defended at the sole cost and expense and at the sole risk of the insurer or being contested in good faith by appropriate proceedings diligently pursued and available to Borrower, Guarantor or such Subsidiary, as the case may be, in each case prior to the commencement of foreclosure or other similar proceedings and with respect to which adequate reserves have been set aside on its books;

		(e) zoning restrictions, easements, licenses, covenants and other restrictions affecting the use of Real Property which do not interfere in any material respect with the use of such Real Property or ordinary conduct of the business of Borrower, Guarantor or such Subsidiary, as the case may be, as presently conducted thereon or materially impair the value of the Real Property which may be subject thereto;

		(f) pledges of cash or marketable securities of Borrower to secure Hedging Obligations of Borrower made in the ordinary course of the business of Borrower;

		(g) purchase money security interests in Equipment (including capital leases) and purchase money mortgages on real estate arising after the date hereof to secure Indebtedness of Borrower permitted under Section 9.9(g) hereof so long as such security interests and mortgages do not apply to any property of Borrower other than the Equipment or real estate so acquired, and the Indebtedness secured thereby does not exceed the cost of the Equipment or real estate so acquired, as the case may be;

		(h) liens and security interests granted by Borrower to CoreStates Bank, N.A. in any agreement with respect to Letter of Credit Accommodations issued by CoreStates Bank, N.A. to secure the obligations of Borrower to CoreStates Bank, N.A.
arising pursuant to such Letter of Credit Accommodation;

		(i) liens or rights of setoff or credit balances of Borrower with Credit Card Issuers, but not liens on or rights of setoff against any other property or assets of Borrower pursuant to the Credit Card Agreements (as in effect on the date hereof) to secure the obligations of Borrower to the Credit Card Issuers as a result of fees and chargebacks;

		(j) deposits of cash with the owner or lessor of premises leased and operated by Borrower in the ordinary course of the business of Borrower to secure the performance by Borrower of its obligations under the terms of the lease for such premises; and

		(k)  the liens and security interests set forth on
Schedule 8.4 hereto.

	 PRIVATE 9.9 Indebtedness tc \l 2 "9.9 Indebtedness" . Each of Borrower and Guarantor shall not, and shall not permit any Subsidiary to, incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any Indebtedness, except:

		(a)  the Obligations;

		(b) Indebtedness arising in the ordinary course of the business of Borrower in connection with worker's compensation, unemployment insurance or other types of social security benefits in each case consistent with the current practices of Borrower as of the date hereof;

		(c) Indebtedness of Borrower to the Term Loan Lender evidenced by or arising under the Term Loan Agreement; provided, that: (i) the aggregate principal amount of such Indebtedness shall not exceed $60,000,000 (less the aggregate amount of all repayments or repurchases of principal in respect thereof) plus interest thereon at the rate set forth in the Term Loan Agreement
(as in effect on the date hereof), plus the principal amount of any loans by Term Loan Lender to Borrower after the date hereof to the extent the Indebtedness of Borrower to Term Loan Lender arising pursuant to such Loans would otherwise be permitted under
Section 9.9(g) hereof, plus interest thereon, (ii) Collateral
Agent shall have received true, correct and complete copies of the Term Loan Agreement and all other material agreements, documents or instruments executed by Borrower and any Obligor with, to or in favor of Term Loan Lender in connection therewith,
(iii) Borrower shall only make regularly scheduled payments of principal and interest in respect of such Indebtedness, except for prepayments by Borrower of any such Indebtedness, provided, that, as to any such prepayment, each of the following conditions is satisfied: (A) no Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred,
(B) Borrower shall be in compliance with Section 9.14 hereof after giving effect to such prepayment on a pro forma basis, and
(C) after giving effect to such prepayment, Excess Availability shall be not less than $7,000,000, (iv) Borrower shall not, directly or indirectly, amend, modify, alter or change the terms of the Term Loan Agreement or any of the other agreements, documents and instruments entered into in connection therewith, except, that, Borrower may, after prior written notice to each Agent, amend, modify, alter or change the terms thereof so as to extend the maturity thereof or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness (other than pursuant to payments thereof), or to reduce the interest rate or any fees in connection therewith, or to make any covenants contained therein less restrictive or burdensome as to Borrower or Guarantor, (v) Borrower shall furnish to each Agent all notices or demands in connection with such Indebtedness either received by Guarantor or Borrower or on its or their behalf from the Term Loan Lender or on its behalf, promptly after receipt thereof, or sent by Guarantor or Borrower or on its or their behalf, the Term Loan Lender or any representative or agent or other person acting on its behalf, concurrently with sending thereof, as the case may be;

		(d) Hedging Obligations of Borrower consisting of interest rate protection obligations entered into by Borrower in the ordinary course of the business of Borrower consistent with the current practices of Borrower as of the date hereof;

		(e) Indebtedness of Borrower existing as of the date hereof consisting of contingent reimbursement obligations to Societe Generale in the event of a draw on any of the Existing
Letters of Credit;

		(f) unsecured Indebtedness of Borrower to any of its Subsidiaries after the date hereof pursuant to loans by such Subsidiaries to Borrower, provided, that, (i) such Indebtedness is subject to, and subordinate in right of payment to, the right of Agents and Lenders to receive the prior indefeasible payment and satisfaction in full of all of the Obligations on terms and conditions acceptable to Administrative Agent,
(ii) Administrative Agent shall have received, in form and substance satisfactory to Administrative Agent, a subordination agreement providing for the terms of the subordination in right of payment of such Indebtedness of Borrower to the prior indefeasible payment and satisfaction in full of all of the Obligations, duly authorized, executed and delivered by such Subsidiaries and Borrower, (iii) Borrower shall not, directly or indirectly make, or be required to make, any payments in respect of such Indebtedness so long as any of the Obligations are outstanding and unpaid, (iv) Borrower shall not, directly or indirectly, (A) amend, modify, alter or change any terms of such Indebtedness or any agreement, document or instrument related thereto, or (B) redeem, retire, defease, purchase or otherwise acquire such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, and (v) Borrower shall furnish to each Agent all notices, demands or other materials in connection with such Indebtedness either received by Borrower or on its behalf, promptly after receipt thereof, or sent by Borrower or on its behalf, concurrently with the sending thereof, as the case may be;

		(g) Indebtedness of Borrower arising after the date hereof in connection with loans by, or capital leases from, a financial institution to Borrower based on the value of, and secured only by, a purchase money security interest in Equipment or fixtures of Borrower or a purchase money mortgage on Real Property, in each case acquired after the date hereof; provided, that, as to any such Indebtedness, (i) each Agent shall have received not less than ten (10) Business Days prior written notice of the intention to incur such Indebtedness, which notice shall set forth in reasonable detail satisfactory to each Agent, the amount of such Indebtedness, the person to whom such Indebtedness will be owed, the interest rate, the schedule of repayments and maturity date with respect thereto and such other information with respect thereto as either Agent may request,
(ii) Collateral Agent shall have received true, correct and complete copies of all agreements, documents and instruments evidencing or otherwise related to such Indebtedness, as duly authorized, executed and delivered by the parties thereto,
(iii) such Indebtedness shall be incurred by Borrower at commercially reasonable rates and terms in a bona fide arm's length transaction, (iv) such Indebtedness shall not at any time include terms and conditions which in any manner adversely affect Agents or Lenders or any rights of Agents or Lenders as determined in good faith by Agents or which are more restrictive or burdensome than the terms or conditions of any other
Indebtedness of Borrower (taken as a whole) as in effect on the date hereof; (v) such Indebtedness shall only be secured by the Equipment or fixtures or Real Property, as the case may be, purchased with the proceeds of the loans giving rise to such Indebtedness to the extent the security interests in such Equipment or fixtures, or Real Property, as the case may be, is permitted under Section 9.8(g) hereof, (vi) as of the date of incurring such Indebtedness and after giving effect thereto, no Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred, (vii) the aggregate amount of such Indebtedness incurred after the date hereof for the purpose of purchasing Equipment, fixtures or Real Property to be used at new retail locations of Borrower established after the date hereof shall not exceed $10,000,000 and the aggregate amount of such Indebtedness incurred after the date hereof for any other purpose shall not exceed $5,000,000, (viii) Borrower shall be in compliance with Section 9.14 hereof after giving effect to such Indebtedness on a pro forma basis by adding the Interest Expense and scheduled mandatory payments of principal in respect of such Indebtedness payable during the first full fiscal quarter of Borrower after such Indebtedness has been incurred by Borrower to the Fixed Charges of Borrower in the immediately preceding full fiscal quarter of Borrower, (ix) Borrower may only make regularly scheduled payments of principal and interest in respect of such Indebtedness, except that in the event Borrower may sell or otherwise dispose of such Equipment, fixtures or Real Property, as the case may be, to the extent permitted under Section 9.7(b) hereof, Borrower may use the proceeds from such sale or other disposition to make a mandatory prepayment of the Indebtedness secured by a properly perfected security interest or mortgage in the assets sold, provided, that, to the extent that the proceeds of such sale or other disposition are less than the amount of the mandatory prepayment required to be made by Borrower under the terms of the agreements with respect to such Indebtedness by more than $500,000, Borrower may make payment of such additional amounts so required to be prepaid so long as after giving effect to such prepayment Excess Availability shall be not less than $7,000,000 (x) Borrower shall not, directly or indirectly,
(A) amend, modify, alter or change the terms of the agreements with respect to such Indebtedness or (B) redeem, retire, defease, purchase or otherwise acquire such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, and
(xi) Borrower shall furnish to each Agent all notices or demands in connection with such Indebtedness either received by Borrower or on its behalf, promptly after the receipt thereof, or sent by Borrower or on its behalf, concurrently with the sending thereof, as the case may be; and

		(h) unsecured Indebtedness of Borrower or Guarantor arising after the date hereof owing to any Person (other than Borrower or Guarantor); provided, that, as to any such Indebtedness, each of the following conditions is satisfied as determined by Collateral Agent: (i) each Agent shall have received not less than ten (10) Business Days prior written notice of the intention to incur such Indebtedness, which notice shall set forth in reasonable detail satisfactory to each Agent, the amount of such Indebtedness, the person to whom such Indebtedness will be owed, the interest rate and fees, the schedule of repayments and maturity date with respect thereto and such other information with respect thereto as either Agent may request, (ii) Collateral Agent shall have received true, correct and complete copies of all agreements, documents and instruments evidencing or otherwise related to such Indebtedness, as duly authorized, executed and delivered by the parties thereof,
(iii) such Indebtedness shall be incurred by Borrower or Guarantor at commercially reasonable rates and terms in a bona fide arm's length transaction, (iv) such Indebtedness shall not be owed to any shareholder, officer, director, agent, employee or other Affiliate of Borrower or Guarantor, unless such Indebtedness is subordinated in right of payment to the indefeasible payment and satisfaction in full of the Obligations and Administrative Agent shall have received a subordination agreement, in form and substance satisfactory to Administrative Agent, providing for such subordination and related matters, duly authorized, executed and delivered by the person to whom such Indebtedness is owed, Borrower and Guarantor, (v) as of the date of incurring such Indebtedness, and after giving effect thereto, no Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default, shall exist or have occurred, (vi) the aggregate principal amount of all such Indebtedness outstanding at any time shall not exceed $3,000,000, (vii) such Indebtedness shall not at any time include terms and conditions which in any manner adversely affect Agents or Lenders or any rights of Agents or Lenders as determined in good faith by Agents or which are more restrictive or burdensome than the terms or conditions of any other Indebtedness of Borrower (taken as a whole) as in effect on the date hereof,
(viii) Borrower shall be in compliance with Section 9.14 hereof after giving effect to such Indebtedness on a pro forma basis by adding the Interest Expense and scheduled mandatory payments of principal in respect of such Indebtedness payable during the first full fiscal quarter of Borrower after such Indebtedness has been incurred by Borrower to the Fixed Charges of Borrower in the immediately preceding full fiscal quarter of Borrower, (ix)
Borrower or Guarantor may only make regularly scheduled payments of principal and interest in respect of such Indebtedness,
(x) Borrower or Guarantor shall not, directly or indirectly,
(A) amend, modify, alter or change the terms of the agreements with respect to such Indebtedness, or (B) redeem, retire, defease, purchase or otherwise acquire such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, and (xi) Borrower and Guarantor shall furnish to each Agent all notices or demands in connection with such Indebtedness either received by Borrower or Guarantor or on its behalf promptly after the receipt thereof, or sent by Borrower and Guarantor or on its behalf, concurrently with the sending thereof, as the case may be;

		(i)  contingent Indebtedness of Borrower to
CoreStates Bank, N.A. arising pursuant to any Letter of Credit
Accommodations issued by CoreStates Bank, N.A.;

		(j) Indebtedness existing as of the date hereof set forth on Schedule 9.9 hereto, provided, that, (i) Borrower or Guarantor (as the case may be) may only make regularly scheduled payments or mandatory prepayments of principal and interest in respect of such Indebtedness in accordance with the terms of the agreement or instrument evidencing or giving rise to such Indebtedness as in effect on the date hereof (except that Borrower may prepay the Indebtedness of up to $350,000 listed as item IA in Schedule 9.9), (ii) Borrower or Guarantor shall not, directly or indirectly, amend, modify, alter or change the terms of the agreements, documents and instruments entered into in connection therewith, except, that, Borrower or Guarantor may, after prior written notice to each Agent, amend, modify, alter or change the terms thereof so as to extend the maturity thereof or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness (other than pursuant to payments thereof), or to reduce the interest rate or any fees in connection therewith, or to make any covenants contained therein less restrictive or burdensome as to Borrower or Guarantor, or (iii) Borrower or Guarantor shall not, directly or indirectly redeem, retire, defease, purchase or otherwise acquire such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose (except that Borrower may prepay the Indebtedness of up to $350,000 listed as item IA in Schedule 9.9) and (iii) Borrower and Guarantor shall furnish to each Agent all notices or demands in connection with such indebtedness either received by Borrower or Guarantor or on its behalf, promptly after the receipt thereof, or sent by Borrower or Guarantor or on its behalf, concurrently with the sending thereof, as the case may be.

	 PRIVATE 9.10 Loans, Investments, Guarantees, Etc tc \l 2 "9.10 Loans, Investments, Guarantees, Etc" . Each of Borrower and Guarantor shall not, and shall not permit its Subsidiaries to, directly or indirectly, make any loans or advance money or property to any Person, or invest in (by capital contribution, dividend or otherwise) or purchase or repurchase the Capital
Stock or Indebtedness or all or a substantial part of the assets or property of any Person, or guarantee, assume, endorse, or otherwise become responsible for (directly or indirectly) the Indebtedness, performance, obligations or dividends of any Person or hold any cash or Cash Equivalents or agree to do any of the foregoing, except:

		(a) guarantees by any Subsidiaries of Borrower or Guarantor of the Obligations in favor of Agents and Lenders or any guarantees by Guarantor of Indebtedness of Borrower permitted under Section 9.9 hereof;

		(b) guarantees by Guarantor issued after the date hereof in favor of trade suppliers of goods and services to Borrower in the ordinary course of the business of Borrower of the indebtedness of Borrower to such trade suppliers for purchases of such goods or services in the ordinary course of business consistent with the current practices of Borrower as of the date hereof;

		(c) the endorsement of instruments for collection or deposit in the ordinary course of business;

		(d) investments in cash or Cash Equivalents so long as there are no Loans outstanding and such investments are pledged and delivered to Collateral Agent upon Collateral Agent's request;

		(e) the existing equity investment of each of Borrower and Guarantor as of the date hereof in its respective
Subsidiaries as of the date hereof;

		(f) loans by any Subsidiary of Borrower to Borrower to the extent the Indebtedness arising from such loans is permitted under Section 9.9 above;

		(g) stock or obligations issued to Borrower by any Person (or the representative of such Person) in respect of Indebtedness of such Person owing to Borrower in connection with the insolvency, bankruptcy, receivership or reorganization of such Person or a composition or readjustment of the debts of such Person; provided, that, the original of any such stock or instrument evidencing such obligations shall be promptly delivered to Collateral Agent, upon Collateral Agent's request, together with such stock power, assignment or endorsement by Borrower as Collateral Agent may request;

		(h) obligations or account debtors to Borrower arising from Accounts which are past due evidenced by a promissory note made by such account debtor payable to Borrower; provided, that, promptly upon the receipt of the original of any such promissory note by Borrower, such promissory note shall be endorsed to the order of Collateral Agent, for itself and the ratable benefit of Lenders, by Borrower and promptly delivered to Collateral Agent as so endorsed;

		(i)  loans and advances by Borrower or its
Subsidiaries to employees of Borrower or its Subsidiaries not to exceed the principal amount of $100,000 in the aggregate at any time outstanding for: (i) reasonably and necessary work-related travel or other ordinary business expenses to be incurred by such employee in connection with their work for Borrower and
(ii) reasonable and necessary relocation expenses of such employees (including home mortgage financing for relocated employees);

		(j) the existing loans, advances and guarantees by Borrower and Guarantor outstanding as of the date hereof as set forth on Schedule 9.10 hereto; provided, that, as to such loans, advances and guarantees, (i) Borrower and Guarantor shall not, directly or indirectly, (A) amend, modify, alter or change the terms of such loans, advances or guarantees or any agreement, document or instrument related thereto, or (B) as to such guarantees, redeem, retire, defease, purchase or otherwise acquire such guarantee or set aside or otherwise deposit or invest any sums for such purpose and (ii) Borrower and Guarantor shall furnish to each Agent all notices, demands or other materials in connection with such loans, advances or guarantees either received by Borrower or Guarantor or on its behalf, promptly after the receipt thereof, or sent by Borrower or Guarantor or on its behalf, concurrently with the sending thereof, as the case may be; and

		(k) the existing investments by Borrower and Guarantor outstanding as of the date hereof set forth on Schedule
9.10 hereto.

	 PRIVATE 9.11 Dividends and Redemptions tc \l 2 "9.11 Dividends and Redemptions" . Each of Borrower and Guarantor shall not, directly or indirectly, declare or pay any dividends on account of any shares of class of Capital Stock of Borrower or Guarantor now or hereafter outstanding, or set aside or otherwise deposit or invest any sums for such purpose, or redeem, retire, defease, purchase or otherwise acquire any shares of any class of Capital Stock (or set aside or otherwise deposit or invest any sums for such purpose) for any consideration other than common stock or apply or set apart any sum, or make any other distribution (by reduction of capital or otherwise) in respect of any such shares or agree to do any of the foregoing except for consideration consisting of common stock and except for the payment of dividends by any Subsidiaries of Borrower to Borrower.

	 PRIVATE 9.12 Transactions with Affiliates tc \l 2 "9.12 Transactions with Affiliates" . Each of Borrower and Guarantor shall not, and shall not permit its Subsidiaries to, directly or indirectly, (a) purchase, acquire or lease any property from, or sell, transfer or lease any property to, any officer, employee, shareholder, director, agent or any other Affiliate, except in the ordinary course of and pursuant to the reasonable requirements of Borrower's business and upon fair and reasonable terms no less favorable to the Borrower than Borrower would obtain in a comparable arm's length transaction with an unaffiliated person or (b) make any payments of management, consulting or other fees for management or similar services, or of any Indebtedness owing to any officer, employee, shareholder, director or any other Affiliate of except (i) reasonable compensation to officers, employees and directors for services rendered to Borrower in the ordinary course of business, and (ii) Borrower may make payments to Guarantor for actual and necessary reasonable out-of-pocket administrative and operating expenses of Guarantor for the business of Guarantor as presently conducted in the ordinary course of business, and for actual and necessary reasonable out-of-pocket legal and accounting, insurance, marketing, payroll and similar types of services paid for by Guarantor on behalf of Borrower or Guarantor in the ordinary course of their respective businesses or as the same may be directly attributable to Borrower or Guarantor; provided, that,
(A) Guarantor shall not conduct any business except as permitted under Section 9.16 hereof and (B) Guarantor shall not own or hold any assets or properties, except as permitted under Section 9.16 hereof.

	 PRIVATE 9.13 Minimum Consolidated Net Worth tc \l 2 "9.13 Minimum Consolidated Net Worth" . Borrower and Guarantor shall not permit the Consolidated Net Worth of Guarantor and its Subsidiaries as of the last day of any fiscal quarter to be less than $35,000,000.

	 PRIVATE 9.14 Fixed Charge Coverage Ratio tc \l 2 "9.14 Fixed Charge Coverage Ratio" . Borrower and Guarantor shall not permit the Fixed Charge Coverage Ratio for any fiscal quarter to be less than the ratio set forth opposite the month in which such fiscal quarter ends listed below:

		Fiscal Quarter Ending 			Ratio

		March 					1.10:1
		June 						1.30:1
		September 					1.40:1
		December 					1.25:1

	 PRIVATE  9.15  Current Ratio.   tc  \l 2 "9.15  Current
Ratio. " Borrower and Guarantor shall not permit the ratio of Current Assets to Current Liabilities of Guarantor and its Subsidiaries as of the last day of any fiscal quarter shall not be less than .9:1.

	 PRIVATE 9.16 Changes in Business tc \l 2 "9.16 Changes in Business" .

		(a) Borrower and its Subsidiaries shall not engage in any business other than the businesses of Borrower and its Subsidiaries on the date hereof and any businesses reasonably related, ancillary or complimentary to the businesses in which Borrower and its Subsidiaries are engaged on the date hereof.

		(b) Guarantor shall not engage in any business other than its ownership of the Capital Stock of Borrower and any Subsidiaries established or acquired by it after the date hereof to the extent permitted hereunder, provided, that, any Subsidiaries of Guarantor shall be engaged solely in the businesses of Borrower and its Subsidiaries on the date hereof and any businesses reasonably related, ancillary or complimentary to the businesses in which Borrower and its Subsidiaries are engaged on the date hereof. Guarantor shall have no significant assets other than its ownership interests as described in the immediately preceding sentence and shall act as a holding company which shall not directly engage in any business.

	 PRIVATE 9.17 Sale and Leasebacks tc \l 2 "9.17 Sale and Leasebacks" . Each of Borrower and Guarantor shall not, and shall not permit its Subsidiaries to, enter into any arrangement, directly or indirectly, with any Person whereby Borrower or Guarantor, as the case may be, shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred (except to the extent of capital leases permitted under Section 9.9(g) hereof).

	 PRIVATE 9.18 Credit Card Agreements tc \l 2 "9.18 Credit Card Agreements" . Borrower shall (a) observe and perform all material terms, covenants, conditions and provisions of the Credit Card Agreements to be observed and performed by it at the times set forth therein; (b) not do, permit, suffer or refrain from doing anything, as a result of which there could be a default under or breach of any of the terms of any of the Credit Card Agreements by Borrower and (c) at all times maintain in full force and effect the Credit Card Agreements and not terminate, cancel, surrender, modify, amend, waive or release any of the Credit Card Agreements, or consent to or permit to occur any of the foregoing; except, that, (i) Borrower may terminate or cancel any of the Credit Card Agreements in the ordinary course of the business of Borrower; provided, that, Borrower shall give Collateral Agent not less than fifteen (15) days prior written notice of its intention to so terminate or cancel any of the Credit Card Agreements; (d) not enter into any new Credit Card Agreements with any new Credit Card Issuer unless (i) Collateral Agent shall have received not less than thirty (30) days prior written notice of the intention of Borrower to enter into such agreement (together with such other information with respect thereto as Collateral Agent may request) and (ii) to the extent it is a new Credit Card Processor, Borrower delivers, or causes to be delivered to Collateral Agent, a Credit Card Acknowledgment in favor of Collateral Agent, for the ratable benefit of Lenders duly authorized and executed by such Credit Card Processor; (e) give Collateral Agent immediate written notice of any Credit Card Agreement entered into by Borrower after the date hereof, together with a true, correct and complete copy thereof and such other information with respect thereto as Collateral Agent may request; and (f) furnish to Collateral Agent, promptly upon the request of Collateral Agent, such information and evidence as Collateral Agent may require from time to time concerning the observance, performance and compliance by Borrower or the other party or parties thereto with the terms, covenants or provisions of the Credit Card Agreements.

	 PRIVATE  9.19  Compliance with ERISA tc  \l 2 "9.19
Compliance with ERISA" .

		(a) Each of Borrower and Guarantor shall not, and shall not permit its Subsidiaries to, with respect to any "employee benefit plans" maintained by Borrower or any of its ERISA Affiliates: (i) terminate any of such employee pension plans so as to incur any liability to the Pension Benefit
Guaranty Corporation established pursuant to ERISA, (ii) allow or suffer to exist any prohibited transaction involving any of such employee benefit plans or any trust created thereunder which would subject Borrower or such ERISA Affiliate to a tax or penalty or other liability on prohibited transactions imposed under the Code or ERISA, (iii) fail to pay to any such employee benefit plan any contribution which it is obligated to pay under ERISA, the Code or the terms of such plan, (iv) allow or suffer to exist any accumulated funding deficiency, whether or not waived, with respect to any such employee benefit plan, (v) allow or suffer to exist any occurrence of a reportable event or any other event or condition which presents a material risk of termination by the Pension Benefit Guaranty Corporation of any such employee benefit plan that is a single employer plan, which termination could result in any liability to the Pension Benefit Guaranty Corporation or (vi) incur any withdrawal liability with respect to any multiemployer pension plan.

		(b)   As used in this Section 9.19, the term
"employee pension benefit plans," "employee benefit plans", "accumulated funding deficiency" and "reportable event" shall have the respective meanings assigned to them in ERISA, and the term "prohibited transaction" shall have the meaning assigned to it in the Code and ERISA.

	 PRIVATE  9.20  Additional Bank Accounts. tc  \l 2 "9.20
Additional Bank Accounts."   Each of Borrower and Guarantor shall
not, directly or indirectly, open, establish or maintain any deposit account, investment account or any other account with any bank or other financial institution, other than the Blocked Accounts and the accounts set forth in Schedule 6.3 hereto, except: (a) as to any new or additional Blocked Accounts and other such new or additional accounts which contain any Collateral or proceeds thereof, with the prior written consent of each Agent and subject to such conditions thereto as such Agent may establish and (b) as to any accounts used by Borrower to make payments of payroll, taxes or other obligations to third parties, after prior written notice to each Agent.

	 PRIVATE  9.21  Costs and Expenses. tc  \l 2 "9.21  Costs
and Expenses."   Borrower and Guarantor shall pay to each Agent,
for itself and the benefit of Lenders, within five (5) Business Days after demand, all costs (other than any costs which are payable by either Agent by the express terms of this Agreement), expenses, filing fees and taxes paid or payable in connection with the preparation, negotiation, execution, delivery, recording, administration, collection, liquidation, enforcement and defense of the Obligations, the rights of Agents and Lenders, in the Collateral, this Agreement, the other Financing Agreements and all other documents related hereto or thereto, including any amendments, supplements or consents which may hereafter be contemplated (whether or not executed) or entered into in respect hereof and thereof, including: (a) all costs and expenses of filing or recording (including Uniform Commercial Code financing statement filing taxes and fees, documentary taxes, intangibles taxes and mortgage recording taxes and fees, if applicable); (b) all insurance premiums, appraisal fees and search fees; (c) costs and expenses of remitting loan proceeds, collecting checks and other items of payment, and establishing and maintaining the Blocked Accounts, together with Collateral Agent's customary charges and fees with respect thereto; (d) charges, fees or expenses charged by any bank or issuer in connection with the Letter of Credit Accommodations; (e) costs and expenses of preserving and protecting the Collateral; (f) costs and expenses paid or incurred in connection with obtaining payment of the Obligations, enforcing the security interests and liens of Collateral Agent, for the ratable benefit of Lenders, selling or otherwise realizing upon the Collateral, and otherwise enforcing the provisions of this Agreement and the other Financing Agreements or defending any claims made or threatened against Agents and/or Lenders arising out of the transactions contemplated hereby and thereby (including preparations for and consultations concerning any such matters); (g) all out-of-pocket expenses and costs heretofore and from time to time hereafter incurred by Agents during the course of periodic field examinations of the Collateral and Borrower's operations, plus at any time on and after an Event of Default, a per diem charge at the rate of $600 per person per day for each Agent's examiners in the field and office; and (h) the fees and disbursements of counsel (including legal assistants) to Agents in connection with any of the foregoing.

	 PRIVATE 9.22 Further Assurances tc \l 2 "9.22 Further Assurances" . At the request of any Agent or Lender at any time and from time to time, Borrower and Guarantor shall, at its expense, duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents and instruments, and do or cause to be done such further acts as may be necessary or proper to evidence, perfect, maintain and enforce the security interests and the priority thereof in the Collateral and to otherwise effectuate the provisions or purposes of this Agreement or any of the other Financing Agreements. Each Agent may at any time and from time to time request a certificate from an officer of Borrower representing that all conditions precedent to the making of Loans and providing Letter of Credit Accommodations contained herein are satisfied. In the event of such a request, Collateral Agent and Lenders may, at the option of Collateral Agent or Administrative Agent, cease to make any further Loans or provide any further Letter of Credit Accommodations until such Agent has received such certificate. Where permitted by law, Borrower hereby authorizes Agents and Lenders to execute and file one or more UCC financing statements signed only by any Agent or Lender.


 PRIVATE  SECTION 10.   EVENTS OF DEFAULT AND REMEDIES tc  \l 1
"SECTION 10.   EVENTS OF DEFAULT AND REMEDIES"

	 PRIVATE 10.1 Events of Default tc \l 2 "10.1 Events of Default" . The occurrence or existence of any one or more of the following events are referred to herein individually as an "Event of Default", and collectively as "Events of Default":

		(a) (i) Borrower fails to pay any of the Obligations within three (3) days after the due date thereof or (ii) Borrower or any Obligor fails to perform any of the covenants contained in Sections 9.3, 9.4, 9.6, 9.13, 9.14, 9.15, 9.18, 9.19 or 9.21 of
this Agreement and such failure shall continue for fifteen (15) days; provided, that, such fifteen (15) day period shall not apply in the case of: (A) any failure to observe any such covenant which is not capable of being cured at all or within such fifteen (15) day period or which has been the subject of a prior failure within a six (6) month period or (B) an intentional breach of Borrower or any Obligor of any such covenant or (iii) Borrower or any Obligor fails to perform any of the terms, covenants, conditions or provisions contained in this Agreement or any of the other Financing Agreements other than those described in Sections 10.1(a)(i) and 10.1(a)(ii) above;

		(b) Borrower fails to pay when due any of the Obligations or fails to perform any of the terms, covenants, conditions or provisions contained in this Agreement or any of the other Financing Agreements;

 		(c) any representation, warranty or statement of fact made by Borrower or any Obligor to any Agent or Lender in this Agreement, the other Financing Agreements or any other agreement, schedule, confirmatory assignment or otherwise shall when made or deemed made be false or misleading in any material respect;

		(d) any Obligor revokes, terminates or fails to perform any of the terms, covenants, conditions or provisions of any guarantee, endorsement or other agreement of such party in favor of Agents or Lenders;

		(e) any judgment for the payment of money is rendered against Borrower or any Obligor in excess of $1,000,000 in any one case or in excess of $2,000,000 in the aggregate and shall remain undischarged or unvacated for a period in excess of thirty (30) days or execution shall at any time not be effectively stayed, or any judgment other than for the payment of money, or injunction, attachment, garnishment or execution is rendered against Borrower or any Obligor or any of their assets;

		(f) Borrower or any Obligor dissolves or suspends or discontinues doing business;

		(g) Borrower or any Obligor becomes insolvent (however defined or evidenced), makes an assignment for the benefit of creditors, makes or sends notice of a bulk transfer or calls a meeting of its creditors or principal creditors in connection with a moratorium or adjustment of the Indebtedness due to them;

		(h) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or in equity) is filed against Borrower or any Obligor or all or any part of its properties and such petition or application is not dismissed within forty-five (45) days after the date of its filing or Borrower or any Obligor shall file any answer admitting or not contesting such petition or application or indicates its consent to, acquiescence in or approval of, any such action or proceeding or the relief requested is granted sooner;

		(i) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at a law or equity) is filed by Borrower or any Obligor or for all or any part of its property; or

		(j) (i) any default by Borrower or any Obligor under any agreement, document or instrument relating to any Indebtedness for borrowed money owing to any person other than Agents or any Lender, or any Capitalized Lease Obligations, contingent indebtedness in connection with any guarantee, letter of credit, indemnity or similar type of instrument in favor of any person other than any Agent or Lender, in any case in an amount in excess of $2,000,000, which default continues for more than the applicable cure period, if any, with respect thereto, or
(ii) any default by Borrower or any Obligor under any contract, lease, license or other obligation to any person other than any Agent or Lender, which default continues for more than the applicable cure period, if any, with respect thereto and would have a Material Adverse Effect;

		(k)  any Change of Control;

		(l) the indictment by any Governmental Authority, or as either Agent may reasonably and in good faith determine, the threatened indictment by any Governmental Authority of which Borrower, any Obligor or any Agent or Lender receives notice, of Borrower or any Obligor under any criminal statute, or commencement or threatened commencement of criminal or civil proceedings against Borrower or any Obligor, pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture of (i) any of the Collateral or
(ii) any other property of Borrower which is necessary or material to the conduct of its business;

		(m) there shall be an act, condition or event which has a Material Adverse Effect with respect to the Collateral after the date hereof; or

		(n) there shall be an event of default under any of the other Financing Agreements.

	 PRIVATE  10.2  Remedies tc  \l 2 "10.2  Remedies" .

		(a) At any time an Event of Default exists or has occurred and is continuing, Agents and Lenders shall have all rights and remedies provided in this Agreement, the other Financing Agreements, the Uniform Commercial Code and other applicable law, all of which rights and remedies may be exercised without notice to or consent by Borrower or any Obligor, except as such notice or consent is expressly provided for hereunder or required by applicable law. All rights, remedies and powers granted to Agents and Lenders hereunder, under any of the other Financing Agreements, the Uniform Commercial Code or other applicable law, are cumulative, not exclusive and enforceable, in each Agent's discretion, alternatively, successively, or concurrently on any one or more occasions, and shall include, without limitation, the right to apply to a court of equity for an injunction to restrain a breach or threatened breach by Borrower of this Agreement or any of the other Financing Agreements. Subject to Section 12 hereof, Collateral Agent shall, upon the direction of Administrative Agent or the Majority Lenders, at any time or times an Event of Default exists or has occurred and is continuing, proceed directly against Borrower or any Obligor to collect the Obligations without prior recourse to the Collateral.

		(b) Without limiting the foregoing, at any time an Event of Default exists or has occurred and is continuing, Administrative Agent may, and Collateral Agent shall, upon the direction of the Majority Lenders, (i) upon notice to Borrower, accelerate the payment of all Obligations and demand immediate payment thereof to Collateral Agent, for the ratable benefit of Lenders, (provided, that, upon the occurrence of any Event of Default described in Sections 10.1(g) and 10.1(h), all Obligations shall automatically become immediately due and payable), (ii) with or without judicial process or the aid or assistance of others, enter upon any premises on or in which any of the Collateral may be located and take possession of the Collateral or complete processing, manufacturing and repair of all or any portion of the Collateral, (iii) require Borrower, at Borrower's expense, to assemble and make available to Collateral Agent any part or all of the Collateral at any place and time designated by Collateral Agent, (iv) collect, foreclose, receive, appropriate, setoff and realize upon any and all Collateral, (v) remove any or all of the Collateral from any premises on or in which the same may be located for the purpose of effecting the sale, foreclosure or other disposition thereof or for any other purpose, (vi) sell, lease, transfer, assign, deliver or otherwise dispose of any and all Collateral (including, without limitation, entering into contracts with respect thereto, public or private sales at any exchange, broker's board, at any office of Administrative Agent or elsewhere) at such prices or terms as Administrative Agent may deem reasonable, for cash, upon credit or for future delivery, with any Agent or Lender having the right to purchase the whole or any part of the Collateral at any such public sale, all of the foregoing being free from any right or equity of redemption of Borrower, which right or equity of redemption is hereby expressly waived and released by Borrower and/or (vii) upon notice to Borrower, terminate this Agreement.
If any of the Collateral is sold or leased by Collateral Agent upon credit terms or for future delivery, the Obligations shall not be reduced as a result thereof until payment therefor is finally collected by Collateral Agent, for the ratable benefit of Lenders. If notice of disposition of Collateral is required by law, ten (10) days prior notice by either Agent to Borrower designating the time and place of any public sale or the time after which any private sale or other intended disposition of Collateral is to be made, shall be deemed to be reasonable notice thereof and Borrower waives any other notice. In the event Collateral Agent institutes an action to recover any Collateral or seeks recovery of any Collateral by way of prejudgment remedy, Borrower waives the posting of any bond which might otherwise be required.

		(c) In the event that Borrower is for any reason deemed domiciled in, or any of the Collateral is located in, the State of Louisiana or any security interest created by this Agreement or any of the other Financing Agreements is required to be governed by, and interpreted in accordance with, the laws of the State of Louisiana, if an Event of Default occurs:

			(i) Lender shall have all remedies available to a secured party under the Louisiana Commercial Laws Secured
Transaction, La. R.S. 10:9-101 et seq. in addition to the remedies provided in this Agreement and any of the other
Financing Agreements or any other applicable law.

			(ii)	 For purposes of executory process under
the laws of the State of Louisiana, Borrower hereby acknowledges the Obligations and confesses judgment in favor of Agents and Lenders for the full amount of the Obligations, including, without limitation, principal, interest, expenses, reasonable attorneys' fees, and all other fees, and consents that judgment be rendered and signed whether during term of court or in vacation for the full amount of the Obligations.

			(iii)	 Borrower hereby expressly waives, to the
extent permitted by Louisiana law: (A) the benefit of appraisement provided for in Articles 2332, 2336, 2723 and 2724 of the Louisiana Code of Civil Procedure conferring such benefits, (B) the demand and three (3) days delay accorded by Articles 2639 and 2721 of the Louisiana Code of Civil Procedure,
(C) the notice of seizure required by Articles 2293 and 2721 of the Louisiana Code of Civil Procedure, (D) the three (3) days delay provided in Articles 2331 and 2722 of the Louisiana Code of Civil Procedure, (E) the benefit of the other provisions of Articles 2331, 2722 and 2723 of the Louisiana Code of Civil
Procedure, (F) the benefit of the provisions of any other articles of the Louisiana Code of Civil Procedure not specifically mentioned above, and (G) all rights of division and discussion with respect to the Obligations.

			(iv)	In the event Collateral Agent elects, at
its option, to enter suit via ordinaria on the Obligations, in addition to the foregoing confession of judgment, Borrower hereby waives citation, other legal process, and legal delays and hereby consents that judgment for all amounts due on the Obligations, including, without limitation, principal, interest, expenses, attorneys' fees and all other fees, be rendered and signed immediately, whether during the court's term or during vacation.

			(v)  Pursuant to La. R.S. 9:5136 et seq.,
Borrower hereby designates Collateral Agent or any employee, agent, or other person named by Collateral Agent at the time of seizure to serve as keeper, pending judicial sale, of any Collateral of which seizure is effected by Collateral Agent under the laws of the State of Louisiana. The keeper's fees shall be determined by the court before which the proceedings are pending and shall be secured by this Agreement and the other Financing Agreements.

			(vi)	At any time on or after the occurrence of
an Event of Default, Collateral Agent may proceed by summary process against Borrower to obtain possession of any instruments and documents included in the Collateral to exercise Collateral
Agent's right to sell the instruments and documents pursuant to La.R.S. 10:9-503(1)(b), to enforce the instruments and documents as provided by La. R.S. 10:9-207 and 9-502, or to obtain the endorsement of Borrower on the instruments and documents.
Collateral Agent may sell, in the manner and with the effect as provided by La. R.S. 10:9-504, the following Collateral: (A) goods included in the Collateral or that are in the possession of any Agent or Lender or that have been voluntarily delivered or surrendered to any Agent or Lender by Borrower, either before or after an Event of Default and (B) instruments, documents and Accounts included in the Collateral. To the maximum extent permitted by applicable law, Borrower waives all claims, damages and demands against Agents and Lenders arising out of the repossession, retention, or sale of the Collateral, except those resulting from actions taken or not taken by Agents and Lenders that are found pursuant to a final non-appealable order of a court of competent jurisdiction to constitute gross negligence or wilful misconduct.

			(vi)	 Borrower agrees that the Collateral may
be sold at one or more sales, whether judicial, public or private. Borrower agrees that in the event of a judicial sale of Collateral, notice of the judicial sale given pursuant to the Louisiana Revised Statutes and the Louisiana Code of Civil
Procedure is reasonable notification of the sale. In the event of a public sale of the Collateral, Collateral Agent shall have the right to conduct the sale on Borrower's premises or elsewhere and shall have the right to use Borrower's premises without charge for such sale for such time or times as Lender may see fit.

			(vii)	 Collateral Agent shall have the right to
cause all and singular the Collateral to be seized and sold under executory process without appraisement, appraisement being hereby expressly waived, as an entirety or in parcels, as Collateral
Agent may determine, to the highest bidder for cash.

		(d) Administrative Agent and Collateral Agent may apply the cash proceeds of Collateral actually received by it from any sale, lease, foreclosure or other disposition of the Collateral to payment of the Obligations, in whole or in part and in such order as it may elect, whether or not then due. Borrower shall remain liable to Agents and Lenders for the payment of any deficiency with interest at the highest rate provided for herein and all costs and expenses of collection or enforcement, including attorneys' fees and legal expenses.

		(e) Without limiting the foregoing, upon the occurrence of an Event of Default or an event which with notice or passage of time or both would constitute an Event of Default, Collateral Agent shall, upon the direction of Administrative Agent or the Majority Lenders, without notice, (i) cease making Loans or arranging for Letter of Credit Accommodations or reduce the lending formulas or amounts of Loans and Letter of Credit Accommodations available to Borrower and/or (ii) terminate any provision of this Agreement providing for any future Loans or Letter of Credit Accommodations to be made by Agents or Lenders to Borrower.


 PRIVATE  SECTION 11.  JURY TRIAL WAIVER; OTHER WAIVERS tc  \l 1
"SECTION 11.  JURY TRIAL WAIVER; OTHER WAIVERS"
		  AND CONSENTS; GOVERNING LAW

	 PRIVATE 11.1 Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver tc \l 2 "11.1 Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver" .

		(a) The validity, interpretation and enforcement of this Agreement and the other Financing Agreements and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York (without giving effect to principles of conflicts of law).

		(b) Borrower, Agents and Lenders irrevocably consent and submit to the non-exclusive jurisdiction of the Supreme Court of the State of New York in New York County and the United States District Court for the Southern District of New York and waive any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Agreement or any of the other Financing Agreements or in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or any of the other Financing Agreements or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agree that any dispute with respect to any such matters shall be heard only in the courts described above (except that any Agent or Lender shall have the right to bring any action or proceeding against Borrower or its property in the courts of any other jurisdiction which such Agent deems necessary or appropriate in order to realize on the Collateral or to otherwise enforce its rights against Borrower or its property).

		(c) Each of Borrower and Guarantor hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified mail (return receipt requested) directed to its address set forth on the signature pages hereof and service so made shall be deemed to be completed ten (10) days after the same shall have been so deposited in the U.S. mails, or, at any Agent or Lender's option, by service upon Borrower in any other manner provided under the rules of any such courts. Within thirty (30) days after such service, Borrower or Guarantor, as the case may be, shall appear in answer to such process, failing which Borrower or Guarantor, as the case may be, shall be deemed in default and judgment may be entered by any Agent or Lender against Borrower or Guarantor for the amount of the claim and other relief requested.

		(d) BORROWER, GUARANTOR, AGENTS AND LENDERS EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. BORROWER, GUARANTOR, AGENTS AND LENDERS EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT BORROWER, AGENTS OR LENDERS MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

		(e) Neither of Agent nor any of Lenders shall have any liability to Borrower (whether in tort, contract, equity or otherwise) for losses suffered by Borrower in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Agreement, or any act, omission or event occurring in connection herewith, unless it is determined by a final and non-appealable judgment or court order binding on such Agent and Lender, that the losses were the result of acts or omissions constituting gross negligence or willful misconduct. In any such litigation, Agents and Lenders shall be entitled to the benefit of the rebuttable presumption that it acted in good faith and with the exercise of ordinary care in the performance by it of the terms of this Agreement.

	 PRIVATE 11.2 Waiver of Notices tc \l 2 "11.2 Waiver of Notices" . Borrower hereby expressly waives demand, presentment, notice of intent to accelerate, notice of acceleration, protest and notice of protest and notice of dishonor with respect to any and all instruments and commercial paper, included in or evidencing any of the Obligations or the Collateral, and any and all other demands and notices of any kind or nature whatsoever with respect to the Obligations, the Collateral and this Agreement, except such as are expressly provided for herein. No notice to or demand on Borrower which Lender may elect to give shall entitle Borrower to any other or further notice or demand in the same, similar or other circumstances.

	 PRIVATE  11.3  Amendments and Waivers tc  \l 2 "11.3
Amendments and Waivers" .

	 	(a) Neither this Agreement nor any provision hereof shall be amended, modified, waived or discharged orally or by course of conduct, but only by a written agreement signed as provided in Section 11.3(b) hereof. Agents and Lenders shall not, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its or their rights, powers and/or remedies unless such waiver shall be in writing and signed as provided in Section 11.3(b) hereof. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by any Agent or Lender of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power/and or remedy which any Agent or Lender would otherwise have on any future occasion, whether similar in kind or otherwise.

		(b) Neither this Agreement nor any other Financing Agreement nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by Agents and the Majority Lenders, and as to amendments to any of the Financing Agreements, by Borrower; except, that, any change, waiver, discharge or termination with respect to the following shall require the consent of each Agent and all Lenders:

			(i) the extension of the Final Maturity Date,

			(ii) reduction in the interest rate or any fees or the extension of the time of payment of interest or any fees or reduction in the principal amount of any Loan or Letter of Credit Accommodations,

			(iii) increase in the Commitment of any Lender over the amount thereof then in effect or provided hereunder (it being understood that a waiver of any Event of Default shall not constitute a change in the terms of any Commitment of any Lender),

			(iv) the release of any Collateral (except as expressly required by the Financing Agreements and except as permitted under Section 12.12(b) hereof),

			(v) the amendment, modification or waiver of:
(A) the terms of the following definitions or any provisions relating thereto: Eligible Accounts, Eligible Inventory, Excess
Availability, Final Maturity Date, Maximum Credit, or (B) the terms of Sections 2.2(c), 2.2(d) or 9.7 hereof, or (C) any provision of this Section 11.3,

			(vi) the reduction of any percentage specified in the definition of Majority Lenders,

			(vii) the consent to the assignment or transfer by Borrower of any of its rights and obligations under this Agreement, or

			(viii) the increase in the advance rates constituting part of the Borrowing Base.

		(c) Notwithstanding anything to the contrary contained in Section 11.3(b) above, in the event that Borrower requests that this Agreement or any other Financing Agreements be amended or otherwise modified in a manner which would require the unanimous consent of all of the Lenders and such amendment or other modification is agreed to by the Majority Lenders, then, with the consent of Borrower and the Majority Lenders, Borrower and the Majority Lenders may amend this Agreement without the consent of the Lender or Lenders which did not agree to such amendment or other modification (collectively, the "Minority Lenders") to provide for (i) the termination of the Commitment of each of the Minority Lenders, (ii) the addition to this Agreement of one or more other Lenders, or an increase in the Commitment of one or more of the Majority Lenders, so that the Commitments, after giving effect to such amendment, shall be in the same aggregate amount as the Commitments immediately before giving effect to such amendment, (iii) if any Loans are outstanding at the time of such amendment, the making of such additional Loans by such new Lenders or Majority Lenders, as the case may be, as may be necessary to repay in full the outstanding Loans of the Minority Lenders immediately before giving effect to such amendment and (iv) the payment of all interest, fees and other Obligations payable or accrued in favor of the Minority Lenders and such other modifications to this Agreement as Borrowers and the Majority Lenders may determine to be appropriate.

		(d) The consent of either Agent shall be required for any amendment, waiver or consent affecting the rights or duties of such Agent hereunder or under any of the other
Financing Agreements, in addition to the consent of the Lenders otherwise required by this Section.

	 PRIVATE  11.4	Confidentiality tc  \l 2 "11.4
	Confidentiality" . Each Lender agrees that it will use its reasonable best efforts not to disclose without the prior consent of Borrower confidential information with respect to Borrower, Guarantor or any of its Subsidiaries which is furnished pursuant to this Agreement and which is specifically designated in writing by Borrower; provided, that, any Lender may disclose any such information (a) to its employees, auditors or counsel, or to another Lender if the disclosing Lender or such disclosing
Lender's holding or parent company in its sole discretion determines that any such party should have access to such information, (b) as has become generally available to the public,
(c) as may be required or appropriate in any report, statement or testimony submitted to any Governmental Authority having or claiming to have jurisdiction over such Lender, (d) as may be required or appropriate in response to any summons or subpoena or in connection with any litigation, (e) in order to comply with any statute or regulation, and (f) to any prospective or actual assignee or Participant in connection with any contemplated transfer or participation of any of the Commitments or any interest therein by such Lender, provided, that, such assignee or Participant has been generally advised as to the confidentiality of any such confidential information.

	 PRIVATE 11.5 Waiver of Counterclaims tc \l 2 "11.5 Waiver of Counterclaims" . Borrower and Guarantor waive all rights to interpose any claims, deductions, setoffs or counterclaims of any nature (other then compulsory counterclaims) in any action or proceeding with respect to this Agreement, the Obligations, the Collateral or any matter arising therefrom or relating hereto or thereto.

	 PRIVATE 11.6 Indemnification tc \l 2 "11.6 Indemnification" . Borrower shall indemnify and hold each Agent and Lender, and its directors, agents, employees and counsel, harmless from and against any and all losses, claims, damages, liabilities, costs or expenses imposed on, incurred by or asserted against any of them in connection with any litigation, investigation, claim or proceeding commenced or threatened related to the negotiation, preparation, execution, delivery, enforcement, performance or administration of this Agreement, any of the other Financing Agreements, or any undertaking or proceeding related to any of the transactions contemplated hereby or any act, omission, event or transaction related or attendant thereto, including, without limitation, any and all losses, claims, damages, liabilities, costs or expenses caused by the negligence (but not the gross negligence) of such Agent or Lender and such Agent or Lender's directors, agents, employees and counsel, and further including, without limitation, amounts paid in settlement, court costs, and the fees and expenses of counsel.
 To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section may be unenforceable because it violates any law or public policy, Borrower shall pay the maximum portion which it is permitted to pay under applicable law to Agents and Lenders in satisfaction of indemnified matters under this Section. The foregoing indemnity shall survive the payment of the Obligations and the termination of this Agreement.


 PRIVATE  SECTION 12.  THE AGENT tc  \l 1 "SECTION 12.  THE
AGENT" S

	 PRIVATE 12.1 Appointment, Powers and Immunities tc \l 2 "12.1 Appointment, Powers and Immunities" . Each Lender hereby irrevocably designates, appoints and authorizes Congress to act as Collateral Agent and Madeleine to act as Administrative Agent hereunder and under the other Financing Agreements with such powers as are specifically delegated to such Agent by the terms of this Agreement and of the other Financing Agreements, together with such other powers as are reasonably incidental thereto.
Each Agent (a) shall have no duties or responsibilities except those expressly set forth in this Agreement and in the other Financing Agreements, and shall not by reason of this Agreement or any other Financing Agreement be a trustee or fiduciary for any Lender; (b) shall not be responsible to Lenders for any recitals, statements, representations or warranties contained in this Agreement or in any other Financing Agreement, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Financing Agreement, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Financing Agreement or any other document referred to or provided for herein or therein or for any failure by Borrower or any Obligor or any other Person to perform any of its obligations hereunder or thereunder; and (c) shall not be responsible to Lenders for any action taken or omitted to be taken by it hereunder or under any other Financing Agreement or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction. Each Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. Each Agent may deem and treat the payee of any note as the holder thereof for all purposes hereof unless and until the assignment thereof pursuant to an agreement (if and to the extent permitted herein) in form and substance satisfactory to such Agent shall have been delivered to and acknowledged by such Agent.

	 PRIVATE 12.2 Reliance by Agent tc \l 2 "12.2 Reliance by Agent" . Each Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telecopy, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by such Agent. As to any matters not expressly provided for by this Agreement or any other Financing Agreement, each Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by the Majority Lenders or all of Lenders as is required in such circumstance, and such instructions of such Lenders and any action taken or failure to act pursuant thereto shall be binding on all Lenders.

	 PRIVATE  12.3  Events of Default tc  \l 2 "12.3  Events of
Default" .

		(a) Neither Agent shall be deemed to have knowledge or notice of the occurrence of an Event of Default or other failure of a condition precedent to the Loans and Letter of Credit Accommodations hereunder, unless and until such Agent has received written notice from a Lender, the other Agent or Borrower specifying such Event of Default or any unfulfilled condition precedent, and stating that such notice is a "Notice of Default or Failure of Condition". In the event that such Agent receives such a Notice of Default or Failure of Condition, such Agent shall give prompt notice thereof to the other Agent and Lenders. Each Agent shall (subject to Section 12.8) take such action with respect to any such Event of Default or failure of condition precedent as shall be directed by the Majority Lenders; provided, that, unless and until such Agent shall have received such directions, such Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to or by reason of such Event of Default or failure of condition precedent, as it shall deem advisable in the best interest of Lenders. Without limiting the foregoing, and notwithstanding the existence or occurrence and continuance of an Event of Default or any other failure to satisfy any of the conditions precedent set forth in Section 4 of this Agreement to the contrary, Collateral Agent may (with the consent of Administrative Agent), but shall have no obligation to, continue to make Loans and issue or cause to be issued Letter of Credit Accommodations for the ratable account and risk of Lenders from time to time if Collateral Agent believes making such Loans or issuing or causing to be issued such Letter of Credit
Accommodations is in the best interests of Lenders.

		(b) Except with the prior written consent of Collateral Agent and Administrative Agent, no Lender or Agent may assert or exercise any enforcement right or remedy in respect of the Loans, Letter of Credit Accommodations or other Obligations, as against Borrower or any Obligor or any of the Collateral or other property of Borrower or any Obligor.

	 PRIVATE 12.4 Madeleine in its Individual Capacity tc \l 2 "12.4 Madeleine in its Individual Capacity" . With respect to its Commitment and the Loans made and Letter of Credit Accommodations issued or caused to be issued by it (and any successor acting as Administrative Agent), so long as Madeleine shall be a Lender hereunder, it shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as Administrative Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include Madeleine in its individual capacity as Lender hereunder. Madeleine (and any successor acting as Agent) and its Affiliates may (without having to account therefor to any Lender) lend money to, make investments in and generally engage in any kind of business with Borrower and Guarantor (and any of their Subsidiaries or Affiliates) as if it were not acting as Administrative Agent, and Madeleine and its Affiliates may accept fees and other consideration from Borrower and Guarantor for services in connection with this Agreement or otherwise without having to account for the same to Lenders.

	 PRIVATE 12.5 Congress in is Individual Capacity tc \l 2 "12.5 Congress in is Individual Capacity" . With respect to its Commitment and the Loans made and Letter of Credit Accommodations issued or caused to be issued by it (and any successor acting as Collateral Agent), so long as Congress shall be a Lender hereunder, it shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as Collateral Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include Congress in its individual capacity as Lender hereunder. Congress (and any successor acting as Collateral Agent) and its Affiliates may (without having to account therefor to any Lender) lend money to, make investments in and generally engage in any kind of business with Borrower and Guarantor (and any of their Subsidiaries or Affiliates) as if it were not acting as Collateral Agent, and Congress and its Affiliates may accept fees and other consideration from Borrower and Guarantor for services in connection with this Agreement or otherwise without having to account for the same to Lenders.

	 PRIVATE 12.6 Indemnification tc \l 2 "12.6 Indemnification" . Lenders agree to indemnify each Agent (to the extent not reimbursed by Borrower hereunder and without limiting the Obligations of Borrower hereunder) ratably, in accordance with their Pro Rata Shares, for any and all claims of any kind and nature whatsoever that may be imposed on, incurred by or asserted against such Agent (including by any Lender) arising out of or by reason of any investigation in or in any way relating to or arising out of this Agreement or any other Financing Agreement or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including the costs and expenses that such Agent is obligated to pay hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents, provided, that, no Lender shall be liable for any of the foregoing to the extent it arises from the gross negligence or willful misconduct of the party to be indemnified as determined by a final non-appealable judgment of a court of competent jurisdiction.

	 PRIVATE 12.7 Non-Reliance on Agents and Other Lenders tc \l 2 "12.7 Non-Reliance on Agents and Other Lenders" . Each
Lender agrees that it has, independently and without reliance on any Agent or other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of Borrower and Guarantor and has made its own decision to enter into this Agreement and that it will, independently and without reliance upon either Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Financing Agreements. Neither Agent shall be required to keep itself informed as to the performance or observance by Borrower or Guarantor of any term or provision of this Agreement or any of the other Financing Agreements or any other document referred to or provided for herein or therein or to inspect the properties or books of Borrower or Guarantor. Each Agent will use reasonable efforts to provide Lenders with any information received by such Agent from Borrower which is required to be provided to Lenders hereunder and with a copy of any Notice of Default or Failure of Condition received by such Agent from Borrower or any Lender; provided, that, such Agent shall not be liable to any Lender for any failure to do so, except to the extent that such failure is attributable to such Agent's own gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction. Except for notices, reports and other documents expressly required to be furnished to Lenders by each Agent hereunder, such Agent shall not have any duty or responsibility to provide any Lender with any other credit or other information concerning the affairs, financial condition or business of Borrower that may come into the possession of such Agent or any of its Affiliates.

	 PRIVATE 12.8 Failure to Act tc \l 2 "12.8 Failure to Act" . Except for action expressly required of each Agent hereunder and under the other Financing Agreements, such Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction from Lenders of their indemnification obligations under Section 12.6 hereof against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

	 PRIVATE 12.9 Additional Loans tc \l 2 "12.9 Additional Loans" . Collateral Agent shall not make any Loans or provide any Letter of Credit Accommodations on behalf of Lenders intentionally and with actual knowledge that such Loans or Letter of Credit Accommodations would cause the aggregate amount of the total outstanding Loans and Letter of Credit Accommodations to exceed the Borrowing Base, without the prior consent of all Lenders, except, that, Collateral Agent may, with the consent of Administrative Agent, or shall upon the direction of Administrative Agent, make such additional Loans or provide such additional Letter of Credit Accommodations on behalf of Lenders, intentionally and with actual knowledge that such Loans or Letter of Credit Accommodations will cause the total outstanding Loans and Letter of Credit Accommodations to exceed the Borrowing Base as such Agent may deem necessary or advisable in its discretion, provided, that: (a) the total principal amount of the additional Loans or additional Letter of Credit Accommodations which Collateral Agent may make or provide after obtaining such actual knowledge that the aggregate principal amount of the Loans equal or exceed the Borrowing Base shall not exceed the amount equal to ten (10%) percent (10%) of the Borrowing Base at the time and shall not cause the total principal amount of the Loans and Letter of Credit Accommodations to exceed the Maximum Credit and
(b) without the consent of all Lenders, Collateral Agent shall not make any such additional Loans or Letter of Credit Accommodations more than ninety (90) days from the date of the first such additional Loans or Letter of Credit Accommodations. Each Lender shall be obligated to pay Collateral Agent the amount of its Pro Rata Share of any such additional Loans or Letter of Credit Accommodations provided that Collateral Agent is acting in accordance with the terms of this Section 12.9.

	 PRIVATE 12.10 Concerning the Collateral and the Related Financing Agreements tc \l 2 "12.10 Concerning the Collateral and the Related Financing Agreements" . Each Lender authorizes and directs each Agent to enter into this Agreement and the other Financing Agreements relating to the Collateral, for the ratable benefit of Lenders and Agents. Each Lender agrees that any action taken by either Agent or Majority Lenders in accordance with the terms of this Agreement or the other Financing
Agreements relating to the Collateral, and the exercise by each Agent or Majority Lenders of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.

	 PRIVATE 12.11 Field Audit, Examination Reports and other Information; Disclaimer by Lenders tc \l 2 "12.11 Field Audit,
Examination Reports and other Information; Disclaimer by
Lenders" .

		(a)  By signing this Agreement, each Lender:

			(i)   is deemed to have requested that
Collateral Agent furnish Lender, promptly after it becomes available, a copy of each field audit or examination report and a weekly report with respect to the Borrowing Base prepared by Collateral Agent (each field audit or examination report and weekly report with respect to the Borrowing Base being referred to herein as a "Report" and collectively, "Reports");

			(ii)	 expressly agrees and acknowledges that
Collateral Agent (A) does not make any representation or warranty as to the accuracy of any Report, or (B) shall not be liable for any information contained in any Report; provided, that, nothing contained in this Section 12.11(a)(ii) shall be construed to limit the liability of Collateral Agent under Section 12.1(c) hereof in the event of the gross negligence or wilful misconduct of Collateral Agent as determined pursuant to a final non-appealable order of a court of competent jurisdiction;

			(iii)	 expressly agrees and acknowledges that
the Reports are not comprehensive audits or examinations, that Collateral Agent or other party performing any audit or examination will inspect only specific information regarding
Borrower and Guarantor and will rely significantly upon Borrower's books and records, as well as on representations of Borrowers' personnel; and

			(iv)	 agrees to keep all Reports confidential
and strictly for its internal use in accordance with the terms of
Section 11.4 hereof, and not to distribute or use any Report in any other manner.

		(b) Collateral Agent shall, at the expense of Borrower, deliver to Administrative Agent such information provided by Borrower to Collateral Agent pursuant to Section 7.1 hereof as Administrative Agent may reasonably request.

	 PRIVATE  12.12  Collateral Matters tc  \l 2 "12.12
Collateral Matters" .

		(a) Collateral Agent may, at its option and shall, at the direction of Administrative Agent, from time to time, at any time on or after an Event of Default and for so long as the same is continuing or upon any other failure of a condition precedent to the Loans and Letter of Credit Accommodations hereunder, make such disbursements and advances ("Special Agent Advances") which such Agent, in its sole discretion, deems necessary or desirable either (i) to preserve or protect the Collateral or any portion thereof (provided that in no event shall Special Agent Advances for such purpose exceed $500,000 in the aggregate outstanding at any time) or (ii) to pay any other amount chargeable to Borrower pursuant to the terms of this Agreement consisting of costs, fees and expenses as described in
Section 9.22 and payments to any issuer of Letter of Credit Accommodations. Special Agent Advances shall be repayable on demand and be secured by the Collateral. Special Agent Advances shall not constitute Loans but shall otherwise constitute Obligations hereunder. In the event of Special Agent Advances made at the direction of Administrative Agent, Administrative
Agent shall, and in the event of Special Agent Advances, made at the option of Collateral Agent, Collateral Agent shall notify the other Agent, each Lender and Borrower in writing of each such Special Agent Advance, which notice shall include a description of the purpose of such Special Agent Advance. Without limitation of its obligations pursuant to Section 6.9, each Lender agrees that it shall make available to Collateral Agent, upon Collateral Agent's demand, in immediately available funds, the amount equal to such Lender's Pro Rata Share of each such Special Agent
Advance.  If such funds are not made available to Collateral
Agent by such Lender, Collateral Agent shall be entitled to recover such funds, on demand from such Lender together with interest thereon, for each day from the date such payment was due until the date such amount is paid to Collateral Agent at the interest rate then payable by Borrower in respect of the Loans as set forth in Section 3.1(a) hereof.

		(b) Lenders hereby irrevocably authorize Collateral Agent, at its option and in its discretion to release any security interest in, mortgage or lien upon, any of the Collateral (i) upon termination of the Commitments and payment and satisfaction of all of the Obligations and delivery of cash collateral to the extent required under Section 13.1 below, or
(ii) constituting property being sold or disposed of if Borrower or Guarantor certifies to each Agent that the sale or disposition is made in compliance with Section 9.7 hereof (and each Agent may rely conclusively on any such certificate, without further inquiry), or (iii) constituting property in which Borrower or Guarantor did not own an interest at the time the security interest, mortgage or lien was granted or at any time thereafter, or (iv) having a value of less than $5,000,000 (but as to any release pursuant to this clause (iv), only with the consent of Administrative Agent in each case) or (v) if approved, authorized or ratified in writing by all of Lenders. Except as provided above, Collateral Agent will not release any security interest in, mortgage or lien upon, any of the Collateral without the prior written authorization of all of Lenders (and any Lender may require that the proceeds from any sale or other disposition of the Collateral to be so released be applied to the Obligations in a manner satisfactory to such Lender). Upon request by Collateral Agent at any time, Lenders will promptly confirm in writing Collateral Agent's authority to release particular types or items of Collateral pursuant to this Section 12.12.

		(c) Without any manner limiting Collateral Agent's authority to act without any specific or further authorization or consent by the Majority Lenders, each Lender agrees to confirm in writing, upon request by Collateral Agent, the authority to release Collateral conferred upon Collateral Agent under this
Section 12.12. Collateral Agent shall (and is hereby irrevocably authorized by Lenders to) execute such documents as may be necessary to evidence the release of the security interest, mortgage or liens granted to Collateral Agent for itself and the benefit of the Lenders upon any Collateral to the extent set forth above; provided, that, (i) Collateral Agent shall not be required to execute any such document on terms which, in Collateral Agent's opinion, would expose Collateral Agent to liability or create any obligations or entail any consequence other than the release of such security interest, mortgage or liens without recourse or warranty and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any security interest, mortgage or lien upon (or obligations of Borrower in respect of) the Collateral retained by Borrower.

		(d) Agents shall have no obligation whatsoever to any Lender or any other Person to investigate, confirm or assure that the Collateral exists or is owned by any Borrower or Guarantor or is cared for, protected or insured or has been encumbered, or that any particular items of Collateral meet the eligibility criteria applicable in respect of the Loans or Letter of Credit Accommodations hereunder, or whether any particular reserves are appropriate, or that the liens and security interests granted to Collateral Agent herein or pursuant hereto or otherwise have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agents in this Agreement or in any of the other Financing Agreements, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, Collateral Agent may act in any manner it may deem appropriate, in its discretion, given Collateral Agent's own interest in the Collateral as a Lender and that Collateral Agent shall have no duty or liability whatsoever to any other Lender.

	 PRIVATE 12.13 Agency for Perfection tc \l 2 "12.13 Agency for Perfection" . Each Agent and Lender hereby appoints each other Agent and Lender as agent for the purpose of perfecting the security interests in and liens upon the Collateral of Collateral Agent for itself and the ratable benefit of Lenders in assets which, in accordance with Article 9 of the UCC can be perfected only by possession. Should Administrative Agent or any Lender obtain possession of any such Collateral, Administrative Agent or such Lender shall notify Collateral Agent thereof, and, promptly upon Collateral Agent's request therefor shall deliver such Collateral to Collateral Agent or in accordance with Collateral Agent's instructions.


 PRIVATE  SECTION 13.  TERM OF AGREEMENT; MISCELLANEOUS tc  \l 1
"SECTION 13.  TERM OF AGREEMENT; MISCELLANEOUS"

	 PRIVATE  13.1  Term tc  \l 2 "13.1  Term" .

		(a)  This Agreement and the other Financing
Agreements shall become effective as of the date set forth on the first page hereof and shall continue in full force and effect for a term ending on the Final Maturity Date, unless sooner terminated pursuant to the terms hereof; except, that, the Final Maturity Date may be extended to the date which is the third anniversary of the date hereof at the option of Borrower, provided, that, (i) no Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred, (ii) Borrower shall have paid to Collateral Agent, for the benefit of Lenders, an extension fee in an amount equal to one (1%) percent of the Maximum Credit (as in effect after giving effect to such extension), and (iii) each Agent shall have received written notice from Borrower of its election to exercise this option (which notice shall be irrevocable). Upon the effective date of termination of the Financing Agreements, Borrower shall pay to Collateral Agent, for the ratable benefit of Lenders, in full, all outstanding and unpaid Obligations and shall furnish cash collateral to Administrative Agent, for the ratable benefit of Lenders, in such amounts as Administrative Agent determines are reasonably necessary to secure Agents and Lenders from loss, cost, damage or expense, including attorneys' fees and legal expenses, in connection with any contingent Obligations, including issued and outstanding Letter of Credit Accommodations and checks or other payments provisionally credited to the Obligations and/or as to which Agents and Lenders have not yet received final and indefeasible payment. Such payments in respect of the Obligations and cash collateral shall be remitted by wire transfer in Federal funds to such bank account of Collateral Agent, as Collateral Agent may, in its discretion, designate in writing to Borrower for such purpose. Interest shall be due until and including the next business day, if the amounts so paid by Borrower to the bank account designated by Collateral Agent are received in such bank account later than 12:00 noon, New York City time.

		(b) No termination of this Agreement or the other Financing Agreements shall relieve or discharge Borrower of its respective duties, obligations and covenants under this Agreement or the other Financing Agreements until all Obligations have been fully and finally discharged and paid, and the continuing security interest of Collateral Agent, for itself and the ratable benefit of Lenders, in the Collateral and the rights and remedies of Agents and Lenders hereunder, under the other Financing Agreements and applicable law, shall remain in effect until all such Obligations have been fully and finally discharged and paid.

	 PRIVATE 13.2 Notices tc \l 2 "13.2 Notices" . All notices, requests and demands hereunder shall be in writing and
(a) made to Agents and Lenders at their addresses set forth below and to Borrower and Guarantor at their chief executive office set forth below, or to such other address as either party may designate by written notice to the other in accordance with this provision, and (b) deemed to have been given or made: if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next Business Day, one (1) Business Day after sending; and if by certified mail, return receipt requested, ten (10) days after mailing.

	 PRIVATE 13.3 Partial Invalidity tc \l 2 "13.3 Partial Invalidity" . If any provision of this Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

	 PRIVATE 13.4 Successors tc \l 2 "13.4 Successors" . This Agreement, the other Financing Agreements and any other document referred to herein or therein shall be binding upon and inure to the benefit of and be enforceable by Lenders, Agents, Borrower and Guarantor and their respective successors and assigns, except that Borrower and Guarantor may not assign its rights under this Agreement, the other Financing Agreements and any other document referred to herein or therein without the prior written consent of Agents and Lenders. No Lender may assign its rights and obligations under this Agreement (or any part thereof) without the prior written consent of all Lenders and Agents, except as permitted under Section 13.5 hereof. Any purported assignment by a Lender without such prior express consent or compliance with Section 13.5 where applicable, shall be void. The terms and provisions of this Agreement and the other Financing Agreements are for the purpose of defining the relative rights and obligations of Borrower, Guarantor, Agents and Lenders with respect to the transactions contemplated hereby and there shall be no third party beneficiaries of any of the terms and provisions of this Agreement or any of the other Financing Agreements.

	 PRIVATE  13.5	Assignments; Participations. tc  \l 2
"13.5	Assignments; Participations."

		(a) Each Lender may (i) assign all or a portion of its rights and obligations under this Agreement (including, without limitation, a portion of its Commitment, the Loans owing to it and its rights and obligations as a Lender with respect to Letters of Credit Accommodations) and the other Financing Agreements; to its parent company and/or any Affiliate of such Lender which is at least fifty (50%) percent owned by such Lender or its parent company or to one or more Lenders or (ii) assign all, or if less than all a portion equal to at least $5,000,000 in the aggregate for the assigning Lender or assigning Lenders, of such rights and obligations under this Agreement to one or more Eligible Transferees, each of which assignees shall become a party to this Agreement as a Lender by execution of an Assignment and Acceptance; provided, that, (A) the consent of each Agent shall be required in connection with any assignment to an Eligible Transferee pursuant to clause (ii) above, (B) if such Eligible Transferee is not a bank, Administrative Agent shall receive a representation in writing by such Eligible Transferee that either (1) no part of its acquisition of its Loans is made out of assets of any employee benefit plan, or (2) after consultation, in good faith, with Borrower and provision by Borrower of such information as may be reasonably requested by such Eligible Transferee, the acquisition and holding of such Commitments and Loans does not constitute a non-exempt prohibited transaction under Section 406 of ERISA and Section 4975 of the Code, or (3) such assignment is an "insurance company general account," as such term is defined in the Department of Labor Prohibited Transaction Class Exemption 95.60 (issued July 12,
1995) ("PTCE 95-60), and, as of the date of the assignment, there is no "employee benefit plan" with respect to which the aggregate amount of such general account's reserves and liabilities for the contracts held by or on behalf of such "employee benefit plan" and all other "employee benefit plans" maintained by the same employer (and affiliates thereof as defined in Section V(a)(1) of PTCE 95-60) or by the same employee organization (in each case determined in accordance with the provisions of PTCE 95-60) exceeds ten (10%) percent of the total reserves and liabilities of such general account (as determined under PTCE 95-60)
(exclusive of separate account liabilities) plus surplus as set forth in the National Association of Insurance Commissioners
Annual Statement filed with the state of domicile of such Eligible Transferee and (C) such transfer or assignment will not be effective until recorded by the Administrative Agent on the Register. As used in this Section, the term "employee benefit plan" shall have the meaning assigned to it in Title I of ERISA and shall also include a "plan" as defined in Section 4975(e)(1) of the Code.

		(b) Administrative Agent shall maintain a register of the names and addresses of Lenders, their Commitments and the principal amount of their Loans (the "Register"). Administrative Agent shall also maintain a copy of each Assignment and Acceptance delivered to and accepted by it and shall modify the Register to give effect to each Assignment and Acceptance. Upon its receipt of each Assignment and Acceptance, Administrative
Agent will give prompt notice thereof to Collateral Agent and Lenders and deliver to each of them a copy of the executed Assignment and Acceptance. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and Borrower, Guarantor, Agents and Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Borrower, Guarantor and any Lender at any reasonable time and from time to time upon reasonable prior notice.

		(c) Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (i) the assignee thereunder shall be a party hereto and to the other Financing Agreements and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations (including, without limitation, the obligation to participate in Letter of Credit Accommodations) of a Lender hereunder and thereunder and (ii) the assigning Lender shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement.

		(d) By execution and delivery of an Assignment and Acceptance, the assignor and assignee thereunder confirm to and agree with each other and the other parties hereto as follows:
(i) other than as provided in such Assignment and Acceptance, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any of the other Financing Agreements or the execution, legality, enforceability, genuineness, sufficiency or value of this Agreement or any of the other Financing Agreements furnished pursuant hereto, (ii) the assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower, Guarantor or any of their Subsidiaries or the performance or observance by Borrower or Guarantor of any of the Obligations; (iii) such assignee confirms that it has received a copy of this Agreement and the other Financing Agreements, together with such other documents and information it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance, (iv) such assignee will, independently and without reliance upon the assigning Lender, Agents or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Financing Agreements, (v) such assignee appoints and authorizes Administrative Agent and Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Financing Agreements as are delegated to Administrative Agent and Collateral Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto, and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement and the other Financing Agreements are required to be performed by it as a Lender. Agents and Lenders may furnish any information concerning Borrower, Guarantor or their Subsidiaries in the possession of any Agent or Lender from time to time to assignees and Participants.

		(e) Each Lender may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement and the other Financing Agreements (including, without limitation, all or a portion of its Commitments and the Loans owing to it and its participation in the Letter of Credit Accommodations, without the consent of Agents of the other Lenders); provided, that, (i) such Lender's obligations under this Agreement (including, without limitation, its Commitment hereunder) and the other Financing Agreements shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and Borrower, Guarantor, Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Financing Agreements, (iii) the Participant shall not have any rights under this Agreement or any of the other Financing Agreements (the Participant's rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the Participant relating thereto) and all amounts payable by Borrower hereunder shall be determined as if such Lender had not sold such participation, and (iv) if such Participant is not a bank, represent that either (A) no part of its acquisition of its participation is made out of assets of any employee benefit plan, or (B) after consultation, in good faith, with Borrower and provision by Borrower of such information as may be reasonably requested by the Participant, the acquisition and holding of such participation does not constitute a non-exempt prohibited transaction under Section 406 of ERISA and
Section 4975 of the Code, or (C) such participation is an "insurance company general account, " as such term is defined in the "PTCE 95-60", and, as of the date of the transfer there is no "employee benefit plan" with respect to which the aggregate amount of such general account's reserves and liabilities for the contracts held by or on behalf of such "employee benefit plan" and all other "employee benefit plans" maintained by the same employer (and affiliates thereof as defined in Section V(a)(1) of PTCE 95-60) or by the same employee organization (in each case determined in accordance with the provisions of PTCE 95-60) exceeds ten (10%) percent of the total reserves and liabilities of such general account (as determined under PTCE 95-60) (exclusive of separate account liabilities) plus surplus as set forth in the National Association of Insurance Commissioners Annual Statement filed with the state of domicile of the participant. As used in this Section, the term "employee benefit plan" shall have the meaning assigned to it in Title I of ERISA and shall also include a "plan" as defined in Section 4975(e)(1) of the Code.

		(f) Nothing in this Agreement shall prevent or prohibit any Lender from pledging its Loans hereunder to a Federal Reserve Bank in support of borrowings made by such Lenders from such Federal Reserve Bank.

		(g) Borrower shall assist any Agent or Lender permitted to sell assignments or participations under this
Section 13.5 in whatever manner reasonably necessary in order to enable or effect any such assignment or participation, including (but not limited to) the execution and delivery of any and all agreements, notes and other documents and instruments as shall be requested and the delivery of informational materials, appraisals or other documents for, and the participation of relevant management in meetings and conference calls with, potential assignees or Participants. Borrower shall certify the correctness, completeness and accuracy of all descriptions of Borrower and its affairs provided, prepared or reviewed by Borrower that are contained in any selling materials and all other information provided by it and included in such materials.

	 PRIVATE 13.6 Participant's Security Interests tc \l 2 "13.6 Participant's Security Interests" . If a Participant shall at any time participate with any Lender in the Loans and Letter of Credit Accommodations, Borrower hereby grants to such Participant and such Participant shall have and is hereby given, a continuing lien on and security interest in any money, securities and other property of Borrower in the custody or possession of the Participant, including the right of setoff, to the extent of the Participant's participation in the Obligations, and such Participant shall be deemed to have the same right of setoff to the extent of its participation in the Obligations, as it would have if it were a direct Lender.

	 PRIVATE 13.7 Entire Agreement tc \l 2 "13.7 Entire Agreement" . This Agreement, the other Financing Agreements, any supplements hereto or thereto, and any instruments or documents delivered or to be delivered in connection herewith or therewith represents the entire agreement and understanding concerning the subject matter hereof and thereof between the parties hereto, and supersede all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written.

	 PRIVATE 13.8 Nonapplicability of Article 5069-15.01 et seq. tc \l 2 "13.8 Nonapplicability of Article 5069-15.01 et
seq."   Agents, Lenders, Borrower and Guarantor hereby agree
that, except for Section 15.10(b) thereof, the provisions of Tex. Rev. Civ. Stat. Ann. art. 5069-15.01 et seq. (Vernon 1987) (regulating certain revolving credit loans and revolving tri-party accounts) shall not apply to this Agreement or any of the other Financing Agreements.

	 PRIVATE  13.9	 DTPA WAIVER tc  \l 2 "13.9	 DTPA
WAIVER" . EACH OF BORROWER AND GUARANTOR HEREBY WAIVES ALL PROVISIONS OF THE DECEPTIVE TRADE PRACTICES -- CONSUMER PROTECTION ACT (TEX. BUS. & COM. CODE ANN. ? 17.01 ET SEQ. (VERNON SUPP. 1987)), OTHER THAN SECTION 17.555 THEREOF PERTAINING TO CONTRIBUTION AND INDEMNITY, AND EXPRESSLY WARRANTS AND REPRESENTS THAT BORROWER (a) HAS ASSETS OF $5,000,000 OR MORE, (b) HAS KNOWLEDGE AND EXPERIENCE IN FINANCIAL AND BUSINESS MATTERS THAT ENABLE BORROWER TO EVALUATE THE MERITS AND RISKS OF THIS TRANSACTION, (c) IS NOT IN A SIGNIFICANTLY DISPARATE BARGAINING POSITION RELATIVE TO AGENTS AND LENDERS, AND (d) HAS BEEN REPRESENTED BY LEGAL COUNSEL IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

	 PRIVATE  13.10   ORAL AGREEMENTS INEFFECTIVE tc  \l 2
"13.10   ORAL AGREEMENTS INEFFECTIVE" .  THIS AGREEMENT AND THE
OTHER FINANCING AGREEMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES, AND THE SAME MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.


	IN WITNESS WHEREOF, Agents, Lenders, Borrower and Guarantor have caused these presents to be duly executed as of the day and year first above written.


GUARANTOR	BORROWER

E-Z SERVE CORPORATION 	E-Z SERVE CONVENIENCE
STORES,
	INC.

By:________________________________
	By:____________________
____________

Title:______________________________
	Title:_________________
_____________

Chief Executive Office:	Chief Executive Office:

2250 North Loop West	2250 North Loop West
Houston, Texas, 77092	Houston, Texas, 77092

	AGENTS


CONGRESS FINANCIAL CORPORATION,	MADELEINE L.L.C., as
Administrative
  (SOUTHWEST), as Collateral Agent	 Agent

By:________________________________
	By:____________________
____________

Title:_______________________________
	Title:_________________
______________

Address:	Address:

1201 Main Street, Suite 1625	450 Park Avenue
Dallas, Texas 75202	New York, New York
10022





	[SIGNATURES CONTINUED ON THE NEXT PAGE]

	[SIGNATURES CONTINUED FROM THE PREVIOUS PAGE]




	LENDERS

CONGRESS FINANCIAL CORPORATION	MADELEINE L.L.C.
  (SOUTHWEST)

By:_____________________________
	By:____________________
_________

Title:___________________________
	Title:_________________
__________


Address:	Address:

1201 Main Street, Suite 1625	450 Park Avenue
Dallas, Texas 75202	New York, New York
10022

Commitment:	Commitment:

$7,500,000	$17,500,000

Commitment Percentage:	Commitment Percentage:

30%	70%
































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